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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
 (Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CHEMTURA CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common stock, par value $0.01 per share
(2)	Aggregate number of securities to which transaction applies:
64,919,579 shares of common stock, which consists of: (a) 62,990,748 shares of common stock issued and outstanding as of October 28, 2016, (b) no shares of preferred stock issued and outstanding as of October 28, 2016, (c) 868,464 shares of common stock issuable upon the exercise of options to purchase shares of common stock outstanding as of October 28, 2016, (d) 531,718 shares of common stock subject to restricted stock units as of October 28, 2016 and (e) 528,649 shares of common stock subject to performance share awards (assuming target achievement of the applicable performance goals) as of October 28, 2016.
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying .0001159 by the underlying value of the transaction of $2,159,720,677.00 which has been calculated as the sum of: (a) (i) 62,990,748 issued and outstanding shares of common stock as of October 28, 2016 multiplied by (ii) the merger consideration of $33.50 per share; plus (b) (i) 868,464 shares of common stock issuable upon the exercise of options to purchase shares of common stock outstanding as of October 28, 2016 multiplied by (ii) $16.13 per share (the difference between $33.50 per share and the weighted-average exercise price of such options of $17.37 per share); plus (c) (i) 531,718 shares of common stock subject to restricted stock units as of October 28, 2016 multiplied by (ii) the merger consideration of $33.50 per share; plus (d) (i) 528,649 shares of common stock subject to performance share awards (assuming target achievement of the applicable performance goals) as of October 28, 2016 multiplied by (ii) the merger consideration of $33.50 per share.
	(4)	Proposed maximum aggregate value of transaction: $2,159,720,677.00
	(5)	Total fee paid: $250,311.60
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY MATERIALS—SUBJECT TO COMPLETION

Chemtura Corporation
1818 Market Street, Suite 3700, Philadelphia, Pennsylvania 19103
199 Benson Road, Middlebury, Connecticut 06749

[                        ], 2016

Dear Chemtura Stockholder:

        On September 25, 2016, Chemtura Corporation ("Chemtura") entered into a definitive merger agreement with Lanxess Deutschland GmbH ("Lanxess") and LANXESS Additives Inc. ("Merger Subsidiary"). Pursuant to the terms of the merger agreement, Merger Subsidiary, an indirect, wholly owned subsidiary of Lanxess will be merged with and into Chemtura, with Chemtura surviving the merger as an indirect, wholly owned subsidiary of Lanxess.

        If the merger is completed, Chemtura stockholders will have the right to receive $33.50 in cash, without interest and less any applicable withholding taxes, for each share of common stock, par value $0.01 per share, of Chemtura that they own immediately prior to the effective time of the merger.

        We will hold a special meeting of our stockholders in connection with the proposed merger on [            ] at [            ] at [            ], local time (unless the special meeting is adjourned or postponed). At the special meeting (or any adjournment or postponement thereof), stockholders will be asked to vote on the proposal to approve and adopt the merger agreement, as it may be amended from time to time. The affirmative vote of the holders of a majority of the outstanding shares of Chemtura common stock entitled to vote thereon is required to approve and adopt the merger agreement.

        We cannot complete the merger unless Chemtura stockholders approve and adopt the merger agreement. Your vote is very important, regardless of the number of shares you own. Whether or not you are able to attend the special meeting in person, please complete, sign and date the enclosed proxy card and return it in the envelope provided or vote by telephone (at (800) 690-6903) or via the internet (at www.proxyvote.com) as promptly as possible so that your shares may be represented and voted at the special meeting (or any adjournment or postponement thereof).

        After careful consideration, the Chemtura board of directors has unanimously determined that the merger and the other transactions contemplated by the merger agreement are advisable and fair to and in the best interests of Chemtura stockholders and has unanimously approved the merger agreement. The Chemtura board of directors unanimously recommends that Chemtura stockholders vote "FOR" the proposal to approve and adopt the merger agreement.

        In addition, the Securities and Exchange Commission has adopted rules that require us to seek a non-binding, advisory vote with respect to certain compensation that will or may be paid by Chemtura to its named executive officers that is based on or otherwise relates to the merger. The Chemtura board of directors unanimously recommends that Chemtura stockholders vote "FOR" the named executive officer merger-related compensation proposal described in the accompanying proxy statement.

        The obligations of Chemtura and Lanxess to complete the merger are subject to the satisfaction or waiver of certain conditions. The accompanying proxy statement contains detailed information about Chemtura, the special meeting, the merger agreement, the merger and the other transactions contemplated by the merger agreement.

        Thank you for your consideration of this matter and your continued confidence in Chemtura.

Sincerely,
Craig A. Rogerson Chairman of the Board, President and Chief Executive Officer

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE MERGER, PASSED UPON THE MERITS OF THE MERGER AGREEMENT, THE MERGER OR THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT OR DETERMINED IF THE ACCOMPANYING PROXY STATEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        The accompanying proxy statement is dated [            ], 2016 and, together with the enclosed form of proxy, is first being mailed to Chemtura stockholders on or about [            ], 2016.

Chemtura Corporation
1818 Market Street, Suite 3700, Philadelphia, Pennsylvania 19103
199 Benson Road, Middlebury, Connecticut 06749

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

DATE & TIME	[ ] at [ ], local time.
PLACE	[ ].
ITEMS OF BUSINESS	Consider and vote on:

•

A proposal to approve and adopt the Agreement and Plan of Merger, dated as of September 25, 2016, by and among Chemtura Corporation ("Chemtura"), Lanxess Deutschland GmbH ("Lanxess") and LANXESS Additives Inc., an indirect, wholly owned subsidiary of Lanxess ("Merger Subsidiary"), as may be amended from time to time (the "merger agreement"), a copy of which is included as Annex A to the proxy statement of which this notice forms a part, and pursuant to which Merger Subsidiary will be merged with and into Chemtura, with Chemtura surviving the merger as an indirect, wholly owned subsidiary of Lanxess (the "merger");

•

A proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Chemtura to its named executive officers that is based on or otherwise relates to the merger; and

•

A proposal to approve an adjournment of the special meeting of stockholders of Chemtura (the "special meeting"), including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement, if there are not sufficient votes at the time of such adjournment to approve and adopt the merger agreement.

RECORD DATE	Stockholders of record at the close of business on [ ] are entitled to notice of and may vote at the special meeting.

A list of these stockholders will be open for examination by any stockholder for any purpose germane to the special meeting for a period of ten days prior to the special meeting through the Corporate Secretary at Chemtura Corporation, 199 Benson Road, Middlebury, Connecticut 06749.

VOTING BY PROXY	The Chemtura board of directors is soliciting your proxy to assure that a quorum is present and that your shares are represented and voted at the special meeting. For information on submitting your proxy over the internet, by telephone or by mailing back the traditional proxy card (no extra postage is needed for the provided envelope if mailed in the United States), please see the attached proxy statement and enclosed proxy card. If you later decide to vote in person at the special meeting, information on revoking your proxy prior to the special meeting is also provided.
RECOMMENDATIONS	The Chemtura board of directors unanimously recommends that you vote:
• "FOR" the proposal to approve and adopt the merger agreement;

•

"FOR" the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Chemtura to its named executive officers that is based on or otherwise relates to the merger; and

•

"FOR" the proposal to adjourn the special meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement, if there are not sufficient votes at the time of such adjournment to approve and adopt the merger agreement.

APPRAISAL RIGHTS
Stockholders of Chemtura who do not vote in favor of the approval and adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for appraisal to Chemtura before the vote is taken on the merger agreement and they comply with all requirements of Section 262 of the Delaware General Corporation Law as in effect on September 25, 2016, the date of the parties' entry into the merger agreement, the text of which section can be found in Annex C to the accompanying proxy statement and the requirements of which section are summarized in the accompanying proxy statement beginning on page [ ]. Stockholders who do not vote in favor of the merger proposal who submit a written demand for such an appraisal prior to the vote on the merger proposal and who comply with the other procedures set forth in Section 262 of the Delaware General Corporation Law will not receive the merger consideration.

        YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE VOTE OVER THE INTERNET OR BY TELEPHONE PURSUANT TO THE INSTRUCTIONS CONTAINED IN THESE MATERIALS, OR BY MAIL BY COMPLETING, DATING, SIGNING AND RETURNING A PROXY CARD AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE SPECIAL MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

        Your proxy may be revoked at any time before the vote at the special meeting, or any adjournment or postponement thereof, by following the procedures outlined in the accompanying proxy statement.

        Please note that we intend to limit attendance at the special meeting to stockholders as of the record date (or their authorized representatives). If your shares are held by a broker, bank or other nominee, please bring to the special meeting your account statement evidencing your beneficial ownership of Chemtura common stock as of the record date. All stockholders should also bring photo identification.

        The proxy statement of which this notice forms a part provides a detailed description of the merger agreement, the merger and the other transactions contemplated by the merger agreement. We urge you to read the proxy statement, including any documents incorporated by reference, and its annexes carefully and in their entirety. If you have any questions concerning the merger or the proxy statement, would like additional copies of the proxy statement or need help voting your shares of Chemtura common stock, please contact Chemtura's proxy solicitor:

Morrow Sodali
470 West Avenue
Stamford, Connecticut 06902
1-800-607-0088

By Order of the Board of Directors of Chemtura Corporation
Billie S. Flaherty Executive Vice President, General Counsel and Secretary

Middlebury, Connecticut
[                    ], 2016

Chemtura Corporation

1818 Market Street, Suite 3700, Philadelphia, Pennsylvania 19103
199 Benson Road, Middlebury, Connecticut 06749

CHEMTURA CORPORATION
PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

SUMMARY

        This summary highlights information contained elsewhere in this proxy statement and may not contain all the information that is important to you with respect to the merger. We urge you to read carefully the remainder of this proxy statement, including the attached annexes, and the other documents to which we have referred you. For additional information on Chemtura included in documents incorporated by reference into this proxy statement, see the section entitled "Where You Can Find More Information" beginning on page [    ] of this proxy statement. We have included page references in this summary to direct you to a more complete description of the topics presented below.

        All references to "Chemtura," "we," "us" or "our" in this proxy statement refer to Chemtura Corporation, a Delaware corporation; all references to "Lanxess" refer to Lanxess Deutschland GmbH, a limited liability company formed under the laws of Germany and wholly owned subsidiary of Lanxess AG; all references to "Merger Subsidiary" refer to LANXESS Additives Inc., a Delaware corporation and an indirect, wholly owned subsidiary of Lanxess formed for the sole purpose of effecting the merger; all references to "Chemtura common stock" refer to the common stock, par value $0.01 per share, of Chemtura; all references to the "Chemtura board" or the "Chemtura board of directors" refer to the board of directors of Chemtura; all references to the "merger" refer to the merger of Merger Subsidiary with and into Chemtura with Chemtura surviving as an indirect, wholly owned subsidiary of Lanxess; and, unless otherwise indicated or as the context requires, all references to the "merger agreement" refer to the Agreement and Plan of Merger, dated as of September 25, 2016, as may be amended from time to time, by and among Chemtura, Lanxess and Merger Subsidiary, a copy of which is included as Annex A to this proxy statement. Chemtura, following the completion of the merger, is sometimes referred to in this proxy statement as the "surviving corporation."

 THE COMPANIES

Chemtura Corporation (see page [    ])

        Chemtura is a leading global developer, manufacturer and marketer of performance-driven engineered industrial specialty chemicals. Most of Chemtura's products are sold to industrial manufacturing customers for use as additives, ingredients or intermediates that add value to their end products. Chemtura is committed to global sustainability through "greener technology" and developing engineered chemical solutions that meet customers' evolving needs. Chemtura's Industrial Performance Products segment is a global manufacturer and marketer of high-performance lubricant additive components, synthetic lubricant base-stocks, synthetic finished fluids, high-performing calcium sulfonate specialty greases and phosphate- and polyester-based fluids. This segment is also amongst the market leaders in the development and production of hot cast elastomer pre-polymers. Chemtura's Industrial Engineered Products segment is a global developer and manufacturer of bromine and bromine-based products and organometallic compounds.

        Chemtura is the successor to Crompton & Knowles Corporation, which was incorporated in 1900 and through several acquisitions and divestitures since that time was renamed Chemtura Corporation in 2005. Chemtura's most recent focus has been on transforming its business portfolio into an operating company focused primarily on serving the global industrial specialty chemical market and on returning value to its stockholders.

        Chemtura's principal executive offices are located at 1818 Market Street, Suite 3700, Philadelphia, Pennsylvania 19103 and at 199 Benson Road, Middlebury, Connecticut 06749. Chemtura's telephone numbers in Philadelphia, Pennsylvania and Middlebury, Connecticut are (215) 446-3911 and (203) 573-2000, respectively. Chemtura's internet website address is www.chemtura.com. The information provided on the Chemtura website is not part of this proxy statement and is not incorporated in this proxy statement by reference by this or any other reference to its website provided in this proxy statement.

        Shares of Chemtura common stock are listed, and trade on, the New York Stock Exchange (the "NYSE") and Euronext Paris under the symbol "CHMT."

Lanxess Deutschland GmbH (see page [    ])

        LANXESS Deutschland GmbH ("Lanxess") is a wholly owned subsidiary of LANXESS AG, a German corporation based in Cologne, Germany. LANXESS AG is a leading specialty chemicals company with sales of approximately EUR 7.9 billion in 2015 and about 16,700 employees in 29 countries. LANXESS AG is currently represented at 55 production sites worldwide. The core business of LANXESS AG is the development, manufacturing and marketing of chemical intermediates, specialty chemicals and plastics. Through LANXESS AG's ARLANXEO joint venture, LANXESS AG is also a leading supplier of synthetic rubber. LANXESS AG is listed in the leading sustainability indices Dow Jones Sustainability Index (DJSI World) and FTSE4Good.

        LANXESS AG's operating activities are organized into the following four segments:

  •
  High Performance Materials, which includes its High Performance Materials business unit;

  •
  Advanced Intermediates, which includes its Advanced Industrial Intermediates and Saltigo business units;

  •
  Performance Chemicals, which includes its Material Protection Products, Inorganic Pigments, Leather, Rhein Chemie Additives and Liquid Purification Technologies business units; and

  •
  ARLANXEO, a newly-formed joint venture owned jointly with Saudi Aramco, which includes the Tire & Specialty Rubbers and High Performance Elastomers business units.

        Lanxess' principal executive offices are at Kennedyplatz 1, 50569 Cologne, Germany, and its telephone number is +49 221 8885 0. LANXESS AG's website address is www.lanxess.com.

        Shares of LANXESS AG are listed, and trade on, the Frankfurt Stock Exchange under the symbol "LXS."

LANXESS Additives Inc. (see page [    ])

        LANXESS Additives Inc. ("Merger Subsidiary") is a Delaware corporation formed for the purpose of effecting the transactions contemplated by the merger agreement with Chemtura, and is an indirect, wholly owned subsidiary of Lanxess. The mailing address of Merger Subsidiary is 1209 Orange Street, Wilmington, Delaware 19801, and its telephone number is (302) 658-7581.

THE MERGER

        A copy of the merger agreement is attached as Annex A to this proxy statement. We encourage you to read the entire merger agreement carefully because it is the principal document governing the merger. For more information on the merger agreement, see the section entitled "The Merger Agreement" beginning on page [    ] of this proxy statement.

Effects of the Merger (see page [    ])

        If the merger is completed, then, at the effective time of the merger, Merger Subsidiary will be merged with and into Chemtura. Chemtura will survive the merger as an indirect, wholly owned subsidiary of Lanxess.

        Upon consummation of the merger, your shares of Chemtura common stock will be converted into the right to receive the per share merger consideration described below unless you have properly demanded rights of appraisal in accordance with Delaware law. As a result, you will not own any shares of the surviving corporation, and you will no longer have any interest in its future earnings or growth.

As a result of the merger, Chemtura will cease to be a publicly traded company and will be indirectly wholly owned by Lanxess. Following consummation of the merger, the surviving corporation will terminate the registration of our common stock on the NYSE and Euronext Paris and we will no longer be subject to reporting obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Merger Consideration (see page [    ])

        Upon the terms and subject to the conditions of the merger agreement, at the effective time of the merger, Chemtura stockholders will have the right to receive $33.50 in cash, without interest and less any applicable withholding taxes, for each share of Chemtura common stock that they own immediately prior to the effective time of the merger.

Treatment of Chemtura Equity-Based Awards (see page [    ])

        At or immediately prior to the effective time of the merger, equity-based awards (and long-term cash awards granted to certain employees in lieu of equity-based awards) held by Chemtura's officers, employees and non-employee directors will be treated as follows:

  •
  Each outstanding stock option, each vested restricted stock unit (including stock awards deferred by directors under the Chemtura Amended and Restated Non-Employee Directors Deferral Plan), and each performance share for which the performance period has ended will be canceled in exchange for payment to the holder of an amount in cash equal to the merger consideration of $33.50 per share, multiplied by the number of shares of Chemtura common stock underlying the award (less the applicable exercise price, in the case of a stock option, and based on actual performance as of the end of the performance period, in the case of a performance share);

  •
  Each vested cash award will be canceled in exchange for payment to the holder of an amount in cash equal to the face amount of such award;

  •
  Each unvested restricted stock unit, and each performance share for which the performance period has not ended, will be converted into a deferred cash award in an amount equal to the merger consideration of $33.50 per share (based on target performance, in the case of a performance share). Each such deferred award will be paid in cash in accordance with the vesting and payment schedule applicable to the corresponding restricted stock unit or performance share. The vesting and payment of the awards would accelerate on termination of the holder's employment without "cause" or resignation for "good reason" following the merger (except that such payment will be delayed to the extent required to avoid triggering a tax or penalty under Section 409A of the Internal Revenue Code of 1986, as amended (the "Code")); and

  •
  Each unvested cash award will continue as in effect immediately prior to the effective time of the merger and will vest and become payable on termination of the holder's employment without "cause" or resignation for "good reason."

        No new offering period will commence under the Chemtura 2012 Employee Stock Purchase Plan after the end of 2016, and the plan will be terminated effective as of the closing of the merger. The amount credited to each participant's account on the final purchase date under the 2012 Employee Stock Purchase Plan (which date will be no later than five business days prior to the closing date of the merger) will be applied to purchase the number of shares of Chemtura common stock determined pursuant to the terms of the plan. At the effective time of the merger, upon the terms and subject to the conditions of the merger agreement, each such share of Chemtura common stock will be converted into the right to receive $33.50 in cash, without interest, and less any applicable withholding taxes.

Recommendation of the Chemtura Board of Directors (see page [    ])

        After careful consideration, the Chemtura board unanimously approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. Certain factors considered by the Chemtura board in reaching its decision to approve and adopt the merger agreement, the merger and the other transactions contemplated by the merger agreement can be found in the section entitled "The Merger—Chemtura's Reasons for the Merger" beginning on page [    ] of this proxy statement. The Chemtura board unanimously recommends that Chemtura stockholders vote:

  •
  "FOR" the proposal to approve and adopt the merger agreement;

  •
  "FOR" the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Chemtura to its named executive officers that is based on or otherwise relates to the merger; and

  •
  "FOR" the proposal to approve an adjournment of the special meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement, if there are not sufficient votes at the time of such adjournment to approve and adopt the merger agreement.

Opinion of Chemtura's Financial Advisor (see page [    ])

        In connection with the merger, at the special meeting of the Chemtura board on September 25, 2016, Morgan Stanley & Co. LLC ("Morgan Stanley") rendered its oral opinion to the Chemtura board (which was subsequently confirmed by delivery of a written opinion) that, as of such date, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its written opinion, the $33.50 per share merger consideration to be received by the holders of Chemtura common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders.

        The full text of the written opinion of Morgan Stanley delivered to the Chemtura board, dated September 25, 2016, is attached as Annex B and incorporated by reference into this proxy statement. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. Chemtura's stockholders are urged to, and should, read the opinion carefully and in its entirety. Morgan Stanley's opinion is directed to the Chemtura board and addresses only the fairness, from a financial point of view, to Chemtura's stockholders of the $33.50 per share merger consideration to be received by such holders pursuant to the merger agreement as of the date of the opinion. Morgan Stanley's opinion does not address any other aspect of the transactions contemplated by the merger agreement and does not constitute a recommendation to Chemtura's stockholders as to how to vote at the special meeting held in connection with the merger. The summary of Morgan Stanley's opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of Morgan Stanley's opinion.

Financing of the Merger (see page [    ])

        Completion of the merger is not subject to a financing condition. Concurrently with the execution of the merger agreement, Lanxess AG entered into a bridge loan facility agreement, dated September 25, 2016 (the "Credit Agreement"), with Barclays Bank PLC and J.P. Morgan Limited, as mandated lead arrangers and bookrunners, Barclays Bank PLC and JPMorgan Chase Bank N.A., as underwriters and original lenders (together with the other financial institutions that may become party thereto as lenders from time to time, the "Lenders") and J.P. Morgan Europe Limited, as administrative agent. Pursuant to and subject to the terms of the Credit Agreement"), the Lenders committed to provide an unsecured term loan bridge credit facility in an aggregate amount of up to €

2.0 billion to Lanxess AG for the purposes of funding (i) the acquisition of 100% of the outstanding equity of Chemtura pursuant to the merger agreement, (ii) the refinancing of certain existing indebtedness of Chemtura or any of its subsidiaries, (iii) any payments in respect of interest rate hedging agreements and currency swaps entered into to hedge any currency exposure related to the merger and (iv) the payment of all related fees, costs and expenses. In connection with the receipt of proceeds from the issuance of bonds by Lanxess AG in an aggregate principal amount of €1.0 billion, the commitments under the Credit Agreement were reduced to €1.0 billion on October 10, 2016. The remaining commitments under the Credit Agreement automatically terminate on the earliest of (a) the date that the merger is consummated, (b) December 25, 2017, and (c) the date of termination of the merger agreement prior to the closing of the merger. Lanxess intends to use the proceeds of borrowings under the Credit Agreement along with cash on hand to finance the merger and pay related expenses.

        The obligation of the Lenders to provide debt financing under the Credit Agreement is subject to a number of conditions. There is a risk that these conditions will not be satisfied and the debt financing may not be funded when required.

Material U.S. Federal Income Tax Consequences of the Merger (see page [    ])

        The exchange of Chemtura common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state and local and other tax laws. You should read the section entitled "Material U.S. Federal Income Tax Consequences of the Merger" beginning on page [    ] of this proxy statement and consult your tax advisers regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Regulatory Clearances and Approvals Required for the Merger (see page [    ])

        The merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), which prevents Chemtura and Lanxess from completing the merger until required information and materials are furnished to the Antitrust Division of the Department of Justice (the "DOJ") and the Federal Trade Commission (the "FTC") and the HSR Act waiting period is terminated or expires. On October 17, 2016, Chemtura and Lanxess filed the requisite notification and report forms under the HSR Act with the DOJ and the FTC, which triggered the start of the HSR Act waiting period. On November 16, 2016, Lanxess withdrew its notification and re-filed the requisite notification and report forms under the HSR Act with the DOJ and the FTC on November 18, 2016. This triggered the start of a new HSR Act waiting period, which is due to expire on December 19, 2016. The DOJ, the FTC, state attorneys general and others may challenge the merger on antitrust grounds either before or after expiration or termination of the HSR Act waiting period. Accordingly, at any time before or after the completion of the merger, any of the DOJ, the FTC, state attorneys general or others could take action under the antitrust laws, including, without limitation, seeking to enjoin the completion of the merger. We cannot assure you that a challenge to the merger on antitrust grounds will not be made or that, if a challenge is made, it will not succeed.

        Completion of the merger is also conditioned on approval from the European Commission. The merger cannot be completed until a notification has been filed with the European Commission and the European Commission has adopted, or has been deemed under E.U. Merger Regulation ("EUMR") to have adopted, all decisions and approvals necessary to allow consummation of the merger. The first phase review period under the EUMR is 25 working days from submission of a complete notification. The notification has not yet been filed with the European Commission.

        Approval, consent or consultation, as applicable, with respect to the merger in each of Brazil, China, Japan, and South Korea is a condition to the closing of the merger.

        The merger agreement also provides for Chemtura and Lanxess to file a joint voluntary notice under Section 721 of Title VII of the Defense Production Act of 1950 (the "DPA"). The DPA provides for national security reviews and, where appropriate, investigations by the Committee on Foreign Investment in the United States ("CFIUS"), when a foreign company's proposed or actual acquisition of control of a U.S. company could affect U.S. national security. The merger cannot be consummated unless Chemtura and Lanxess receive approval by CFIUS, meaning (i) Chemtura and Lanxess have received written notice from CFIUS that any review, investigation or other proceeding under the DPA with respect to the merger has concluded without action or recommendation for suspension or prohibition; (ii) CFIUS has concluded that the merger is not a covered transaction subject to review; or (iii) the President of the United States has not, within 15 calendar days of a CFIUS report to him, announced a decision to take any action to block, suspend, otherwise prevent or place any limitations on the consummation of the merger. There can be no assurance that CFIUS will conclude its review, investigation or other proceeding without imposing significant conditions, or that CFIUS will not recommend that the President of the United States block the merger.

        Chemtura is registered with the Directorate of Defense Trade Controls of the U.S. Department of State ("DDTC") as a manufacturer and exporter of "defense articles," as that term is defined under the International Traffic in Arms Regulations ("ITAR"). ITAR requires that a registrant notify DDTC at least 60 days prior to the consummation of any transaction that would result in "the sale or transfer to a foreign person of ownership or control" of a registrant. The merger cannot be completed unless and until (i) 60 days have passed since Chemtura notified the DDTC of the merger and the DDTC has not taken or threatened to take enforcement action against Lanxess in connection with the consummation of the Merger or (ii) the DDTC has notified Chemtura or Lanxess that it does not intend to take enforcement action against Lanxess in connection with the consummation of the merger. Chemtura submitted the notice of the merger to the DDTC on November 10, 2016.

        For more information about regulatory approvals relating to the merger, see the sections entitled "The Merger—Regulatory Clearances and Approvals Required for the Merger" beginning on page [    ] of this proxy statement and "The Merger Agreement—Conditions to Completion of the Merger" beginning on page [    ] of this proxy statement.

        Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained or obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the merger, including the requirement to divest assets, or require changes to the terms of the merger agreement. These conditions or changes could result in the conditions to the merger not being satisfied.

Expected Timing of the Merger (see page [    ])

        We expect to complete the merger by mid-2017. The merger is subject to various regulatory clearances and approvals and other conditions, however, and it is possible that factors outside the control of Chemtura or Lanxess could result in the merger being completed at a later time, or not at all. There may be a substantial amount of time between the special meeting and the completion of the merger. We expect to complete the merger promptly following the receipt of all required approvals.

Conditions to Completion of the Merger (see page [    ])

        As more fully described in this proxy statement and in the merger agreement, each party's obligation to consummate the merger depends on a number of conditions being satisfied (or, if permitted by applicable law, waived), including:

  •
  Approval and adoption of the merger agreement by an affirmative vote of the majority of the outstanding shares of Chemtura common stock entitled to vote thereon in accordance with Delaware law;

  •
  No restraining order, preliminary or permanent injunction or other order issued by any court or other governmental authority of competent jurisdiction in (i) the United States, (ii) any jurisdiction in which Chemtura, Lanxess or their respective subsidiaries conduct operations (other than de minimis operations) or make sales (other than de minimis sales) and (iii) any jurisdictions where the merger agreement requires that Chemtura make an antitrust filing, in each case, preventing the consummation of the merger, will have taken effect and will still be in effect;

  •
  Any applicable waiting period (and any extension thereof) under the HSR Act, the EUMR and certain other competition laws relating to the merger will have expired or been terminated and all required approvals under certain other competition laws will have been obtained;

  •
  Approval by CFIUS, meaning that (i) Chemtura and Lanxess have received written notice from CFIUS that any review, investigation or other proceeding under the DPA with respect to the merger has concluded without action or recommendation for suspension or prohibition; (ii) CFIUS has concluded that the merger is not a covered transaction subject to review or (iii) the President of the United States has not, within 15 calendar days of a CFIUS report to him, announced a decision to take any action to block, suspend, otherwise prevent or place any limitations on the consummation of the merger;

  •
  Any applicable waiting period under ITAR relating to the merger will have expired or DDTC shall have notified Chemtura or Lanxess that it does not intend to take enforcement action in connection with the merger;

  •
  The other party will not have breached, or failed to perform in any material respect, its obligations under the merger agreement contemplated to be performed by it at or prior to the effective time of the merger;

  •
  The accuracy of representations and warranties made by the other party in the merger agreement (subject generally to a material adverse effect standard, with different standards applicable to certain representations and warranties); and

  •
  As a condition to the obligation of Lanxess and Merger Subsidiary only, between the date of the merger agreement and the closing date, there will not have occurred any change, effect, event, development, occurrence, circumstance or state of facts which, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on Chemtura's financial condition, business, assets or liabilities or results of operations of Chemtura and its subsidiaries, taken as a whole, or Chemtura's ability to consummate the merger.

Restrictions on Solicitation of Acquisition Proposals (see page [    ])

        Subject to certain exceptions, Chemtura has agreed that it and its subsidiaries will not, and will not authorize any of their respective directors and officers, employees, affiliates, investment bankers, attorneys, accountants and other advisors or representatives to, directly or indirectly:

  •
  Solicit, initiate or take any action to knowingly facilitate or encourage the submission of an acquisition proposal;

  •
  Enter into or participate in any discussions or negotiations with, furnish any information relating to Chemtura or any of its subsidiaries or afford access to the business, properties, assets, books or records of Chemtura or any of its subsidiaries to, or otherwise knowingly cooperate in any way with, any third party that may reasonably be expected to make, or has made, an acquisition proposal; or

  •
  Enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other similar instrument relating to an acquisition proposal.

        Prior to approval and adoption of the merger agreement by Chemtura stockholders, however, Chemtura may, upon the terms and subject to the conditions set forth in the merger agreement, provide information to and engage in discussions or negotiations with a third party if such third party has made a bona fide unsolicited written acquisition proposal that the Chemtura board reasonably believes may lead to a superior proposal and the Chemtura board determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would reasonably be expected to violate the Chemtura directors' fiduciary duties under applicable law.

Changes in Board Recommendation (see page [    ])

        Except as summarized below, the Chemtura board has agreed not to withhold, qualify, change, fail to make (including any failure to reaffirm within five business days of a request from Lanxess following the making of a public acquisition proposal or any publicly disclosed change to the material terms thereof), withdraw or modify in a manner adverse to Lanxess the Chemtura board's recommendation in favor of the merger (or recommend an Acquisition Proposal).

        However, the Chemtura board may withhold, qualify, change or fail to make its recommendation with respect to approval and adoption of the merger agreement:

  •
  Following receipt of a bona fide acquisition proposal that did not result from a breach of the obligations described in the section entitled "The Merger Agreement—Restrictions on Solicitation of Acquisition Proposals" beginning on page [    ] of this proxy statement that the Chemtura board reasonably believes may lead to a superior proposal; or

  •
  Following certain intervening events unrelated to an acquisition proposal that were neither known nor reasonably foreseeable by the Chemtura board prior to the date of the merger agreement;

but in each case only if the Chemtura board determines in good faith, after consultation with its outside legal counsel, that failure to take such action would reasonably be expected to violate the directors' fiduciary duties under applicable law, and subject to compliance with certain notice and other specified conditions set forth in the merger agreement, including giving Lanxess the opportunity to make adjustments to the merger agreement in response to the proposed change in recommendation. In the event that the Chemtura board is permitted to change its recommendation with respect to the merger agreement following the receipt of an acquisition proposal that it determines to be a superior proposal, Chemtura may also terminate the merger agreement to enter into a written agreement for such superior proposal if immediately prior to any such termination, Chemtura pays to Lanxess in immediately available funds the fee required to be paid to Lanxess as described in the section entitled

"The Merger Agreement—Termination Fee Payable by Chemtura" beginning on page [    ] of this proxy statement.

        In addition, if the Chemtura board changes its recommendation with respect to the merger agreement, Lanxess may terminate the merger agreement and collect a termination fee as described in the section entitled "The Merger Agreement—Termination Fee Payable by Chemtura" beginning on page [    ] of this proxy statement.

Termination of the Merger Agreement (see page [    ])

        The merger agreement may be terminated:

  •
  At any time prior to the effective time of the merger, by mutual written consent of Chemtura and Lanxess;

  •
  At any time prior to the effective time of the merger, by either Chemtura or Lanxess if:

  •
  The merger has not been consummated on or prior to September 25, 2017 (the "End Date"); provided, that if one or more closing conditions relating to the absence of injunctions preventing the consummation of the merger or regulatory approvals are unsatisfied as of the End Date and the remaining mutual closing conditions, other than those conditions that by their terms cannot be satisfied until the closing and such conditions are then capable of being satisfied, are satisfied, or waived by all parties entitled to the benefit of such conditions, then upon written notice given by either Chemtura or Lanxess, the End Date may be extended to December 22, 2017; provided, further, that this termination right will not be available to any party whose material breach of any provision of the merger agreement is the primary cause of the failure of the merger to be consummated by such time;

  •
  Any permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the merger has become final and nonappealable; or

  •
  The meeting of Chemtura stockholders to approve and adopt the merger agreement has been held and the approval and adoption of the merger agreement by the stockholders has not been obtained upon a vote thereon at such meeting or at any adjournment or postponement thereof;

  •
  At any time prior to the effective time of the merger, by Chemtura if:

  •
  At any time prior to the approval and adoption of the merger agreement by Chemtura stockholders in order to enter into a binding written agreement for an acquisition proposal that is a superior proposal, if such superior proposal did not result from a breach by Chemtura of the covenants described in the section entitled "The Merger Agreement—Restrictions on Solicitation of Acquisition Proposals" beginning on page [    ] of this proxy statement, and, immediately prior to or concurrently with the termination of the merger agreement, Chemtura enters into such binding acquisition proposal and, as a condition to any such termination, immediately prior to the termination of the merger agreement, Chemtura pays to Lanxess in immediately available funds any fees required to be paid to Lanxess as described in the section entitled "The Merger Agreement—Termination Fee Payable by Chemtura" beginning on page [    ] of this proxy statement; or

  •
  Lanxess or Merger Subsidiary has breached any of its representations or warranties or failed to perform any of its covenants or agreements such that conditions to closing related to such matters are not capable of being satisfied prior to or as of the End Date, and such breach or failure to perform (if curable) has not been cured by the earlier of within 30 days after written notice is given by Chemtura to the breaching party and the End Date; or

  •
  At any time prior to the effective time of the merger, by Lanxess if:

  •
  Prior to the approval and adoption of the merger agreement by Chemtura stockholders, an Adverse Recommendation Change occurs;

  •
  Chemtura has breached any of its representations or warranties or failed to perform any of its covenants or agreements such that conditions to closing related to such matters are not capable of being satisfied prior to or as of the End Date, and such breach or failure to perform (if curable) has not been cured by the earlier of within 30 days after written notice is given by Chemtura to the breaching party and the End Date; or

  •
  Chemtura willfully and materially breaches or fails to perform its obligations described in the section entitled "The Merger Agreement—Restrictions on Solicitation of Acquisition Proposals" beginning on page [    ] of this proxy statement.

Termination Fee Payable by Chemtura (see page [    ])

        Chemtura has agreed to pay Lanxess a termination fee of $75 million in cash upon termination of the merger agreement in certain circumstances, including if:

  •
  Lanxess terminates the merger agreement because prior to the special meeting, (i) an Adverse Recommendation Change occurs or (ii) Chemtura willfully and materially breaches or fails to perform its obligations described in the section entitled "The Merger Agreement—Restrictions on Solicitation of Acquisition Proposals" beginning on page [    ] of this proxy statement;

  •
  Chemtura terminates the merger agreement in order to enter into a written agreement with respect to a superior acquisition proposal; or

  •
  Either party terminates the merger agreement (i) owing to the failure of the merger to be consummated on or before the End Date, and at such time the special meeting of Chemtura stockholders to approve and adopt the merger agreement has not been held or (ii) owing to the failure of Chemtura stockholders to approve and adopt the merger agreement, but in each case only if:

  •
  An acquisition proposal has been publicly announced and not publicly withdrawn at least five business days prior to such termination (in the case of clause (i) above) or prior to the Chemtura stockholders' meeting to approve and adopt the merger agreement (in the case of clause (ii) above); and

  •
  Within 12 months after such termination, Chemtura enters into a definitive agreement with respect to or consummates any alternative acquisition proposal for more than 50% of the assets or voting securities of Chemtura.

Remedies; Maximum Liability (see page [    ])

        The merger agreement provides that, upon any termination of the merger agreement under circumstances where the termination fee is payable by Chemtura and is paid in full, Lanxess and Merger Subsidiary are precluded from any other remedy against Chemtura (except in the case of any willful and material breach of the merger agreement or fraud), and neither Chemtura nor Merger Subsidiary will seek to obtain any recovery, judgment or damages of any kind against Chemtura or any of its subsidiaries or any of their respective directors, officers, employees, partners, managers, members, shareholders or affiliates or their respective representatives. In no event will Chemtura be required to pay the termination fee more than once.

Specific Performance (see page [    ])

        The merger agreement provides that the parties will be entitled to an injunction to prevent breaches of the merger agreement and to specifically enforce the performance of the terms and provisions of the merger agreement.

Appraisal Rights (page [    ] and Annex C)

        Under Delaware law, holders of our common stock who do not vote in favor of approving and adopting the merger agreement will have the right to seek appraisal of and receive the fair value of their shares of our common stock as determined by the Delaware Court of Chancery if the merger is completed, but only if they comply with all requirements of Section 262 of the Delaware General Corporation Law (the "DGCL"), as in effect on September 25, 2016, the date of the parties' entry into the merger agreement, the text of which section can be found in Annex C to this proxy statement and the requirements of which section are summarized in this proxy statement. If a stockholder votes (or submits a proxy to vote that is not revoked before the taking of the vote on the merger agreement at the special meeting or any adjournment or postponement thereof) for the proposal to adopt the merger agreement, such stockholder will waive his, her or its rights to seek appraisal of his, her or its shares of Chemtura common stock under Delaware law. Also, merely voting against or abstaining (in person or by proxy) with respect to the proposal to adopt the merger agreement will not protect a stockholder's rights to an appraisal. This appraisal amount could be more than, the same as or less than the merger consideration. Any holder of our common stock intending to exercise appraisal rights, among other things, must submit a written demand for an appraisal to us prior to the vote on the approval and adoption of the merger agreement, must not vote or otherwise submit a proxy in favor of adoption of the merger agreement and must hold his, her or its shares of Chemtura common stock of record when submitting a written demand for appraisal and continue to hold the shares through the effective time of the merger. Your failure to follow exactly the procedures specified under Delaware law will result in the loss of your ability to seek and obtain appraisal rights. Holders of our common stock who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. Additionally, holders of our common stock that hold shares through a bank, broker or other holder of record and wish to exercise appraisal rights should consult with the record holder of your shares to determine the appropriate procedures for the making of a demand for appraisal by such record holder.

The Special Meeting (see page [    ])

        The special meeting of Chemtura's stockholders is scheduled to be held at [            ] on [            ] at [            ], local time. The special meeting is being held in order to consider and vote on the following:

  •
  A proposal to approve and adopt the merger agreement, which is further described in the sections entitled "The Merger" and "The Merger Agreement," beginning on pages [    ] and [    ], respectively, of this proxy statement;

  •
  A proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Chemtura to its named executive officers that is based on or otherwise relates to the merger, discussed under the section entitled "The Merger—Interests of Chemtura's Directors and Executive Officers in the Merger" beginning on page [    ] of this proxy statement; and

  •
  A proposal to approve an adjournment of the special meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement if there are not sufficient votes at the time of such adjournment to approve and adopt the merger agreement.

        Only holders of record of Chemtura common stock at the close of business on [    ], the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting or any adjournments or postponements thereof. At the close of business on the record date, [    ] shares of Chemtura common stock were issued and outstanding, approximately [    ]% of which were held by Chemtura's directors and executive officers. We currently expect that Chemtura's directors and executive officers will vote their shares in favor of the proposal to approve and adopt the merger agreement and the other proposals to be considered at the special meeting, although no director or executive officer has entered into any agreement containing an obligation to do so.

        The presence at the special meeting, in person or represented by proxy, of the holders of a majority of the shares of Chemtura common stock entitled to vote outstanding on the record date will constitute a quorum. There must be a quorum for business to be conducted at the special meeting. If you submit a properly executed proxy card, even if you abstain from voting, your shares will be counted for purposes of calculating whether a quorum is present at the special meeting. Failure of a quorum to be represented at the special meeting will necessitate an adjournment or postponement and will subject Chemtura to additional expense.

        You may cast one vote for each share of Chemtura common stock that you own at the close of business on the record date. Approval and adoption of the merger agreement requires the affirmative vote of the holders of a majority of our outstanding shares of common stock entitled to vote thereon. The proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Chemtura to its named executive officers that is based on or otherwise relates to the merger requires the affirmative vote of the holders of a majority of the Chemtura stock having voting power present in person or represented by proxy at the special meeting (provided that a quorum is present). The proposal to adjourn the special meeting, including if necessary to permit further solicitation of proxies, requires the affirmative vote of the holders of a majority of the Chemtura stock having voting power present in person or represented by proxy at the special meeting (whether or not a quorum is present).

        An abstention occurs when a stockholder attends a meeting, either in person or represented by proxy, but abstains from voting. At the special meeting, abstentions will be counted in determining whether a quorum is present. Because under Delaware law the approval and adoption of the merger agreement requires the affirmative vote of the majority of the outstanding shares of Chemtura common stock entitled to vote thereon, abstentions and a complete failure to vote (including the failure of a record owner to execute and return a proxy card and the failure of a beneficial owner of shares held in "street name" by a broker, bank or other nominee to give voting instructions to the broker, bank or other nominee) will have the same effect as a vote "AGAINST" the proposal to approve and adopt the merger agreement. Because the other two proposals require the affirmative vote of the majority of the Chemtura stock having voting power present in person or represented by proxy at the special meeting, abstentions will be counted as votes "AGAINST" such proposals; however, a failure to vote (including the failure of a record owner to execute and return a proxy card and the failure of a beneficial owner of shares held in "street name" by a broker, bank or other nominee to give voting instructions to the broker, bank or other nominee) will have no effect on the outcome of such proposals.

        If no instruction as to how to vote is given (including an instruction to abstain) in an executed, duly returned and not revoked proxy, the proxy will be voted for (i) the proposal to approve and adopt the merger agreement; (ii) the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Chemtura to its named executive officers that is based on or otherwise relates to the merger; and (iii) the proposal to approve the adjournment of the special meeting, including if necessary to solicit additional proxies, if there are not sufficient votes at the time of such adjournment to approve and adopt the merger agreement.

Interests of Chemtura's Directors and Executive Officers in the Merger (see page [    ])

        In considering the recommendation of the Chemtura board to approve and adopt the merger agreement, you should be aware that Chemtura's directors and executive officers have interests in the merger that are different from, or in addition to, those of Chemtura stockholders generally. The Chemtura board was aware of these interests and considered them, among other matters, in evaluating the merger agreement, in reaching its decision to approve the merger agreement and in recommending to Chemtura stockholders that the merger agreement be approved and adopted. These interests are described in further detail and quantified below under "The Merger—Interests of Chemtura's Directors and Executive Officers in the Merger."

Litigation Related to the Merger (see page [            ])

        In connection with the transactions contemplated by the merger agreement, on or around November 16, 2016, a purported stockholder of Chemtura filed a putative class action lawsuit in the United States District Court for the Eastern District of Pennsylvania against Chemtura, the members of the Chemtura Board, Lanxess and Merger Subsidiary, captioned Scarantino v. Chemtura Corporation, et al., 16 Civ. 6051-ER (the "Action"). The Action asserts a claim against Chemtura and the members of the Chemtura Board pursuant to Section 14(a) of the Securities Exchange Act of 1934, and a claim against the members of the Chemtura Board, Merger Subsidiary and Lanxess pursuant to Section 20(a) of the Securities Exchange Act of 1934. The complaint generally alleges that the preliminary proxy statement omitted certain material information regarding the transactions contemplated by the merger agreement, and also alleges that the merger consideration is unfair, certain terms of the merger agreement are unfair, and the individual defendants are financially interested in the merger. The Action seeks, among other remedies, to enjoin the transactions contemplated by the merger agreement, or in the event that an injunction is not awarded, rescission of the transactions contemplated by the merger agreement and unspecified money damages, costs and attorney's fees. Chemtura believes that the Action is without merit and intends to defend vigorously against all claims asserted.

Directors' and Officers' Indemnification (see page [    ])

        For six years after the effective time of the merger, Lanxess has agreed to cause the surviving corporation to indemnify and hold harmless, to the fullest extent permitted under applicable law and in accordance with the applicable organizational documents of Chemtura and its subsidiaries in effect as of the date of the merger agreement, each present or former director or officer of Chemtura or any of its subsidiaries (each, an "Indemnified Person") against all threatened or pending claims, actions, suits, proceedings or investigations, whether civil, criminal, administrative or investigative and whether formal or informal (each, a "Proceeding") to which the Indemnified Person is made a party or with respect to which an Indemnified Person is otherwise involved (including as a witness), arising in whole or in part out of or pertaining in whole or in part to the fact that the Indemnified Person is or was an officer, director, employee, fiduciary or agent of Chemtura or any of its subsidiaries or is or was serving at the request of Chemtura as such for another enterprise (including any Proceeding arising out of or pertaining to matters occurring or existing or alleged to have occurred or existed, or acts or omissions occurring or alleged to have occurred, at or prior to the effective time of the merger, or arising out of or pertaining to the merger agreement and the transactions and actions contemplated thereby). In addition, Lanxess has agreed to cause the surviving corporation to advance expenses (subject to certain conditions) as incurred to the Indemnified Persons and to cooperate in the defense of any Proceeding.

Market Prices of Chemtura Common Stock (see page [    ])

        The merger consideration of $33.50 per share represents an 18.9% premium to the $28.18 closing price per share of Chemtura common stock on September 23, 2016, the last trading day before public announcement of the merger agreement; a 19.8% premium to the $27.96 average closing price per share of Chemtura common stock for the 90 trading day period ended September 23, 2016; a 20.8% premium to the $27.72 average closing price per share of Chemtura common stock for the one year period ended September 23, 2016; and a 22.4% premium to the $27.36 average intraday low price per share of Chemtura common stock for the one year period ended September 23, 2016. The closing price of Chemtura common stock on the NYSE on December 1, 2016, the most recent practicable date prior to the date of this proxy statement, was $32.95 per share. You are encouraged to obtain current market prices of Chemtura common stock in connection with voting your shares of Chemtura common stock.

QUESTIONS AND ANSWERS

        The following are some questions that you, as a stockholder of Chemtura, may have regarding the merger and the special meeting and the answers to those questions. Chemtura urges you to carefully read the remainder of this proxy statement because the information in this section does not provide all the information that might be important to you with respect to the merger and the special meeting. Additional important information is also contained in the annexes to and the documents incorporated by reference into this proxy statement.

Q:
What is the purpose of the special meeting?

A:
At the special meeting, stockholders will consider and act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, namely:

•
A proposal to approve and adopt the merger agreement, which is further described in the sections entitled "The Merger" and "The Merger Agreement," beginning on pages [    ] and [    ], respectively, of this proxy statement;

•
A proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Chemtura to its named executive officers that is based on or otherwise relates to the merger, discussed under the section entitled "The Merger—Interests of Chemtura's Directors and Executive Officers in the Merger" beginning on page [    ] of this proxy statement; and

•
A proposal to approve an adjournment of the special meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement if there are not sufficient votes at the time of such adjournment to approve and adopt the merger agreement.

Q:
Where and when is the special meeting?

A:
The special meeting is scheduled to be held at [            ] on [            ] at [            ], local time.

Q:
How does the Chemtura board recommend that I vote on the proposals?

A:
The Chemtura board unanimously recommends that you vote as follows:

•
"FOR" the approval and adoption of the merger agreement;

•
"FOR" the approval, on a non-binding, advisory basis, of certain compensation that will or may be paid by Chemtura to its named executive officers that is based on or otherwise relates to the merger; and

•
"FOR" the approval of an adjournment of the special meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement, if there are not sufficient votes at the time of such adjournment to approve and adopt the merger agreement.

Q:
How does the per share merger consideration compare to the market price of Chemtura common stock prior to announcement of the merger?

A:
The merger consideration of $33.50 per share represents an 18.9% premium to the $28.18 closing price per share of Chemtura common stock on September 23, 2016, the last trading day before public announcement of the merger agreement; a 38.1% premium to the $24.26 low closing price per share of Chemtura common stock for the one year period ended September 23, 2016; a 19.8% premium to the $27.96 average closing price per share of Chemtura common stock for the 90 trading day period ended September 23, 2016; a 20.8% premium to the $27.72 average closing price per share of Chemtura common stock for the one year period ended September 23, 2016; and a 22.4% premium to the $27.36 average intraday low price per share of Chemtura common stock for the one year period ended September 23, 2016. The closing price of Chemtura common stock on the NYSE on December 1, 2016, the most recent practicable date prior to the date of this proxy statement, was $32.95 per share. You are encouraged to obtain current market prices of Chemtura common stock in connection with voting your shares of Chemtura common stock.

Q:
What will happen in the merger?

A:
If the merger is completed, Merger Subsidiary will merge with and into Chemtura, whereupon the separate existence of Merger Subsidiary will cease and Chemtura will be the surviving corporation and an indirect, wholly owned subsidiary of Lanxess. As a result of the merger, Chemtura common stock will no longer be publicly traded, and you will no longer have any interest in Chemtura's future earnings or growth. In addition, Chemtura common stock will be delisted from the NYSE and Euronext Paris and deregistered under the Exchange Act, and Chemtura will no longer be required to file periodic reports with the Securities and Exchange Commission (the "SEC") with respect to Chemtura common stock, in each case in accordance with applicable law, rules and regulations.

Q:
Who will own Chemtura after the merger?

A:
Immediately following the merger, Chemtura will be an indirect, wholly owned subsidiary of Lanxess.

Q:
What will I receive in the merger?

A:
Upon the terms and subject to the conditions of the merger agreement, if the merger is completed, the holders of Chemtura common stock will have the right to receive $33.50 in cash, without interest and less any applicable withholding taxes, for each share of Chemtura common stock that they own immediately prior to the effective time of the merger.

Q:
What will happen in the merger to Chemtura equity-based awards?

A:
At or immediately prior to the effective time of the merger, equity-based awards (and long-term cash awards granted to certain employees in lieu of equity-based awards) held by Chemtura's officers, employees and non-employee directors will be treated as follows:

•
Each outstanding stock option, each vested restricted stock unit (including stock awards deferred by directors under the Chemtura Amended and Restated Non-Employee Directors Deferral Plan), and each performance share for which the performance period has ended will be canceled in exchange for payment to the holder of an amount in cash equal to the merger consideration of $33.50 per share, multiplied by the number of shares of Chemtura common stock underlying the award (less the applicable exercise price, in the case of a stock option, and based on actual performance as of the end of the performance period, in the case of a performance share);

•
Each vested cash award will be canceled in exchange for payment to the holder of an amount in cash equal to the face amount of such award;

•
Each unvested restricted stock unit, and each performance share for which the performance period has not ended, will be converted into a deferred cash award in an amount equal to the merger consideration of $33.50 per share (based on target performance, in the case of a performance share). Each such deferred award will be paid in cash in accordance with the vesting and payment schedule applicable to the corresponding restricted stock unit or performance share. The vesting and payment of the awards would accelerate on termination of the holder's employment without "cause" or resignation for "good reason" following the merger (except that such payment will be delayed to the extent required to avoid triggering a tax or penalty under Section 409A of the Code); and

  •
  Each unvested cash award will continue as in effect immediately prior to the effective time of the merger and will vest and become payable on termination of the holder's employment without "cause" or resignation for "good reason."

  No new offering period will commence under the Chemtura 2012 Employee Stock Purchase Plan after the end of 2016, and the plan will be terminated effective as of the closing of the merger. The amount credited to each participant's account on the final purchase date under the 2012 Employee Stock Purchase Plan (which date will be no later than five business days prior to the closing date of the merger) will be applied to purchase the number of shares of Chemtura common stock determined pursuant to the terms of the plan. At the effective time of the merger, upon the terms and subject to the conditions of the merger agreement, each such share of Chemtura common stock will be converted into the right to receive $33.50 in cash, without interest, and less any applicable withholding taxes.

Q:
Am I entitled to appraisal rights instead of receiving the merger consideration?

A:
Yes. As a holder of Chemtura common stock, you are entitled to appraisal rights under Delaware law in connection with the merger if you meet certain conditions. In order to perfect appraisal rights, you must follow exactly the procedures specified under Delaware law. See "Appraisal Rights" beginning on page [    ] of and Annex C to this proxy statement.

Q:
What vote is required to approve and adopt the merger agreement?

A:
Under Delaware law, the approval and adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Chemtura common stock entitled to vote thereon.

Q:
What vote is required to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Chemtura to its named executive officers that is based on or otherwise relates to the merger?

A:
The named executive officer merger-related compensation proposal, approval of which is not required to complete the merger, requires the affirmative vote of the holders of a majority of the Chemtura stock having voting power present in person or represented by proxy at the special meeting (provided a quorum is present in person or represented by proxy).

Q:
What vote is required to approve the proposal to adjourn the special meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement if there are not sufficient votes at the time of such adjournment to approve and adopt the merger agreement?

A:
The proposal to adjourn the special meeting, the approval of which is not required to complete the merger, requires the affirmative vote of the holders of a majority of the Chemtura stock having voting power present in person or represented by proxy at the special meeting (whether or not a quorum is present in person or represented by proxy).

Q:
When do you expect the merger to be completed?

A:
In order to complete the merger, Chemtura must obtain the stockholder approval of the proposal to adopt the merger agreement described in this proxy statement and the other closing conditions under the merger agreement must be satisfied or waived. The parties to the merger agreement currently expect to complete the merger by mid-2017, although Chemtura cannot assure completion by any particular date, if at all. Because the merger is subject to a number of conditions, the exact timing of the merger cannot be determined at this time.

Q:
Why am I being asked to consider and act upon a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Chemtura to its named executive officers that is based on or otherwise relates to the merger?

A:
SEC rules require Chemtura to seek a non-binding, advisory vote to approve any agreements or understandings and compensation that will or may be paid by Chemtura to its named executive officers in connection with the merger. Approval of this proposal by Chemtura's stockholders is not required to complete the merger.

Q:
Do you expect the merger to be taxable to Chemtura stockholders?

A:
The exchange of Chemtura common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state and local and other tax laws. You should read the section entitled "Material U.S. Federal Income Tax Consequences of the Merger" beginning on page [    ] of this proxy statement and consult your tax advisers regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Q:
Who is entitled to vote at the special meeting?

A:
The record date for the special meeting is [            ]. Only stockholders of record at the close of business on that date are entitled to attend and vote at the special meeting or any adjournment or postponement thereof. The only class of stock that can be voted at the meeting is Chemtura common stock. Each outstanding share of Chemtura common stock is entitled to one vote on all matters that come before the meeting. At the close of business on the record date, there were [            ] shares of Chemtura common stock issued and outstanding, approximately [        ]% of which were held by Chemtura's directors and executive officers. We currently expect that Chemtura's directors and executive officers will vote their shares in favor of the proposal to approve and adopt the merger agreement and the other proposals to be considered at the special meeting, although no director or executive officer is obligated to do so.

Q:
Who may attend the special meeting?

A:
Stockholders of record as of the close of business on [            ], or their duly appointed proxies, may attend the meeting. "Street name" holders (those whose shares are held through a broker, bank or other nominee) should bring a copy of an account statement reflecting their ownership of Chemtura common stock as of the record date. If you are a "street name" holder and you wish to vote at the special meeting, you must also bring a proxy from the record holder (your broker, bank or other nominee) of the shares of Chemtura common stock authorizing you to vote at the special meeting. We intend to limit attendance to stockholders as of the record date. All stockholders should bring photo identification. Cameras, recording devices, and other electronic devices are not permitted at the special meeting. Registration will begin at [            ] a.m., local time.

Q:
Who is soliciting my vote?

A:
The Chemtura board is soliciting your proxy, and Chemtura will bear the cost of soliciting proxies. Morrow Sodali ("Morrow") has been retained to assist with the solicitation of proxies. Morrow will be paid approximately $10,000 and will be reimbursed for its reasonable out-of-pocket expenses for these and other advisory services in connection with the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, custodians, and other like parties to the beneficial owners of shares of Chemtura common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail or other electronic medium by Morrow or, without additional compensation, by certain of Chemtura's directors, officers and employees.

Q:
What do I need to do now?

A:
Carefully read and consider the information contained in and incorporated by reference into this proxy statement, including its annexes. Whether or not you expect to attend the special meeting in person, please submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the special meeting.

Q:
How do I vote if my shares are registered directly in my name?

A:
If you are a stockholder of record, there are three methods by which you may vote at the special meeting:

•
Internet:  To vote over the internet, log on to www.proxyvote.com. If you vote over the internet, you do not have to mail in a proxy card.

•
Telephone:  To vote by telephone, call (800) 690-6903. If you vote by telephone, you do not have to mail in a proxy card.

•
Mail:  To vote by mail, complete, sign and date a proxy card and return it promptly in the postage paid envelope provided. If you return your signed proxy card to us before the special meeting, we will vote your shares as you direct.

•
In Person:  To vote in person, attend the special meeting. You will be given a ballot when you arrive.

  Whether or not you plan to attend the meeting, we urge you to vote by proxy, whether by internet, by telephone or by mail, to ensure your vote is counted. You may still attend the meeting and vote your shares in person, even if you have already voted by proxy. Attendance at the special meeting, by itself, will not revoke a previous vote by proxy. Please choose only one method to cast your vote by proxy. We encourage you to vote over the internet, which is a convenient, cost-effective and reliable alternative to returning a proxy card by mail.

Q:
How do I vote if my shares are held in the name of my broker (street name)?

A:
If your shares are held by your broker, bank or other nominee, often referred to as held in "street name," you will receive a form from your broker, bank or other nominee seeking instruction as to how your shares should be voted. You should contact your broker, bank or other nominee with questions about how to provide or revoke your instructions.

Q:
Can I change my vote after I submit my proxy?

A:
Yes. You can change or revoke your proxy at any time before the final vote at the special meeting or any adjournment or postponement thereof. If you are the record holder of your shares, you may change or revoke your proxy in any one of three ways:

•
You may submit another properly completed proxy bearing a later date, whether over the internet, by telephone or by mail;

  •
  You may send a written notice prior to the special meeting (or any adjournment or postponement thereof) that you are revoking your proxy to the Office of the Corporate Secretary, Chemtura Corporation, 199 Benson Road, Middlebury, Connecticut 06749.

  •
  You may attend the special meeting (or any adjournment or postponement thereof) and vote again in person. Simply attending the special meeting will not, by itself, revoke your proxy.

  If your shares are held by your broker, bank or other nominee, you will have to follow the instructions provided by your broker, bank or other nominee to change or revoke your proxy.

  If you have questions about how to vote or change your vote, you should contact the Corporate Secretary, by telephone at (203) 573-2000 or by mail to Office of the Corporate Secretary, Chemtura Corporation, 199 Benson Road, Middlebury, Connecticut 06749.

Q:
How many shares must be present to constitute a quorum for the meeting?

A:
The presence at the special meeting, in person or represented by proxy, of a majority of the shares of Chemtura common stock outstanding and entitled to vote on the record date will constitute a quorum. There must be a quorum for business to be conducted at the special meeting. Failure of a quorum to be present at the special meeting will necessitate an adjournment or postponement and will subject Chemtura to additional expense.

Q:
What if I abstain from voting?

A:
If you attend the special meeting or send in your signed proxy card, but abstain from voting on any proposal, your shares will still be counted for purposes of determining whether a quorum exists. If you abstain from voting on any proposal at the special meeting, it will have the same effect as a vote "AGAINST" such proposals.

Q:
Will my shares be voted if I do not sign and return my proxy card or vote over the internet, by telephone or in person?

A:
If you are a registered stockholder and you do not sign and return your proxy card or vote over the internet, by telephone or in person, your shares will not be voted at the special meeting and will not be counted for purposes of determining whether a quorum exists. Questions concerning registered stockholders may be directed to our transfer agent, Computershare Inc., by telephone at (866) 233-4822 or by mail to P.O. Box 30170, College Station, TX 77842.

  If your shares are held in street name and you do not issue instructions to your broker, bank or other nominee, your broker, bank or other nominee may vote your shares at its discretion on routine matters, but may not vote your shares on non-routine matters. Under NYSE rules, all of the proposals in this proxy statement are non-routine matters. Accordingly, if your shares are held in "street name" and you do not issue instructions to your broker, bank or other nominee, your shares will not be voted at the special meeting and will not be counted for purposes of determining whether a quorum exists.

  If you fail to complete, sign, date and return your proxy card by mail, or vote via the internet, by telephone or in person, it will have the same effect as a vote "AGAINST" the proposal to approve and adopt the merger agreement, but will have no effect on the other proposals.

  You will have the right to receive the merger consideration if the merger is approved, adopted and completed even if your shares are not voted at the special meeting.

Q:
What is a broker non-vote?

A:
Broker non-votes are shares held by brokers and other record holders that are present in person or represented by proxy at the special meeting, but with respect to which the broker or other record holder is not instructed by the beneficial owner of such shares how to vote on a particular proposal and the broker does not have discretionary voting power on such proposal. Because brokers and other record holders do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, if a beneficial owner of shares of Chemtura common stock held in "street name" does not give voting instructions to the broker or other holder of record, then those shares will not be present in person or represented by proxy at the special meeting. As a result, it is expected that there will not be any broker non-votes in connection with any of the three proposals described in this proxy statement.

  If you do not instruct your broker, bank or other nominee to vote your shares, your shares will not be voted and the effect will be the same as a vote "AGAINST" the proposal to approve and adopt the merger agreement. However, a failure to instruct your broker, bank or other nominee to vote on the non-binding proposal regarding merger-related compensation for Chemtura's named executive officers (assuming a quorum is present) or the proposal to adjourn the special meeting, including if necessary to solicit additional proxies for the approval and adoption of the merger agreement, will have no effect on the outcome of such proposals.

Q:
Will my shares held in "street name" or another form of record ownership be combined for voting purposes with shares I hold of record?

A:
No. Because any shares you may hold in "street name" will be deemed to be held by a different stockholder than any shares you hold of record, any shares so held will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in an individual retirement account must be voted under the rules governing the account.

Q:
What does it mean if I receive more than one set of proxy materials?

A:
This means you own shares of Chemtura common stock that are registered under different names or are in more than one account. For example, you may own some shares directly as a stockholder of record and other shares through a broker or you may own shares through more than one broker. In these situations, you will receive multiple sets of proxy materials. You must vote, sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards that you receive in order to vote all of the shares you own. Each proxy card you receive comes with its own prepaid return envelope. If you submit your proxy by mail, make sure you return each proxy card in the return envelope that accompanies that proxy card.

Q:
Who will count the votes?

A:
A representative from Broadridge Investor Communications Services will serve as the inspector of election.

Q:
Can I participate if I am unable to attend the special meeting?

A:
If you are unable to attend the meeting in person, we encourage you to complete, sign, date and return your proxy card or to vote over the internet or by telephone. The special meeting will not be broadcast telephonically or over the internet.

Q:
Where can I find the voting results of the special meeting?

A:
Chemtura intends to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports that Chemtura files with the SEC are publicly available when filed.

Q:
What happens if the merger is not completed?

A:
If the merger agreement is not approved and adopted by Chemtura stockholders or if the merger is not completed for any other reason, Chemtura stockholders will not receive any payment for their shares of Chemtura common stock in connection with the merger. Instead, Chemtura will remain an independent public company and shares of Chemtura common stock will continue to be listed and traded on the NYSE and Euronext Paris. The merger agreement provides that, upon termination of the merger agreement under certain circumstances, Chemtura will be required to pay to Lanxess a termination fee of $75 million. See the section entitled "The Merger Agreement—Termination Fee Payable by Chemtura" beginning on page [    ] of this proxy statement for a discussion of the circumstances under which such a termination fee will be required to be paid.

Q:
How can I obtain additional information about Chemtura?

A:
Chemtura will provide copies of this proxy statement and its 2015 Annual Report to Stockholders, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2015, without charge to any stockholder who makes a written request to our Corporate Secretary at Chemtura Corporation, 199 Benson Road, Middlebury, Connecticut 06749. Chemtura's Annual Report on Form 10-K and other SEC filings may also be accessed at www.sec.gov or on the Investors section of Chemtura's website at www.chemtura.com. Chemtura's website address is provided as an inactive textual reference only. The information provided on or accessible through our website is not part of this proxy statement and is not incorporated in this proxy statement by reference by this or any other reference to our website provided in this proxy statement.

Q:
How many copies of this proxy statement and related voting materials should I receive if I share an address with another stockholder?

A:
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single annual report or proxy statement, as applicable, addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies.

  Chemtura and some brokers may be householding our proxy materials by delivering proxy materials to multiple stockholders who request a copy and share an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker if your shares are held in a brokerage account or Chemtura if you are a stockholder of record. You can notify us by sending a written request to Chemtura Corporation, 199 Benson Road, Middlebury, Connecticut 06749 Attn: Corporate Secretary, or calling (203) 573-2000. Stockholders who share a single address, but receive multiple copies of the proxy statement, may request that in the future they receive a single copy by notifying Chemtura at the telephone and address set forth in the prior sentence. In addition, Chemtura will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered pursuant to a prior request.

Q:
Whom should I contact if I have any questions?

A:
If you have questions about the merger or the other matters to be voted on at the special meeting or desire additional copies of this proxy statement or additional proxy cards or otherwise need assistance voting, you should contact:

Morrow Sodali
470 West Avenue
Stamford, Connecticut 06902
1-800-607-0088
or

Chemtura Corporation
1818 Market Street, Suite 3700, Philadelphia, Pennsylvania 19103
199 Benson Road, Middlebury, Connecticut 06749
Attention: Investor Relations

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement, and the documents incorporated by reference or otherwise referred to in this proxy statement, contain forward-looking statements within the meaning of the U.S. federal securities laws, including, without limitation, statements regarding management's expectations, beliefs, intentions or future strategies that are signified by the words "anticipates," "believes," "estimates," "expects," "intends," "plans," "potential," "predicts," "projects" or similar words or phrases, although not all forward-looking statements contain such identifying words. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements, which are based on information available to Chemtura on the date hereof. Although these expectations may change, Chemtura assumes no obligation to update or revise publicly any forward-looking statements whether as a result of new information, future events or otherwise. Forward-looking statements necessarily involve risks and uncertainties, many of which are outside of Chemtura's control, that could cause actual results to differ materially from such statements and from Chemtura's historical results and experience. These risks and uncertainties include such things as:

  •
  The occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including a termination of the merger agreement under circumstances that could require Chemtura to pay a termination fee;

  •
  The failure to receive, on a timely basis or otherwise, the required approvals by Chemtura stockholders and government or regulatory agencies with regard to the merger agreement;

  •
  The risk that a closing condition to the merger agreement may not be satisfied;

  •
  Chemtura's and Lanxess' ability to complete the proposed merger on a timely basis or at all;

  •
  The failure of the merger to be completed on a timely basis or at all for any other reason;

  •
  The risks that Chemtura's business may suffer as a result of uncertainties surrounding the merger;

  •
  The ability of Chemtura to retain and hire key personnel and maintain relationships with customers, suppliers and other business partners pending the consummation of the merger;

  •
  The possibility of disruption to Chemtura's business from the proposed merger, including increased costs and diversion of management time and resources;

  •
  Limitations placed on Chemtura's ability to operate its business under the merger agreement;

  •
  General economic conditions;

  •
  The cyclical nature of the global chemicals industry;

  •
  Risks associated with significant international operations and interests;

  •
  Changes in the price of raw materials or energy and our ability to recover cost increases through increased sales prices for our products;

  •
  Risks associated with possible climate change legislation, regulation and international accords;

  •
  Federal regulations aimed at increasing security at certain chemical production plants;

  •
  The possibility that costs related to the merger will be greater than expected;

  •
  The outcome of any legal proceedings that may be instituted against Chemtura or others relating to the merger agreement or the merger; and

  •
  Other financial, operational and legal risks and uncertainties detailed from time to time in Chemtura's and Lanxess' SEC reports.

        Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found under Part I, Item 1A in Chemtura's Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and under Part II, Item 1A in Chemtura's Quarterly Report on Form 10-Q for the fiscal quarters ended June 30, 2016 and September 30, 2016. Chemtura cautions that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to the merger, stockholders and others should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward-looking statements concerning the merger or other matters attributable to Chemtura or any other person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above. The forward-looking statements contained in this proxy statement speak only as of the date of this proxy statement. Chemtura undertakes no obligation to update or revise any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as may be required by law.

THE COMPANIES

Chemtura Corporation

        Chemtura is a leading global developer, manufacturer and marketer of performance-driven engineered industrial specialty chemicals. Most of Chemtura's products are sold to industrial manufacturing customers for use as additives, ingredients or intermediates that add value to their end products. Chemtura is committed to global sustainability through "greener technology" and developing engineered chemical solutions that meet customers' evolving needs. Chemtura's Industrial Performance Products segment is a global manufacturer and marketer of high-performance lubricant additive components, synthetic lubricant base-stocks, synthetic finished fluids, high-performing calcium sulfonate specialty greases and phosphate- and polyester-based fluids. This segment is also amongst the market leaders in the development and production of hot cast elastomer pre-polymers. Chemtura's Industrial Engineered Products segment is a global developer and manufacturer of bromine and bromine-based products and organometallic compounds.

        Chemtura is the successor to Crompton & Knowles Corporation, which was incorporated in 1900 and through several acquisitions and divestitures since that time was renamed Chemtura Corporation in 2005. Chemtura's most recent focus has been on transforming its business portfolio into an operating company focused primarily on serving the global industrial specialty chemical market and on returning value to its stockholders.

        Chemtura's principal executive offices are located at 1818 Market Street, Suite 3700, Philadelphia, Pennsylvania 19103 and at 199 Benson Road, Middlebury, Connecticut 06749. Chemtura's telephone numbers in Philadelphia, Pennsylvania and Middlebury, Connecticut are (215) 446-3911 and (203) 573-2000, respectively. Chemtura's internet website address is www.chemtura.com. The information provided on the Chemtura website is not part of this proxy statement and is not incorporated in this proxy statement by reference by this or any other reference to its website provided in this proxy statement.

        Shares of Chemtura common stock are listed, and trade on, the New York Stock Exchange (the "NYSE") and Euronext Paris under the symbol "CHMT."

        For additional information about Chemtura included in documents incorporated by reference into this proxy statement, see the section entitled "Where You Can Find More Information" on page [      ].

Lanxess Deutschland GmbH

        LANXESS Deutschland GmbH ("Lanxess") is a wholly owned subsidiary of LANXESS AG, a German corporation based in Cologne, Germany. LANXESS AG is a leading specialty chemicals company with sales of approximately EUR 7.9 billion in 2015 and about 16,700 employees in 29 countries. LANXESS AG is currently represented at 55 production sites worldwide. The core business of LANXESS AG is the development, manufacturing and marketing of chemical intermediates, specialty chemicals and plastics. Through LANXESS AG's ARLANXEO joint venture, LANXESS AG is also a leading supplier of synthetic rubber. LANXESS AG is listed in the leading sustainability indices Dow Jones Sustainability Index (DJSI World) and FTSE4Good.

        LANXESS AG's operating activities are organized into the following four segments:

  •
  High Performance Materials, which includes its High Performance Materials business unit;

  •
  Advanced Intermediates, which includes its Advanced Industrial Intermediates and Saltigo business units;

  •
  Performance Chemicals, which includes its Material Protection Products, Inorganic Pigments, Leather, Rhein Chemie Additives and Liquid Purification Technologies business units; and

  •
  ARLANXEO, a newly-formed joint venture owned jointly with Saudi Aramco, which includes the Tire & Specialty Rubbers and High Performance Elastomers business units.

        Lanxess' principal executive offices are at Kennedyplatz 1, 50569 Cologne, Germany, and its telephone number is +49 221 8885 0. LANXESS AG's website address is www.lanxess.com.

        Shares of LANXESS AG are listed, and trade on, the Frankfurt Stock Exchange under the symbol "LXS."

LANXESS Additives Inc.

        LANXESS Additives Inc. ("Merger Subsidiary") is a Delaware corporation formed for the purpose of effecting the transactions contemplated by the merger agreement with Chemtura, and is an indirect, wholly owned subsidiary of Lanxess. The mailing address of Merger Subsidiary is 1209 Orange Street, Wilmington, Delaware 19801, and its telephone number is (302) 658-7581.

THE SPECIAL MEETING

        This proxy statement is being provided to the stockholders of Chemtura as part of a solicitation of proxies by the Chemtura board for use at the special meeting to be held at the time and place specified below, and at any properly convened meeting following an adjournment or postponement thereof. This proxy statement provides stockholders of Chemtura with the information they need to know to be able to vote or instruct their vote to be cast at the special meeting or any adjournment or postponement thereof.

Date, Time and Place

        The special meeting is scheduled to be held at [            ] on [            ] at [            ], local time.

Purpose of the Special Meeting

        At the special meeting, Chemtura stockholders will be asked to consider and vote on the following:

  •
  A proposal to approve and adopt the merger agreement, which is further described in the sections entitled "The Merger" and "The Merger Agreement," beginning on pages [      ] and [      ], respectively, of this proxy statement;

  •
  A proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Chemtura to its named executive officers that is based on or otherwise relates to the merger, discussed under the section entitled "The Merger—Interests of Chemtura's Directors and Executive Officers in the Merger" beginning on page [      ] of this proxy statement; and

  •
  A proposal to approve an adjournment of the special meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement, if there are not sufficient votes at the time of such adjournment to approve and adopt the merger agreement.

        Chemtura stockholders must approve and adopt the merger agreement for the merger to occur. If Chemtura stockholders fail to approve and adopt the merger agreement, the merger will not occur. The vote on executive compensation payable in connection with the merger is a vote separate and apart from the vote to approve and adopt the merger agreement. Accordingly, a stockholder may vote to approve the executive compensation payable in connection with the merger and vote not to approve and adopt the merger agreement and vice versa. Because the vote on executive compensation is advisory in nature only, it will not be binding on either Chemtura or Lanxess. Accordingly, because Chemtura is contractually obligated to pay the compensation, the compensation will be payable, subject only to the conditions applicable thereto, if the merger agreement is approved and adopted and the merger is consummated, and regardless of the outcome of the advisory vote.

        Chemtura does not expect a vote to be taken on any other matters at the special meeting or any adjournment or postponement thereof. If any other matters are properly presented at the special meeting or any adjournment or postponement thereof for consideration, however, the holders of the proxies will have discretion to vote on these matters.

Recommendation of the Chemtura Board of Directors

        After careful consideration, the Chemtura board unanimously approved the merger agreement, the merger and the other transactions contemplated thereby. Certain factors considered by the Chemtura board in reaching its decision to authorize and approve the merger agreement and the merger can be found in the section entitled "The Merger—Chemtura's Reasons for the Merger" beginning on page [      ] of this proxy statement.

        The Chemtura board unanimously recommends that the Chemtura stockholders vote "FOR" the proposal to approve and adopt the merger agreement, "FOR" the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Chemtura to its named executive officers that is based on or otherwise relates to the merger and "FOR" the proposal to adjourn the special meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement, if there are not sufficient votes at the time of such adjournment to approve and adopt the merger agreement.

Record Date; Stockholders Entitled to Vote

        Only holders of record of Chemtura common stock at the close of business on [            ], the record date for the special meeting, will be entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting. At the close of business on the record date, [            ] shares of Chemtura common stock were issued and outstanding and held by [            ] holders of record.

        Holders of record of Chemtura common stock are entitled to one vote for each share of Chemtura common stock they own at the close of business on the record date.

Quorum

        The presence at the special meeting, in person or represented by proxy, of the holders of a majority of the shares of Chemtura common stock outstanding and entitled to vote on the record date will constitute a quorum. Any shares of Chemtura common stock held by Chemtura are not considered to be outstanding for purposes of determining a quorum. There must be a quorum for business to be conducted at the special meeting. Failure of a quorum to be represented at the special meeting will necessitate an adjournment or postponement and will subject Chemtura to additional expense. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment of the special meeting. However, if a new record date is set for the adjourned special meeting, then a new quorum will have to be established. If you submit a properly executed proxy card, even if you abstain from voting, your shares will be counted for purposes of calculating whether a quorum is present at the special meeting.

Required Vote

        Approval and adoption of the merger agreement requires the affirmative vote of the holders of a majority of our outstanding shares of common stock entitled to vote thereon. The proposal to adjourn the special meeting, including if necessary to permit further solicitation of proxies, requires the affirmative vote of the holders of a majority of the Chemtura stock having voting power present in person or represented by proxy at the special meeting (whether or not a quorum is present). The proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Chemtura to its named executive officers that is based on or otherwise relates to the merger requires the affirmative vote of the holders of a majority of the Chemtura stock having voting power present in person or represented by proxy at the special meeting (provided that a quorum is present).

Abstentions and Broker Non-Votes

        An abstention occurs when a stockholder attends a meeting, either in person or represented by proxy, but abstains from voting. At the special meeting, abstentions will be counted in determining whether a quorum is present, and will be counted as a vote "AGAINST" the proposal to approve and adopt the merger agreement, the proposal to adjourn the special meeting, including if necessary to permit further solicitation of proxies, and the advisory vote on named executive officer merger-related compensation.

        If no instruction as to how to vote is given (including an instruction to abstain) in an executed, duly returned and not revoked proxy, the proxy will be voted "FOR" (i) the proposal to approve and adopt the merger agreement; (ii) the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Chemtura to its named executive officers that is based on or otherwise relates to the merger; and (iii) the proposal to approve the adjournment of the special meeting, including if necessary to solicit additional proxies, if there are not sufficient votes at the time of such adjournment to approve and adopt the merger agreement.

        Broker non-votes are shares held by brokers and other record holders that are present in person or represented by proxy at the special meeting, but with respect to which the broker or other record holder is not instructed by the beneficial owner of such shares how to vote on a particular proposal and the broker does not have discretionary voting power on such proposal. Because brokers and other record holders do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, if a beneficial owner of shares of Chemtura common stock held in "street name" does not give voting instructions to the broker or other holder of record, then those shares will not be present in person or represented by proxy at the special meeting. As a result, it is expected that there will not be any broker non-votes in connection with any of the three proposals described in this proxy statement. If you do not instruct your broker, bank or other nominee to vote your shares, your shares will not be voted and the effect will be the same as a vote "AGAINST" the proposal to approve and adopt the merger agreement. However, a failure to instruct your broker, bank or other nominee to vote on the proposal to adjourn the special meeting, including if necessary to solicit additional proxies for the approval and adoption of the merger agreement or, assuming a quorum is present, the proposal regarding the advisory vote on named executive officer merger-related compensation will have no effect on the outcome of such proposals.

Failure to Vote

        If you are a registered stockholder and you do not sign and return your proxy card or vote over the internet, by telephone or in person, your shares will not be voted at the special meeting and will not be counted for purposes of determining whether a quorum exists. Questions concerning registered stockholders may be directed to our transfer agent, Computershare Inc., by telephone at (866) 233-4822 or by mail to P.O. Box 30170, College Station, TX 77842. If you are the record owner of your shares and you fail to vote, it will have the same effect as a vote "AGAINST" the proposal to approve and adopt the merger agreement but will have no effect on the proposal to adjourn the special meeting (whether or not a quorum is present), including if necessary to permit further solicitation of proxies, and the advisory vote on named executive officer merger-related compensation (assuming a quorum is present).

Voting by Chemtura's Directors and Executive Officers

        At the close of business on the record date, directors and executive officers of Chemtura and their affiliates were entitled to vote [            ] shares of Chemtura common stock, or approximately [        ]% of the shares of Chemtura common stock issued and outstanding on that date. We currently expect that Chemtura's directors and executive officers will vote their shares in favor of the proposal to approve and adopt the merger agreement and the other proposals to be considered at the special meeting, although none of them is obligated to do so.

Voting at the Special Meeting

        If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. Please note that if your shares of Chemtura common stock are held by a broker, bank or other nominee, and you wish to vote at the special meeting, you must bring to the special meeting a proxy from the record holder (your broker, bank or other nominee) of the shares of Chemtura common stock authorizing you to vote at the special meeting.

        You may also authorize the persons named as proxies on the proxy card to vote your shares by (i) signing, dating, completing and returning the proxy card by mail; (ii) over the internet; or (iii) by telephone. Chemtura encourages you to vote over the internet as Chemtura believes this is the most cost-effective method. We also recommend that you vote as soon as possible, even if you are planning to attend the special meeting, so that the vote count will not be delayed. The internet provides a convenient, cost-effective alternative to returning your proxy card by mail or voting by telephone. If you vote your shares over the internet, you may incur costs associated with electronic access, such as usage charges from internet access providers. If you choose to vote your shares over the internet, there is no need for you to mail back your proxy card.

  To Vote Over the Internet:

        To vote over the internet, log on to www.proxyvote.com. If you vote over the internet, you do not have to mail in a proxy card.

  To Vote By Telephone:

        To vote by telephone, call (800) 690-6903. If you vote by telephone, you do not have to mail in a proxy card.

  To Vote By Mail:

        To vote by mail, complete, sign, date and return the enclosed proxy card and mail it to the address indicated on the proxy card.

        If you return your signed proxy card without indicating how you want your shares of Chemtura common stock to be voted with regard to a particular proposal, your shares of Chemtura common stock will be voted in favor of each such proposal. Proxy cards that are returned without a signature will not be counted as present at the special meeting and cannot be voted.

        If your shares are held by your broker, bank or other nominee, you will receive a form from your broker, bank or other nominee seeking instruction as to how your shares should be voted. You should contact your broker, bank or other nominee with questions about how to provide or revoke your instructions.

  Revocation of Proxies

        You can revoke your proxy at any time before the final vote at the special meeting or any adjournment or postponement thereof. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

  •
  You may submit another properly completed proxy bearing a later date, whether over the internet, by telephone or by mail;

  •
  You may send a written notice prior to the special meeting (or any adjournment or postponement thereof) that you are revoking your proxy to the Office of the Corporate Secretary, Chemtura Corporation, 199 Benson Road, Middlebury, Connecticut 06749.

  •
  You may attend the special meeting (or any adjournment or postponement thereof) and vote in person. Simply attending the special meeting will not, by itself, revoke your proxy.

        If your shares are held by your broker, bank or other nominee, you will have to follow the instructions provided by your broker, bank or other nominee to revoke your proxy.

        If you have questions about how to vote or change your vote, you should contact the Corporate Secretary, by telephone at (203) 573-2000 or by mail to Office of the Corporate Secretary, Chemtura Corporation, 199 Benson Road, Middlebury, Connecticut 06749.

Shares Held in Name of Broker

        If your shares are held by your broker, bank or other nominee, often referred to as held in "street name," you will receive a form from your broker, bank or other nominee seeking instruction as to how your shares should be voted. You should contact your broker, bank or other nominee with questions about how to provide or revoke your instructions.

Tabulation of Votes

        A representative from Broadridge Investor Communications Services will serve as the inspector of election.

Solicitation of Proxies

        The Chemtura board is soliciting your proxy, and Chemtura will bear the cost of soliciting proxies. Morrow has been retained to assist with the solicitation of proxies. Morrow will be paid approximately $10,000 and will be reimbursed for its reasonable out-of-pocket expenses for these and other advisory services in connection with the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, custodians and other like parties to the beneficial owners of shares of Chemtura common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by Morrow or, without additional compensation, by certain of Chemtura's directors, officers and employees.

Adjournment

        In addition to the proposal to approve and adopt the merger agreement and the advisory vote on named executive officer merger-related compensation, Chemtura stockholders are also being asked to approve a proposal to, as permitted under the terms of the merger agreement, adjourn the special meeting for the purpose of soliciting additional proxies in favor of the proposal to approve and adopt the merger agreement if there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement. If this proposal is approved, the special meeting could be adjourned by Chemtura. In addition, Chemtura could postpone the meeting before it commences, whether for the purpose of soliciting additional proxies or for other reasons. If the special meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use at the special meeting or any adjournment or postponement thereof. If you return a proxy and do not indicate how you wish to vote on any proposal, your shares will be voted in favor of such proposal.

        If a quorum does not exist at the special meeting (or any adjournment or postponement thereof), under our bylaws, the holders of a majority of the shares of Chemtura common stock entitled to vote thereat present at the special meeting, in person or represented by proxy, may adjourn the special meeting to another place, date or time, or the chairman of the meeting, our Chief Executive Officer, or our president may adjourn the special meeting to another place, date or time. If a quorum exists, but there are not enough affirmative votes to approve and adopt the merger agreement, the special meeting may be adjourned by the affirmative vote of the holders of a majority of the Chemtura stock having voting power present in person or represented by proxy at the special meeting.

        The Chemtura board unanimously recommends a vote "FOR" the proposal to adjourn the special meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement, if there are not sufficient votes at the time of such adjournment to approve and adopt the merger agreement.

Other Information

        You should not send documents representing Chemtura common stock with the proxy card. If the merger is completed, the exchange agent for the merger will send you a letter of transmittal and instructions for exchanging your shares of Chemtura common stock for the merger consideration.

 THE MERGER (PROPOSAL 1)

        The discussion of the merger in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and incorporated by reference into this proxy statement. You should read the merger agreement carefully as it is the legal document that governs the merger.

Effects of the Merger

        Pursuant to the terms of the merger agreement, at the effective time of the merger, Merger Subsidiary will be merged with and into Chemtura, with Chemtura surviving the merger as an indirect, wholly owned subsidiary of Lanxess.

        At the effective time of the merger, each outstanding share of Chemtura common stock (other than any shares held by Chemtura, Lanxess, Merger Subsidiary, any other wholly owned subsidiary of Lanxess or Chemtura, or any stockholder who has properly demanded and not validly withdrawn rights of appraisal in accordance with Delaware law) will be automatically converted into the right to receive $33.50 in cash, without interest and less any applicable withholding taxes.

        Upon consummation of the merger, your shares of Chemtura common stock will no longer be outstanding and will automatically be canceled and cease to exist in exchange for payment of the per share merger consideration described above unless you have properly demanded and not validly withdrawn rights of appraisal in accordance with Delaware law. As a result, you will not own any shares of the surviving corporation, and you will no longer have any interest in its future earnings or growth. As a result of the merger, Chemtura will cease to be a publicly traded company and will be indirectly wholly owned by Lanxess. Following consummation of the merger, the surviving corporation will terminate the registration of our common stock on the NYSE and Euronext Paris and we will no longer be subject to reporting obligations under the Exchange Act.

        Upon consummation of the merger, vested equity-based and long-term cash awards held by Chemtura's officers, employees and non-employee directors will be cashed out, and unvested awards will be converted into deferred cash awards, in each case based on the merger consideration of $33.50 per share.

        In the event that, from the date of the merger agreement until the effective time of the merger, Chemtura takes certain actions to change the number of shares of its common stock outstanding, including by split, combination or reclassification, or pays any dividend on or makes any distribution of common stock, then any number or amount in the merger agreement, which is based on the price or number of shares of common stock, including the merger consideration, will be adjusted to reflect such split, combination, dividend or change.

Effects on Chemtura If the Merger Is Not Completed

        If the merger agreement is not adopted by Chemtura stockholders or if the merger is not completed for any other reason, Chemtura stockholders will not receive any payment for their shares in connection with the merger. Instead, Chemtura will remain an independent public company. In addition, if the merger is not completed, Chemtura expects that management will operate Chemtura's business in a manner similar to that in which it is being operated today and that Chemtura stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including, without limitation, risks related to the highly competitive specialty chemicals industry in which Chemtura operates and adverse economic conditions.

        Furthermore, if the merger is not completed, and depending on the circumstances that would have caused the merger not to be completed, it is likely that the price of Chemtura's common stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price of Chemtura common stock would return to the price at which it trades as of the date of this proxy statement.

        Accordingly, if the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of Chemtura common stock. If the merger is not completed, the Chemtura board will continue to evaluate and review Chemtura's business operations, properties, dividend policy, share repurchases and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance stockholder value. If the merger agreement is not approved and adopted by Chemtura stockholders or if the merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to Chemtura will be offered or that Chemtura's business, prospects or results of operation will not be adversely impacted.

        In addition, if the merger agreement is terminated, under specified circumstances, Chemtura would be required to pay Lanxess a termination fee in an amount equal to $75 million. See "The Merger Agreement—Termination Fee Payable by Chemtura" beginning on page [      ] of this proxy statement.

Background of the Merger

        Beginning in 2011, the Chemtura board, working with members of Chemtura's senior management, began a strategic assessment of Chemtura's businesses, focusing on their operational and financial performance and their fit within Chemtura's long-term strategic goals and plans. During its deliberation, the Chemtura board also considered possible acquisitions and other financial and strategic alternatives. Beginning in 2012, the Chemtura board directed senior management of Chemtura to explore the divestiture of certain of Chemtura's non-core businesses, which resulted in the sales of its Antioxidants business in April 2013 and its Consumer Products business in December 2013. In early 2014, the Chemtura board, after exploring acquisition transactions in the agrochemicals space and recognizing valuations were high, came to believe that its Chemtura AgroSolutions business likely maintained a valuation that was superior to other businesses owned by Chemtura, instructed senior management to explore the sale of the Chemtura AgroSolutions business in order to unlock value from the business and return the proceeds to Chemtura stockholders and for other corporate uses. As a result, Chemtura completed the sale of its Chemtura AgroSolutions business in November 2014. Proceeds from this and the 2013 divestitures were used to pay down debt and to repurchase shares of Chemtura's common stock, including through a cash tender offer for approximately 14.5% of the then outstanding common stock, which was completed in December 2014.

        During the course of these divestitures, the Chemtura board and the senior management team continued to review and assess Chemtura's businesses, long-term strategic goals and plans, including potential opportunities to maximize stockholder value through business combinations, acquisitions and other financial and strategic alternatives.

        In its discussions during 2014 regarding the long-term strategy of Chemtura, the Chemtura board took note of several issues confronting Chemtura, including: (i) that the successful implementation of Chemtura's portfolio rationalization strategy had achieved the goal of providing Chemtura with a tightly-focused portfolio of four industrial specialty chemical businesses, but had left Chemtura as one of the smaller specialty chemical companies and that senior management had advised the Chemtura board that in order to have the capacity to invest in significant product and application innovation and growth, Chemtura needed the benefits of scale; (ii) that while other companies in the specialty chemicals industry had expressed interest in some of Chemtura's remaining portfolio businesses, any further divestiture would risk reducing Chemtura's enterprise value to a level that could depress its enterprise value multiple, thereby reducing rather than increasing shareholder value; (iii) that developments in the bromine industry over the prior three years had created excess bromine capacity, thereby depressing bromine prices, that it was not evident that bromine customer demand would grow at a rate to return to a supply-demand equilibrium in the next five years and that Chemtura's bromine profit margins and return on investment were likely to remain depressed absent some change in the industry; and (iv) that, while management had continued to find opportunities to reduce costs and improve operating efficiencies, including the program to reduce manufacturing costs in 2015 being planned at that time, the opportunities for such improvements would diminish and Chemtura needed revenue growth to drive continued profit growth. The Chemtura board also considered the receipt of an unsolicited, inbound expression of interest from Party A, which resulted in the Chemtura board beginning to focus more closely on the potential opportunities associated with the potential sale of Chemtura, the potential risks and opportunities presented by a potential transformative acquisition by Chemtura and the potential risks and opportunities associated with continuing to operate Chemtura as a stand-alone company.

        On July 17, 2014, the Chemtura board held a regularly scheduled telephonic meeting at which all directors were present. In an executive session, the Chemtura board discussed with senior management certain potential strategic alternatives for Chemtura and the potential engagement of a financial advisor to assist the Chemtura board in the evaluation of such alternatives. During this session, the Chemtura board concluded that Morgan Stanley & Co. LLC ("Morgan Stanley") should assist Chemtura in light of Morgan Stanley's qualifications, expertise, reputation and knowledge of both the industries in and companies with which Chemtura operates and the business and affairs of Chemtura. In addition, the Chemtura board expressed confidence in Morgan Stanley given the Chemtura Board's experience working with the financial advisory team of Morgan Stanley on the sale of the Chemtura AgroSolutions business.

        On August 21, 2014, the Chemtura board held a regularly scheduled telephonic meeting at which all directors, except one, were present, together with members of Chemtura's management. At the invitation of the Chemtura board, representatives of Morgan Stanley were in attendance and reviewed a series of financial analyses of Chemtura and provided an overview of potential strategic alternatives for Chemtura, including execution of Chemtura's standalone plan, the sale of the company, a merger or business combination and the breakup of the company.

        To support Morgan Stanley's financial analysis, the Chemtura board instructed Morgan Stanley to utilize Chemtura's existing long range forecast of financial performance for fiscal years 2014-2018. In the ordinary course of business, Chemtura's management annually updates Chemtura's long range forecasts and budgets. Chemtura's long range forecast of financial performance for fiscal years 2014-2018, like other forecasts and budgets prepared by Chemtura's management reflected certain assumptions, risks and key drivers which were developed by senior management and reviewed with the Chemtura board. The long range forecast of financial performance for fiscal years 2014-2018, like other forecasts and budgets prepared by Chemtura's senior management, was developed by the Chemtura senior management team as a tool for setting challenging targets for financial performance that would "stretch" management to achieve revenue growth, innovation targets, new product sales and strong earnings and cash flows, not for the purpose of providing Chemtura's management's best estimate of Chemtura's financial performance or for the purpose of conducting a valuation analysis of Chemtura. As a result, Chemtura's actual financial performance had historically fallen well below its long range forecasts.

        In a series of discussions following Morgan Stanley's review, the Chemtura board concluded that Chemtura should stay focused on closing its announced sale of its Chemtura AgroSolutions business (the closing of which occurred on November 3, 2014) and implementing certain restructuring and capital structure rationalization efforts, rather than embark on the further exploration of other strategic alternatives at this time.

        Beginning in the fall of 2014 and continuing until the fall of 2015, Chemtura's management had periodic conversations with Party B regarding a potential strategic transaction or joint venture that would combine Chemtura's Industrial Engineered Products ("IEP") business segment with a complementary business of Party B. Ultimately, such discussions did not progress due to the companies' determination that such a transaction would likely be challenged by applicable antitrust authorities.

        On January 15, 2015, the Chemtura board held an in person special meeting at which all directors were present except for one, along with members of Chemtura's senior management. At this meeting, Craig Rogerson, Chairman, President and Chief Executive Officer of Chemtura, and Stephen Forsyth, Chief Financial Officer and Executive Vice President of Chemtura, made a presentation to the Chemtura board regarding the recent performance of Chemtura's businesses and the benefits to the company of exploring potential strategic alternatives. Messrs. Rogerson and Forsyth advised the Chemtura board that a meeting had been scheduled with Morgan Stanley at which, subject to the Chemtura board's approval, management planned to discuss identifying potential counterparties and exploring potential strategic transactions involving Chemtura. Messrs. Rogerson and Forsyth explained that the purpose of any outreach to potential counterparties would not expressly focus on a sale of the company, although proposals to acquire all of Chemtura would be considered. Instead, potential counterparties would be engaged to discuss a variety of possible transactions, including divestitures, joint acquisitions and joint ventures. In addition, Messrs. Rogerson and Forsyth specifically provided an overview to the Chemtura board of a number of potential transformative acquisition transactions for Chemtura that had each been identified by separate investment banks that approached management: a Reverse Morris Trust transaction (i.e., a complex tax-efficient transaction structured as a spin-off or split-off of a portion of one party's business immediately followed by a stock-for-stock merger of such spun-off or split-off entity with the counterparty) with Party C and an acquisition of Party D. At this time, there was also discussion between Chemtura's management and Party E through a financial advisor about another potential Reverse Morris Trust transaction with Party E.

        After a discussion, the Chemtura board concluded that, while it had made no decision with respect to the potential sale of Chemtura or any other potential strategic alternative, it was in the best interests of Chemtura and its stockholders for management to explore a variety of strategic alternatives, including by meeting with Morgan Stanley, exploring transactions with Party C and Party D and following up on the previously received unsolicited proposal from Party A (as described below). The Chemtura board also authorized management to reach out to a targeted group of 14 financial sponsors, including Parties F, G and H, and 24 strategic third parties, including Party I, Party J and Lanxess, regarding interest in a variety of potential strategic transactions with Chemtura, which list was provided by Morgan Stanley in anticipation of its meeting with Chemtura's management. Morgan Stanley developed this list based on the parties that Morgan Stanley and management considered likely to have both the strategic interest and financial capability to complete a strategic transaction with Chemtura.

        Over the weeks following the January 15, 2015 Chemtura board meeting, at the direction of the Chemtura board, Morgan Stanley conducted an outreach to the financial sponsors and strategic third parties identified by Morgan Stanley with input from Chemtura's management. Certain strategic third parties were excluded from the Morgan Stanley outreach as Chemtura had previously established dialog with those parties through other investment banks or financial advisory firms. This outreach included Party J, Party G, Party H and Lanxess, though Lanxess at that time did not enter into a discussion with Chemtura. This initial outreach resulted in 13 parties executing confidentiality agreements that included customary "standstill" provisions, which, subject to certain exceptions, prohibited a potential counterparty from acquiring shares of Chemtura common stock or taking certain other actions. Of these 13 parties that entered into confidentiality agreements, all, including Parties G, H and J, received information that included a written management presentation and selected portions of Chemtura's long range forecast of financial performance for fiscal years 2015-2018. In addition, 12 of these parties attended management presentations with Chemtura's management over the course of the subsequent few months.

        During this same period, Chemtura's discussion of a potential transaction with Party C ended when Party C was acquired, preventing the contemplated Reverse Morris Trust transaction. Further, Party E advised Chemtura that it had decided to spin-out to its shareholders the business that created the potential for a Reverse Morris Trust transaction with Chemtura. In addition, based on analysis of the strategic fit with Chemtura, and guidance received from its financial advisor as to the probable purchase price that would be required to acquire Party D, Chemtura management concluded it would not attempt to acquire Party D.

        Also in January 2015, Chemtura's management initiated conversations with Party K regarding a potential strategic transaction between Chemtura and Party K. Members of Chemtura's management had sporadic conversations with Party K during the course of the winter and spring of 2015, with conversations eventually evolving away from a strategic transaction and toward a potential contractual supply relationship between Chemtura and Party K. In the fall of 2015, Party K ultimately decided not to pursue such a potential transaction or relationship with Chemtura.

        On February 4, 2015, Mr. Rogerson received a phone call from the Chief Executive Officer of Party A, who preliminarily suggested that Party A would be willing to pay $500 million for Chemtura's IEP segment and potentially $25 to $26 per share for the entire company, subject to due diligence and certain assumptions regarding Adjusted EBITDA of Chemtura and the IEP segment. Although Party A's offer represented only a modest (3.9% to 8.0%) premium to Chemtura's then-current share price ($24.07), Chemtura's management invited Party A to sign a confidentiality agreement, to receive due diligence information about Chemtura (including by attending a management presentation with Chemtura's management) and to make a non-binding written proposal to Chemtura along with the other financial sponsors and strategic third parties with which it was currently engaged.

        On February 5, 2015 Chemtura held an Investor Day in New York City that was attended by investors and analysts in person as well as via webcast. In prepared remarks, Mr. Rogerson reviewed with the attendees the value that had been created for Chemtura's shareholders by Chemtura's portfolio transformation strategy that had led to the successful divestiture of the Antioxidants, Consumer Products and Chemtura AgroSolutions businesses and that such divestitures enabled the substantial share repurchase program that Chemtura continued to implement. Mr. Rogerson also summarized the value that was expected to be created by the 2015 cost reduction actions that were being implemented by members of Chemtura's management. He then reviewed Chemtura's conclusion that, in order to enable accelerated value creation for Chemtura's shareholders, Chemtura needed to increase its scale, as it was unlikely that further value could be created by divesting any of Chemtura's remaining four businesses. Mr. Rogerson expressed the view that Chemtura was agnostic as to how it gained scale, whether through Chemtura being acquired by a larger specialty chemical company, a merger with a comparable-sized specialty chemical company or Chemtura's acquisition of a complementary specialty chemical company. Mr. Rogerson advised attendees at the meeting that Chemtura would seek "buy, sell, merge" opportunities and select the option that would create the greatest accelerated value for Chemtura stockholders.

        On February 19, 2015, the Chemtura board held a regularly scheduled in person meeting at which all members of the Chemtura board were in attendance, along with members of senior management. At the invitation of the Chemtura board, representatives of Morgan Stanley were also in attendance. At the meeting, representatives of Morgan Stanley reviewed the status of its outreach efforts, which while still underway, to date had not yielded any concrete proposals with respect to any form of strategic transaction.

        On February 23, 2015, during Chemtura's fourth quarter and full year 2014 earnings conference call, Mr. Rogerson further discussed Chemtura's "buy, sell, merge" strategy, indicating to investors that while Chemtura would continue to seek to create value in 2015 through its cost reduction program, one of the significant medium-term headwinds that Chemtura faced was a lack of scale.

        During the months of March and April 2015, representatives of Morgan Stanley and representatives of Chemtura's management engaged in conversations and met a number of times with the financial sponsors and strategic third parties identified by Morgan Stanley, but no such conversations yielded any concrete proposals with respect to a strategic transaction.

        On April 30, 2015, during Chemtura's first quarter 2015 earnings conference call, Mr. Rogerson reiterated to investors that Chemtura was "continuing to explore how [it] can accelerate value creation for [its] shareholders [through] the next transformational move for Chemtura."

        On May 7, 2015, the Chemtura board held a regularly scheduled in person meeting at which all directors were present, along with members of Chemtura's senior management. At the Chemtura board's invitation, representatives from Morgan Stanley and Davis Polk & Wardwell, LLP, Chemtura's outside counsel ("Davis Polk"), were also in attendance. Chemtura's senior management updated the Chemtura board on the year-to-date performance of Chemtura's various businesses and business segments, which performance had been strong (but had not met the performance targeted in Chemtura's annual budget for 2015 for the reasons stated above concerning the purposes of those targets), in large part due to the initial benefits of its 2015 cost reduction actions, which had resulted in an increase to earnings. Next, representatives of Morgan Stanley reported to the Chemtura board on the status of its outreach to potential financial and strategic counterparties for a strategic transaction. Generally, the parties contacted, including Lanxess, Party A and Party I, had expressed no interest in acquiring Chemtura at a premium to its then-current share price, which was near its high price ($29.77 per share) since Chemtura's exit from bankruptcy in 2010, including because many believed the then-current share price already reflected a transaction premium and a premium related to expected future price increases in bromine. However, several of the financial sponsors, including Party A and Party L, had contacted Chemtura to express interest in Chemtura's Great Lakes Solutions business, and several of the strategic buyers contacted expressed interest in an acquisition involving all or some of the assets constituting Chemtura's Industrial Performance Products ("IPP") business segment. For instance, Party I, which was initially contacted to discuss an all-stock acquisition, indicated that it would be unable to justify acquiring all or part of Chemtura at a valuation that reflected an attractive premium to Chemtura's current stock price, because while Party I had a high level of interest in the IPP side of Chemtura's business, Party I was concerned that Chemtura's IEP business segment was not a good strategic fit with its existing business. Party A had previously provided a nonbinding expression of interest for the Great Lakes Solutions business but Party L did not provide an expression of interest after conducting limited diligence and having a number of discussions with management.

        During the same meeting, representatives of Morgan Stanley also updated the Chemtura board on a meeting held with Party J on April 16, 2015, at which Party J had expressed an interest in acquiring Chemtura's IPP segment but not its IEP segment. The Chemtura board discussed the potential for a transaction with Party J involving the IPP segment and instructed management and Morgan Stanley to ask Party J to provide a non-binding indication of value for the IPP segment in order to determine whether to proceed further given the current trading price of Chemtura. Chemtura's management also noted that any transaction for the IPP segment only would potentially result in a large tax cost for Chemtura. Chemtura's tax basis in its businesses was low relative to the fair value of the businesses due to Chemtura having been formed though a sequence of mergers, such that the basis in the assets obtained through mergers had not been stepped up to the merger values. While Chemtura had significant net operating losses, the rate at which it could utilize them was limited under Section 382 of the Code. In 2014, Chemtura had utilized all net operating losses available at that time under that limitation in the sale of Chemtura AgroSolutions. As a result, a sale of portions of the company in 2015 could result in a sizable taxable gain to Chemtura that could not be significantly offset at the time of sale by utilization of net operating losses. The Chemtura board also discussed potential value creation strategies including a tax free spin-off of the IEP segment, which was ultimately not pursued given concerns around whether the spin could proceed on a tax free basis. Management then reviewed with the Chemtura board a new potential Reverse Morris Trust transaction with Party M which had been proposed to Chemtura by an investment bank with which Chemtura had a relationship. Mr. Rogerson subsequently met with the CEO of Party M, who expressed a willingness to explore the transaction once Party M had completed its current strategic planning process. However, the Reverse Morris Trust transaction ultimately was not pursued as Party M entered into an agreement to be acquired later in 2015.

        On June 4, 2015, Bloomberg Media reported that at a chemical industry conference, Mr. Rogerson indicated that Chemtura was pursuing a "buy, sell or merge" strategy and was open to considering a sale of the entire company, indicating that "there is a lot of interest in the company and the portfolio." Mr. Rogerson indicated that a formal sale process may develop if Chemtura were to procure a commitment from a buyer for one part of Chemtura or a specific asset and needed to solicit buyers for the remainder. Mr. Rogerson, when asked to name an investment banker working with Chemtura, named a senior investment banker at Morgan Stanley.

        On June 17, 2015, Party J provided a proposal to acquire certain assets of Chemtura's IPP segment for $1.5 billion. In the transaction proposed by Party J, all pre-closing liabilities, including environmental liabilities, would be retained by Chemtura and all pension and employee benefits would be fully funded by Chemtura at Closing. At the Board's direction, Morgan Stanley communicated to Party J that its proposal was inadequate and reflected a price and a structure (with Party J acquiring select assets and assuming no liabilities) that was not attractive to Chemtura. Party J responded by indicating that it believed that Chemtura's financial forecasts with respect to the IPP segment, reflected in Chemtura's long range forecast of financial performance for fiscal years 2015-2018, were overly optimistic, and thus, a higher valuation was not warranted. Morgan Stanley also discussed with Party J whether there was additional due diligence information that could be provided by Chemtura that would have the effect of causing Party J to increase the price or change the structure of its offer. In the weeks to come, Chemtura provided additional information at the request of Party J, including mid-year 2015 operating results for the IPP segment, which were positive.

        Also in June 2015, Chemtura's management had discussions with representatives of the management team of Party N relating to a strategic transaction involving Chemtura's Great Lakes Solutions business. Chemtura and Party N executed a confidentiality agreement and exchanged certain due diligence information with respect to Party N's business and Chemtura's Great Lakes Solutions business. Chemtura and Party N continued periodic discussions through the early fall of 2015, but Party N ultimately determined not to pursue the potential transaction further.

        On July 16, 2015, the Chemtura board held an in person, regularly scheduled meeting where all members of the Chemtura board were in attendance, along with members of Chemtura's senior management. At the invitation of the Chemtura board, representatives of Morgan Stanley were also in attendance. Senior management reported to the Chemtura board on preliminary June and second quarter 2015 operating results, which came in lower than targeted in Chemtura's 2015 annual budget for the period but reflected significant improvement compared to 2014 performance (adjusted to exclude the Chemtura AgroSolutions business and related divestiture expenses). Senior management also reported on ongoing 2015 cost reduction actions, which were resulting in significant cost savings. Next, representatives of Morgan Stanley reviewed with the Chemtura board the terms of Party J's June 17, 2015 offer and the status of discussions with Party J and the other parties contacted to date. Given that Party J had not changed or otherwise improved its offer, the Chemtura board again determined that the price and terms offered by Party J were inadequate.

        At the July 16, 2015 board meeting, representatives of Morgan Stanley again noted that while there had been some interest expressed for Chemtura's IEP or IPP business segments separately, none of the parties contacted had expressed interest in acquiring the entire company due to several factors, including Chemtura's then-current share price ($27.36 per share), which was trading near its post-bankruptcy high. As a result, Morgan Stanley suggested allowing potential counterparties to work together to develop an attractive transaction proposal for the acquisition of Chemtura as a whole. The Chemtura board discussed and asked questions about the status of the outreach to date and agreed that, at least in limited circumstances, it would be sensible to allow potential counterparties to work together to develop attractive acquisition proposals, which could be designed to mitigate the effect of the tax liabilities that would arise by selling the IPP segment but retaining the IEP segment. Representatives of Morgan Stanley also led a discussion regarding various potential value creation strategies involving the IEP and IPP segments, including a tax free spin-off of the IEP segment, but after a discussion and careful consideration of these strategies, ultimately, the Chemtura board determined not to pursue any of these strategies.

        On July 30, 2015, during Chemtura's second quarter 2015 earnings conference call, Mr. Rogerson reiterated to investors that Chemtura was seeking options for acquisitions, a sale or a merger.

        On August 12, 2015, in an attempt to develop an attractive acquisition proposal, Messrs. Rogerson and Forsyth met with representatives of Party F to suggest that Party F explore a partnership opportunity with Party J to acquire Chemtura's IEP segment. Messrs. Rogerson and Forsyth approached Party F due to its indication of interest in acquiring only the IEP segment when Party F was initially contacted by Morgan Stanley in the spring of 2015. Chemtura and Party F executed a confidentiality agreement on September 8, 2015, and members of Chemtura's management and representatives of Morgan Stanley met or spoke with representatives of Party F on September 24 and 29, 2015 and October 14 and 23, 2015 to discuss the opportunity and the information provided by Chemtura. Following these discussions, Morgan Stanley introduced representatives of Party F and representatives of Party J with the goal of spurring discussions of a joint proposal for the acquisition of Chemtura and the subsequent division of its businesses between Party F and Party J.

        Morgan Stanley also conducted a variety of secondary outreach to parties that were first contacted in the spring of 2015 as part of Morgan Stanley's initial outreach to financial sponsors and strategic third parties, including in an attempt to suggest partners for various potential third parties to allow them to make attractive acquisition proposals. These efforts resulted in no concrete proposals related to potential strategic transactions.

        On October 8, 2015, the Chemtura board held an in person regularly scheduled meeting where all members of the Chemtura board were in attendance, along with members of Chemtura senior management. At the invitation of the Chemtura board, representatives from Morgan Stanley and Davis Polk were also in attendance. Mr. Forsyth led the Chemtura board through a review of the financial performance of the business in the third quarter of 2015. He indicated that although the financial performance of the Company was lower than targeted in Chemtura's 2015 annual budget, Chemtura showed improvement compared to the second quarter of 2015, as Chemtura's margins were expanding as a result of higher bromine prices, lower raw materials costs and lower spending due in large part to Chemtura's cost reduction efforts. Morgan Stanley summarized its discussions to date with Party J and Party F, as well as its secondary outreach to parties that were first contacted in the spring of 2015.

        Over the course of the remainder of 2015, Chemtura and Morgan Stanley continued discussions with Party J and Party F regarding a potential transaction. However, these discussions terminated when Party J and Party F failed to agree on a mutually acceptable valuation of Chemtura as a whole that they believed would be acceptable to Chemtura.

        In October 2015, a financial advisory firm indicated to Chemtura's management that Party O might consider divesting a business that could complement Chemtura's IPP segment. Chemtura's management requested that this advisory firm approach Party O and express Chemtura's interest in this business. Party O responded positively to Chemtura's interest in November 2015 and a meeting between Chemtura's management and representatives of Party O's management was scheduled for early

December 2015. This meeting was later postponed due to an acquisition opportunity being pursued by Party O.

        On October 28, 2015, during Chemtura's third quarter 2015 earnings conference call, Mr. Rogerson reaffirmed that Chemtura was exploring options for acquisitions, a sale or a merger.

        In November of 2015, Morgan Stanley received an inquiry from Party P, which expressed an interest in acquiring Chemtura's IPP segment, excluding certain assets related to the urethanes business. Chemtura and Party P entered into a confidentiality agreement in November 2015 and Party P began receiving diligence information from Chemtura in early December 2015. In subsequent conversations, Party P indicated that it would be open to exploring a transaction for all of Chemtura's IPP business segment, but talks between Chemtura and Party P did not progress beyond preliminary discussions due, in part, to Party P's management's focus on an unrelated transaction that Party P announced in the spring of 2016.

        On November 12, 2015, representatives of Chemtura and Lanxess met in Philadelphia to discuss how the two companies might cooperate with each other regarding certain potential transactions though an acquisition of Chemtura by Lanxess was not then discussed.

        On December 10, 2015, the Chemtura board held a regularly scheduled in person meeting where all directors were in attendance, along with members of Chemtura senior management. At the invitation of the Chemtura board, representatives from Morgan Stanley and Davis Polk were also in attendance. Mr. Forsyth updated the Chemtura board on the financial performance of Chemtura for the fourth quarter of 2015 to date, which was improved compared to the same period in the prior year but was below the levels indicated in Chemtura's 2015 annual budget. He also provided an update on its 2015 restructuring and cost saving programs, which were now complete and delivering the projected benefits. Next, Morgan Stanley updated the Chemtura board on the status of its ongoing outreach to potential counterparties for strategic transactions, including recent discussions with Parties F, J and P, noting that none of the outreach to date had resulted in a concrete proposal that merited evaluation by the Chemtura board.

        Mr. Forsyth then led the Chemtura board through a presentation on potential new opportunities to consider with respect to strategic transactions. The presentation focused on potentially adding another industrial specialty chemicals business to Chemtura's portfolio. He reported that Chemtura's management had evaluated four potential targets, but did not recommend pursuing any of them, given that management did not believe such targets were a good fit with Chemtura's existing businesses. Mr. Forsyth also noted that an investment bank had proposed to Chemtura on a number of occasions over the last three years that Party Q might be a potential acquisition target and had undertaken analysis on behalf of the company on this opportunity and others that the investment bank had proposed. He reported that the investment bank had recently proposed to Chemtura in light of its comments on its "buy, sell, merge" strategy that Party Q could be a potential merger candidate. Management proposed to the Chemtura board that this investment bank approach Party Q to gauge its interest. Mr. Forsyth also indicated that Chemtura's management anticipated that the rescheduled meeting with Party O would occur in January 2016. The Chemtura board discussed and asked questions regarding the various potential acquisitions under consideration and the potential merger with Party Q. The Chemtura board directed management to continue exploring potential acquisitions and a transaction with Party Q.

        The investment bank that suggested a merger transaction between Chemtura and Party Q approached Party Q in mid-December 2015. Party Q expressed interest in such a transaction, and a meeting was scheduled between Messrs. Rogerson and Forsyth and the Chief Executive Officer and Chief Financial Officer of Party Q.

        On December 16, 2015, during Chemtura's investor day presentations to shareholders, Mr. Rogerson indicated to investors that Chemtura was seeking options for acquisitions, a sale or a merger that were actionable in the near-term.

        On January 6, 2016, Messrs. Rogerson and Forsyth and the Chief Executive Officer and Chief Financial Officer of Party Q met in person. The parties discussed a potential merger of equals transaction between Chemtura and Party Q.

        Over the following days, members of Chemtura's management and Party Q's management held discussions and agreed that the management teams of each company should meet in February 2016 to provide each other with management presentations to assist with determining whether Chemtura and Party Q should further explore the potential of a merger. The discussions then focused on agreeing on the content of the management presentations.

        On January 13, 2016, Chemtura executed a confidentiality agreement with Party Q.

        In January and February 2016, the financial advisory firm that had contacted Chemtura's management regarding a potential transaction with Party O sought, on behalf of Chemtura's management, to reschedule the meeting between Chemtura and Party O. Eventually, Party O informed the financial advisory firm that it had concluded to undertake an auction process for the business that had been the subject of Chemtura's interest and that they would invite Chemtura to participate in the process once launched.

        On February 10 and 11, 2016, members of senior management of Chemtura and Party Q met in person to present on each of the companies' respective businesses and to explore potential synergies that could be achieved in a merger of the companies. Following these meetings, on February 18, 2016, the Chief Executive Officer of Party Q called Mr. Rogerson to advise him that Party Q's board of directors had met and was interested in proceeding further in exploring a potential merger of the companies.

        On February 19, 2016, the Chemtura board held an in person regularly scheduled meeting with representatives from Chemtura senior management present. At the invitation of the Chemtura board, representatives from Davis Polk were also present. Members of management made a presentation to the Chemtura board on the business of Party Q and also presented a financial model of the pro forma earnings before interest, taxes, depreciation and amortization and enterprise value of a combined Chemtura and Party Q, relying on publicly available financial information on Party Q supplemented by information garnered from their management presentation to Chemtura and Chemtura's forecast of financial performance for the years 2017-2019 that was finalized in early January 2016 (the "Pre-Risk Adjusted Long Range Forecast"). Like other forecasts prepared by Chemtura's management, the Pre-Risk Adjusted Long Range Forecast reflected certain assumptions, risks and key drivers which were developed by senior management and reviewed with and approved by the Chemtura board, which assumptions, risks and key drivers are more fully described in "—Chemtura Pre-Risk Adjusted Long Range Forecast" below. The Chemtura board then discussed the potential transaction with Party Q and asked questions about the presentation. After deliberations, the Chemtura board instructed management to proceed in exploring a potential merger transaction with Party Q.

        On February 23, 2016, during Chemtura's fourth quarter and full year 2015 earnings call, Mr. Rogerson indicated to investors that Chemtura's "focus is on finding a transaction that fits our strategic criteria and that is actionable in the near-term," with the intent of accelerating value creation for Chemtura's stockholders and reaffirmed that Chemtura was seeking options for acquisitions, a sale or a merger.

        On March 2, 2016, Mr. Rogerson and the Chief Executive Officer of Party Q met in person to discuss feedback from their respective board meetings, potential synergies and deal structure. The Chief Executive Officer of Party Q indicated that he envisioned a merger of equals transaction with an exchange ratio that would be set at the market price of each of the companies' common stock. Although Party Q was smaller than Chemtura, he indicated that Party Q desired equal representation on the board of directors of the combined company, that Party Q expected that Party Q's current Chief Executive Officer would serve as the Chief Executive Officer of the combined company and that Mr. Rogerson would serve as Executive Chairman of the combined company.

        On March 17, 2016, the Chemtura board held a special telephonic meeting at which all of the directors were present, as well as members of Chemtura senior management. At the invitation of the Chemtura board, representatives from Davis Polk were also in attendance. Chemtura's management briefed the Chemtura board on the status of conversations with Party Q and estimates of potential synergies. Mr. Rogerson also updated the Chemtura board regarding some of the key terms of the merger of equals transaction outlined by the Chief Executive Officer of Party Q including a proposal that the Chief Executive Officer of Party Q would serve as a Chief Executive Officer of the combined company. After asking questions and discussion, the Chemtura board directed management to continue discussions with Party Q regarding a potential combination of Chemtura and Party Q, including on terms which contemplated the Chief Executive Officer of Party Q serving as Chief Executive Officer of the combined company.

        Over the coming weeks, Chemtura's management and Party Q's management engaged in discussions both in person and via teleconference regarding potential synergies and transaction terms.

        On March 29, 2016, Mr. Rogerson met in person with representatives from Parties G and H who were first contacted in Spring of 2015 and had expressed renewed interest in jointly acquiring Chemtura in an all cash transaction. Subsequent to such meeting, Chemtura and Parties G and H entered into new confidentiality agreements, and Chemtura began sharing due diligence information with Parties G and H. At the initial meeting, Parties G and H indicated that they expected to be in a position to deliver a non-binding indication of interest regarding a potential acquisition of Chemtura by April 13, 2016 (a day prior to the next scheduled meeting of the Chemtura board). However, Parties G and H did not deliver a non-binding indication of interest by that Chemtura board meeting, explaining that they needed more information to conduct their valuation analysis.

        On April 6, 2016, Mr. Rogerson met with representatives of Lanxess to follow up on their November 12, 2015 discussions on how Chemtura and Lanxess might cooperate with each other. At the meeting, Lanxess indicated that they viewed Chemtura as a potential strategic acquisition target and expressed interest in acquiring Chemtura in an all cash transaction. On April 11, 2016, Chemtura and Lanxess entered into a confidentiality agreement, and Chemtura provided preliminary due diligence information about Chemtura to Lanxess.

        On April 14, 2016, the Chemtura board held a special telephonic meeting at which all directors were present, along with members of Chemtura senior management. At the invitation of the Chemtura board, representatives from Davis Polk were in attendance. Mr. Forsyth led the Chemtura board through a review of the financial performance of the business in the first quarter of 2016. He indicated that while net sales were lower than those targeted in the 2016 annual budget for the period (the first year of the Pre-Risk Adjusted Long Range Forecast) and during the same period in the prior year, earnings were higher than targeted in the 2016 annual budget for the period and reported in the same period in the prior year. He attributed this earnings growth to lower costs of raw materials and lower operating costs. Mr. Forsyth also noted that bromine pricing continued to be strong. Next, Mr. Forsyth presented an illustrative financial analysis regarding a potential merger of equals transaction with Party Q, assuming market valuations as of April 11, 2016 and an at-the-market exchange ratio. Mr. Forsyth led a discussion with the Chemtura board about the financial position of a combined Party Q and Chemtura.

        Next, Mr. Rogerson reported to the Chemtura board on his conversations with Parties G and H, including that Parties G and H had not, individually or jointly, provided a non-binding indication of interest on the requested timeline. Mr. Rogerson noted that Chemtura intended to provide Parties G and H with additional due diligence information in the coming week to assist them in developing a definitive offer for Chemtura. Mr. Rogerson also reported to the Chemtura board on his conversations with Lanxess and noted that management from both Chemtura and Lanxess were scheduled to meet in person in the coming week. Next, representatives from Davis Polk reviewed with the Chemtura board its fiduciary duties, including those applicable to its consideration of potential strategic transactions and a sale of the company. In addition, Davis Polk reviewed the situations in which it would be warranted to consider creating a special committee of the Board to evaluate a strategic transaction. The Chemtura board asked questions regarding and discussed these topics. At the advice of Davis Polk, the Chemtura board determined that it was not then warranted to create a special committee to evaluate the potential transaction with Party Q, Parties G and H or Lanxess, but the Board recognized that this analysis could change as these transactions evolved.

        Finally, the Chemtura board discussed the various potential transactions all being considered at the same time, including whether and under what circumstances the Chemtura board would put a hold on negotiations of any of the transactions under consideration by the Chemtura board. After discussion, the Chemtura board directed management to continue further discussions with each of Party Q, Lanxess and Parties G and H regarding the potential transactions presented by each.

        On April 20, 2016, representatives of Chemtura's management met with Lanxess to review a management presentation and respond to due diligence questions. Further due diligence information was provided to Lanxess as a follow-up to this meeting.

        On April 21, 2016, representatives of Chemtura's management met with Parties G and H to review a management presentation and respond to due diligence questions. Further due diligence information was provided to Parties G and H as a follow-up to this meeting.

        On April 26, 2016, the Chief Executive Officer of Party Q discussed the overall status of a transaction with Party Q with Mr. Rogerson. The Chief Executive Officer of Party Q indicated that Party Q was engaged in due diligence related to a material acquisition with another unrelated company (the "Party Q Acquisition") that Party Q would prefer to undertake prior to entering into any transaction with Chemtura, which would delay full engagement between Party Q and Chemtura on a potential merger of equals transaction for up to several months. The Chief Executive Officer of Party Q indicated that he would know in the next few weeks whether the Party Q Acquisition was moving forward. Mr. Rogerson indicated that it was Chemtura's preference to begin engaging with Party Q regarding a potential transaction in the near-term.

        On April 29, 2016, during Chemtura's first quarter 2016 earnings call, Mr. Rogerson indicated to investors that Chemtura "continue[s] to work hard on finding the next transformational move for Chemtura [...] that is actionable in the near-term," reiterating that Chemtura was seeking options for acquisitions, a sale or a merger. Mr. Rogerson further indicated that Chemtura was closing in on such a transaction, saying "the ability to get [a strategic transaction] done is higher than a lot of the [strategic transactions] we have evaluated last year."

        On May 5, 2016, the Chemtura board held a regularly scheduled in person meeting where all of the directors were present, along with members of Chemtura's senior management. At the invitation of the Chemtura board, representatives from Davis Polk were also in attendance. Matthew Sokol, Director, Investor Relations and Corporate Development, updated the Chemtura board on the status of recent discussions with Lanxess and Parties G and H, the latter two of which were engaged in due diligence. Mr. Rogerson updated the Chemtura board regarding recent discussions with Party Q, including that Party Q potentially intended to delay full engagement on the merger of equals transaction to pursue the Party Q Acquisition.

        On May 10, 2016, members of the Chemtura and Party Q deal teams met in person to discuss overall project status, deal timing, due diligence and synergies. The parties also discussed a number of key deal terms. At this meeting, Party Q indicated definitively that it wished to pursue the Party Q Acquisition prior to engaging with Chemtura regarding the merger of equals transaction and indicated that, while it wished to continue discussions with Chemtura in parallel, Party Q would not be in a position to dedicate significant time and resources on the merger of equals transaction until after it had negotiated the Party Q Acquisition. However, Party Q did indicate that it believed that Party Q and Chemtura could make significant progress on the key terms of a potential merger of equals transaction and would provide Chemtura with a term sheet reflecting Party Q's views on certain key terms. Over the next few weeks, Chemtura, Party Q and their respective advisors negotiated the term sheet, once received, but failed to reach agreement on certain key terms, including certain terms related to valuation, corporate governance and executive leadership structures of the combined company.

        On May 23, 2016, a representative of Parties G and H reached out to Mr. Rogerson to indicate that Parties G and H would not be in a position to present an offer for Chemtura because Parties G and H did not expect to be able to offer a premium to the trading price of Chemtura common stock that would be considered attractive to Chemtura.

        On May 23, 2016, Mr. Rogerson and Matthias Zachert, Chief Executive Officer of Lanxess, spoke by telephone to discuss the status of discussions and the transaction generally.

        On May 31, 2016, Mr. Rogerson met with Matthias Zachert, Chief Executive Officer of Lanxess in London, England. In that meeting, Mr. Zachert made a verbal proposal to acquire Chemtura at a price of $32.50 per share (which represented an approximately 22.0% premium to the closing price of Chemtura common stock on May 31, 2016). Mr. Zachert indicated that Lanxess had engaged Rothschild GmbH ("Rothschild") as its financial advisor and Skadden Arps Slate Meagher & Flom LLP ("Skadden") as its legal advisor and believed, based on information available to it at the time, it would be in a position to announce a transaction within 4 to 6 weeks. Mr. Zachert also indicated to Mr. Rogerson that while a deal with Chemtura was attractive to Lanxess, it was not the only deal Lanxess was considering and that Lanxess was extremely focused on confidentiality, cautioning Chemtura that any leak would cause Lanxess' proposal to be rescinded.

        In late May 2016, Party O launched an auction process for the business in which Chemtura had expressed interest. Chemtura entered into a confidentiality agreement with Party O in June 2016 and received a copy of the confidential information memorandum for the business being divested. Chemtura's management's analysis of the information revealed that a product line of the business that was not a good fit with Chemtura's existing business was larger than Chemtura had anticipated. In addition, in light of the ongoing discussions with both Party Q and Lanxess, Chemtura concluded that it did not have the available resources to conduct in-depth diligence on the Party O business and therefore did not submit a non-binding expression of interest to Party O.

        On June 3, 2016, the Chemtura board held a special telephonic meeting at which all of the directors were present, along with members of Chemtura's senior management. At the invitation of the Chemtura board, representatives from Davis Polk and Morgan Stanley were also in attendance. Mr. Rogerson updated the Chemtura board regarding the offer presented by Lanxess, as well as the status of discussions with Parties G and H and Party Q. Representatives of Morgan Stanley reviewed with the Chemtura board a preliminary financial analysis of Lanxess' proposal, including a comparison of the $32.50 price to the trading range of Chemtura's common stock, research price targets, comparable companies analysis, comparable transactions, an illustrative discounted cash flow analysis and an illustrative leveraged buyout analysis. Representatives of Morgan Stanley also reviewed with the Chemtura board information concerning Morgan Stanley's relationships with, and the beneficial ownership by certain affiliates of Morgan Stanley of shares of common stock of, Chemtura and Lanxess, which matters are described in the section entitled "—Opinion of Chemtura's Financial

Advisor" below. The Chemtura board concluded that none of these relationships would affect Morgan Stanley's ability to provide independent advice to the Chemtura board. Davis Polk reviewed with the Chemtura board its fiduciary duties in connection with the Chemtura board's ongoing consideration of strategic transactions. The Chemtura board, Chemtura's management and their advisors discussed the offer conveyed by Lanxess and how best to respond. Without reaching any conclusion regarding various courses of action, including on whether to sell the company, the Chemtura board noted that a transaction with Lanxess had the potential to be more attractive than a merger-of-equals transaction with Party Q. After discussion, the Chemtura board instructed Mr. Rogerson to make a counter-proposal to Lanxess in the range of $36-$37 per share. The Chemtura board also determined that management and its advisors should continue to work on the key term sheet with Party Q regarding the merger-of-equals transaction, but that, in light of the offer from Lanxess, there was no immediate need to agree to concessions to finalize such terms.

        Next, Mr. Rogerson advised the Chemtura board that, consistent with previous reports to the Board, Chemtura's long range financial forecasts of its businesses, which were consolidated to prepare the Pre-Risk Adjusted Long Range Forecast had been developed to set aspirational goals for management to achieve, and that Chemtura had not adjusted those forecasts to reflect the potential risks in achieving the financial results set forth therein. Mr. Rogerson further noted that as a result, Chemtura's actual financial results had historically been lower than those contained in its financial forecasts, particularly in the later years of the projected period. Mr. Forsyth agreed and commented that management has periodically analyzed and reviewed with the Chemtura board Chemtura's actual performance against its long range forecasts and concluded that after the first year, actual performance against such forecasts falls short by increasingly larger percentages in the later years. After a discussion of Chemtura's practices with respect to financial forecasts, the Pre-Risk Adjusted Long Range Forecast and the use of such figures in the financial analysis prepared by Morgan Stanley, the Chemtura board instructed Chemtura's management to begin preparing a long range financial forecast that reflected management's best estimate of the future financial performance of Chemtura, accounting for risks associated with achieving such financial performance.

        On June 6, 2016, Mr. Rogerson called Mr. Zachert and responded to Lanxess' oral proposal to acquire Chemtura. Mr. Rogerson indicated that the Chemtura board was open to a transaction with Lanxess and noted that the Chemtura board would expect a price of $37 per share. Mr. Zachert responded that he did not believe that Lanxess would be able to pay $37 per share but was willing to consider a higher valuation if Lanxess could conduct further due diligence on Chemtura with a focus on valuation and such due diligence yielded a discovery of additional value.

        Over the next week, Chemtura's management and its advisors worked to assemble additional due diligence materials requested by Lanxess and to formulate a response to Party Q regarding the open items on the key term sheet for the merger-of-equals transaction.

        On June 13, 2016, Lanxess and its advisors were granted access to a virtual data room developed for the potential transaction. Chemtura and its advisors also met with Party Q and its advisors regarding the key term sheet for the merger-of-equals transaction. Little progress with Party Q was made in such meetings.

        On June 17, 2016, Mr. Rogerson and Mr. Zachert spoke by telephone to discuss the status of discussions and the transaction generally.

        Over the following weeks, Lanxess conducted its due diligence exercise with respect to Chemtura, including by participating in face-to-face meetings with Chemtura's management for several days in late June and making certain site visits to Chemtura facilities.

        On June 22, 2016, the Chemtura board held a special telephonic meeting with all directors in attendance, along with senior members of Chemtura's management. At the invitation of the Chemtura board, representatives from Davis Polk were also in attendance. Mr. Rogerson updated the Chemtura board as to the status of negotiations with Lanxess. Mr. Sokol provided an update as to the status of Chemtura's responses to Lanxess' due diligence requests and indicated that Lanxess had communicated to him that Lanxess would be in a position to provide a revised cash offer after the July 4th holiday. Mr. Rogerson also updated the Chemtura board on the status of negotiations with Party Q, and the failure to reach resolution on certain open points on the key term sheet related to the merger of equals transaction, including those related to valuation, corporate governance and executive leadership of the combined company.

        On July 5, 2016, Mr. Zachert responded to Mr. Rogerson regarding Mr. Rogerson's June 6 counter offer. Mr. Zachert indicated that Lanxess was not in a position to increase its offer of $32.50 per share. Mr. Zachert explained that in the course of Lanxess' due diligence a number of issues had been identified that had caused Lanxess to question its ability to pay even the $32.50 per share that had initially been offered. These issues included higher than expected environmental costs associated with remediation and site closures, higher than expected change of control costs related to Chemtura's employees. Later that day, Chemtura terminated the access of Lanxess and its advisors to the online dataroom.

        On July 6, 2016, the Chemtura board held a special telephonic meeting with all directors in attendance, along with members of senior Chemtura's management. At the invitation of the Chemtura board, representatives from Davis Polk were also in attendance. Mr. Rogerson briefed the Chemtura board regarding the developments with respect to discussions with Lanxess, including Lanxess' failure to increase its offer price for Chemtura and the issues Lanxess identified during its due diligence. Mr. Forsyth led a discussion and answered questions regarding Lanxess' diligence findings. He indicated that Lanxess was in the process of preparing a more detailed explanation of its due diligence findings and proposed that Chemtura's management review that explanation and respond in kind. The Chemtura board discussed these developments and compared a potential transaction with Lanxess to a merger-of-equals transaction with Party Q as well as remaining a stand-alone company. Ultimately, the Chemtura board directed Chemtura's management to continue its discussions with both Lanxess and Party Q. Next, Mr. Forsyth reviewed a set of long range financial forecasts for Chemtura for 2016-2019, which were distributed prior to the meeting and, as requested by the Chemtura board, reflected management's best estimate of the future performance of Chemtura in light of the risks associated with the operation of its business (the "Risk Adjusted Long Range Forecast"). The Chemtura board discussed and asked questions about the Risk Adjusted Long Range Forecast and requested that management provide it with additional detail regarding the methodology utilized to prepare the Risk Adjusted Long Range Forecast for review at the next in-person board meeting.

        On July 11, 2016, Chemtura's management received a report from Lanxess outlining its due diligence findings.

        On July 14, 2016, the Chemtura board held a regularly scheduled in-person meeting with all directors in attendance, along with members of senior Chemtura's management. At the invitation of the Chemtura board, representatives from Morgan Stanley and Davis Polk were also in attendance. Mr. Forsyth updated the Chemtura board on the status of conversations with Lanxess regarding Lanxess' due diligence findings. Next, representatives of Morgan Stanley provided an overview of the status of negotiations with Lanxess and Party Q to date and included an updated financial analysis of the $32.50 per share offer price. Davis Polk also gave a presentation on deal protections and other key terms in definitive documentation associated with transactions involving publicly traded companies. The Chemtura board discussed the potential transactions with Party Q and Lanxess with management and its advisors and concluded that Chemtura's management should continue to seek a higher price for the company from Lanxess, including by evaluating and responding to Lanxess' due diligence findings.

        On July 15, 2016, Chemtura's management delivered a response to Party Q regarding the open items on the key term sheet related to the merger of equals transaction with Party Q. Subsequently, Chemtura, Party Q and their respective advisors held several follow up conversations regarding the term sheet and settled a variety of key issues, including those related to the basis of respective valuations upon which exchange ratios would be determined. Other matters, including issues related to corporate governance and executive leadership, were tabled until August when it was expected that the Party Q Acquisition would be announced.

        On July 19, 2016, Chemtura's management and Lanxess' management engaged in a follow up discussion regarding Lanxess' due diligence findings.

        On July 21, 2016, Mr. Zachert indicated to Mr. Rogerson that Lanxess was still supportive of a transaction at $32.50 per share.

        On July 22, 2016, the Chemtura board held a special telephonic meeting with all directors in attendance, along with members of senior Chemtura's management. At the invitation of the Chemtura board, representatives from Davis Polk were also in attendance. Chemtura's management briefed the Chemtura board on the status of discussions with Lanxess and Party Q. Mr. Rogerson led a discussion regarding Lanxess' $32.50 per share cash offer and the relative risks, benefits and values of a transaction with Lanxess as opposed to a transaction with Party Q and continuing to operate Chemtura on a standalone basis absent a transaction with Lanxess or Party Q. After this discussion, the Chemtura board directed management to continue discussions with Party Q, advise Lanxess that the Chemtura board was not supportive of a transaction at $32.50 per share and propose that Lanxess make a counter-proposal in a manner designed to obtain the highest price achievable.

        On July 27, 2016, Mr. Rogerson communicated to Mr. Zachert that the Chemtura board was not supportive of pursuing a transaction at the $32.50 per share price.

        On July 28, 2016, Rothschild communicated to Morgan Stanley that the $32.50 per share offer price represented the "edge" of what Lanxess was willing to pay, and that if Lanxess did increase its offer, the increase would be by "quarters and not dollars." Morgan Stanley responded that mere "window dressing" would not be sufficient and highlighted areas of value not reflected in the $32.50 price.

        On July 29, 2016, during Chemtura's second quarter 2016 earnings call, Mr. Rogerson reiterated to investors that Chemtura "continued to work hard on finding the next transformational step for Chemtura." He added that Chemtura is "very active in this work and believes in our ability to execute on a transaction that will deliver shareholder value [...] in the near term," emphasizing that Chemtura was seeking options for acquisitions, a sale or a merger and that Chemtura was "further along than we've ever been."

        On August 2, 2016, following a conference call with the stockholder representatives of the Lanxess supervisory board, Mr. Zachert conveyed a revised oral acquisition proposal to Mr. Rogerson of $33.50 per share, which proposal he indicated was Lanxess' "best and final offer." The $33.50 per share price represented a 20% premium to the price of Chemtura common stock at the close of trading on August 2, 2016. Mr. Zachert indicated that the offer was subject to two conditions: permitting Lanxess to make additional site visits to Chemtura facilities and obtaining an acknowledgment from the purchaser of Chemtura's former Antioxidants business, SK Blue Holdings, Ltd, and its affiliate, Addivant USA Holdings Corp (collectively, "Addivant") that a non-competition obligation owed by Chemtura to Addivant, that could be interpreted to apply to Lanxess' existing operations after the closing of an acquisition transaction (the "Addivant Non-Compete") would not apply to Lanxess' existing operations after closing of the transaction. Mr. Zachert requested that Chemtura resolve the issue related to the Addivant Non-Compete prior to execution of a definitive merger agreement with

Lanxess and further informed Mr. Rogerson that Chemtura could not identify Lanxess by name to Addivant without Lanxess' prior consent.

        On August 8, 2016, the Chemtura board held a special in person meeting with all directors in attendance, along with members of senior management. At the invitation of the Chemtura board, representatives from Morgan Stanley and Davis Polk were in attendance. Mr. Forsyth began the meeting with a discussion of certain additional information about the methodology used to prepare the Risk Adjusted Long Range Forecast that was requested by the Chemtura board at their July 6, 2016 meeting. After asking questions about and discussing the Risk Adjusted Long Range Forecast, the Chemtura board directed Morgan Stanley to use the Risk Adjusted Long Range Forecast in future valuation analyses.

        Next, Mr. Rogerson briefed the Chemtura board regarding Lanxess' increased offer, as well as the condition related to the Addivant Non-Compete. Representatives of Morgan Stanley delivered an updated financial analysis of the $33.50 offer price, which employed various methodologies to evaluate the $33.50 offer price, including each of the methodologies described under "—Opinion of Morgan Stanley." The Chemtura board discussed the revised offer and asked questions, ultimately concluding that Chemtura should continue to pursue a transaction with Lanxess at the proposed $33.50 price. However, the Chemtura board instructed management that in light of the $33.50 offer price, Chemtura should insist on provisions in the merger agreement that provided Chemtura meaningful closing certainty and a comparatively low termination fee associated with accepting a superior acquisition proposal if one were to emerge after signing.

        Next, Mr. Rogerson updated the Chemtura board regarding recent developments with respect to Party Q, including the announcement of the Party Q Acquisition, which had happened subsequent to the last meeting of the Chemtura board, and the remaining open key terms of the merger of equals acquisition. After a discussion, the Chemtura board directed management to prioritize negotiating a transaction with Lanxess but to continue to negotiate a transaction with Party Q.

        On August 9, 2016, Mr. Rogerson spoke with Mr. Zachert and communicated the Chemtura board's willingness to pursue a possible transaction at the proposed $33.50 per share offer price, as well as the Chemtura board's focus on closing certainty and a comparatively low termination fee.

        Also on August 9, 2016 by telephone and by way of a follow-up letter delivered on August 14, 2016, a representative of Chemtura's management requested that Addivant execute an agreement acknowledging that the Addivant Non-Compete would not apply to an acquiror of Chemtura.

        On August 10, 2016, Chemtura again permitted Lanxess and its advisors to access the online dataroom.

        On August 11, 2016, research analysts from SunTrust Robinson Humphrey, Inc. issued a report indicating that new Chinese environmental regulations had restricted supply of bromine from China causing increases in bromine prices to near record highs.

        On August 12, 2016, Davis Polk sent an initial draft merger agreement to Skadden. The initial draft merger agreement proposed a regulatory undertaking requiring Lanxess to take all actions and do all things required to cause the transaction to close prior to the outside date and a termination fee associated with accepting a superior acquisition proposal if one were to emerge after signing of 2.0% of the transaction's equity value.

        On August 16, 2016, Mr. Forsyth met with representatives of an investment bank with whom Chemtura had a relationship who indicated that Party I may have an interest in an all-stock acquisition of Chemtura, because Party I had recently announced a repositioning of its business in a manner that resulted in Chemtura's and Party I's businesses being a better fit than they were in the Spring of 2015. The representatives of the investment bank indicated that Party I understood that it would be required to agree to an exchange ratio that reflected a premium to Chemtura's shareholders in connection with such a transaction and that the next step with respect to a transaction with Party I would be a meeting between Chemtura's management and Party I management.

        On August 22, 2016, Addivant responded to Chemtura, indicating that at such time it was unwilling to sign an acknowledgment that the Addivant Non-Compete would not apply to an acquiror of Chemtura.

        On August 23, 2016, the Chemtura board held a special telephonic meeting with all directors in attendance, along with members of senior Chemtura's management. At the invitation of the Chemtura board, representatives from Davis Polk were also in attendance. Chemtura senior management briefed the Chemtura board on the approach it received regarding a potential transaction with Party I, as well as the status of negotiations with Party Q and Lanxess. Management also informed the Chemtura board regarding its recent discussions with Addivant regarding the Addivant Non-Compete. The Chemtura board asked questions and discussed the developments with respect to the various strategic transactions, as well as the costs, benefits and risks related thereto, as well as the costs, benefits and risks associated with not undertaking a transaction, and instructed Chemtura's management to explore a transaction with Party I and to continue to explore transactions with Lanxess and Party Q.

        On August 24, 2016, Chemtura executed a confidentiality agreement with Party I. Mr. Rogerson also spoke with the Chief Executive Officer of Party I about a potential stock transaction. The parties agreed to meet face-to-face on August 30, 2016.

        In addition, on the same day, Skadden provided comments on the draft merger agreement sent by Davis Polk earlier in the month. Skadden's initial markup contained a number of points that Chemtura deemed unacceptable, including (i) removing the proposed regulatory undertaking in favor of a regulatory covenant that would require Lanxess to only take actions required to consummate the closing so long as such actions would not have a material adverse effect on the benefits expected to be realized by Lanxess in the transaction or would not materially affect any of the material assets of Chemtura or Lanxess and (ii) increasing the size of the termination fee payable with respect to accepting a superior acquisition proposal, if one were to emerge after signing, to 5.0% of the transaction's equity value.

        Over the week of August 29, 2016, negotiations recommenced with Addivant regarding acknowledgment that the Addivant Non-Compete would not apply to an acquiror's business after the closing of the merger. In these negotiations, Chemtura suggested certain accommodations could be extended to Addivant under existing business relationships between Addivant and Chemtura in exchange for such an acknowledgment. However, no agreement with Addivant was reached as a result of these negotiations.

        On August 30, 2016, senior management of Chemtura and Party I met in person to discuss a potential transaction. During these meetings, the Chief Executive Officer of Party I indicated that Party I viewed a transaction with Chemtura as a merger of equals and would expect that the exchange ratio would be set based on market values of the stock of the two companies, without a premium. Chemtura's management countered that they were in negotiations with respect to another transaction that would deliver premium value to Chemtura stockholders and that if Chemtura were to enter into any transaction with Party I, Chemtura stockholders would require a premium. After a short break, Party I indicated that it would be in a position to pay a modest premium, subject to completion of satisfactory due diligence.

        During the month of August 2016, the respective financial advisors of Party Q and Chemtura discussed the scheduling of an in-person meeting between the CEOs of Party Q and Chemtura, together with other representatives of the companies' respective management teams, with the purpose of seeking to resolve the outstanding differences between the Chemtura and Party Q on the key term sheet related to the merger of equals transaction. Chemtura's and Party Q's respective financial advisors agreed that such a meeting would occur in mid-September 2016.

        On September 2, 2016, the Chemtura board held a special meeting with all directors in attendance, along with members of Chemtura senior management. At the invitation of the Chemtura board, representatives from Morgan Stanley and Davis Polk were also in attendance. Mr. Rogerson provided the Chemtura board an update with respect to management's discussions with Party I. Representatives of Morgan Stanley provided a financial analysis of Party I and of an acquisition transaction where the consideration was the stock of Party I. The Chemtura board asked questions and discussed the potential transaction with Party I, comparing it to a transaction with Lanxess. Next, Mr. Rogerson updated the Chemtura board on the status of negotiations with Lanxess, including with respect to negotiations related to the Addivant Non-Compete. Mr. Rogerson indicated that the draft merger agreement most recently received from Lanxess did not reflect positions on deal certainty or termination fee that were consistent with the expectations previously articulated by the Chemtura board. After a discussion, the Chemtura board directed management to continue pursuing transactions with each of Lanxess and Party I.

        On September 6, 2016, Davis Polk and Skadden briefly discussed the key open points on the merger agreement. Davis Polk emphasized that deal certainty and a low termination fee associated with accepting a superior proposal if one were to emerge after signing were important to the Chemtura board. The following day, Davis Polk delivered a revised draft of the merger agreement to Skadden. The revised merger agreement contained provisions that provided deal certainty to Chemtura, including a revised regulatory efforts undertaking that would require Lanxess to take all actions required to consummate the closing so long as such actions would not have a material adverse effect on Chemtura and Lanxess, taken as a whole, and a termination fee associated with accepting a superior acquisition proposal, if one were to emerge after signing, of 2.0% of Chemtura's equity value.

        On the same day, Mr. Rogerson and the Chief Executive Officer of Party I discussed their meeting the previous week and feedback received from the Chemtura board. Mr. Rogerson indicated that in the proposed stock deal with Party I, Chemtura would not require any board seats or governance rights; however, Chemtura stockholders would require Party I's offer to reflect a premium that is competitive with the other transaction under consideration. The executives agreed to meet for a more extended day of management presentations by the respective companies' management teams, presentation of additional due diligence questions and review of potential synergies with a wider team on September 15, 2016. Chemtura instructed its advisors to begin reverse due diligence on Party I based on publicly available information.

        Also on the same day, at the direction of the Chemtura board, Mr. Rogerson had a discussion with the CEO of Party Q. During that discussion, Mr. Rogerson advised Party Q's CEO that, due to other developments, he needed to place the discussions between Chemtura and Party Q on hold and therefore postpone the planned mid-September meeting.

        During the week of September 12, 2016, negotiations between Addivant and Chemtura continued regarding Chemtura procuring an acknowledgment that the Addivant Non-Compete would not apply to an acquiror's existing business after the closing of the merger. On September 12, 2016, Addivant made a proposal for certain accommodations that was rejected by Chemtura and Lanxess. Chemtura, with Lanxess' prior consent, made a counter-proposal to Addivant for an alternative set of accommodations, which on September 16, 2016, was rejected by Addivant. On September 16, 2016, following discussions between Lanxess and Chemtura, Chemtura made a new proposal for accommodations to Addivant, which Addivant indicated may be acceptable, subject to further internal confirmation. Legal documentation associated with such agreement was circulated by Chemtura to Addivant on September 19, 2016.

        On September 13, 2016, Mr. Rogerson and Mr. Zachert spoke by telephone to discuss the status of discussions and the transaction generally. Mr. Zachert informed Mr. Rogerson that Lanxess' management's authority to enter into a definitive agreement with Chemtura would expire on

September 30, 2016, after which time Lanxess' management would be required to seek approval of the Lanxess supervisory board to engage in continued discussions with Chemtura.

        On September 13 and 14, 2016, Davis Polk and Skadden discussed the revised draft merger agreement previously provided by Davis Polk. While the legal teams were able to resolve a number of the open legal and drafting issues in the merger agreement, the discussions did not result in mutual agreement on the key issues of deal certainty and the size of the termination fee associated with accepting a superior proposal if one were to emerge after signing.

        On September 15, 2016, representatives of senior management of each of Chemtura and Party I attended face to face meetings where each team delivered a management presentation to the other team. The teams also discussed the structure of a proposed transaction and how Chemtura's operations would fit into a larger repositioning of Party I's business.

        On September 17, 2016, Skadden delivered to Davis Polk comments on the revised draft merger agreement. While the mark-up resolved certain issues, it did not contain proposals on the key issues of deal certainty or size of the termination fee that would be acceptable to Chemtura.

        On September 19, 2016, the Chief Executive Officer of Party I spoke to Mr. Rogerson. He indicated that while the management presentations held the previous week went well and that he felt there was a cultural and strategic fit between Party I and Chemtura, Party I would be unable to make an offer for Chemtura that reflected a value any higher than $28-$29 per share—a price that reflected a premium of between 2.0% and 5.6% to the then-current trading price of Chemtura common stock of $27.45. Party I explained that its inability to pay a more significant premium was the result, at least in part, of a recent decline in the market price of Party I's stock.

        Also on September 19, 2016, Morgan Stanley received a call from Party F, inquiring as to whether there was an opportunity for Party F to partner with a third party to acquire all or a portion of Chemtura. Morgan Stanley responded by indicating that in a partnering transaction, Chemtura would require premium value be paid to its stockholders. Consistent with prior conversations with Party F, Party F indicated that it was not in a position to enter into a deal the valuation of which reflected a premium to the then-current market price for Chemtura stock.

        On September 20, 2016, representatives from Skadden and Davis Polk met telephonically to discuss the merger agreement. While certain of the open legal and drafting points on the merger agreement were resolved in the course of such discussion, no agreement was reached on the two key points regarding closing certainty and the size of the termination fee.

        On September 21, 2016, the Chemtura board held a special telephonic meeting with all directors in attendance, along with members of senior Chemtura's management. At the invitation of the Chemtura board, representatives from Morgan Stanley and Davis Polk were also in attendance. Messrs. Rogerson and Forsyth briefed the Chemtura board on the quarter-to-date financial performance of Chemtura, which in light of near record high bromine pricing and low raw materials costs exceeded last year's financial performance but was slightly below management's July 2016 estimate. Mr. Rogerson also briefed the Chemtura board on the management team's meetings with Party I and his subsequent conversations with the Chief Executive Officer of Party I. The Chemtura board asked questions and discussed the recent developments with respect to Party I. Next, Mr. Rogerson briefed the Chemtura board on the status of negotiations with Lanxess. Mr. Rogerson noted for the Chemtura board that while an agreement in principle had been reached with Addivant regarding the Addivant Non-Compete, the draft merger agreement under negotiation with Lanxess continued to contain provisions around closing certainty and the size of the termination fee that were not consistent with the Chemtura board's previously articulated expectations. The Chemtura board asked questions and discussed the transaction proposed by Lanxess.

        Next, representatives of Morgan Stanley provided a financial analysis of a potential transaction with Party I, reflecting Party I's proposed exchange ratio and low premium and comparing the offer made by Party I to Lanxess' "best and final" cash offer of $33.50. The Chemtura board asked questions and discussed the relative merits and risks of a transaction with Party I and a transaction with Lanxess, including that because Party I was offering stock consideration, by undertaking a transaction with Party I, Chemtura stockholders would be positioned to share in transaction synergies and to capture a future control premium if Party I were ever sold. After careful consideration of the relative costs and benefits of each proposed transaction, the Chemtura board directed management to continue to pursue a transaction only with Lanxess (as opposed to pursuing a transaction with Party I or with both Lanxess and Party I in parallel) for the reasons set forth in "—Chemtura's Reasons for the Merger" below, including because the Lanxess transaction presented Chemtura stockholders with the certainty of a larger amount of consideration and of consideration in the form of cash (as opposed to Party I stock, which could decrease in value). However, the Chemtura board noted that it had not made a decision to sell the company and that its willingness to consider approving entry into a definitive merger agreement with Lanxess would be subject to Lanxess' willingness to reach acceptable compromises on provisions related to closing certainty and size of the termination fee associated with accepting a superior acquisition proposal if one were to emerge after signing.

        Later in the day on September 21, 2016, representatives of Chemtura's management and their advisors from Morgan Stanley and Davis Polk met with representatives of Lanxess management and their advisors from Rothschild and Skadden at Davis Polk's offices in New York City to discuss the open points on the draft merger agreement provided by Skadden on September 17, 2016. The Chemtura team advised Lanxess that the points in the merger agreement regarding closing certainty and size of the termination fee associated with accepting a superior acquisition proposal were one to emerge after signing were critically important to the Chemtura board. After a short break in the meetings, Lanxess proposed a compromise on these key points: Lanxess would be willing to agree to a regulatory covenant which would require Lanxess to take all actions and do all things necessary to consummate the merger except for actions that would have a material adverse effect on Lanxess, Chemtura and their respective subsidiaries, taken as a whole (however, for these purposes Lanxess, Chemtura and their respective subsidiaries, taken as a whole, will be deemed to be a company the size of Chemtura and its subsidiaries) and would be willing to agree to a termination fee associated with accepting a superior proposal that emerges after signing of size equal to $75 million (approximately 3.5% of Chemtura's equity value). The Chemtura team viewed this proposal as constructive, and after discussion, agreed to present the proposal to the Chemtura board.

        Later in the day on September 21, 2016, Davis Polk sent a revised draft of the merger agreement to Skadden.

        On September 22, 2016, the Chemtura and Lanxess teams again met at Davis Polk's offices along with their respective advisors. As the teams worked through the remaining open points on the merger agreement, Chemtura received a message from Addivant requesting additional accommodations from Chemtura in order to enter into any proposed acknowledgment agreement. Neither Chemtura nor Lanxess desired to provide the additional requested accommodations to Addivant. Lanxess indicated that any change to the proposal made on September 16, 2016 was unacceptable and suspended negotiations with Chemtura until agreement with Addivant with respect to the terms of the September 16, 2016 proposal was reached. The team from Chemtura worked with representatives of Addivant that evening to formulate a proposal that would be acceptable to Chemtura and Lanxess, emphasizing to Addivant that any potential accommodations were contingent upon Chemtura being able to reach an agreement regarding a potential transaction with Lanxess.

        Chemtura and Addivant reached an agreement late on September 22, 2016, pursuant to which Chemtura would expand the accommodations granted to Addivant in certain respects, which Chemtura believed would be acceptable to Lanxess, and Addivant agreed to deliver to Chemtura an acknowledgment that the Addivant Non-Compete would not apply to Lanxess' existing business after the closing of the merger.

        On September 23, 2016, Chemtura presented this renewed agreement with Addivant to Lanxess, which Lanxess found acceptable. Over the course of the day, the Chemtura and Lanxess teams again met at Davis Polk's offices along with their respective advisors to finalize the documentation regarding the arrangements with Addivant and work through the remaining open points on the merger agreement.

        Over the course of the days on September 23 and September 24, 2016, and early in the day on September 25, 2016, Davis Polk and Skadden exchanged drafts of the merger agreement, reaching agreement on the remaining open points.

        On September 24, 2016, Chemtura and Addivant agreed to a form of agreement on the Addivant Non-Compete matter and related accommodations, and placed signatures in escrow with the understanding that the signatures would not be released until the merger agreement is executed and the identity of the potential buyer of Chemtura is disclosed to Addivant. Also on September 24, 2016, Chemtura disclosed to Addivant the identity of Lanxess.

        On September 25, 2016, the Chemtura board held an in person special meeting at which all directors were present, along with members of Chemtura senior management. At the invitation of the Chemtura board, representatives from Morgan Stanley and Davis Polk were also in attendance. Prior to the meeting, the directors had received copies of the draft merger agreement and a summary of the terms thereof prepared by Davis Polk, as well as presentation materials and a draft fairness opinion prepared by Morgan Stanley. Representatives of Davis Polk reviewed with the directors the process of negotiations and the summary of the terms of the merger agreement. The Chemtura board reviewed, among other things, the following provisions contained in or related to the draft merger agreement: (i) the obligation of the Chemtura board to recommend the transaction with Lanxess to Chemtura's stockholders and circumstances where the board may be exempted from such obligations; (ii) "no-shop" restrictions and exceptions thereto (including a "fiduciary out"); (iii) a match right triggered before the Chemtura board can exercise its right to change its recommendation (and, under certain circumstances, terminate the merger agreement) in response to a change in circumstances or a superior acquisition proposal; (iv) closing conditions; (v) the parties' termination rights and circumstances where Chemtura would be obligated to pay a termination fee of approximately 3.5% of Chemtura's equity value ($75 million) to Lanxess; (vi) certain arrangements relating to employee compensation and benefits; and (vii) the regulatory efforts standards required of Lanxess. Consistent with previous meetings, the Chemtura board discussed and asked questions about the draft merger agreement, focusing its inquiry on provisions related to closing certainty and the size of the termination fee, which provisions the Chemtura board considered acceptable.

        Representatives of Morgan Stanley then reviewed with the Chemtura board their financial analysis of the potential transaction with Lanxess, including a series of valuation methodologies they had employed with respect to Lanxess' $33.50 per share proposal, including each of the methodologies described under "—Opinion of Morgan Stanley." The Chemtura board discussed the presentation and asked questions, reviewing the merits of a potential transaction with Lanxess, as compared to the merits and considerations related to Chemtura's future performance as a standalone entity, considering, among other things, the near all-time highs for bromine pricing (which the Chemtura board did not expect to continue indefinitely) and recent low costs of raw materials (which the Chemtura board expected to increase), as described and discussed at prior meetings. Certain members of the Chemtura board indicated that in their judgment, given bromine and raw materials pricing, the value of Chemtura stock was currently near its peak. During the course of the Chemtura board meeting, a representative of Lanxess notified a member of Chemtura's management that the supervisory board of Lanxess had approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. Morgan Stanley then delivered to the Chemtura board its oral opinion, subsequently confirmed by delivery of a written opinion, that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its written opinion, the $33.50 per share merger consideration to be received by the holders of Chemtura common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders. Morgan Stanley also reviewed with the Chemtura board updated information concerning Morgan Stanley's relationships with, and the beneficial ownership by certain affiliates of Morgan Stanley of shares of common stock of, Chemtura and Lanxess, which matters are described in the section entitled "—Opinion of Chemtura's Financial Advisor" below. The Chemtura board concluded that none of these relationships would affect Morgan Stanley's ability to provide independent advice to the Chemtura board. Davis Polk then again reviewed with the directors the fiduciary duties applicable to the Chemtura board's consideration of the merger agreement, the merger and the other transactions contemplated by the merger agreement. Following further discussion, the Chemtura board unanimously approved the merger agreement, the merger and the other transactions contemplated by the merger agreement (see the section entitled "—Chemtura's Reasons for the Merger" below).

        Following the Chemtura board's approval of the merger agreement, the merger and the other transactions contemplated by the merger agreement, Chemtura, Lanxess and Merger Subsidiary executed the merger agreement.

        Later that evening, each of Chemtura and Lanxess issued a press release announcing the transaction.

Chemtura's Reasons for the Merger

        In evaluating the merger agreement and the merger, the Chemtura board consulted regularly with Chemtura's senior management and Chemtura's outside legal and financial advisors. In the course of (i) making the determination that the merger agreement and the transactions contemplated thereby are fair to and in the best interests of Chemtura's stockholders and (ii) reaching the unanimous decision to approve, adopt and declare advisable the merger agreement and the merger and, subject to Section 6.04 of the merger agreement (summarized under "—Restrictions on Solicitation of Acquisition Proposals" beginning on page [      ] of this proxy statement), to recommend that Chemtura stockholders approve and adopt the merger agreement, the Chemtura board considered a variety of factors, including the following:

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  The Chemtura board's review of Chemtura's business, current and projected financial condition, current earnings and earnings prospects;

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  The Chemtura board's belief that the $33.50 per share merger consideration exceeds Chemtura's likely value as a standalone company, including its potential for future growth, which belief was based on and informed by consideration of a number of factors, risks and uncertainties, including:

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  The risks and uncertainties associated with maintaining Chemtura's performance as a standalone company, including, among other risks and uncertainties, changes and volatility in the price of raw materials and components of Chemtura's products, interruptions in supply of raw materials, changes in the market price of Chemtura's products (including bromine), the comparative lack of scale of Chemtura's business when compared to its competitors, unfavorable changes in Chemtura's product mix, market-wide reductions in the use of and demand for bromine products and flame retardant products, weakening of demand in mining and oil and gas application products and the other risks and uncertainties described in Chemtura's SEC filings;

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    The inherent uncertainty of attaining management's internal financial projections, including those set forth under "—Certain Financial Projections" beginning on page [      ] of this proxy statement, including that Chemtura's actual financial results in future periods could be materially less than the projected results; and

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    The Chemtura board's extensive consideration of other strategic alternatives available to Chemtura for the last several years, including remaining independent and certain acquisition and merger transactions, based upon, among other things, the Chemtura board's knowledge of (i) developments in the specialty chemicals industry, including the industry's current and expected competitive and pricing environment, (ii) Chemtura's business, financial condition and results of operations, from both an historical and a prospective perspective, and (iii) the risk-adjusted probabilities associated with achieving Chemtura's long-term strategic plans as a standalone company as compared to the certainty of value and opportunity afforded to Chemtura stockholders by way of the merger with Lanxess;

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  The fact that the merger consideration consists solely of cash, providing Chemtura stockholders with certainty of value and immediate liquidity upon consummation of the merger;

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  Recent and historical market prices for Chemtura common stock, as compared to the merger consideration, including the fact that the merger consideration of $33.50 per share represents an approximate premium of:

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  18.9% to the $28.18 closing price per share of Chemtura common stock on September 23, 2016, the last trading day before public announcement of the merger agreement;

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  38.1% to the $24.26 low closing price per share of Chemtura common stock for the one year period ended September 23, 2016;

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  19.8% to the $27.96 average closing price per share of Chemtura common stock for the 90-trading day period ended September 23, 2016;

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  20.8% to the $27.72 average closing price per share of Chemtura common stock for the one year period ended September 23, 2016; and

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  22.4% to the $27.36 average intra-day low price per share of Chemtura common stock for the one year period ended September 23, 2016;

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  The fact that there has been significant volatility in the market price for Chemtura common stock in recent years, with a two-year high closing price per share of $31.94 on October 30, 2015 and a two-year low closing price per share of $21.79 on January 30, 2015;

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  The fact that, since January 2015, Chemtura and Morgan Stanley and/or Chemtura's management communicated with approximately 40 potential counterparties to a strategic transaction with Chemtura as part of a robust and public effort to explore potential strategic alternatives;

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  The fact that Mr. Rogerson had repeatedly publicly indicated that Chemtura was considering all strategic alternatives, including a sale of the company, in various statements to investors since early 2015 and the Chemtura board identified no other actionable proposals that provided premium value to Chemtura stockholders;

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  The fact that the Chemtura board negotiated an increase in the merger consideration to $33.50 from Lanxess' initial proposal of $32.50 on May 31, 2016, as described above under "—Background of the Merger;"

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  The fact that Chemtura did not negotiate exclusively with Lanxess at any time;

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  The fact that the only other parties, in addition to Lanxess, to indicate interest in a potential strategic transaction with Chemtura subsequently determined, after discussions regarding transaction process, structure and consideration and after performing additional due diligence on Chemtura, to cease pursuing a potential strategic transaction with Chemtura or to propose a potential strategic transaction with Chemtura at a price that delivered low or no premium value to Chemtura stockholders;

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  The Chemtura board's belief, based on negotiations with Lanxess and its financial advisor, that Lanxess' August 2, 2016 "best and final" offer of $33.50 per share was the highest per share consideration Lanxess would pay for Chemtura and that Lanxess might withdraw their offer if Chemtura were to delay entering into a definitive agreement with Lanxess after Lanxess had made such offer, including due to Lanxess' repeated expressions of concerns about leaks;

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  The opinion of Morgan Stanley that, as of September 25, 2016 and based on the matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken, the $33.50 per share in cash to be received by holders of Chemtura common stock pursuant to the merger agreement was fair to such stockholders from a financial point of view, described below under "—Opinion of Chemtura's Financial Advisor;"

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  The Chemtura board's belief that the termination fee and other limitations applicable to alternative acquisition proposals agreed to in the merger agreement were reasonable and customary and would not preclude a serious and financially capable potential acquirer from submitting a proposal to acquire Chemtura following the announcement of the merger;

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  The fact that Chemtura's legal and financial advisors were involved throughout the process and negotiations and updated the Chemtura board directly and regularly, which provided the Chemtura board with additional perspectives on the negotiations in addition to those of Chemtura's management;

  •
  The fact that the merger agreement did not include a financing condition and Lanxess indicated it was willing to agree to representations, warranties and covenants related to its sources of financing for the merger, including the Bridge Loan Facility, in support of Lanxess' payment and other obligations under the merger agreement;

  •
  The fact that Lanxess and Merger Subsidiary have committed to use their reasonable best efforts (subject to the limitations on such efforts described under "The Merger Agreement—Required Efforts to Consummate the Merger" beginning on page [      ] of this proxy statement) to obtain applicable regulatory approvals, which the Chemtura board believed increased the likelihood that the merger would be completed;

  •
  The Chemtura board's review of the structure of the merger and the financial and other terms of the merger agreement, including, among others, the following specific terms of the merger agreement:

  •
  The limited and otherwise customary conditions to the parties' obligations to complete the merger;

  •
  The ability of the Chemtura board, subject to certain conditions, to provide information to and engage in discussions or negotiations with a third party that makes an unsolicited acquisition proposal if the Chemtura board reasonably believes, after consultation with its financial advisor and outside legal counsel, that such acquisition proposal constitutes a superior proposal or may lead to a superior proposal and that the failure to take such action would reasonably be expected to violate the directors' fiduciary duties;

  •
  The ability of the Chemtura board, subject to certain conditions, to change its recommendation that Chemtura stockholders approve and adopt the merger agreement and,

      in addition, to terminate the merger agreement in order to enter into an alternative acquisition agreement with respect to a superior proposal if the Chemtura board determines in good faith, after consultation with outside legal counsel, that the failure to take such action would reasonably be expected to violate the directors' fiduciary duties;

    •
    The ability of Chemtura to specifically enforce Lanxess' and Merger Subsidiary's obligations under the merger agreement, including their obligations to consummate the merger;

    •
    The customary nature of the representations, warranties and covenants of Chemtura in the merger agreement; and

    •
    The fact that the financial and other terms and conditions of the merger agreement minimize, to the extent reasonably practical, the risk that a condition to closing would not be satisfied and also provide reasonable flexibility to operate Chemtura's business during the pendency of the merger.

        In the course of its deliberations, the Chemtura board, in consultation with Chemtura's management and Chemtura's outside legal and financial advisors, also considered a variety of risks and other potentially negative factors relating to the merger, including the following:

  •
  The fact that, subsequent to completion of the merger, Chemtura will no longer exist as an independent public company and that the nature of the transaction as a cash transaction would prevent Chemtura stockholders from being able to participate in any value creation that Chemtura could generate, as well as any future appreciation in value of Chemtura;

  •
  The fact that other potential counterparties to strategic transactions offered stock consideration, which despite reflecting low or no premium to Chemtura's stock price, would allow Chemtura's stockholders to share in the synergies of such a transaction and capture a future change of control premium;

  •
  The covenant in the merger agreement prohibiting Chemtura from soliciting other potential acquisition proposals, and restricting its ability to entertain other potential acquisition proposals unless certain conditions are satisfied, although the Chemtura board believes this would not preclude a potential acquirer from submitting a proposal to acquire Chemtura;

  •
  The fact that Chemtura would be obligated to pay a termination fee of $75 million under certain circumstances, including the potential impact of such termination fee on the willingness of other potential acquirers to propose alternative transactions, although the Chemtura board believed that the termination fee was reasonable and customary and would not preclude a serious and financially capable potential acquirer from submitting a proposal to acquire Chemtura following the announcement of the merger;

  •
  The fact that if the merger is not consummated, Chemtura will be required to pay its own expenses associated with the merger agreement;

  •
  The fact that Lanxess' and Merger Subsidiary's obligation to consummate the merger are subject to conditions, and the possibility that such conditions may not be satisfied, including as a result of events outside of Chemtura's control, and the fact that, if the merger is not consummated:

  •
  Chemtura's directors, officers and other employees will have expended extensive time and effort and will have experienced significant distractions from their work during the pendency of the transaction, and Chemtura will have incurred significant transaction costs attempting to consummate the transaction;

  •
  The market's perception of Chemtura's continuing business could potentially result in a loss of customers, vendors, business partners, collaboration partners and employees; and

  •
  The trading price of the Chemtura common stock could be adversely affected;

  •
  The potential negative effect of the pendency of the merger on Chemtura's business and relationships with customers, vendors, business partners, collaboration partners and employees, including the risk that certain key members of Chemtura's management might choose not to remain employed with Chemtura prior to the completion of the merger, regardless of whether or not the merger is completed;

  •
  The fact that Chemtura is obligated to provide Lanxess with notice of any acquisition proposal and with four business days to match any competing acquisition proposal (and three business days to match any revision to a competing acquisition proposal), although the Chemtura board believes this would not preclude a potential acquirer from submitting a proposal to acquire Chemtura;

  •
  The fact that under the terms of the merger agreement, Chemtura has agreed that it will carry on its business in the ordinary course consistent with past practice and, subject to specified exceptions, that Chemtura will not take a number of actions related to the conduct of its business without Lanxess' prior written consent, and the possibility these terms may limit the ability of Chemtura to pursue business opportunities that it would otherwise pursue;

  •
  The fact that under the terms of the merger agreement, Chemtura has agreed to assist Lanxess in procuring its financing, including by preparing certain financial information;

  •
  The fact that Chemtura's directors and executive officers may receive certain benefits that are different from, and in addition to, those of Chemtura's other stockholders, as described in the section entitled "—Interests of Chemtura's Directors and Executive Officers in the Merger" beginning on page [      ] of this proxy statement;

  •
  The fact that Chemtura has incurred and will continue to incur significant transaction costs and expenses in connection with the proposed transaction, regardless of whether the merger is consummated; and

  •
  The fact that the merger consideration will be taxable to taxpaying stockholders of Chemtura.

        The Chemtura board did not reach any specific conclusion with respect to any of the factors or reasons considered. Instead, after considering the foregoing potentially negative and potentially positive factors, the Chemtura board concluded that the potentially positive factors relating to the merger agreement and the merger substantially outweighed the potentially negative factors.

        The foregoing discussion of the information and factors considered by the Chemtura board is not exhaustive but is intended to reflect the material factors considered by the Chemtura board in its consideration of the merger. In view of the complexity, and the large number, of the factors considered, the Chemtura board, both individually and collectively, did not quantify or assign any relative or specific weight to the various factors. Rather, the Chemtura board based its recommendation on the totality of the information presented to and considered by it. In addition, individual members of the Chemtura board may have given different weights to different factors.

        The foregoing discussion of the information and factors considered by the Chemtura board is forward-looking in nature. This information should be read in light of the factors set forth in the section entitled "Caution Regarding Forward-Looking Statements" beginning on page [      ] of this proxy statement.

Recommendation of the Chemtura Board of Directors

        After careful consideration, the Chemtura board unanimously approved the merger agreement, the merger and the other transactions contemplated by the merger agreement.

        The Chemtura board unanimously recommends that the Chemtura stockholders vote "FOR" the proposal to approve and adopt the merger agreement.

Opinion of Chemtura's Financial Advisor

Opinion of Morgan Stanley & Co. LLC

        Chemtura retained Morgan Stanley to provide it with financial advisory services in connection with, among other things, the proposed transaction and to provide a financial opinion. Chemtura selected Morgan Stanley to act as its financial advisor based on Morgan Stanley's qualifications, expertise and reputation and Morgan Stanley's knowledge of the business and affairs of Chemtura. Morgan Stanley rendered to the Chemtura board at its meeting on September 25, 2016, Morgan Stanley's oral opinion, subsequently confirmed by delivery of a written opinion, dated September 25, 2016, that, as of such date, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its written opinion, the $33.50 per share merger consideration to be received by the holders of Chemtura common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders.

        The full text of the written opinion of Morgan Stanley delivered to the Chemtura board, dated September 25, 2016, is attached as Annex B and incorporated by reference into this proxy statement. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. Chemtura's stockholders are urged to, and should, read the opinion carefully and in its entirety. Morgan Stanley's opinion is directed to the Chemtura board and addresses only the fairness, from a financial point of view, to Chemtura's stockholders of the $33.50 per share merger consideration to be received by such holders pursuant to the merger agreement as of the date of the opinion. Morgan Stanley's opinion does not address any other aspect of the transactions contemplated by the merger agreement and does not constitute a recommendation to Chemtura's stockholders as to how to vote at the special meeting held in connection with the merger. The summary of Morgan Stanley's opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of Morgan Stanley's opinion.

        For purposes of rendering its opinion, Morgan Stanley, among other things:

  •
  Reviewed certain publicly available financial statements and other business and financial information of Chemtura and Lanxess;

  •
  Reviewed certain internal financial statements and other financial and operating data concerning Chemtura;

  •
  Reviewed certain financial projections prepared by the management of Chemtura;

  •
  Discussed the past and current operations and financial condition and the prospects of Chemtura with senior executives of Chemtura;

  •
  Reviewed the pro forma impact of the merger on Lanxess' earnings per share, cash flow, consolidated capitalization and certain financial ratios;

  •
  Reviewed the reported prices and trading activity for Chemtura common stock and Lanxess shares;

  •
  Compared the prices and trading activity of Chemtura common stock with that of certain other publicly-traded companies comparable with Chemtura and their securities;

  •
  Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

  •
  Participated in discussions and negotiations among representatives of Chemtura and Lanxess and their financial and legal advisors;

  •
  Reviewed a draft of the merger agreement dated September 25, 2016, a draft of the bridge loan facility agreement from certain lenders dated September 24, 2016, and certain related documents; and

  •
  Performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

        In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to it by Chemtura, and formed a substantial basis for its opinion. With respect to the financial projections, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgment of the management of Chemtura of the future financial performance of Chemtura. In addition, Morgan Stanley assumed that the merger would be consummated in accordance with the terms set forth in the merger agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that Lanxess would obtain financing in accordance with the terms set forth in the bridge loan facility agreement, and that the final merger agreement did not differ in any material respect from the last draft of the merger agreement which was reviewed by Morgan Stanley. Morgan Stanley assumed that, in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the merger, no delays, limitations, conditions or restrictions would be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the merger. Morgan Stanley is not a legal, tax or regulatory advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of Lanxess and Chemtura and their legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of Chemtura's officers, directors or employees, or any class of such persons, relative to the merger consideration to be received by Chemtura's stockholders in the transaction. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Chemtura, nor was it furnished with any such valuations or appraisals. Morgan Stanley's opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it, as of September 25, 2016. Events occurring after such date may affect Morgan Stanley's opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion.

Summary of Financial Analyses

        The following is a summary of the material financial analyses (except where otherwise noted) prepared by Morgan Stanley in connection with the rendering of Morgan Stanley's oral opinion, subsequently confirmed by delivery of its written opinion, dated September 25, 2016, to the Chemtura board and reviewed with the Chemtura board on September 25, 2016. The summary set forth below does not purport to be a complete description of the financial analyses performed or factors considered by, and underlying the opinion of, Morgan Stanley, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Morgan Stanley.

        Certain financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary as the tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering all financial analyses or factors or the full narrative description of such analyses or factors, including the methodologies and assumptions underlying such analyses or factors, could create a misleading or incomplete view of the process underlying such financial analyses and Morgan Stanley's opinion. Please see Annex B of this proxy statement for the full text of the opinion of Morgan Stanley.

        As described below under "The Merger—Certain Financial Projections" and "The Merger—Background of the Merger," Chemtura developed and provided certain management forecasts to Morgan Stanley in connection with its analysis of the merger, including the Risk Adjusted Long Range Forecast. Chemtura's management directed Morgan Stanley to utilize the Risk Adjusted Long Range Forecast in connection with its presentation made to the Chemtura board at its meeting on September 25, 2016. In addition, Morgan Stanley constructed an estimate of consensus forecasts (the "Street Case") based on KeyBanc, SunTrust, Gabelli, Baird, Longbow and Seaport Global research for 2016-2018 (estimated) and extrapolated 2019 (estimated) per 2018 estimated sales growth rate and margin. Morgan Stanley referred to the Risk Adjusted Long Range Forecast and the Street Case in connection with its presentation made to the Chemtura board at its meeting on September 25, 2016, at which the Chemtura board approved the merger agreement.

Historical Trading Range Analysis

        Morgan Stanley reviewed the historical unaffected trading range of Chemtura common stock for the 52-week period ended September 23, 2016, which was the last trading day prior to the announcement of the merger. Morgan Stanley noted that, during such period, the maximum closing price for Chemtura common stock was $32.08 and the minimum closing price for Chemtura common stock was $24.26, as compared to the $33.50 per share merger consideration.

Research Price Targets

        Morgan Stanley reviewed publicly available equity research analysts' share price targets as of September 23, 2016, which was the last trading day prior to announcement of the merger, on an undiscounted basis for Chemtura common stock. Morgan Stanley noted that the price targets issued by those research analysts with publicly available price targets ranged from $32.00 to $37.00 per Chemtura share, as compared to the $33.50 per share merger consideration, but when discounted at Chemtura's 9.9% cost of equity, implied a range of $29.25 to $33.75, rounded to the nearest $0.25, per Chemtura share.

        The public market trading price targets published by securities research analysts do not necessarily reflect current market trading prices for Chemtura common shares and these estimates are subject to uncertainties, including the future financial performance of Chemtura and future financial market conditions.

Selected Comparable Trading Analysis

        Morgan Stanley reviewed certain financial information, valuation multiples and market trading data relating to Chemtura and selected publicly traded companies that Morgan Stanley believed, based on its experience with companies in the specialty chemicals industry, to be similar to Chemtura's current operations for purposes of this analysis. Financial data of the selected companies were based on McGraw Hill Financial Inc.'s S&P Capital IQ financial information and analysis, public filings and other publicly available information. Financial data of Chemtura was based on the Risk Adjusted Long Range Forecast and the Street Case, as appropriate. "AV" refers to aggregate enterprise value, calculated as equity value, plus book value of total debt, plus non-controlling interest (as appropriate for the company being analyzed), less cash, cash equivalents and marketable securities. "EBITDA" as used herein refers to earnings before interest, taxes, depreciation and amortization and stock-based compensation, adjusted to exclude nonrecurring and other similar items and one-time charges. "Pension Adjusted AV" refers to aggregate enterprise value, calculated as equity value, plus book value of total debt, including underfunded pension and other post-employment benefits ("OPEB") liability, plus non-controlling interest (as appropriate for the company being analyzed), less cash, cash equivalents and marketable securities. "Pension Adjusted EBITDA" as used herein refers to earnings before interest, taxes, depreciation and amortization and stock-based compensation, adjusted to exclude nonrecurring and other similar items and one-time charges, as well as pension expense (income). Certain of the foregoing terms are used throughout this summary of financial analyses.

        Morgan Stanley reviewed data, including Pension Adjusted AV as a multiple of estimated calendar years 2016 and 2017 Pension Adjusted EBITDA, of Chemtura and each of the following selected publicly traded companies in the chemicals industry (the "Chemtura comparable companies"), the operations of which Morgan Stanley deemed similar for purposes of this analysis, based on its professional judgment and experience, to Chemtura, labeling such companies as IEP Peers, IPP Peers or WholeCo Peers:

  •
  Albemarle Corporation (IEP Peer)

  •
  Israel Chemicals Ltd. (IEP Peer)

  •
  NewMarket Corporation (IPP Peer)

  •
  Innospec Inc. (IPP Peer)

  •
  Quaker Chemical Corporation (IPP Peer)

  •
  Fuchs Petrolub SE (IPP Peer)

  •
  Cabot Corporation (WholeCo Peer)

  •
  PolyOne Corporation (WholeCo Peer)

  •
  Ashland Inc. (WholeCo Peer)

  •
  Innophos Holdings Inc. (WholeCo Peer)

        With respect to the Chemtura comparable companies, the information Morgan Stanley presented to the Chemtura board included multiples of Pension Adjusted AV to Pension Adjusted EBITDA for 2016 and 2017 (which we refer to as Pension Adjusted AV / 2016E Pension Adjusted EBITDA and Pension Adjusted AV / 2017E Pension Adjusted EBITDA, respectively):

Company	Pension Adjusted AV / 2016E Pension Adjusted EBITDA	Pension Adjusted AV / 2017E Pension Adjusted EBITDA
Albemarle Corporation(1)	14.7x	13.5x
Israel Chemicals Ltd.	8.8x	7.9x
IEP Mean	11.8x	10.7x
IEP Median	11.8x	10.7x
NewMarket Corporation	14.0x	13.4x
Innospec Inc.	11.1x	9.5x
Quaker Chemical Corp.	12.4x	11.7x
Fuchs Petrolub SE	13.8x	13.2x
IPP Mean	12.8x	11.9x
IPP Median	13.1x	12.5x
Cabot Corporation	8.2x	7.6x
PolyOne Corporation	8.7x	8.0x
Ashland Inc.(2)	8.5x	8.5x
Innophos Holdings Inc.	7.7x	6.9x
WholeCo Mean	8.3x	7.7x
WholeCo Median	8.3x	7.8x

(1)
Albemarle Corporation analysis presented pro forma for the June 17, 2016 sale of Chemetall to BASF.

(2)
Ashland Inc. analysis presented pro forma for Valvoline spin-off, which was announced September 22, 2015, assuming complete spin of remaining 85% stake in Valvoline.

        Based on this analysis and its professional judgment, Morgan Stanley derived the reference ranges of financial multiples set forth in the table below and applied these ranges to estimated Pension Adjusted EBITDA for Chemtura for calendar years 2016 and 2017 contained in the Risk Adjusted Long Range Forecast and in the Street Case. Based on the number of outstanding Chemtura common stock on a fully-diluted basis and Chemtura's net debt, the analysis indicated the following implied per share reference ranges for Chemtura common stock, rounded to the nearest $0.25, in each case as compared to the $33.50 per share merger consideration:

Ratio	Metric	Reference Range	Implied Per Share Value
Risk Adjusted Long Range Forecast	Pension Adjusted AV / 2016E Pension Adjusted EBITDA	8.0x - 9.0x	$28.25 - 32.75
Risk Adjusted Long Range Forecast	Pension Adjusted AV / 2017E Pension Adjusted EBITDA	7.5x - 8.5x	$30.25 - 35.00
Street Case	Pension Adjusted AV / 2016E Pension Adjusted EBITDA	8.0x - 9.0x	$27.75 - 32.00
Street Case	Pension Adjusted AV / 2017E Pension Adjusted EBITDA	7.5x - 8.5x	$28.00 - 32.75

        No company utilized in the selected comparable trading analysis is identical to Chemtura. In evaluating comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond Chemtura's and Morgan Stanley's control. These include, among other things, comparable company growth, profitability and customer concentration, the impact of competition on Chemtura's businesses and the industry generally, industry growth and the absence of any adverse material change in Chemtura's financial condition and prospects or the industry, or in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable company data.

Discounted Equity Value Analysis

        In connection with the delivery of Morgan Stanley's fairness opinion, Morgan Stanley also performed a discounted equity value analysis, which is designed to provide insight into a theoretical estimate of future implied value of a company's common equity as a function of such company's estimated future earnings and a theoretical range of trading multiples. The resulting estimated future implied value is subsequently discounted back to the present day at the company's cost of equity in order to arrive at an illustrative estimate of the present value for the company's theoretical future implied stock price.

        For this analysis, Morgan Stanley calculated a theoretical future value range of implied share prices for Chemtura as of December 31, 2016, and December 31, 2017, and subsequently discounted such theoretical future value range to arrive at an illustrative present value range of implied share prices for Chemtura as of September 23, 2016. To calculate the theoretical future implied aggregate value range, Morgan Stanley applied Chemtura's next twelve month ("NTM") Pension Adjusted EBITDA multiple to the NTM Pension Adjusted EBITDA as of 2016 and 2017 year end, respectively. Morgan Stanley then adjusted the theoretical future implied aggregate value range by Chemtura's total debt (including underfunded pension and OPEB liability), non-controlling interest and cash and cash equivalents based on the estimated consolidated balance sheet of Chemtura as of December 31, 2016, and December 31, 2017, respectively, as reflected in the Risk Adjusted Long Range Forecast. To calculate the present value range as of September 23, 2016, Morgan Stanley applied a cost of equity of 9.9%, estimated using the Capital Asset Pricing Model ("CAPM") method and utilizing a 6% market risk premium, a risk free rate of 1.6% based on the 10-year U.S. Treasury yield as of September 23, 2016, and a 1.37 predicted beta per Barra.

        Based on the foregoing analysis, Morgan Stanley derived the following range of implied equity values, rounded to the nearest $0.25, per Chemtura share as of September 23, 2016, based on estimated future cash flows contained in the Risk Adjusted Long Range Forecast and Street Case, in each case as compared to the $33.50 per share merger consideration:

Forecast Scenario	Implied Per Share Value
Risk Adjusted Long Range Forecast	$31.00 - 36.25
Street Case	$28.50 - 33.50

        Morgan Stanley observed the discounted equity analysis was an illustrative analysis only and not a prediction of future trading.

Precedent Transactions Analysis

        Morgan Stanley performed a precedent transactions analysis, which is designed to imply a value of a company based on publicly available financial terms of selected transactions that involve companies in the chemicals sector. Selected comparable transactions were selected based on Morgan Stanley's professional judgment and knowledge of the sector.

 Selected Chemicals Company Precedent Transactions

Date Announced	Acquirer Name	Target Name	AV/ LTM EBITDA	1-Day Premium
May 6, 2016	Evonik Industries	Air Products—Perf Materials	15.7x	N/A
September 28, 2015	Kraton Performance Polymers	Arizona Chemical Company	7.4x	N/A
June 1, 2015	Apollo	OM Group	10.7x	28.1%
September 11, 2014	Eastman	Taminco	9.5x	8.9%
July 15, 2014	Albemarle	Rockwood	15.9x	13.0%
June 4, 2014	American Securities	Emerald Performance	9.2x	N/A
March 10, 2014	Minerals Technologies	Amcol	11.1x	24.6%
October 10, 2013	Platform Acquisition Holdings	MacDermid	10.0x	N/A
November 7, 2012	Gulf Oil Corporation	Houghton International	7.9x	N/A
January 27, 2012	Eastman	Solutia	9.0x	41.7%
May 31, 2011	Ashland	International Specialty Products	8.9x	N/A
March 13, 2011	Berkshire Hathaway	Lubrizol	7.7x	28.0%
Median			9.4x	26.3%
Mean			10.3x	24.1%

        Based on the precedent transaction premia range of 9% - 42%, the analysis indicated an implied per share reference range for Chemtura common stock, rounded to the nearest $0.25, of $30.75 - $40.00.

        No company or transaction utilized as a comparison in the precedent transactions analysis is identical to Chemtura; nor are the transactions identical to the merger. In evaluating the transactions described above, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Chemtura, such as the impact of competition on the business of Chemtura or the industry generally, industry growth and the absence of any adverse material change in the financial condition or property of Chemtura or the industry or in the financial markets in general. Accordingly, mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using comparable transaction data.

Hypothetical Leveraged Buyout Analysis

        Morgan Stanley performed a hypothetical leveraged buyout analysis to determine the prices at which a financial sponsor might effect a leveraged buyout of Chemtura. Morgan Stanley based its analysis on the Risk Adjusted Long Range Forecast and extrapolated estimates for 2020 and beyond from 2019 estimated sales growth rate and margins. Morgan Stanley assumed a transaction date of December 31, 2016, and a five-year investment period ending in December of 2021. Morgan Stanley also made certain other assumptions, including (i) a multiple of 4.75x of total debt to Chemtura's December 31, 2016, estimated last twelve months ("LTM") EBITDA based on Risk Adjusted Long Range Forecast and Street Cases, as appropriate, (ii) debt financing and transaction expenses based on prevailing market terms at the time of the analysis, (iii) a range from 7.5x to 8.5x of aggregate value to December 31, 2021, NTM EBITDA exit multiples, and (iv) a target range of annualized internal rates of return for the financial sponsor of 17.5% to 22.5%. Morgan Stanley selected the leverage multiple, financing terms, exit multiple, target internal rate of return, and transaction expenses based upon the application of its professional judgment and experience.

        The following table summarizes Morgan Stanley's analysis, rounded to the nearest $0.25:

Forecast Scenario	Hypothetical Sponsor Required IRR	Exit AV/EBITDA Multiples	Implied Per Share Value
Risk Adjusted Long Range Forecast	17.5% - 22.5%	7.5x - 8.5x	$29.75 - 36.75
Street Case	17.5% - 22.5%	7.5x - 8.5x	$25.00 - 30.25

Discounted Cash Flow Analysis

        Morgan Stanley conducted a discounted cash flow analysis for the purpose of determining an implied equity value per share for Chemtura common stock. A discounted cash flow analysis is a method of evaluating an asset using estimates of the future unlevered free cash flows generated by the asset and taking into consideration the time value of money with respect to those future cash flows by calculating their present value. The "unlevered free cash flows" or "free cash flows" refer to a calculation of the future cash flows of an asset without including in such calculation any debt servicing costs. For purposes of the foregoing calculation, stock-based compensation is treated as a cash expense.

        Morgan Stanley performed a discounted cash flow analysis of Chemtura using information contained in the Risk Adjusted Long Range Forecast and Street Case, as appropriate, and public filings to calculate ranges of the implied value of Chemtura assuming the merger closes on December 31, 2016. Morgan Stanley defined unlevered free cash flows as Pension Adjusted EBITDA, less depreciation and amortization, less stock based compensation, less taxes (impact of net operating losses not included), plus depreciation and amortization, less capital expenditures, and less increases in net working capital (in each case based on the Risk Adjusted Long Range Forecast and Street Case, as appropriate, and guidance on balance sheet data provided by Chemtura's management to Morgan Stanley).

        Morgan Stanley calculated a range of implied values per Chemtura share based on the estimated future cash flows contained in the Risk Adjusted Long Range Forecast and Street Case, as appropriate, during the calendar years 2016 through 2019. Using the definition of unlevered free cash flows set forth above, Morgan Stanley then calculated a terminal value for Chemtura as of December 31, 2019, by applying a range of perpetual growth rates from 1.0% to 2.0%, derived based on Morgan Stanley's experience and professional judgment. To calculate an implied pension adjusted aggregate value for Chemtura, the unlevered free cash flows and the terminal value were discounted to December 31, 2016, using a range of discount rates from 7.7% to 9.3%, which was calculated based on the following components: (i) a 9.9% cost of equity, estimated using the CAPM method and utilizing a 6% market risk premium, a risk free rate of 1.6% based on the 10-year U.S. Treasury yield as of September 23, 2016 and a 1.37 predicted beta per Barra, (ii) a 3.4% post-tax cost of debt, which was calculated using the yield to maturity on Chemtura's Senior Notes due 2021 as of September 23, 2016, and tax-effected at 28% per Chemtura management's guidance and (iii) a debt to total capitalization of 21%, which utilized the current capital structure of Chemtura as provided by Chemtura's management to Morgan Stanley. Morgan Stanley then adjusted the total implied aggregate value ranges by Chemtura's total debt (including underfunded pension and OPEB liability), non-controlling interest and cash and cash equivalents based on the consolidated balance sheet of Chemtura and divided the resulting implied total equity value ranges by Chemtura's fully diluted shares outstanding (calculated using the treasury stock method), all as provided by Chemtura's management.

        Based on the foregoing analysis, Morgan Stanley derived the following range of implied equity values, rounded to the nearest $0.25, per Chemtura share as of December 31, 2016, in each case as compared to the $33.50 per share merger consideration:

Forecast Scenario	Implied Per Share Value
Risk Adjusted Long Range Forecast	$22.50 - 36.00
Street Case	$20.50 - 32.25

General

        The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. Morgan Stanley arrived at its opinion based on the results of all analyses undertaken and assessed as a whole, and it did not ascribe a specific range of values to Chemtura common stock or draw, in isolation, conclusions from or with regard to, and did not attribute any particular weight to, any one factor or method of analysis, but rather made qualitative judgments as to the significance and relevance of each analysis and factor relative to all other analyses and factors performed and considered by it and in the context of the circumstances of the particular transaction. Accordingly, the summary set forth above does not purport to be a complete description of the financial analyses performed or factors considered by, and underlying the opinion of, Morgan Stanley, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Morgan Stanley. The analyses listed in the tables and described above must be considered as a whole; considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Morgan Stanley's opinion. In addition, in rendering its opinion, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of implied valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of Chemtura.

        In performing its financial analyses, Morgan Stanley considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond Morgan Stanley's and Chemtura's control. The assumptions and estimates contained in the financial analyses and the ranges of implied valuations resulting from any particular analysis are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by such analyses. In addition, financial analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty.

        The type and amount of consideration payable in the merger was determined by Lanxess and Chemtura, rather than by any financial advisor, and was approved by the Chemtura board. The decision by Chemtura to enter into the merger agreement was solely that of the Chemtura board. As described above under "The Merger—Chemtura's Reasons for the Merger," Morgan Stanley's analyses were only one of the many factors considered by the Chemtura board in its evaluation of the merger and should not be viewed as determinative of the views of the Chemtura board or management with respect to the merger or the $33.50 per share merger consideration.

        Morgan Stanley's opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with its customary practice. No limitations were imposed by the Chemtura board upon Morgan Stanley with respect to the investigations made or procedures followed by it in rendering its opinion. Morgan Stanley did not recommend any specific amount or form of consideration to Chemtura or that any specific amount or form of consideration constituted the only appropriate consideration for the merger.

        The Chemtura board retained Morgan Stanley based upon Morgan Stanley's qualifications, experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate, estate and other purposes.

        As compensation for its services relating to its engagement, Chemtura has agreed to pay Morgan Stanley a fee of approximately $21 million in the aggregate, excluding reimbursable fees and expenses, approximately $4 million of which was payable upon announcement of the transactions contemplated by the merger agreement while the remainder is contingent upon the consummation of the merger. Chemtura has also agreed to reimburse Morgan Stanley for certain expenses incurred in performing its services. In addition, Chemtura has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Morgan Stanley's engagement. In the two years prior to the date of Morgan Stanley's opinion, in addition to the current engagement, Morgan Stanley and its affiliates have received aggregate fees of between $12 million and $13 million for financial advisory and financing services provided to Chemtura. Approximately $12.4 million of these fees were earned in connection with Morgan Stanley's role in the sale of Chemtura AgroSolutions to Platform Specialty Products. In the two years prior to the date of Morgan Stanley's opinion, Morgan Stanley and its affiliates have not received any fees for any financial advisory or financing assignments from Lanxess. In addition, Morgan Stanley or an affiliate thereof currently is a lender to Chemtura. Morgan Stanley may also seek to provide financial advisory and/or financing services to Lanxess and/or its affiliates on unrelated matters, subject to the terms of Morgan Stanley's engagement letter with Chemtura, in the future and expects to receive fees for the rendering of any such services.

        Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of Chemtura, Lanxess or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument.

Certain Financial Projections

        Due to, among other reasons, the inherent unpredictability of forward-looking financial forecasts, Chemtura's management does not generally publish its business plan and strategies nor make external disclosures of its anticipated financial position or results of operations. However, from time to time, Chemtura's management has provided investors with guidance in its regular earnings press releases and other investor materials as to profitability or cash flow goals for the current calendar year and anticipated revenue growth as well as longer term goals for percentage profit margins. However, Chemtura's management does, as part of ordinary course strategic and operational planning for its business, develop financial forecasts for many purposes, including the setting of goals for the achievement of revenue and profitability growth that will "stretch" management's performance. As described in "—Background of the Merger" above, when the Chemtura board first met with Morgan

Stanley in 2014 to discuss the review of strategic alternatives that eventually led to the merger, Chemtura senior management provided to Morgan Stanley for purposes of, and the Chemtura board directed Morgan Stanley to use, the then most current version of its long range financial forecast for the period 2014 to 2018 for purposes of certain financial analyses that were presented to the Chemtura board. It is Chemtura's management practice to update such forecasts annually at the start of each year, although there have been occasions when they have been updated during the course of a year. Each year Chemtura's businesses develop multi-year financial projections based on their evolving strategies and actions. These business projections are then consolidated to provide projections for the company as a whole. Each January, Chemtura's management presents these consolidated projections to the Chemtura board. The first year of each long range forecast when prepared is also the annual budget for the current calendar year. At the direction of the Chemtura board, Morgan Stanley was provided with each long range financial forecast following its presentation to the Chemtura board. The long range financial forecast for the period 2015 to 2018 was provided to certain parties that indicated interest in pursuing a potential strategic transaction with Chemtura and executed confidentiality agreements with Chemtura during 2015. In 2016, certain parties who indicated interest in pursuing a potential strategic transaction with Chemtura and executed confidentiality agreements with Chemtura, including Lanxess, were provided with the Pre-Risk Adjusted Long Range Forecast. We refer to Chemtura's management's ordinary course long range financial forecasts for the period of 2016 to 2019 herein as the Pre-Risk Adjusted Long Range Forecast.

        As described above in "—Background of the Merger." in the course of its review of strategic alternatives for Chemtura, the Chemtura board determined that it was in the best interest of Chemtura and its stockholders for management to prepare a set of long range financial forecasts that more accurately reflected management's best estimates of the more likely performance of the business, accounting for the risks faced by the business (as compared to the Pre-Risk Adjusted Long Range Forecast that reflected certain assumptions made by management designed to drive improvements in business unit performance and did not reflect such risks). We refer to the adjusted long range financial forecasts that Chemtura's management prepared in response to this direction, which provides estimates of financial performance in the period of 2016 to 2019, as the Risk Adjusted Long Range Forecast. As discussed in "—Background of the Merger" above, the Risk Adjusted Long Range Forecast was first presented to the Chemtura board at its telephonic meeting on July 6, 2016, revised to reflect comments from the Chemtura board regarding the application of the risk adjustments in respect of sales growth and "price over raws" to revenue estimates for certain of Chemtura's products (as further described below), and was subsequently reviewed by the Chemtura board at its next scheduled in person meeting on August 8, 2016. Thereafter, the Risk Adjusted Long Range Forecast was provided to Lanxess. The Chemtura Board directed Morgan Stanley to rely on the Risk Adjusted Long Range Forecast for certain financial analyses underlying its opinion rendered to the Chemtura board on September 25, 2015, as discussed in "—Background of the Merger" and "—Opinion of Chemtura's Financial Advisor" beginning on pages [    ] and [    ], respectively, of this proxy statement. The Pre-Risk Adjusted Long Range Forecast and the Risk Adjusted Long Range Forecast included in this proxy statement are presented to give Chemtura stockholders access to the financial projections that were made available to the Chemtura board, Lanxess and Morgan Stanley.

        Neither the Pre-Risk Adjusted Long Range Forecast nor the Risk Adjusted Long Range Forecast was prepared with a view toward public disclosure or compliance with published guidelines of the SEC, the Public Company Accounting Oversight Board or the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or United States generally accepted accounting principles ("GAAP"). By including the Pre-Risk Adjusted Long Range Forecast and the Risk Adjusted Long Range Forecast in this Proxy Statement , neither Chemtura nor any of its representatives has made or makes any representation to any person regarding the information included in such sets of financial projections or the ultimate performance of Chemtura, Laxness or any of their affiliates. Chemtura has made no representation to Parent or Merger

Subsidiary, in the merger agreement or otherwise, concerning the Pre-Risk Adjusted Long Range Forecast or the Risk Adjusted Long Range Forecast.

        The Pre-Risk Adjusted Long Range Forecast and the Risk Adjusted Long Range Forecast included in this proxy statement are unaudited. Neither Chemtura's independent registered public accounting firm, nor any other independent auditors, have compiled, examined or performed any procedures with respect to the prospective financial information contained in the Pre-Risk Adjusted Long Range Forecast and the Risk Adjusted Long Range Forecast, nor have they expressed any opinion or given any form of assurance on such financial forecasts or their achievability. The inclusion of this information in this proxy statement should not be regarded as an indication that Chemtura or anyone who received the Pre-Risk Adjusted Long Range Forecast and the Risk Adjusted Long Range Forecast then considered, or now considers, the projections to be a reliable prediction of future events, and this information should not be relied upon as such.

        The Pre-Risk Adjusted Long Range Forecast and the Risk Adjusted Long Range Forecast reflect various estimates and assumptions made by Chemtura, all of which are difficult to predict and many of which are beyond Chemtura's control. The Pre-Risk Adjusted Long Range Forecast was based on a variety of assumptions that resulted in: (i) a compound annual net sales growth rate of 6.9% through 2019, (ii) a 20.3% adjusted EBITDA margin in 2019, (iii) annual depreciation and amortization of approximately 5% of net revenue, (iv) an assumed tax rate of 28% and (v) average capital expenditures of approximately 5.7% of net sales through 2019. The Risk Adjusted Long Range Forecast was extrapolated from the Pre-Risk Adjusted Long-Range Forecast by the application of certain risk adjustments to the period of 2017 to 2019. The projections for the calendar year of 2016 contained in the Pre-Risk Adjusted Long Range Forecast were replaced with management's most recent forecast of 2016 performance that was prepared in April 2016 in the Risk Adjusted Long Range Forecast, as it is Chemtura's management's practice to have its businesses prepare updated forecasts of the performance in the current calendar year in April, July and October of each year. Based on Chemtura's management's expertise and experience, they determined, and the Chemtura board agreed, that it was reasonable to risk adjust two key variables in order to more accurately capture the expected future performance of Chemtura's business: growth in sales from new products, applications and significant customers and the recoverability of price increases of raw materials (so called "price over raws"). This risk-adjustment methodology for the period of 2017 to 2019 preserved the linkage between the Pre-Risk Adjusted Long-Range Forecast being implemented by Chemtura's business teams while creating a more-likely projection of future financial performance of Chemtura's business. These two variables were selected based on a review of the underlying reasons why Chemtura had not historically achieved the financial results embodied in management's forecasts as reflected in the Pre-Risk Adjusted Long Range Forecast. Management's risk adjustment with respect to growth in sales reflected the business reality that Chemtura's estimates of sales of new products, with respect to new applications for products and to new customers were more prone to shortfalls to target than sales of existing products to existing customers. Management's risk adjustment with respect to "price over raws" specifically accounted for the business reality that because many of the raw materials that Chemtura purchases are derived from oil, Chemtura has historically experienced significant volatility in its raw material input costs, which Chemtura was not able to pass on to customers on a consistent basis, and this volatility was rarely anticipated in Chemtura's projections. These risks and the historical divergence between the actual performance of Chemtura's business and management's forecast had been reviewed by Chemtura's management during the preparation of the Pre-Risk Adjusted Long Range Forecast and the resulting analysis presented to the Chemtura board.

        Preparation of the Pre-Risk Adjusted Long Range Forecast and the Risk Adjusted Long Range Forecast reflected subjective judgment in many respects and, therefore, the Pre-Risk Adjusted Long Range Forecast and the Risk Adjusted Long Range Forecast are susceptible to multiple interpretations attributable to the volatility of Chemtura's industry and based on actual experience and business developments. As such, the Pre-Risk Adjusted Long Range Forecast and the Risk Adjusted Long Range Forecast constitute forward-looking information and are subject to risks and uncertainties that could cause the actual results to differ materially from the projected results, including, but not limited to, Chemtura's performance and ability to achieve strategic goals over the applicable period, competitive conditions, sales trends, fluctuations in gross margins, operating expenses, customer demand, industry performance, effective tax rates and economic conditions and the factors described under "Risk Factors" in Chemtura's Annual Report on Form 10-K for the fiscal year ended December 31, 2015, Chemtura's Quarterly Report on Form 10-Q for the fiscal quarters ended June 30, 2016 and September 30, 2016 and in Chemtura's other filings with the SEC. For additional information on factors that may cause Chemtura's future financial results to materially vary from those projected below, see "Cautionary Statement Regarding Forward-Looking Statements" on page [    ] of this proxy statement. Neither the Pre-Risk Adjusted Long Range Forecast nor the Risk Adjusted Long Range Forecast can, therefore, be considered a guarantee of future operating results and should be relied upon as such.

        The Pre-Risk Adjusted Long Range Forecast and the Risk Adjusted Long Range Forecast were prepared by Chemtura's management based on information available at the time of preparation and are not a guarantee of future performance. The Pre-Risk Adjusted Long Range Forecast and the Risk Adjusted Long Range Forecast cover multiple years, and such information by its nature becomes less predictive with each succeeding future year. Because the Pre-Risk Adjusted Long Range Forecast and the Risk Adjusted Long Range Forecast are based on numerous assumptions (including the material assumptions described above) and the Pre-Risk Adjusted Long Range Forecast was designed as a tool for setting goals related to revenue and profitability growth (also as described above), Chemtura cautions investors that future results may be materially different from those forecast. Neither Chemtura nor any of its affiliates intends to, and each of them disclaims any obligation to, update, revise or correct the Pre-Risk Adjusted Long Range Forecast and the Risk Adjusted Long Range Forecast if any of them are or become inaccurate (even in the short term), except as required by applicable law.

        The Pre-Risk Adjusted Long Range Forecast and the Risk Adjusted Long Range Forecast should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding Chemtura contained in Chemtura's public filings with the SEC. The Pre-Risk Adjusted Long Range Forecast and the Risk Adjusted Long Range Forecast do not take into account any circumstances or events occurring after the date they were prepared, including the merger. Further, the Pre-Risk Adjusted Long Range Forecast and the Risk Adjusted Long Range Forecast do not take into account the effect of any failure of the merger to be consummated and should not be viewed as accurate or continuing in that context. Chemtura stockholders are cautioned not to place undue, if any, reliance on the Pre-Risk Adjusted Long Range Forecast or the Risk Adjusted Long Range Forecast included in this proxy statement.

        Certain of the line items in each of the Pre-Risk Adjusted Long Range Forecast and the Risk Adjusted Long Range Forecast, including non-GAAP net sales, non-GAAP tax rate and adjusted EBITDA, are non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with U.S. GAAP, and non-GAAP financial measures as used by Chemtura may not be comparable to similarly titled amounts used by other companies.

        The tables set forth below include summaries of both the Pre-Risk Adjusted Long Range Forecast and the Risk Adjusted Long Range Forecast.

Certain Information from the Pre-Risk Adjusted Long Range Forecast (dollars in millions)

	Pre-Risk Adjusted Long Range Forecast(1)
	2016 Estimated	2017 Estimated	2018 Estimated	2019 Estimated
Non-GAAP Net sales(2)	$1,851	$1,991	$2,078	$2,229
Adjusted EBITDA(3)	301	368	400	452
Depreciation and amortization(4)	92	98	102	104
Stock-based compensation expense	12	13	13	14
Operating income(5)	196	258	285	334
Capital expenditures	102	144	125	87
Non-GAAP tax rate(6)	28%	28%	28%	28%

(1)
Chemtura utilizes non-GAAP financial measures to manage its business, to allocate resources and to make comparisons of its performance to that of its peers. Reflecting this management practice, Chemtura's businesses develop projections on the same non-GAAP basis. This summary therefore contains financial measures that are not calculated or presented in accordance with GAAP. Those financial measures are referred to as "Non-GAAP." Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non GAAP financial measures as used by Chemtura may not be comparable to similarly titled amounts used by other companies.

(2)
"Non-GAAP net sales" means for a period the GAAP net sales less the revenue accretion and amortization of a below market contract liability related to the supply agreements resulting from the sale of our Chemtura AgroSolutions business. We exclude these revenues as the accretion and amortization do not generate current or future cash flows.

(3)
"Adjusted EBITDA" means, for a period, net earnings/(loss) from continuing operations, plus, to the extent included in the calculation of net earnings for such period in accordance with GAAP, the sum of income tax expense, loss on early extinguishment of debt, interest expense, other (income)/expense, net, loss/(gain) on sale of assets or investments, charges/(income) associated with the curtailment or settlement of pension and post-retirement medical plans as the result of dispositions, mergers or significant plan amendments, expense accruals/(releases) related to environmental remediation liabilities of manufacturing sites of former business operations no longer operated by Chemtura, expenses related to natural disasters such as hurricanes or earthquakes that significantly disrupt operations, the release of cumulative translation losses/(gains) related to the liquidation of a subsidiary, non-cash stock-based compensation expense, facility closure, severance and related costs, depreciation, amortization and asset impairment expense, expenses associated with acquisitions or divestitures by Chemtura and expenses related to the Lanxess merger and the integration of Lanxess and Chemtura less the accretion and amortization of a below market contract liability related to the supply agreements resulting from the sale of our Chemtura AgroSolutions business.

(4)
"Depreciation and amortization" means depreciation and amortization expense of Chemtura for a period excluding any accelerated expense arising from an impairment or facility closure.

(5)
"Adjusted operating income" means, for a period, Adjusted EBITDA less Depreciation and amortization expense and stock based compensation expense.

(6)
"Non-GAAP tax rate" means, for a period, the tax expense of Chemtura as a percentage of earnings before taxes having excluded all items of income and expense excluded in the computation of Adjusted operating income, the effect of the establishment or release of any valuation allowance and any settlements related to the tax audits of prior periods.

Certain Information from the Risk Adjusted Long Range Forecast (dollars in millions except per share amounts)

	Risk Adjusted Long Range Forecast(1)
	2016 Estimated	2017 Estimated	2018 Estimated	2019 Estimated
Non-GAAP Net sales(2)	$1,734	$1,974	$2,077	$2,256
Adjusted EBITDA(3)	290	327	350	376
Depreciation and amortization(4)	87	98	102	104
Stock-based compensation expense	12	13	13	14
Operating income(5)	191	216	235	258
Capital expenditures	99	144	125	87
Non-GAAP tax rate(6)	28%	28%	28%	28%

(1)
Chemtura utilizes non-GAAP financial measures to manage its business, to allocate resources and to make comparisons of its performance to that of its peers. Reflecting this management practice, Chemtura's businesses develop projections on the same non-GAAP basis. This summary therefore contains financial measures that are not calculated or presented in accordance with GAAP. Those financial measures are referred to as "Non-GAAP." Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non GAAP financial measures as used by Chemtura may not be comparable to similarly titled amounts used by other companies.

(2)
"Non-GAAP net sales" means for a period the GAAP net sales less the revenue accretion and amortization of a below market contract liability related to the supply agreements resulting from the sale of our Chemtura AgroSolutions business. We exclude these revenues as the accretion and amortization do not generate current or future cash flows.

(3)
"Adjusted EBITDA" means, for a period, net earnings/(loss) from continuing operations, plus, to the extent included in the calculation of net earnings for such period in accordance with GAAP, the sum of income tax expense, loss on early extinguishment of debt, interest expense, other (income)/expense, net, loss/(gain) on sale of assets or investments, charges/(income) associated with the curtailment or settlement of pension and post-retirement medical plans as the result of dispositions, mergers or significant plan amendments, expense accruals/(releases) related to environmental remediation liabilities of manufacturing sites of former business operations no longer operated by Chemtura, expenses related to natural disasters such as hurricanes or earthquakes that significantly disrupt operations, the release of cumulative translation losses/(gains) related to the liquidation of a subsidiary, non-cash stock-based compensation expense, facility closure, severance and related costs, depreciation, amortization and asset impairment expense, expenses associated with acquisitions or divestitures by Chemtura and expenses related to the Lanxess merger and the integration of Lanxess and Chemtura less the accretion and amortization of a below market contract liability related to the supply agreements resulting from the sale of our Chemtura AgroSolutions business.

(4)
"Depreciation and amortization" means depreciation and amortization expense of Chemtura for a period excluding any accelerated expense arising from an impairment or facility closure.

(5)
"Adjusted operating income" means, for a period, Adjusted EBITDA less Depreciation and amortization expense and stock based compensation expense.

(6)
"Non-GAAP tax rate" means, for a period, the tax expense of Chemtura as a percentage of earnings before taxes having excluded all items of income and expense excluded in the computation of Adjusted operating income, the effect of the establishment or release of any valuation allowance and any settlements related to the tax audits of prior periods.

Interests of Chemtura's Directors and Executive Officers in the Merger

        In considering the recommendation of the Chemtura board to approve and adopt the merger agreement, you should be aware that Chemtura's directors and executive officers have interests in the merger that are different from, or in addition to, those of Chemtura stockholders generally. The Chemtura board was aware of these interests and considered them, among other matters, in evaluating the merger agreement, in reaching its decision to approve the merger agreement and in recommending to our stockholders that the merger agreement be approved. These interests are described and quantified below.

Equity-Based Awards

        Chemtura's executive officers currently hold vested stock options and unvested restricted stock units and performance shares. Certain of Chemtura's non-employee directors hold fully vested stock awards that they elected to defer under the Chemtura Amended and Restated Non-Employee Directors Deferral Plan.

        On consummation of the merger, the equity-based awards then held by Chemtura's executive officers and non-employee directors would be treated as follows:

  •
  Each outstanding stock option (all of which are vested), each vested restricted stock unit (including director deferred stock awards) and each performance share for which the performance period has ended will be canceled in exchange for payment to the holder of an amount in cash equal to the merger consideration of $33.50 per share, multiplied by the number of shares of Chemtura common stock underlying the award (less the applicable exercise price, in the case of a stock option, and based on actual performance as of the end of the performance period, in the case of a performance share).

  •
  Each unvested restricted stock unit, and each performance share for which the performance period has not ended, will be converted into a deferred cash award in an amount equal to the merger consideration of $33.50 per share (based on target performance, in the case of a performance share). Each such deferred award will be paid in cash in accordance with the vesting and payment schedule applicable to the corresponding restricted stock unit or performance share. The vesting and payment of each such deferred award would accelerate on a "double trigger" basis on termination of employment without "cause" or resignation for "good reason" following the merger (except that such payment will be delayed to the extent required to avoid triggering a tax or penalty under Section 409A of the Code). For the estimated values of this "double trigger" acceleration, see the "Equity" column of the table under "Golden Parachute Compensation" below.

        No new offering period will commence under the Chemtura 2012 Employee Stock Purchase Plan after the end of 2016, and the plan will be terminated effective as of the closing of the merger. The amount credited to each participant's account on the final purchase date under the 2012 Employee Stock Purchase Plan (which date will be no later than five business days prior to the closing date of the merger) will be applied to purchase the number of shares of Chemtura common stock determined pursuant to the terms of the plan. At the effective time of the merger, upon the terms and subject to the conditions of the merger agreement, each such share of Chemtura common stock will be converted into the right to receive $33.50 in cash, without interest, and less any applicable withholding taxes.

Management Incentive Plan

        Each of Chemtura's executive officers participates in the Management Incentive Plan (the "MIP"), an annual performance-based cash incentive program. Under the merger agreement, Chemtura will pay to each executive officer (and each other participant in the MIP), on or as soon as practicable after the merger closing date, the pro-rata portion of the amount that the executive would have earned for the year of Closing under the MIP, based on performance achieved through the closing date, as determined by Chemtura in the ordinary course of business consistent with past practice. For the estimated amounts of these "single trigger" pro-rated MIP payments, see footnote 1 to the table under "Golden Parachute Compensation" below.

Supplemental Savings Plan

        The merger agreement provides that Chemtura will make a profit sharing contribution for 2017 to the account of each executive officer (and each other participant) under Chemtura's Supplemental Savings Plan, in an amount equal to the pro-rata portion of the amount of the profit sharing contribution that would have been made for such participant under such plan for 2017, based on performance achieved through the merger closing date. Under the terms of the Supplemental Savings Plan, all amounts contributed to participants' accounts under the plan (all of which are vested from the date of contribution) will be paid to the participants within 90 days after the closing of the merger. For the estimated values of these "single trigger" pro-rata profit sharing contributions, see the "Pension/NQDC column" of the table under "Golden Parachute Compensation" below.

Employment Agreements

        Each of Chemtura's named executive officers (other than Simon Medley, Executive Vice President, Industrial Performance Products and Great Lakes Solutions) and Alan Swiech (Executive Vice President, Organometallics Specialties and Support Services) has an employment agreement under which the executive would be entitled to the following payments on termination of employment without "cause" or resignation for "good reason" within two years after the effective time of the merger:

  •
  A lump sum cash severance payment equal to a specified multiple of the sum of the executive's base salary plus target bonus (three times for Craig Rogerson (Chairman, President and Chief Executive Officer) and two times for each other executive);

  •
  A pro-rated bonus payment for the calendar year of termination, based on full-year performance, and paid at the same time as bonuses are paid to other Chemtura employees;

  •
  Accelerated vesting of unvested equity-based awards (with performance shares vesting at target);

  •
  Continued health benefits for a specified period (two years for Mr. Rogerson, 18 months for Stephen Forsyth (Executive Vice President and Chief Financial Officer), and one year for each other executive); and

  •
  Outplacement services.

        These termination payments are subject to the executive's execution and non-revocation of a general release of claims in favor of Chemtura substantially in the form appended to the employment agreement. The payments are subject to reduction to the extent necessary for the executive to avoid the excise tax imposed under Section 4999 of the Code, if such reduction would result in the executive retaining a higher amount of the payments (net of the excise and other taxes) than if such reduction were not made. For estimates of the amounts of these "double trigger" termination payments, see the "'Double Trigger' Severance" column of footnote 1 and the "Perquisites/Benefits" column of the table under "Golden Parachute Compensation" below.

        The employment agreements generally define "cause" to mean the executive's:

  •
  Conviction for or entry of, or plea of nolo contendere with respect to, a felony (other than in connection with a traffic violation);

  •
  Continued failure to substantially perform his or her material duties;

  •
  Act of fraud or gross willful material misconduct; or

  •
  Willful and material breach of the executive's confidentiality agreement or non-competition agreement.

        The employment agreements generally define "good reason" to mean the occurrence of any of the following events without the executive's consent:

  •
  Any material diminution or adverse change in the executive's titles, duties or authorities;

  •
  A reduction in the executive's total compensation, including a reduction in the executive's base salary, target bonus or annual minimum equity award value;

  •
  A material adverse change in the executive's reporting responsibilities;

  •
  The assignment of duties substantially inconsistent with the executive's position or status with Chemtura;

  •
  A relocation of the executive's primary place of employment to a location more than 25 miles further from the executive's primary residence than the current location of Chemtura's offices;

  •
  Any other material breach of the employment agreement or any other agreement by Chemtura or its affiliates;

  •
  The failure of Chemtura to obtain the assumption in writing of its obligations under the employment agreement by any successor to all or substantially all of the assets of Chemtura after a merger, consolidation, sale or similar transaction in which such employment agreement is not assumed by operation of law; or

  •
  Any material diminution in the aggregate value of employee benefits provided to the executive under any employee benefit plan, other than pursuant to across-the-board reductions to employee benefits applicable to all senior executives.

Executive and Key Employee Severance Plan

        Each of Chemtura's executive officers (other than those with the employment agreements described above) participate in Chemtura's Executive and Key Employee Severance Plan (the "Executive Severance Plan"), which provides for the following payments on termination of employment without "cause" or resignation for "good reason" within two years after the effective time of the merger:

  •
  A lump sum cash severance payment equal to the sum of the executive's base salary plus target bonus;

  •
  A pro-rated bonus for the calendar year of termination, based on full-year performance, and paid at the same time as bonuses are paid to other Chemtura employees;

  •
  Continued health benefits for one year (or, if earlier, through the date on which the executive becomes eligible for health benefits from a new employer); and

  •
  Payment up to $15,000 of reasonable expenses for seeking comparable employment.

        These termination payments are subject to the executive's execution and non-revocation of a separation agreement and general release in such form as Chemtura, in its sole discretion, determines. The payments are subject to reduction to the extent necessary for the executive to avoid the excise tax imposed under Section 4999 of the Code, if such reduction would result in the executive retaining a higher amount of the payments (net of the excise and other taxes) than if such reduction were not made. For estimates of the amounts of these "double trigger" termination payments, see the "'Double Trigger' Severance" column of footnote 1 and the "Perquisites/Benefits" column of the table under "Golden Parachute Compensation" below.

        The Executive Severance Plan generally defines "cause" to mean the executive's:

  •
  Theft, fraud, embezzlement or intentional disclosure of confidential and/or proprietary information;

  •
  Conduct or plans to engage in conduct that would be considered a breach of the executive's acknowledgement and agreement that the executive executed as a condition to plan participation (which includes certain restrictive covenants), or any other comparable agreement entered into by the executive in favor of Chemtura;

  •
  Willful disregard for or neglect of the executive's duties or the interests of Chemtura;

  •
  Conviction of a felony or any criminal offense;

  •
  Breach of fiduciary duty, duty of loyalty or other breach of trust;

  •
  Any willful act against the material financial interests of Chemtura; or

  •
  Willful destruction of Chemtura property.

        The Executive Severance Plan generally defines "good reason" to mean the occurrence of any of the following events without the executive's consent:

  •
  A change to the executive's status or position as an officer of Chemtura and such change represents a material diminution in the executive's authority, duties or responsibilities;

  •
  A material reduction to the executive's base salary and/or target bonus and such reduction results in a material diminution in the executive's base compensation; or

  •
  A relocation of the executive's primary place of employment to a location more than 50 miles from the original location and such relocation is a material change in the geographic location at which the executive must perform services for Chemtura.

Indemnification

        For six years after the effective time of the merger, Lanxess has agreed to cause the surviving corporation to indemnify and hold harmless, to the fullest extent permitted under applicable law and in accordance with the applicable organizational documents of Chemtura and its subsidiaries in effect as of the date of the merger agreement, each present or former director or officer of Chemtura or any of its subsidiaries against all threatened or pending claims, actions, suits, proceedings or investigations to which such director or officer is made a party or with respect to which such director or officer is otherwise involved, arising out of or pertaining to the fact that such director or officer is or was an officer, director, employee, fiduciary or agent of Chemtura or any of its subsidiaries or is or was serving at the request of Chemtura as such for another enterprise. In addition, Lanxess has agreed to cause the surviving corporation to advance expenses (subject to certain conditions) as incurred to such director or officer and to cooperate in the defense of any such claim, action, suit, proceeding or investigation.

Golden Parachute Compensation

        The table below sets forth for each of Chemtura's five named executive officers estimates of the amounts of compensation that are based on or otherwise relate to the merger and that will or may become payable to the named executive officer either immediately at the effective time of the merger (i.e., on a "single trigger" basis) or on a qualifying termination of employment within two years after the merger (i.e., on a "double trigger" basis). Chemtura's stockholders are being asked to approve, on a non-binding, advisory basis, such compensation for these named executive officers (see the section entitled "Advisory Vote on Named Executive Officer Merger-Related Compensation Arrangements (Proposal 3)" beginning on page [      ] of this proxy statement). Because the vote to approve such compensation is advisory only, it will not be binding on either Chemtura or Lanxess. Accordingly, if the merger agreement is adopted by Chemtura's stockholders and the merger is completed, the compensation will be payable regardless of the outcome of the advisory vote to approve such compensation, subject only to the conditions applicable thereto, which are described in the footnotes to the table and above under "Interests of Chemtura's Directors and Executive Officers in the Merger."

        The estimates in the table assume that the merger had become effective on September 30, 2016 and that immediately after the effective time of the merger each executive's employment had been terminated without "cause" or by the executive for "good reason." See the footnotes to the table for additional assumptions.

        The table also sets forth estimates of the amounts of such compensation for Chemtura's three executive officers other than the named executive officers. Chemtura's stockholders are not being asked to approve such compensation for these individuals.

        The amounts payable to each executive officer are subject to reduction under the employment agreements (or, for executives without employment agreements, the Executive Severance Plan) to the extent necessary for the executive to avoid the excise tax imposed under Section 4999 of the Code, if such reduction would result in the executive retaining a higher amount of the payments (net of the excise and other taxes) than if such reduction were not made. Any such reduction would be applied first to any cash severance, second to any other cash amount payable, third to any benefit valued as a "parachute payment" for purposes of the excise tax rules and fourth to the acceleration of vesting of any equity award.

Name	Cash(1) ($)	Equity(2) ($)	Pension/ NQDC(3) ($)	Perquisites/ Benefits(4) ($)	Tax Reimbursement ($)	Total ($)
Named Executive Officers
Craig Rogerson, Chairman, President and Chief Executive Officer	$8,178,225	$12,079,095	$33,000	$62,896	0	$20,353,216
Stephen Forsyth, Executive Vice President and Chief Financial Officer	$2,286,712	$2,682,502	$15,900	$46,466	0	$5,031,580
Chet Cross, Executive Vice President, Supply Chain and Operations	$1,936,091	$1,988,783	$13,300	$38,948	0	$3,977,122
Billie Flaherty, Executive Vice President, General Counsel and Secretary	$1,713,077	$1,957,159	$12,900	$38,948	0	$3,722,084
Simon Medley, Executive Vice President, Industrial Performance Products and Great Lakes Solutions	$1,149,694	$1,582,719	$13,200	$26,091	0	$2,771,704
Other Executive Officers
Alan Swiech, Executive Vice President, Organometallics Specialties and Support Services	$1,541,450	$1,943,626	$12,000	$31,953	0	$3,529,029
Laurence Orton, Vice President and Corporate Controller	$556,960	$675,941	$8,741	$27,518	0	$1,269,160
Dalip Puri, Vice President and Treasurer	$502,056	$545,526	$7,880	$27,389	0	$1,082,851

(1)
The amounts in this column represent (a) the "single trigger" pro-rata portion of the amount payable to each executive under the MIP for the year in which the merger becomes effective, as provided under the merger agreement, and (b) the "double trigger" cash severance payable to each executive under his or her employment agreement or, for those executives without employment agreements, under the Executive Severance Plan. Because the merger agreement provides for "single trigger" pro-rata MIP payments, no additional amount is shown for the "double trigger" pro-rata bonus payments provided under the employment agreements and Executive Severance Plan. The following table breaks down these payments.

Name	"Single Trigger" Pro-Rata Bonus ($)		"Double Trigger" Severance ($)	Total ($)
Named Executive Officers
Craig Rogerson	$1,578,225		$6,600,000	$8,178,225
Stephen Forsyth	$484,712		$1,802,000	$2,286,712
Chet Cross	$405,440		$1,530,651	$1,936,091
Billie Flaherty	$337,077		$1,376,000	$1,713,077
Simon Medley	$386,694		$763,000	$1,149,694
Executive Officers
Alan Swiech	$261,450	(5)	$1,280,000	$1,541,450
Laurence Orton	$144,667		$412,293	$556,960
Dalip Puri	$130,406		$371,650	$502,056
(2)
The amounts in this column represent the "double trigger" accelerated vesting of the deferred cash awards into which the executive officers' unvested RSUs and performance shares will be converted at the effective time of the merger, as provided under the merger agreement. Because the merger agreement provides for such "double trigger" vesting, no additional amount is shown for the "double trigger" vesting of equity awards provided under the employment agreements with the executive officers who have such agreements.

(3)
The amounts in this column represent the "single trigger" pro-rata profit sharing contribution for the year in which the merger becomes effective that Chemtura will make to the account of each executive officer (and each other participant) under Chemtura's Supplemental Savings Plan, as provided under the merger agreement.

(4)
The amounts in this column represent (a) the "double trigger" health benefits continuation provided to each executive under his or her employment agreement or, for those executives without employment agreements, under the Executive Severance Plan and (b) the "double trigger" outplacement services provided under the employment agreements to the executives with such agreements, or the "double trigger" payment of reasonable expenses for seeking comparable employment provided under the Executive Severance Plan. The following table breaks down these payments.

(5)
Mr. Swiech's 2016 MIP Target is based, in part, on the performance of Chemtura's IEP segment. As in the past, the Compensation & Governance Committee of Chemtura's board of directors may exercise negative discretion and base Mr. Swiech's 2016 MIP payout on the performance of Chemtura's OMS business which is a business unit within the IEP segment. If the Compensation & Governance Committee were to exercise such negative discretion and base Mr. Swiech's 2016 MIP payout solely on the performance of the OMS business, the "Single Trigger" Pro-Rata Bonus payable to Mr. Swiech would have been reduced by $64,000.

Name	"Double Trigger" Health Benefits ($)	"Double Trigger" Outplacement/ Expenses ($)	Total ($)
Named Executive Officers
Craig Rogerson	$37,896	$25,000	$62,896
Stephen Forsyth	$26,466	$20,000	$46,466
Chet Cross	$18,948	$20,000	$38,948
Billie Flaherty	$18,848	$20,000	$38,948
Simon Medley	$11,091	$15,000	$26,091
Executive Officers
Alan Swiech	$11,953	$20,000	$31,953
Laurence Orton	$12,518	$15,000	$27,518
Dalip Puri	$12,389	$15,000	$27,389

Financing of the Merger

        Completion of the merger is not subject to a financing condition. Concurrently with the execution of the merger agreement, Lanxess AG entered into the Credit Agreement. Pursuant to and subject to the terms of the Credit Agreement, the Lenders committed to provide an unsecured term loan bridge credit facility in an aggregate amount of up to €2.0 billion to Lanxess AG for the purposes of funding (i) the acquisition of 100% of the outstanding equity of Chemtura pursuant to the merger agreement, (ii) the refinancing of certain existing indebtedness of Chemtura or any of its subsidiaries, (iii) any payments in respect of interest rate hedging agreements and currency swaps entered into to hedge any currency exposure related to the merger and (iv) the payment of all related fees, costs and expenses. In connection with the receipt of proceeds from the issuance of bonds by Lanxess AG in an aggregate principal amount of €1.0 billion, the commitments under the Credit Agreement were reduced to €1.0 billion on October 10, 2016. The remaining commitments under the Credit Agreement automatically terminate on the earliest of (a) the date that the merger is consummated, (b) December 25, 2017, and (c) the date of termination of the merger agreement prior to the closing of the merger. Lanxess intends to use the proceeds of borrowings under the Credit Agreement along with cash on hand to finance the merger and pay related expenses.

        The obligation of the Lenders to provide debt financing under the Credit Agreement is subject to a number of conditions. There is a risk that these conditions will not be satisfied and the debt financing may not be funded when required.

Regulatory Clearances and Approvals Required for the Merger

        The merger is subject to the requirements of the HSR Act, which prevents Chemtura and Lanxess from completing the merger until required information and materials are furnished to the DOJ and the FTC and the HSR Act waiting period is terminated or expires. On October 17, 2016, Chemtura and Lanxess filed the requisite notification and report forms under the HSR Act with the DOJ and the FTC, which triggered the start of the HSR Act waiting period. On November 16, 2016, Lanxess withdrew its notification and re-filed the requisite notification and report forms under the HSR Act with the DOJ and the FTC on November 18, 2016. This triggered the start of a new HSR Act waiting period, which is due to expire on December 19, 2016. The DOJ, the FTC, state attorneys general and others may challenge the merger on antitrust grounds either before or after expiration or termination of the HSR Act waiting period. Accordingly, at any time before or after the completion of the merger, any of the DOJ, the FTC, state attorneys general or others could take action under the antitrust laws, including, without limitation, seeking to enjoin the completion of the merger. We cannot assure you that a challenge to the merger on antitrust grounds will not be made or that, if a challenge is made, it will not succeed.

        Completion of the merger is also conditioned on approval from the European Commission. The merger cannot be completed until a notification has been filed with the European Commission and the European Commission has adopted, or has been deemed under the EUMR to have adopted, all decisions and approvals necessary to allow consummation of the merger. The first phase review period under the EUMR is 25 working days from submission of a complete notification. The notification has not yet been filed with the European Commission.

        Approval, consent or consultation, as applicable, with respect to the merger in each of Brazil, China, Japan, and South Korea is a condition to the closing of the merger.

        The merger agreement also provides for Chemtura and Lanxess to file a joint voluntary notice under Section 721 of the DPA. The DPA provides for national security reviews and, where appropriate, investigations by the Committee on Foreign Investment in the United States ("CFIUS"), when a foreign company acquires or seeks to acquire control of a U.S. company. The merger cannot be consummated unless Chemtura and Lanxess receive approval by CFIUS, meaning (1) Chemtura and Lanxess have received written notice from CFIUS that any review, investigation or other proceeding under the DPA with respect to the merger has concluded without action or recommendation for suspension or prohibition; (2) CFIUS has concluded that the merger is not a covered transaction subject to review; or (3) the President of the United States has not, within 15 calendar days of a CFIUS report to him, announced a decision to take any action to block, suspend, otherwise prevent or place any limitations on the consummation of the merger. There can be no assurance that CFIUS will conclude its review, investigation or other proceeding without imposing significant conditions or that CFIUS will not recommend that the President of the United States block the merger.

        Chemtura is registered with the DDTC as a manufacturer and exporter of "defense articles," as that term is defined under ITAR. ITAR requires that a registrant notify DDTC at least 60 days prior to the consummation of any transaction that would result in "the sale or transfer to a foreign person of ownership or control" of a registrant. The merger cannot be completed unless and until (1) 60 days have passed since Chemtura notified the DDTC of the merger and the DDTC has not taken or threatened to take enforcement action against Lanxess in connection with the consummation of the Merger or (2) the DDTC has notified Chemtura or Lanxess that it does not intend to take enforcement action against Lanxess in connection with the consummation of the merger. Chemtura submitted the notice of the merger to the DDTC on November 10, 2016.

        One or more governmental agencies may impose a condition, restriction, qualification, requirement or limitation when it grants the necessary approvals and consents. Third parties may also seek to intervene in the regulatory process or litigate to enjoin or overturn regulatory approvals, any of which actions could significantly impede or even preclude obtaining required regulatory approvals. There is currently no way to predict how long it will take to obtain all of the required regulatory approvals or whether such approvals will ultimately be obtained and there may be a substantial period of time between the approval by Chemtura stockholders and the completion of the merger.

        Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained or obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the merger, including the requirement to divest assets, or require changes to the terms of the merger agreement. These conditions or changes could result in the conditions to the merger not being satisfied. For more information about regulatory approvals relating to the merger, see the section entitled "The Merger Agreement—Conditions to Completion of the Merger" beginning on page [      ] of this proxy statement.

Material U.S. Federal Income Tax Consequences of the Merger

        The exchange of Chemtura common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state and local and other tax laws. In general, a U.S. holder (as defined in the section entitled "Material U.S. Federal Income Tax Consequences of the Merger" beginning on page [      ] of this proxy statement) whose shares of Chemtura common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder's adjusted tax basis in such shares.

        You should read the section entitled "Material U.S. Federal Income Tax Consequences of the Merger" beginning on page [      ] of this proxy statement and consult your tax advisers regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Delisting and Deregistration of Chemtura Common Stock

        Upon completion of the merger, the Chemtura common stock currently listed on the NYSE and Euronext Paris will cease to be listed on the NYSE and Euronext Paris and will subsequently be deregistered under the Exchange Act.

Litigation Related to the Merger

        In connection with the transactions contemplated by the merger agreement, on or around November 16, 2016, a purported stockholder of Chemtura filed a putative class action lawsuit in the United States District Court for the Eastern District of Pennsylvania against Chemtura, the members of the Chemtura Board, Lanxess and Merger Subsidiary, captioned Scarantino v. Chemtura Corporation, et al., 16 Civ. 6051-ER. The Action asserts a claim against Chemtura and the members of the Chemtura Board pursuant to Section 14(a) of the Securities Exchange Act of 1934, and a claim against the members of the Chemtura Board and Lanxess pursuant to Section 20(a) of the Securities Exchange Act of 1934. The complaint generally alleges that the preliminary proxy statement omitted certain material information regarding the transactions contemplated by the merger agreement, and also alleges that the merger consideration is unfair, certain terms of the merger agreement are unfair, and the individual defendants are financially interested in the merger. The Action seeks, among other remedies, to enjoin the transactions contemplated by the merger agreement, or in the event that an injunction is not awarded, rescission of the transactions contemplated by the merger agreement and unspecified money damages, costs and attorney's fees. Chemtura believes that the Action is without merit and intends to defend vigorously against all claims asserted.

Appraisal Rights (page [      ] and Annex C)

        Under Delaware law, holders of our common stock who do not vote in favor of approving and adopting the merger agreement will have the right to seek appraisal of and receive the fair value of their shares of our common stock as determined by the Delaware Court of Chancery if the merger is completed, but only if they comply with all requirements of Section 262 of the DGCL, as in effect on September 25, 2016, the date of the parties' entry into the merger agreement, the text of which section can be found in Annex C to this proxy statement and the requirements of which section are summarized in this proxy statement. This appraisal amount could be more than, the same as or less than the merger consideration. Any holder of our common stock intending to exercise appraisal rights, among other things, must submit a written demand for an appraisal to us prior to the vote on the approval and adoption of the merger agreement, must not vote or otherwise submit a proxy in favor of adoption of the merger agreement and must hold his, her or its shares of Chemtura common stock of record when submitting a written demand for appraisal and continue to hold the shares through the effective time of the merger. If a stockholder votes (or submits a proxy to vote that is not revoked before the taking of the vote on the merger agreement at the special meeting or any adjournment or postponement thereof) for the proposal to adopt the merger agreement, such stockholder will waive his, her or its rights to seek appraisal of his, her or its shares of Chemtura common stock under Delaware law. Also, merely voting against or abstaining (in person or by proxy) with respect to the proposal to adopt the merger agreement will not protect a stockholder's rights to an appraisal. Your failure to follow exactly the procedures specified under Delaware law will result in the loss of your ability to seek and obtain appraisal rights. Holders of our common stock who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights, due to the complexity of the appraisal process. Additionally, holders of our common stock that hold shares through a bank, broker or other holder of record and wish to exercise appraisal rights should consult with the record holder of your shares to determine the appropriate procedures for the making of a demand for appraisal by such record holder.

THE MERGER AGREEMENT

        The following is a summary of the material terms and conditions of the merger agreement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. This summary is qualified in its entirety by reference to the complete text of the Agreement and Plan of Merger, dated as of September 25, 2016, a copy of which is attached to this proxy statement as Annex A, and which is incorporated by reference into this proxy statement. We encourage you to read the merger agreement carefully and in its entirety because it is the legal document that governs the merger.

  Explanatory Note Regarding the Merger Agreement

        The following summary of the Agreement and Plan of Merger, dated as of September 25, 2016, a copy of which is attached hereto as Annex A to this proxy statement, is intended to provide information regarding the terms of the merger agreement and is not intended to modify or supplement any factual disclosures about Chemtura in its public reports filed with the SEC. The merger agreement contains representations and warranties by Chemtura, Lanxess and Merger Subsidiary which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the merger agreement were made solely for the benefit of the parties to the merger agreement (and have been disclosed and summarized herein to provide disclosure to Chemtura stockholders regarding the terms and conditions of the merger and the allocation of rights and responsibilities among the parties related to the merger); may be subject to limitations agreed upon by the contracting parties, including being qualified by the disclosure schedules to the merger agreement (any qualification contained in such disclosure schedules that is material has been disclosed herein or if such a qualification becomes material after the date hereof, will be disclosed in a supplement to this proxy statement); were made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts; and may apply contractual standards of materiality or material adverse effect that generally differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may not be fully reflected in Chemtura's public disclosures if such updates are not required by law or are not nececessary to provide Chemtura's stockholders with a materially complete understanding of the Merger Agreement and transactions contemplated thereby.

        Additional information about Chemtura may be found elsewhere in this proxy statement and Chemtura's other public filings. See "Where You Can Find More Information," beginning on page [      ] of this proxy statement.

Structure of the Merger

        At the effective time of the merger, Merger Subsidiary will be merged with and into Chemtura. Chemtura will be the surviving corporation in the merger and will continue its corporate existence under Delaware law as an indirect, wholly owned subsidiary of Lanxess. The certificate of incorporation of Chemtura as in effect immediately prior to the effective time of the merger will be amended by virtue of the merger at the effective time of the merger to be identical to the certificate of incorporation of Merger Subsidiary as in effect immediately prior to the effective time of the merger, except that the name of the surviving corporation will be "Chemtura Corporation;" the provisions relating to the incorporator of Merger Subsidiary will be omitted and the indemnification provisions relating to officers and directors will be no less advantageous to the intended beneficiaries than the corresponding provisions in Chemtura's current charter as of September 25, 2016. The bylaws of Merger Subsidiary as in effect at the effective time of the merger will be the bylaws of the surviving corporation. The directors of Merger Subsidiary at the effective time of the merger will be the directors of the surviving corporation until their respective successors are duly elected or appointed and qualified, as the case may be. The officers of Chemtura at the effective time of the merger will be the officers of the surviving corporation.

Closing and Effective Time of the Merger

        Unless otherwise mutually agreed by Chemtura and Lanxess, the closing of the merger will take place no later than the fifth business day following the satisfaction or waiver of the conditions set forth

in the merger agreement and described in the section entitled "—Conditions to Completion of the Merger" beginning on page [      ] of this proxy statement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions) at the closing of the merger.

        The merger will become effective at such time as the certificate of merger is duly filed with the Delaware Secretary of State or at such later time as may be specified in the certificate of merger. As of the date of this proxy statement, we expect to complete the merger by mid-2017. However, completion of the merger is subject to the satisfaction or waiver of the conditions to the completion of the merger, which are described below, and it is possible that factors outside the control of Chemtura or Lanxess could delay the completion of the merger, or prevent it from being completed at all. There may be a substantial amount of time between the special meeting and the completion of the merger. We expect to complete the merger promptly following the receipt of all required approvals.

Effect of the Merger on Chemtura's Stock

        At the effective time of the merger, each share of Chemtura common stock outstanding immediately prior to the effective time of the merger (other than shares owned by Chemtura, Lanxess or any of their respective subsidiaries or any stockholder who has properly demanded and not validly withdrawn rights of appraisal in accordance with Delaware law, together, the "excluded shares") will be converted into the right to receive $33.50 in cash, without interest and less any applicable withholding taxes. At the effective time of the merger, all of the shares of Chemtura common stock (other than the excluded shares) will cease to be outstanding, will be cancelled and will cease to exist, and will thereafter represent only the right to receive the per share merger consideration of $33.50 for each such share, without interest and less any applicable withholding taxes.

        At the effective time of the merger, each share of Chemtura common stock held by Chemtura, Lanxess or any of their respective subsidiaries will cease to be outstanding and will be canceled without payment of any consideration. In addition, each share of Chemtura common stock the holder of which has properly demanded rights of appraisal in accordance with Delaware law will not be canceled and converted into the right to receive merger consideration unless and until such holder fails to perfect or withdraws or otherwise loses its right to appraisal. If any holder of Chemtura common stock that demands appraisal rights properly perfects such rights, such holder will be entitled to the fair value of such shares as determined by the Delaware Court of Chancery plus interest, if any, on the amount determined to be the fair value, as further described in "Appraisal Rights" beginning on page [      ] below.

        Each share of common stock of Merger Subsidiary outstanding immediately prior to the effective time of the merger will be converted into one share of common stock of the surviving corporation.

Procedures for Surrendering Shares for Payment

        At or prior to the effective time of the merger, Lanxess will make available to an exchange agent selected by Lanxess reasonably acceptable to Chemtura, for the benefit of the holders of Chemtura common stock (other than excluded shares), cash in the aggregate amount necessary for the exchange agent to make the payment of the merger consideration to Chemtura stockholders.

        Promptly after the effective time of the merger, the exchange agent will send to each record holder of Chemtura common stock (other than excluded shares) at the effective time of the merger a letter of transmittal and instructions for effecting the transfer of shares of Chemtura common stock in exchange for the amount to which such stockholder is entitled as a result of the merger pursuant to the merger agreement.

        Upon delivery of the letter of transmittal properly completed and duly executed by the applicable stockholder and receipt of an "agent's message" by the exchange agent (or such other evidence, if any, of transfer as the exchange agent may reasonably request), the holder of such shares will be entitled to receive the merger consideration for such shares.

        In the event of a transfer of ownership of Chemtura common stock that is not registered in the transfer records of Chemtura, payment of the merger consideration for shares of Chemtura common stock may be made to a person other than the person in whose name the surrendered share is registered, if the share surrendered is presented to the exchange agent, along with all documents required to evidence and effect such transfer and evidence that all applicable stock transfer taxes have been paid or are not applicable.

        Any portion of the funds deposited with the exchange agent for payment to the stockholders that remains unclaimed by the stockholders of Chemtura for 12 months after the effective time of the merger will be delivered to Lanxess, upon demand. Any holder of Chemtura common stock will thereafter look only to Lanxess for payment of the merger consideration.

Withholding

        Lanxess, Chemtura, Chemtura's subsidiaries, the surviving corporation and the exchange agent are entitled to deduct and withhold from the consideration and any other payments otherwise payable pursuant to the merger agreement such amounts as they are required to deduct and withhold with respect to the making of such payment under the Code or any other applicable state, local or foreign tax law. To the extent that amounts are withheld, such amounts will be treated as having been paid to the person in respect of which such deduction and withholding was made.

Treatment of Chemtura Equity-Based Awards

        At or immediately prior to the effective time of the merger, outstanding equity-based awards (and long-term cash awards granted to certain employees in lieu of equity-based awards) will be treated as follows:

  •
  Each outstanding stock option, each restricted stock unit that is vested and each performance share for which the performance period has ended will be canceled in exchange for payment to the holder of an amount in cash equal to the merger consideration of $33.50 per share, multiplied by the number of shares of Chemtura common stock underlying such award (less the applicable exercise price, in the case of a stock option, and based on actual performance as of the end of the performance period, in the case of a performance share).

  •
  Each outstanding cash award that is then vested will be canceled in exchange for payment to the holder of an amount in cash equal to the face amount of such award.

  •
  Each outstanding restricted stock unit that is unvested, and each performance share for which the performance period has not ended, will be converted into a deferred cash award in an amount equal to the merger consideration of $33.50 per share (based on target performance, in the case of a performance share). Each such deferred award will be paid in cash in accordance with the vesting and payment schedule applicable to the corresponding restricted stock unit or performance share and will vest and become payable on termination of the holder's employment without "cause" or resignation for "good reason" (except that such payment will be delayed to the extent required to avoid triggering a tax or penalty under Section 409A of the Code).

  •
  Each outstanding cash award that is then unvested will continue as in effect immediately prior to the Effective Time and will vest and become payable on termination of the holder's employment without "cause" or resignation for "good reason."

        No new offering period will commence under the Chemtura 2012 Employee Stock Purchase Plan after the end of 2016, and the plan will be terminated effective as of the closing of the merger. The amount credited to each participant's account on the final purchase date under the 2012 Employee Stock Purchase Plan (which date will be no later than five business days prior to the closing date of the merger) will be applied to purchase the number of shares of Chemtura common stock determined pursuant to the terms of the plan. At the effective time of the merger, upon the terms and subject to the conditions of the merger agreement, each such share of Chemtura common stock will be converted into the right to receive $33.50 in cash, without interest, and less any applicable withholding taxes.

Representations and Warranties

        Chemtura's representations and warranties to Lanxess and Merger Subsidiary in the merger agreement relate to, among other things:

  •
  The organization, good standing and qualification of each of Chemtura and its subsidiaries;

  •
  The capital structure of Chemtura and its subsidiaries;

  •
  The corporate power and authority to execute, deliver and perform the merger agreement and to consummate the transactions contemplated by the merger agreement;

  •
  Receipt of the opinion of Morgan Stanley & Co. LLC with respect to the fairness of the merger consideration from a financial point of view;

  •
  Required regulatory filings and authorizations, consents or approvals of governmental entities;

  •
  The absence of certain breaches, violations, defaults or consent requirements under certain contracts, organizational documents and laws, in each case arising out of the execution, delivery and performance of, and consummation of the transactions contemplated by, the merger agreement;

  •
  The forms, reports, statements and other documents required to be filed with the SEC and the accuracy of the information contained in those documents;

  •
  The financial statements of Chemtura and Chemtura's internal system of disclosure controls and procedures concerning financial reporting;

  •
  The accuracy of information included in this proxy statement;

  •
  The absence of certain changes or events;

  •
  The absence of certain undisclosed liabilities;

  •
  Compliance with certain laws and permits by Chemtura and its subsidiaries;

  •
  The absence of certain litigation, actions, arbitrations, suits, orders or judgments;

  •
  Real property owned or leased by Chemtura and its subsidiaries;

  •
  Ownership of or rights with respect to the intellectual property of Chemtura and its subsidiaries;

  •
  The payment of taxes, the filing of tax returns and other tax matters related to Chemtura and its subsidiaries;

  •
  Compensation and benefits plans, agreements and arrangements with or concerning employees of Chemtura and its subsidiaries;

  •
  Labor matters related to Chemtura and its subsidiaries;

  •
  Compliance with environmental laws, permits and licenses by Chemtura and its subsidiaries and other environmental matters;

  •
  Certain material contracts of Chemtura and its subsidiaries;

  •
  Maintenance of certain insurance policies by Chemtura and its subsidiaries;

  •
  Compliance with the Foreign Corrupt Practices Act of 1977, as amended, by Chemtura and its subsidiaries and other civil or criminal federal or state laws of similar import;

  •
  Brokers' and finders' fees and other expenses payable by Chemtura; and

  •
  The applicability of, and Chemtura's compliance with, certain state takeover statutes.

        Lanxess' and Merger Subsidiary's representations and warranties to Chemtura in the merger agreement relate to, among other things:

  •
  The organization, good standing and qualification of each of Lanxess and Merger Subsidiary;

  •
  The corporate power and authority to execute, deliver and perform the merger agreement and to consummate the transactions contemplated by the merger agreement;

  •
  Required regulatory filings and authorizations, consents or approvals of governmental entities;

  •
  The absence of certain breaches, violations, defaults or consent requirements under certain contracts, organizational documents and laws, in each case arising out of the execution, delivery and performance of, and consummation of the transactions contemplated by, the merger agreement;

  •
  The absence of certain actions, suits, arbitrations or proceedings that would prevent or impair the ability of Lanxess or Merger Subsidiary to perform their respective obligations under the merger agreement or to consummate the merger;

  •
  The accuracy of information supplied by Lanxess and included in this proxy statement;

  •
  Brokers' and finders' fees and other expenses payable by Lanxess;

  •
  The availability of funds, taking into account funds available to Lanxess under the Credit Facility, to consummate the merger and pay related fees;

  •
  The execution, delivery and enforceability of the agreements governing the Credit Facility;

  •
  Beneficial ownership of shares of Chemtura common stock by Lanxess, Merger Subsidiary or any of their respective subsidiaries; and

  •
  The ownership of Merger Subsidiary by Lanxess.

        None of the representations and warranties in the merger agreement survive the effective time of the merger, except for obligations of Lanxess and the surviving corporation pertaining to director and officer indemnification.

Definition of "Material Adverse Effect"

        Many of Chemtura's representations and warranties in the merger agreement are qualified by a "company material adverse effect" standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct has had or would reasonably be expected to have, individually or in the aggregate, a company material adverse effect). For purposes of the merger agreement, a "company material adverse effect" means a material adverse effect on (i) the financial condition, business, assets or liabilities or results of operations of Chemtura and its subsidiaries, taken as a whole, or (ii) Chemtura's ability to consummate the merger excluding, in the case of clause (i) only, any effect resulting from:

  •
  Changes in GAAP or changes in regulatory accounting requirements (or authoritative interpretations thereof);

  •
  Changes in the financial, credit or securities markets or general economic conditions;

  •
  Changes (including changes of applicable law or interpretations thereof) or conditions generally affecting the industry in which Chemtura and its subsidiaries operate (including changes to commodity prices);

  •
  Geopolitical conditions, the outbreak or escalation of hostilities, acts of war, sabotage, terrorism, cyber-attacks or natural disasters;

  •
  Subject to certain exceptions, the execution and delivery of the merger agreement or the announcement or consummation of the transactions contemplated by the merger agreement or the identity of or any facts or circumstances relating specifically to Lanxess, including the impact thereof on the relationships, contractual or otherwise, of Chemtura and any of its subsidiaries with employees, customers, suppliers or other third parties and any stockholder litigation related thereto;

  •
  Any failure in and of itself by Chemtura and its subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (including any analyst projections, predictions or forecasts or any other revenue or earnings guidance) (provided that the underlying cause of any such failure may be considered in determining whether a company material adverse effect has occurred or would reasonably be expected to occur to the extent not excluded by another exception in the merger agreement);

  •
  Any action taken (or omitted to be taken) at the request of Lanxess or Merger Subsidiary; or

  •
  A change in and of itself in the price and/or trading volume of the Chemtura common stock or other publicly traded securities on NYSE or any other market in which such securities are quoted for purchase and sale (provided that the underlying cause of any such change may be considered in determining whether a company material adverse effect has occurred or would be reasonably expected to occur to the extent not excluded by another exemption in the merger agreement).

        Notwithstanding these exclusions, events, changes, effects, developments, occurrences, circumstances and facts referred to in the first four bullet points above may be considered for purposes of determining whether there has been or would reasonably be expected to be a company material adverse effect if such event, change, effect, development, occurrence, circumstance or fact has had or would reasonably be expected to have a disproportionate adverse effect on Chemtura and its subsidiaries, as compared to other companies operating in the industries in which Chemtura and its subsidiaries operate.

        Certain of Lanxess' and Merger Subsidiary's representations and warranties are qualified by a "parent material adverse effect" standard. For purposes of the merger agreement, "parent material adverse effect" means a material adverse effect on the ability of Lanxess or Merger Subsidiary to consummate the merger.

Conduct of the Business Pending the Merger

        Chemtura has agreed to certain covenants in the merger agreement restricting the conduct of its business between the date of the merger agreement and the effective time of the merger. In general, except as may be required by applicable law, as expressly contemplated by the merger agreement, as set forth on the disclosure schedules to the merger agreement, or with the prior written consent of Lanxess (not to be unreasonably withheld, conditioned or delayed), Chemtura is required to conduct its business in the ordinary course consistent with past practice and use its commercially reasonable efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of its present officers and key employees.

        In addition, without limiting the foregoing, except as may be expressly contemplated by the merger agreement, as set forth on the disclosure schedules to the merger agreement, or with the prior written consent of Lanxess (not to be unreasonably withheld, conditioned or delayed), Chemtura agreed to restrictions on, among other things and with certain exceptions:

  •
  Amending any provision of its or its subsidiaries' certificate of incorporation, bylaws or other similar organizational documents;

  •
  Splitting, combining or reclassifying any shares of its capital stock;

  •
  Declaring, setting aside or paying any dividends or distributions to its stockholders in their capacity as such, except for dividends by any of Chemtura's wholly owned subsidiaries which would not result in any liability to any third party;

  •
  Redeeming, repurchasing or otherwise acquiring certain equity interests of Chemtura or its subsidiaries;

  •
  Issuing, delivering, or selling certain of its or its subsidiaries' equity interests (other than certain permitted issuances) or amending any of its or its subsidiaries' securities;

  •
  Acquiring assets, securities, properties, interests or businesses (other than pursuant to existing contracts or commitments or pursuant to capital expenditures set forth on the disclosure schedules to the merger agreement, acquisitions of raw materials, inventory and supplies in the ordinary course of business or with value or purchase price of less than certain thresholds);

  •
  Selling, leasing or transferring assets, securities, properties, interests or businesses (other than pursuant to existing contracts or commitments, sales of inventory, excess raw materials or obsolete or surplus equipment in the ordinary course of business or with value or purchase price of less than certain thresholds);

  •
  Making any material loans, advances or capital contributions to, or investments in, any other person (except for intercompany loans or capital contributions to wholly owned subsidiaries that, in each case, would not result in any liability to any third party);

  •
  Incurring any indebtedness (other than, in certain circumstances, up to $75,000,000 of short-term indebtedness incurred in the ordinary course of business under lines of credit existing on the date of the merger agreement, intercompany indebtedness or any ordinary course guarantees);

  •
  Offering or redeeming Chemtura's 5.75% Notes due July 15, 2021 (unless requested by Lanxess) or entering into any material amendments to certain existing credit facilities and related notes and indentures (unless requested by Lanxess);

  •
  Granting any lien, other than certain permitted liens or in connection with the incurrence of indebtedness permitted under the merger agreement, on assets or properties with value of $5 million or more;

  •
  Unless required by law or any compensation or benefit plan or agreement or collective bargaining or other labor agreement:

  •
  Granting or increasing any severance or termination pay or amending any existing severance pay or termination agreement;

  •
  Establishing, adopting, amending or terminating any collective bargaining or other labor agreement (other than revisions or amendments to specified collective bargaining agreements consistent with ordinary course past practices);

  •
  Establishing, adopting, amending or terminating any compensation or benefit plan or agreement (however, Chemtura may implement cash incentive compensation plans for the pre-closing portion of 2017, consistent with such plans for 2016, and may implement a $15 million retention pool, subject to Lanxess' consent to each retention award);

    •
    Limiting, waiving or releasing any restrictive covenant obligation;

    •
    Increasing compensation, bonus or other benefits (other than increases to base salaries or wage rates in the ordinary course of business consistent with past practice that do not to exceed 3% in aggregate); or

    •
    Granting any equity-based award to any employee (other than ordinary course grants in March 2017, consistent with past practice and in aggregate grant date fair value not to exceed $10,834,000).

  •
  Hiring or terminating any employee or service provider without cause (other than for individuals other than key employees in the ordinary course of business);

  •
  Changing Chemtura's methods of accounting except as required by concurrent changes in GAAP or Regulation S-X of the Exchange Act, as agreed to by its independent public accountants;

  •
  Making or changing any material tax election, changing any annual tax accounting period, adopting or changing any method of tax accounting, materially amending any tax returns or filing any claims for material tax refunds, entering into any material tax closing agreement, settling any material tax claim, audit or assessment, surrendering any right to claim a material tax refund, offset or other reduction in tax liability, entering into any tax sharing agreement or consenting to any extension or waiver of the statute of limitations period applicable to any material tax or tax return;

  •
  Entering into, materially amending or waiving any of its rights under any material contracts or material leases (except in the ordinary course of business or if requested by Lanxess);

  •
  Amending, terminating or waiving any of its rights under certain specified contracts;

  •
  Adopting or entering into a plan or agreement of complete or partial liquidation, dissolution, merger, amalgamation, consolidation, restructuring, recapitalization or other reorganization;

  •
  Entering into any new line of business outside the businesses being conducted by Chemtura and its subsidiaries on the date of the merger agreement and any reasonable extensions thereof;

  •
  Entering into transactions or understandings with any significant holder of shares of Chemtura stock or their respective affiliated entities that would be required to be disclosed under item 404 of Regulation S-K promulgated under the Securities Act of 1933;

  •
  Making capital expenditures subject to certain exceptions for budgeted and unbudgeted capital expenditures;

  •
  Settling or proposing to settle any pending or threatened suit, action or claim, other than those requiring payments in amounts below a certain dollar threshold;

  •
  Abandoning, voluntarily permitting to lapse before expiration or otherwise disposing of or selling, transferring or licensing certain registered intellectual property or trade secrets owned by Chemtura;

  •
  Entering into any financial derivative contracts for the purpose of hedging risk, except foreign exchange hedging on customary commercial terms in amounts not to exceed a certain dollar threshold;

  •
  Failing to maintain existing insurance policies or comparable replacement policies;

  •
  Taking any action that is intended to prevent, materially delay or materially impede the ability of Chemtura to consummate the merger or the other transactions contemplated by the merger agreement; or

  •
  Agreeing, resolving or committing to take any of the foregoing actions.

Board Obligation to Call a Stockholders' Meeting

        Chemtura has agreed under the merger agreement to take all actions in accordance with Delaware law and its certificate of incorporation and bylaws to establish a record date for, duly call, give notice of, and convene a meeting of Chemtura stockholders to approve and adopt the merger agreement as soon as reasonably practicable. Prior to the date of the stockholders' meeting, Chemtura has the right to make one or more successive postponements or adjournments of the stockholder meeting (i) with the consent of Lanxess, (ii) for the absence of a quorum, (iii) to allow reasonable additional time for such period of time as the Chemtura board determines in good faith after consultation with outside counsel is necessary under applicable law or fiduciary duty for the filing and mailing of any supplemental or amended disclosure which the Chemtura board has determined in good faith after consultation with outside counsel is necessary under applicable law or fiduciary duty and for such supplemental or amended disclosure to be disseminated and reviewed by its stockholders prior to the stockholders' meeting or (iv) in the event that Chemtura receives an unsolicited acquisition proposal no earlier than ten business days prior to the scheduled date of the stockholder meeting and the Chemtura board determines in good faith that such acquisition proposal would reasonably be expected to lead to a superior proposal and that it is required by applicable law or fiduciary duty to postpone such scheduled meeting. With respect to items (i) through (iv) above, Chemtura shall use its reasonable best efforts to reconvene and hold a stockholder meeting as promptly as reasonably practicable.

Restrictions on Solicitation of Acquisition Proposals

        Chemtura has agreed that it and its subsidiaries will not, and that it will instruct and use reasonable best efforts to cause its and its subsidiaries' respective directors, officers, employees, affiliates, investment bankers, attorneys, accountants and other advisors or representatives (collectively, "Representatives") not to, directly or indirectly:

  •
  Solicit, initiate or take any action to knowingly facilitate or encourage the submission of any Acquisition Proposal (as defined below);

  •
  Enter into or participate in any discussions or negotiations with, furnish any information relating to Chemtura or any of its subsidiaries or afford access to the business, properties, assets, books or records of Chemtura or any of its subsidiaries to, or otherwise knowingly cooperate in any way with, any third party that may reasonably be expected to make, or has made, an Acquisition Proposal;

  •
  Enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other similar instrument relating to an Acquisition Proposal, other than to facilitate the sharing of information permitted under an Acceptable Confidentiality Agreement (as defined below); or

  •
  Publicly propose to do any of the foregoing.

        Chemtura also agreed to (and agreed to cause its subsidiaries and its and their respective representatives to) immediately cease and cause to be terminated all activities, discussions and negotiations with any third party and its representatives and financing sources that may be ongoing with respect to any Acquisition Proposal, and to promptly instruct each third party that has entered into a confidentiality agreement relating to an Acquisition Proposal with or for the benefit of Chemtura to promptly return or destroy all confidential information previously furnished in connection therewith.

        Notwithstanding the restrictions described above, if at any time prior to obtaining the approval of Chemtura stockholders, Chemtura or any of its subsidiaries receives a bona fide written, unsolicited Acquisition Proposal that the Chemtura board reasonably believes may lead to a Superior Proposal and the Chemtura board determines in good faith, after consultation with outside legal counsel, that the failure to take such action would reasonably be expected to violate the directors' fiduciary duties under applicable law, then Chemtura and its representatives may:

  •
  Engage in discussions or negotiations with the person or group of persons making such Acquisition Proposal and its representatives or financing sources;

  •
  Furnish, pursuant to an Acceptable Confidentiality Agreement, nonpublic information with respect to Chemtura and its subsidiaries to the person or group of persons who has made such Acquisition Proposal and its representatives or financing sources; provided, that Chemtura will promptly (but in any event, within 24 hours) provide or make available to Lanxess any such information that is provided to any such person which was not previously provided to or made available to Lanxess (including, when executed, a copy of such Acceptable Confidentiality Agreement); or

  •
  Take any nonappealable, final action that any court of competent jurisdiction orders Chemtura to take.

        Chemtura may not take any of the actions referred to in the above bullets unless it has delivered to Lanxess prior written notice that it intends to take such action. In addition, Chemtura has agreed to promptly, and in any event within 24 hours, provide Lanxess with notice of receipt of any Acquisition Proposal or any request for information from any third party that is considering making, or has made, an Acquisition Proposal. Such notice must include the material terms and conditions of any such Acquisition Proposal. In addition, Chemtura must notify Lanxess of any material change in a previously notified Acquisition Proposal.

        Under the merger agreement, Chemtura must maintain in effect the provisions of any standstill or confidentiality agreement to which it is a party unless the Chemtura board, in consultation with outside legal counsel, determines that the failure to terminate, amend, modify or waive such provisions would reasonably be expected to violate its fiduciary duties under applicable law, in which case Chemtura may release or waive such provisions solely to the extent necessary to permit a third party to make an unsolicited non-public Acquisition Proposal. If the Chemtura board waives any such provision, it must advise Lanxess orally and in writing no later than 24 hours after any such waiver.

        For purposes of the merger agreement, "Acceptable Confidentiality Agreement" means one or more confidentiality agreements either in effect as of the date of the merger agreement or that contains terms that are no less favorable in the aggregate (including non-disclosure provisions that are no less favorable in the aggregate) to Chemtura than those contained in the confidentiality agreement between Chemtura and Lanxess. In addition, such confidentiality agreements may omit standstill provisions or include less restrictive standstill provisions than the standstill provision in the confidentiality agreement between Chemtura and Lanxess.

        For purposes of the merger agreement, "Acquisition Proposal" means any bona fide offer, proposal or inquiry (other than the merger) relating to, through one transaction or a series of related transactions (i) any acquisition or purchase, directly or indirectly, of 15% or more of the consolidated assets of Chemtura and its subsidiaries or 15% or more of any class of equity or voting securities of Chemtura or any of its subsidiaries whose assets, individually or in the aggregate, constitute 15% or more of the consolidated assets of Chemtura, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third party beneficially owning 15% or more of any class of equity or voting securities of Chemtura or any of its subsidiaries whose assets, individually or in the aggregate, constitute 15% or more of the consolidated assets of Chemtura or

(iii) a merger, consolidation, share exchange, business combination, joint venture, partnership, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving Chemtura or any of its subsidiaries whose assets, individually or in the aggregate, constitute 15% or more of the consolidated assets of Chemtura.

        For purposes of the merger agreement, "Superior Proposal" means any bona fide, written Acquisition Proposal for at least a majority of the outstanding shares of Chemtura stock or all or substantially all of the consolidated assets of Chemtura and its subsidiaries on terms which the Chemtura board determines in good faith (after consultation with a financial advisor of nationally recognized reputation and its outside legal counsel) by a majority vote (i) are more favorable to Chemtura stockholders than the merger, taking into account all relevant factors (including the timing, likelihood of consummation, ability to finance, regulatory and other similarly relevant aspects of such proposal), and any proposal made by Lanxess (and not revoked) to modify the terms of the merger agreement and (ii) would result in the owners of the capital stock of Chemtura as of immediately prior to the consummation of the transaction contemplated by such Acquisition Proposal, collectively, owning less than a majority of the capital stock of the acquirer or resulting entity in such transaction immediately after such consummation.

Changes in Board Recommendation

        Except as provided in the paragraphs below, under the terms of the merger agreement, the Chemtura board has agreed not to withhold, qualify, change, fail to make (including any failure to reaffirm within five business days of a request from Lanxess following the making of a public acquisition proposal or any publicly disclosed change to the material terms thereof), withdraw or modify in a manner adverse to Lanxess the Chemtura board's recommendation in favor of the merger (or recommend an Acquisition Proposal) (any of the foregoing being referred to as an "Adverse Recommendation Change").

        Notwithstanding the foregoing, prior to approval and adoption by Chemtura stockholders of the merger agreement, the Chemtura board may effect an Adverse Recommendation Change that is the result of a Superior Proposal or an Intervening Event (as defined below) and terminate the merger agreement to enter into an alternative acquisition agreement relating to any Acquisition Proposal if:

  •
  Such Acquisition Proposal did not result from any breach of the obligations described in the section entitled "—Restrictions on Solicitation of Acquisition Proposals" beginning on page [      ] of this proxy statement;

  •
  The Chemtura board has determined in good faith, after consultation with its outside legal counsel, that failure to take such action would reasonably be expected to violate the directors' fiduciary duties under applicable law and that such Acquisition Proposal constitutes a Superior Proposal;

  •
  Chemtura provides Lanxess and Merger Subsidiary at least four business days' prior written notice of its intention to take such action and which notice, if the intended Adverse Recommendation Change is not the result of a Superior Proposal, must specify in reasonable detail the reasons for such Adverse Recommendation Change or, if the intended Adverse Recommendation Change is the result of a Superior Proposal, must specify the identity of the party making such Superior Proposal and the material terms thereof;

  •
  Following such notice Chemtura negotiates with Lanxess in good faith to make such adjustments in the terms and conditions of the merger agreement as would permit Chemtura not to effect a Adverse Recommendation Change;

  •
  The Chemtura board considers in good faith any changes to the merger agreement offered in writing by Lanxess during such notice period and (i) if the intended Adverse Recommendation

    Change is the result of a Superior Proposal, determines in good faith after consultation with its outside financial advisors and outside legal counsel that the Superior Proposal continues to constitute a Superior Proposal and that failure to effect a Adverse Recommendation Change would reasonably be expected to violate the directors' fiduciary duties or (ii) if the intended Adverse Recommendation Change is the result of an Intervening Event determines in good faith after consultation with its outside financial advisor and outside legal counsel that failure to effect a Adverse Recommendation Change would reasonably be expected to violate the directors' fiduciary duties; and

  •
  In the event of any revisions to the terms of such Superior Proposal, Chemtura has, in each case, delivered to Lanxess an additional notice consistent with the notice requirement described in the third bullet above and the conditions described in the fourth and fifth bullets above have been satisfied again, except that the notice period will be three business days (rather than four business days).

        For purposes of the merger agreement, "Intervening Event" means an event, development or change in circumstances material to Chemtura and its subsidiaries, taken as a whole, first occurring or arising after the date of the merger agreement and prior to the approval and adoption by Chemtura stockholders of the merger agreement. Such event must relate to Chemtura (but not relate to any Acquisition Proposal or Superior Proposal) and must not have been known nor reasonably foreseeable by the Chemtura board prior to the date of the merger agreement. Changes or events generally affecting Chemtura's industry that have not had or would not reasonably be expected to have a disproportionate effect on Chemtura and/or its subsidiaries constitute an Intervening Event.

Required Efforts to Consummate the Merger

        Subject to certain exceptions described below and the terms and conditions of the merger agreement, Chemtura and Lanxess have agreed to use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under any applicable laws to consummate, as soon as reasonably practicable, the merger and the other transactions contemplated by the merger agreement, including (i) preparing and filing as promptly as practicable with any governmental authority or other third party all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any governmental entity or other third party that are necessary, proper or advisable to consummate the transactions contemplated by the merger agreement.

        If any objections are asserted with respect to the transactions contemplated by the merger agreement under any regulatory law or if any proceeding is instituted or threatened by any governmental authority or any private party challenging any of the transactions contemplated by the merger agreement, Lanxess, Merger Subsidiary and Chemtura have agreed to use their reasonable best efforts to resolve such objections as promptly as reasonably practicable, including by (i) agreeing to hold separate or divest businesses or properties or assets, (ii) terminating or creating existing relationships and contracts, (iii) terminating existing ventures, (iv) effectuating changes or restructurings, (v) opposing, including through litigation, any actions or proceedings initiated or threatened to be initiated challenging the transactions contemplated by the merger agreement that would restrain, prevent or materially delay the consummation of the transactions contemplated by the merger agreement and (vi) commencing any action that may be required to resolve any objections to the transactions contemplated by the merger agreement and to avoid the entry of any order that has the effect of restricting, preventing or prohibiting the consummation of the transactions contemplated by the merger agreement.

        Notwithstanding the obligations described in the two preceding paragraphs, in no event will Lanxess or its subsidiaries be required to: (i) commit to any undertaking, divestiture, license or similar arrangement, (ii) terminate or modify any relationships, rights or obligations or (iii) do any other act or refrain from any act, in each case, to the extent such action would, individually or in the aggregate, reasonably be expected to have a material adverse effect on Lanxess, Chemtura and their respective subsidiaries, taken as a whole (it being understood that for purposes of Lanxess' regulatory undertaking, Lanxess, Chemtura and their respective subsidiaries, taken as a whole, shall be deemed to be the size of Chemtura and its subsidiaries, taken as a whole, prior to the merger).

        From the signing of the merger agreement until the effective time, Lanxess has agreed not to take any action that is intended to, individually or in the aggregate, prevent, materially delay or materially impede the ability of Lanxess to consummate the merger.

Litigation Related to the Merger

        Chemtura has agreed to give Lanxess the reasonable opportunity to participate, at Lanxess' expense, in (but not control) the defense or settlement of any stockholder litigation against Chemtura or its directors and any other lawsuit or proceeding relating to or challenging the merger agreement or the transactions contemplated thereby. Chemtura has agreed that it will not offer to settle or settle any litigation or other legal proceeding against it or any of its directors, officers, employees, advisors or agents and relating to the merger or the merger agreement without the prior written consent of Lanxess, which consent will not be unreasonably withheld, delayed or conditioned.

Employee Matters

        Under the merger agreement, Lanxess has agreed to take the following actions with respect to the compensation and benefits of Chemtura employees who remain employed with Chemtura or Lanxess:

  •
  For 24 months, each employee will receive a base salary or wage rate and annual target bonus opportunity that is no less favorable than those that the employee received immediately prior to the closing of the merger, and will remain entitled to any severance protections under the Chemtura Executive and Key Employee Severance Plan and the Chemtura Severance Plan.

  •
  For 12 months, each employee will receive employees benefits (other than short- or long-term cash or equity incentives) that are substantially comparable, in the aggregate, to those provided to the employee immediately prior to the closing of the merger.

  •
  Lanxess has agreed to use reasonable best efforts to take the following actions under its benefit plans:

  •
  Recognize pre-closing service with Chemtura for vesting, eligibility and benefit entitlement purposes (other than benefit accrual purposes under defined benefit pension plans and retiree medical plans);

  •
  Waive any pre-existing condition limitations plans to the same extent waived under analogous Chemtura plans; and

  •
  Provide credit for the pre-closing portion of 2017 under analogous Chemtura benefit plans for purposes of applying deductibles, co-payments and out-of-pocket maximums under Lanxess plans.

  •
  Each employee will receive credit for earned but unused vacation and personal holiday pay, to the extent reflected in Chemtura's books and records or otherwise disclosed to Lanxess.

        Chemtura and Lanxess have also agreed to take the following actions with respect to compensation and benefits for Chemtura employees:

  •
  Chemtura will ensure that no new offering period commences under the Chemtura 2012 Employee Stock Purchase Plan after the end of 2016, and to terminate the plan effective as of the closing of the merger.

  •
  Chemtura will pay to each participant in the Management Incentive Plan and Sales Incentive Plan the pro-rata portion of the amount that the participant would have earned for the year of Closing under such plan, based on performance achieved through the closing date of the merger, as determined by Chemtura in the ordinary course of business consistent with past practice. In addition, if the payments under the plans earned for 2016 have not yet been paid when the merger closes, Lanxess will make the payments in amounts determined in accordance with the terms of the plans in the ordinary course of business consistent with past practice as soon as practicable following the completion of Chemtura's audited consolidated financial statements for 2016, based on the achievement of the applicable performance goals.

  •
  Chemtura will make a profit sharing contribution for 2017 to each participant's account under Chemtura's Employee Savings Plan and Supplemental Savings Plan, in an amount equal to the pro-rata portion of the amount of the profit sharing contribution that would have been made for such participant under such plan for 2017, based on performance achieved through the merger closing date. In addition, if the merger closes before the profit sharing contributions for 2016 are made to such plans, Lanxess will make a profit sharing contribution to the account of each such participant in such plans as soon as practicable following the completion of Chemtura's audited consolidated financial statements for 2016, based on the achievement of the applicable performance goals.

Effective as of immediately prior to the closing of the merger, Chemtura will terminate the Employee Savings Plan (unless Lanxess provides at least 15 business days' written notice to the contrary). If the plan is terminated, Lanxess will cause a 401(k) plan maintained by Lanxess or one of its subsidiaries to accept a direct rollover from the Employee Savings Plan of account balances (including loans) of Chemtura employees who elect such rollover.

Directors' and Officers' Indemnification and Insurance

        For six years after the effective time of the merger, Lanxess has agreed to cause the surviving corporation to indemnify and hold harmless, to the fullest extent permitted under applicable law and in accordance with the applicable organizational documents of Chemtura and its subsidiaries in effect as of the date of the merger agreement, each Indemnified Person against all Proceedings to which the Indemnified Person is made a party or with respect to which an Indemnified Person is otherwise involved (including as a witness), arising in whole or in part out of or pertaining in whole or in part to the fact that the Indemnified Person is or was an officer, director, employee, fiduciary or agent of Chemtura or any of its subsidiaries or is or was serving at the request of Chemtura as such for another enterprise (including any Proceeding arising out of or pertaining to matters occurring or existing or alleged to have occurred or existed, or acts or omissions occurring or alleged to have occurred, at or prior to the effective time of the merger, or arising out of or pertaining to the merger agreement and the transactions and actions contemplated thereby). In addition, Lanxess has agreed to cause the surviving corporation to advance expenses (subject to certain conditions) as incurred to the Indemnified Persons and to cooperate in the defense of any Proceeding.

        For six years after the effective time of the merger, Lanxess has agreed to cause the surviving corporation to maintain in effect the provisions in its certificate of incorporation and bylaws regarding elimination of liability of directors, indemnification of officers and directors and advances of expenses that are no less advantageous to the intended beneficiaries than the corresponding provisions in existence on the date of the merger agreement.

        From and after the effective time of the merger, Lanxess has agreed to cause the surviving corporation and its subsidiaries to honor and comply with their respective obligations under any indemnification agreement with any Indemnified Person, and not amend or modify any such agreement in any manner that would adversely affect any right of any Indemnified Person.

        Prior to the effective time of the merger, Chemtura will or, if Chemtura is unable to, Lanxess will and will cause the surviving corporation as of the effective time of the merger to, obtain and fully pay the premium for "tail" insurance policies for the extension of the directors' and officers' liability coverage of Chemtura's existing directors' and officers' insurance policies and Chemtura's existing fiduciary liability insurance policies, in each case for six years from the effective time of the merger. Notwithstanding the foregoing, in no event will the surviving corporation be required to expend for such policies an aggregate premium amount in excess of 300% of the annual premium that Chemtura paid for such insurance in its last full fiscal year.

        If Chemtura or the surviving corporation for any reason fails to obtain such "tail" insurance policies as of the effective time of the merger, the surviving corporation will continue to maintain in effect for a period of at least six years from and after the effective time of the merger, the directors' and officers' liability insurance and fiduciary liability insurance in place as of the date of the merger agreement with Chemtura's current insurance carrier or with an insurance carrier with the same or better credit rating as Chemtura's current insurance carrier with respect to such insurance with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under Chemtura's existing policies as of the date of the merger agreement. Notwithstanding the foregoing, in no event will Lanxess or the surviving corporation be required to expend for such policies an annual premium amount in excess of 300% of the annual premium that Chemtura paid for such insurance in its last full fiscal year.

Takeover Provisions

        If any state takeover statute or similar statute is or becomes applicable to the merger, the merger agreement or the transactions contemplated by the merger agreement, Chemtura and the Chemtura board have agreed to use reasonable best efforts to grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by the merger agreement and otherwise act to eliminate or minimize the effects of such statutes or regulations on such transactions.

Financing of the Merger

        Concurrently with the execution of the merger agreement, Lanxess AG entered into the Credit Agreement. Lanxess intends to use borrowings under the Credit Agreement along with cash on hand to finance the merger and pay related expenses.

        In the merger agreement, Lanxess represented that, assuming satisfaction of certain conditions and the performance by Chemtura of its obligations under the merger agreement, Lanxess has, or will have at the effective time of the merger, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to consummate the merger including sufficient funds (i) to pay the merger consideration, (ii) to make all payments in respect of Chemtura stock options, RSUs and performance shares and (iii) to pay all related fees and expenses of Lanxess, Merger Subsidiary and their respective representatives. In addition, Lanxess provided Chemtura with a true and complete copy (subject to customary redactions) of the Credit Agreement substantially concurrently with the execution of the merger agreement and represented that such agreement was in full force and effect and was a valid and binding obligation (subject to certain enforceability exceptions) on Lanxess AG and, to the knowledge of Lanxess, the lenders party thereto.

        Furthermore, Lanxess has agreed to promptly notify Chemtura if Lanxess AG receives written notice from the lenders party to the Credit Agreement of any termination of the commitments under the Credit Agreement (other than any such termination in connection with other financings in connection with the merger or asset sales that reduce the commitments in accordance with the terms of the Credit Agreement). In the event that any portion of the Credit Agreement becomes unavailable, other than as a result of receipt of proceeds from other financings or asset sales, Lanxess will promptly notify Chemtura, and if Lanxess will not otherwise have access to funds in an amount sufficient to consummate the transactions contemplated by the merger agreement and to pay all fees and expenses payable by Lanxess and Merger Subsidiary, in connection with the merger, Lanxess or its affiliates will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or customary to arrange and obtain alternative financing in an amount sufficient to meet such obligations and without terms that would impose new or additional conditions precedent to funding such alternative financing that are more restrictive in any material respects than those contained in the Credit Agreement.

        In the merger agreement, Chemtura has agreed to, to cause its subsidiaries to, to use its reasonable best efforts to cause, and to instruct, its and their respective representatives to, and to authorize and permit its and their representatives to, cooperate with Lanxess and its subsidiaries and its and their representatives in connection with the arrangement, marketing or consummation of the financing of the merger and the preparation of financial and other information relating to Chemtura necessary or customary for Lanxess AG to comply with its reporting and disclosure obligations (subject to certain limitations) as and when reasonably requested by Lanxess (so long as such cooperation does not unreasonably interfere with the ongoing operations of Chemtura and its subsidiaries), including by, among other things and subject to specified limitations: (i) furnishing to Lanxess and its financing sources certain financial statements and related information, (ii) discussing with Lanxess and its financing sources the preparation of Chemtura's financial statements and other related materials, (iii) making Chemtura's senior officers available for and requesting that Chemtura's independent accountants and other advisors participate in a reasonable number of meetings, presentations, road shows, due diligence sessions, drafting sessions and sessions with rating agencies in connection with the financing of the merger and (iv) delivering customary payoff letters relating to certain of the existing indebtedness of Chemtura and its subsidiaries. In addition, Chemtura has agreed to take certain actions with respect to its outstanding 5.75% Notes due July 15, 2021 if requested by Lanxess, including, subject to certain limitations, (i) taking actions to effect a redemption of such Notes or providing cooperation to Lanxess to facilitate the redemption of such Notes, (ii) using its reasonable best efforts to take actions to satisfy and discharge such Notes or providing cooperation to Lanxess to facilitate the satisfaction and discharge of such Notes or (iii) using its reasonable best efforts to commence offers to purchase, redeem or exchange such Notes. Chemtura has also agreed, if requested by Lanxess, to use, and to cause its subsidiaries to use, reasonable best efforts to assist, support and cooperate with Lanxess to allow Lanxess to seek an amendment to Chemtura's Senior Secured Revolving Facilities Credit Agreement, as amended and restated as of December 4, 2013 to, among other things, obtain consent to the merger and related transactions.

        Chemtura and its subsidiaries are not required to pay any commitment or similar fees in connection with the foregoing, and, upon the written request of Chemtura, Lanxess will reimburse Chemtura for reasonable and documented out-of-pocket costs incurred by Chemtura or any of its subsidiaries in connection with the foregoing.

Other Covenants

        The merger agreement contains other covenants, including those relating to access to information, publicity, notices of certain events, employee matters and matters related to reporting requirements of Section 16(a) of the Exchange Act.

Conditions to Completion of the Merger

        The obligations of Chemtura, Lanxess and Merger Subsidiary to consummate the merger are subject to the satisfaction (or written waiver) at or prior to the effective time of the merger of each of the following conditions:

  •
  Approval and adoption of the merger agreement by an affirmative vote of the majority of the outstanding shares of Chemtura common stock entitled to vote thereon in accordance with Delaware law;

  •
  No restraining order, preliminary or permanent injunction or other order issued by any court or other governmental authority of competent jurisdiction in (i) the United States, (ii) any jurisdiction in which Chemtura, Lanxess or their respective subsidiaries conduct operations (other than de minimis operations) or make sales (other than de minimis sales) and (iii) any jurisdictions where the merger agreement requires that Chemtura make an antitrust filing, in each case, preventing the consummation of the merger, will have taken effect and will still be in effect;

  •
  Any applicable waiting period (and any extension thereof) under the HSR Act, the EUMR and certain other competition laws relating to the merger will have expired or been terminated and all required approvals under certain other competition laws will have been obtained;

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  Approval by CFIUS, meaning that (i) Chemtura and Lanxess have received written notice from CFIUS that any review, investigation or other proceeding under the DPA with respect to the merger has concluded without action or recommendation for suspension or prohibition; (ii) CFIUS has concluded that the merger is not a covered transaction subject to review or (iii) the President of the United States has not, within 15 calendar days of a CFIUS report to him, announced a decision to take any action to block, suspend, otherwise prevent or place any limitations on the consummation of the merger; and

  •
  Any applicable waiting period under ITAR relating to the merger will have expired or DDTC shall have notified Chemtura or Lanxess that it does not intend to take enforcement action in connection with the merger.

        The obligations of Lanxess and Merger Subsidiary to consummate the merger are also subject to the satisfaction at or prior to the effective time of the merger of each of the following conditions:

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  Chemtura's representations and warranties relating to corporate existence and power, corporate authorization, the absence of hook stock, the absence of a company material adverse effect during the period from June 30, 2016 to September 25, 2016, finders' fees and antitakeover laws will be true and correct in all respects as of the closing of the merger;

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  Certain of Chemtura's representations and warranties relating to capitalization will be true and correct (disregarding all materiality and company material adverse effect qualifications and exceptions contained therein) in all respects (except for such inaccuracies that do not result in additional consideration payable by Lanxess in excess of a de minimis amount) as of the closing of the merger with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are made as of a specific date or time, which representations and warranties will be so true and correct as of such date and time);

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  All other representations and warranties of Chemtura set forth in the merger agreement will be true and correct (disregarding all materiality and company material adverse effect qualifications and exceptions contained therein) as of the closing of the merger with the same force and effect as if made on and as of such date (except for representations and warranties that are made as of a specific date or time, which representations and warranties will be true and correct as of such date and time) except for any failure to be so true and correct which has not had and would not reasonably be expected to have, individually or in the aggregate, a company material adverse effect;

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  Chemtura will not have breached or failed to perform in any material respect its obligations under the merger agreement contemplated to be performed by it at or prior to the effective time of the merger;

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  Between the date of the merger agreement and the closing date, there will not have occurred any change, effect, event, development, occurrence, circumstance or state of facts that has had or would reasonably be expected to have, individually or in the aggregate, a company material adverse effect; and

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  Chemtura will have delivered to Lanxess a certificate signed by an executive officer of Chemtura dated as of the closing date certifying that the above conditions have been satisfied.

        The obligation of Chemtura to consummate the merger is also subject to the satisfaction at or prior to the effective time of the merger of each of the following conditions:

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  Lanxess' and Merger Subsidiary's representations and warranties contained in the merger agreement will be true and correct (disregarding all materiality and parent material adverse effect qualifications and exceptions contained therein) as of the date of the merger agreement and on and as of the closing of the merger (except for representations and warranties that are made as of a specific date or time, which representations and warranties will be true and correct as of such date and time) except for any failure to be so true and correct that has not had and would not reasonably be expected to have, individually or in the aggregate, a parent material adverse effect;

  •
  Lanxess will not have breached or failed to perform in any material respect its obligations under the merger agreement contemplated to be performed by it at or prior to the effective time of the merger; and

  •
  Lanxess will have delivered to Chemtura a certificate signed by an executive officer of Lanxess dated as of the closing date certifying that the above conditions have been satisfied.

        Neither Chemtura nor Lanxess may rely on the failure of any condition set forth above to be satisfied, as a basis to excuse such party's obligation to consummate the merger or to terminate the merger agreement if such failure was caused by such party's breach in any material respect of any provision of the merger agreement or failure in any material respect to use the standard of efforts required under the merger agreement from such party to consummate the merger and the other transactions contemplated thereby.

Termination of the Merger Agreement

        The merger agreement may be terminated:

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  At any time prior to the effective time of the merger, by mutual written consent of Chemtura and Lanxess;

  •
  At any time prior to the effective time of the merger, by either Chemtura or Lanxess if:

  •
  The merger has not been consummated on or prior to September 25, 2017 (the "End Date"); provided that, if on such date certain closing conditions relating to the absence of injunctions preventing the consummation of the merger or regulatory approvals are unsatisfied as of the End Date and the remaining closing conditions, other than those conditions that by their terms cannot be satisfied until the closing and such conditions are then capable of being satisfied, are satisfied, or waived by all parties entitled to the benefit of such conditions, then upon written notice given by either Chemtura or Lanxess, the End Date may be extended to December 22, 2017; provided, further, that this termination right will not be available to any party whose material breach of any provision of the merger agreement is the primary cause of the failure of the merger to be consummated by such time;

  •
  Any permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the merger has become final and nonappealable; or

  •
  The meeting of Chemtura stockholders to approve and adopt the merger agreement has been held and the approval and adoption of the merger agreement by the stockholders has not been obtained upon a vote thereon at such meeting or at any adjournment or postponement thereof;

  •
  At any time prior to the effective time of the merger, by Chemtura if:

  •
  At any time prior to the approval and adoption of the merger agreement by Chemtura stockholders in order to enter into a binding written agreement for an acquisition proposal that is a superior proposal, if such superior proposal did not result from a breach by Chemtura of the covenants described in the section entitled "The Merger Agreement—Restrictions on Solicitation of Acquisition Proposals" beginning on page [      ] of this proxy statement, and, immediately prior to or concurrently with the termination of the merger agreement, Chemtura enters into such binding acquisition proposal and, as a condition to any such termination, immediately prior to the termination of the merger agreement, Chemtura pays to Lanxess in immediately available funds any fees required to be paid to Lanxess as described in the section entitled "The Merger Agreement—Termination Fee Payable by Chemtura" beginning on page [      ] of this proxy statement; or

  •
  Lanxess or Merger Subsidiary has breached any of its representations or warranties or failed to perform any of its covenants or agreements such that conditions to closing related to such matters are not capable of being satisfied prior to or as of the End Date, and such breach or failure to perform (if curable) has not been cured by the earlier of within 30 days after written notice is given by Chemtura to the breaching party and the End Date; or

  •
  At any time prior to the effective time of the merger, by Lanxess if:

  •
  Prior to the approval and adoption of the merger agreement by Chemtura stockholders, an Adverse Recommendation Change occurs;

  •
  Chemtura has breached any of its representations or warranties or failed to perform any of its covenants or agreements such that conditions to closing related to such matters are not capable of being satisfied prior to or as of the End Date, and such breach or failure to perform (if curable) has not been cured by the earlier of within 30 days after written notice is given by Chemtura to the breaching party and the End Date; or

    •
    Chemtura willfully and materially breaches or fails to perform its obligations described in the section entitled "The Merger Agreement—Restrictions on Solicitation of Acquisition Proposals" beginning on page [      ] of this proxy statement.

Termination Fee Payable by Chemtura

        Chemtura has agreed to pay to Lanxess a fee of $75 million upon termination of the merger agreement in the following circumstances:

  •
  Lanxess terminates the merger agreement because (i) an Adverse Recommendation Change occurs or (ii) Chemtura willfully and materially breaches or fails to perform its obligations described in the section entitled "The Merger Agreement—Restrictions on Solicitation of Acquisition Proposals" beginning on page [      ] of this proxy statement;

  •
  Chemtura terminates the merger agreement in order to enter into a written agreement with respect to a superior acquisition proposal; or

  •
  Either party terminates the merger agreement (i) owing to the failure of the merger to be consummated on or before the End Date, and at such time the special meeting of Chemtura stockholders to approve and adopt the merger agreement has not been held or (ii) owing to the failure of Chemtura stockholders to approve and adopt the merger agreement, but in each case only if:

  •
  An acquisition proposal has been publicly announced and not publicly withdrawn at least five business days prior to such termination (in the case of clause (i) above) or prior to the Chemtura stockholders' meeting to approve and adopt the merger agreement (in the case of clause (ii) above); and

  •
  Within 12 months after such termination, Chemtura enters into a definitive agreement with respect to or consummates any alternative acquisition proposal for more than 50% of the assets or voting securities of Chemtura.

Remedies

        The merger agreement provides that, upon any termination of the merger agreement under circumstances where the termination fee is payable by Chemtura and is paid in full, Lanxess and Merger Subsidiary are precluded from any other remedy against Chemtura (except in the case of any willful and material breach of the merger agreement or fraud), at law or in equity or otherwise, and neither Chemtura nor Merger Subsidiary will seek to obtain any recovery, judgment or damages of any kind, including consequential, indirect or punitive damages, against Chemtura or any of its subsidiaries or any of their respective directors, officers, employees, partners, managers, members, shareholders or affiliates or their respective representatives. In no event will Chemtura be required to pay the termination fee more than once.

Specific Performance

        The merger agreement provides that the parties will be entitled to an injunction to prevent breaches of the merger agreement and to specifically enforce the performance of the terms and provisions of the merger agreement.

Fees and Expenses

        Except as set forth in the section entitled "—Termination Fee Payable by Chemtura" beginning on page [      ] of this proxy statement, all costs, expenses and taxes incurred in connection with the merger agreement will be paid by the party incurring such costs, expenses or taxes.

Amendments, Waivers

        At any time prior to the effective time of the merger, the parties may amend or waive any provision of the merger agreement. Any such amendment must be in writing and signed by each party to the merger agreement and any such waiver must be in writing and signed by each party against whom the waiver is to be effective. After the Chemtura stockholders have approved and adopted the merger agreement, there will be no amendment or waiver that would require the further approval of the Chemtura stockholders under Delaware law without such approval having first been obtained.

Governing Law and Venue, Waiver of Jury Trial

        The parties agreed that the merger agreement will be governed by and construed in accordance with Delaware law, without regard to the conflicts of law rules of such state. Each party agreed to irrevocably consent to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction, any federal court located in the State of Delaware (and in each case, any appellate court therefrom) for purposes of any action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, the merger agreement or the transactions contemplated by the merger agreement. Each party further irrevocably waived any and all right to trial by jury in any legal proceeding arising out of or related to the merger agreement or the transactions contemplated by the merger agreement.

MARKET PRICES OF CHEMTURA COMMON STOCK

        Chemtura common stock is listed on the NYSE and Euronext Paris under the symbol "CHMT." The following table sets forth on a per share basis the low and high closing sale prices of Chemtura common stock as reported in published financial sources. At the close of business on December 1, 2016, there were 4,007 holders of record of Chemtura common stock. A number of Chemtura stockholders have their shares in street name; therefore, Chemtura believes that there are substantially more beneficial owners of Chemtura common stock.

	Low	High	Dividends
Fiscal Year 2016
Fourth Quarter (through December 1, 2016)	$32.70	$33.35	$—
Third Quarter	25.40	32.81	—
Second Quarter	24.80	29.51	—
First Quarter	24.26	26.89	—
Fiscal Year 2015
Fourth Quarter	$26.66	$32.08	$—
Third Quarter	25.49	28.62	—
Second Quarter	26.75	30.56	—
First Quarter	21.52	27.29	—
Fiscal Year 2014
Fourth Quarter	$21.49	$24.94	$—
Third Quarter	23.26	26.44	—
Second Quarter	22.14	26.13	—
First Quarter	23.79	27.38	—

        The closing price of Chemtura common stock on the NYSE on December 1, 2016, the most recent practicable date prior to the date of this proxy statement, was $32.95 per share. As of December 1, 2016, Chemtura had 62,990,748 shares of Chemtura common stock issued and outstanding, and Chemtura had approximately 4,007 holders of record. You are encouraged to obtain current market prices of Chemtura common stock in connection with voting your shares of Chemtura common stock.

Dividend Policy

        Chemtura has never paid, and does not have any plans to pay, cash dividends on its common stock. Until the effective time of the merger, the merger agreement does not permit Chemtura to declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof), except for dividends by any of its wholly owned subsidiaries which would not result in any liability to any third party, without the prior written consent of Lanxess.

APPRAISAL RIGHTS

        Under the DGCL, you have the right to demand an appraisal of your shares and to receive payment in cash for the fair value of your common stock (exclusive of any element of value arising from the accomplishment or expectation of the merger) as determined by the Delaware Court of Chancery, together with a fair rate of interest, if any, upon the amount determined to be the fair value (or, in certain circumstances described herein, on the difference between the amount determined to be the fair value and the amount paid by Chemtura as the surviving corporation in the merger to each stockholder entitled to appraisal prior to the entry of judgment in the appraisal proceeding), in lieu of the consideration you would otherwise be entitled to receive pursuant to the merger agreement. These rights are known as appraisal rights. Chemtura stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL as in effect on September 25, 2016, the date of the parties' entry into the merger agreement ("Section 262 of the DGCL" or "Section 262"), in order to perfect their rights.

        The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to dissent from the merger and perfect appraisal rights.

        This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex C to this proxy statement. Failure to precisely follow any of the statutory procedures set forth in Section 262 of the DGCL may result in a termination or waiver of your appraisal rights. All references in this summary to a "stockholder" are to the record holder of shares of Chemtura common stock unless otherwise indicated.

        Section 262 requires that stockholders be notified that appraisal rights will be available not less than 20 days before the stockholders' meeting to vote on the merger.

        A copy of Section 262 must be included with such notice. This proxy statement constitutes Chemtura's notice to its stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262.

        Chemtura stockholders who may wish to exercise their appraisal rights or may wish to preserve their right to do so should review the text of Section 262 contained in Annex C carefully and in its entirety and should consult with their legal advisor, since failure to timely comply with the procedures set forth therein will result in the loss of such rights.

        If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

  •
  You must deliver to Chemtura a written demand for appraisal of your shares before the vote with respect to the merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the approval and adoption of the merger agreement. Voting "AGAINST" or failing to vote "FOR" the approval and adoption of the merger agreement by itself does not constitute a demand for appraisal within the meaning of Section 262.

  •
  You must either vote against the approval and adoption of the merger agreement or abstain from voting on the approval and adoption of the merger agreement. A vote in favor of the approval and adoption of the merger agreement, in person at the meeting or by proxy (whether by mail or via the internet), will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. Because shares represented by a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the approval and adoption of the merger agreement, a stockholder who submits a proxy and who wishes to exercise appraisal rights must indicate that the shares represented by the proxy are to be voted against the approval and adoption of the merger agreement, or indicate that the shares shall abstain from voting. Neither voting against the adoption of the merger agreement, nor abstaining from voting or failing to vote on the proposal to adopt the merger agreement, will in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the merger agreement.

  •
  You must continuously hold the shares of record from the date of making the demand through the effective time. Therefore, a stockholder who is the record holder of shares of Chemtura common stock on the date the written demand for appraisal is made but who thereafter transfers the shares prior to the effective date of the merger will lose any right to appraisal with respect to such shares.

        If you fail to comply with any of these conditions and the merger is completed, you will be entitled to receive the merger consideration for your shares of common stock as provided in the merger agreement, but you will have no appraisal rights with respect to your shares of common stock.

        All demands for appraisal should be addressed to Chemtura Corporation, 199 Benson Road, Middlebury, Connecticut 06749, Attn: Corporate Secretary, and must be delivered before the vote on the merger agreement is taken at the special meeting, and should be executed by, or on behalf of, the record holder of the shares of our common stock. The demand must reasonably inform Chemtura of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares. To be effective, a demand for appraisal by a holder of our common stock must be made by, or in the name of, such registered stockholder.

        Only a holder of record of shares of our common stock is entitled to demand appraisal rights for such shares of our common stock registered in that holder's name.

  •
  Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to Chemtura. The beneficial holder must, in such cases, have the registered owner, such as a broker, fiduciary, depository or other nominee, submit the required demand in respect of those shares.

  •
  If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by or for the fiduciary.

  •
  If the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners.

  •
  An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owners.

  •
  A record owner, who holds shares as a nominee for others, such as a broker, may exercise his, her or its right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, a demand for appraisal of such shares must be made by or on behalf of the nominee and must identify the nominee as record holder. The written demand should also state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.

        If your shares of common stock are owned of record by another person, such as a broker, fiduciary, depository or other nominee, and you wish to exercise appraisal rights, you should consult with your broker or other intermediary to determine the appropriate procedures for the record holder to make a demand for appraisal. A person having a beneficial interest in shares of common stock held of record in the name of another person, such as a broker, fiduciary, depository or other nominee, must act promptly to cause the record holder to properly follow the steps summarized below and perfect appraisal rights in a timely manner. If your common stock is held through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.

        As required by Section 262 of the DGCL, a demand for appraisal must be in writing and must reasonably inform Chemtura of the identity of the record holder (which might be a nominee as described above) and of such holder's intention to seek appraisal of such shares.

        Within ten days after the effective time of the merger, Chemtura, as the surviving corporation, must provide notice of the date the merger has become effective to each former Chemtura stockholder who has properly demanded appraisal rights under Section 262 of the DGCL and who has not voted in favor of the approval and adoption of the merger agreement. At any time within 60 days after the effective time, any stockholder who has demanded an appraisal and who has not commenced an appraisal proceeding or joined that proceeding as a named party, has the right to withdraw the demand for appraisal and to accept the cash payment specified by the merger agreement for his, her or its shares of common stock. Any attempt to withdraw made more than 60 days after the effectiveness of the merger will require the written approval of the surviving corporation or, following the filing of a petition, the Delaware Court of Chancery.

        Section 262 of the DGCL provides that if immediately prior to a transaction such as the merger the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Delaware Chancery Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (i) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal or (ii) the value of the consideration provided in the merger for such total number of shares exceeds $1 million.

        Within 120 days after the effective time, but not thereafter, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. A person who is the beneficial owner of shares of Chemtura common stock held in a voting trust or by a nominee on behalf of such person may, in such person's own name, file the petition described in the previous sentence. Upon the filing of the petition by a stockholder, service of a copy of such petition will be made upon the surviving corporation. The surviving corporation has no obligation to file such a petition in the event there are stockholders who have demanded an appraisal of their shares under Section 262. There is no present intent on the part of Chemtura to file an appraisal petition, and stockholders seeking to exercise appraisal rights should not assume that Chemtura will file such a petition or that Chemtura will initiate any negotiations with respect to the fair value of such shares. Accordingly, the stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. The failure of a stockholder to file such a petition within the period specified could nullify the stockholder's previously written demand for appraisal.

        Within 120 days after the effective time of the merger, any stockholder who has complied with Section 262 will, upon written request to the surviving company, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the merger agreement and with respect to which demands for appraisal rights have been received and the aggregate number of holders of such shares.

        A person who is the beneficial owner of shares of common stock held in a voting trust or by a nominee on behalf of such person may, in such person's own name, request from the corporation the statement described in the previous sentence. Such written statement will be mailed to the requesting stockholder within ten days after such written request is received by the surviving corporation or within ten days after expiration of the period for delivery of demands for appraisal, whichever is later.

        If a petition for appraisal is duly filed by a stockholder and a copy of the petition is served upon the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. If the petition is filed by the surviving corporation, it must be accompanied by such a list. After providing notice to stockholders who have demanded appraisal of their shares if so ordered by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Delaware Court of Chancery may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates, if any, to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Delaware Court of Chancery may dismiss the proceedings as to such stockholder.

        After determination of the stockholders entitled to appraisal of their shares of common stock, the Delaware Court of Chancery will conduct an appraisal proceeding in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Delaware Court of Chancery will determine the fair value of such shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, on the amount determined to be the fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash (which will be treated as an advance against the payment due to such stockholder), in which case interest shall accrue after such payment only upon the sum of (i) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery and (ii) interest theretofore accrued, unless paid at that time. When the fair value is determined, the Delaware Court of Chancery will direct the payment of such value, together with interest, if any, on the amount determined to be fair value, to the stockholders entitled to receive the same upon the surrender by such holders of the certificates representing their shares, if any, or, in the case of any uncertificated shares, forthwith.

        In determining fair value, the Delaware Court of Chancery is required to take into account all relevant factors. You should be aware that the fair value of your shares as determined under

Section 262 could be more than, the same as, or less than the value that you are entitled to receive under the terms of the merger agreement and that an opinion of an investment banker or financial advisor as to the fairness from a financial point of view of the merger consideration is not necessarily an opinion as to fair value for purposes of Section 262. Moreover, Chemtura does not anticipate offering more than the merger consideration to any stockholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the "fair value" of a share of stock is less than the merger consideration.

        In determining "fair value," the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

        Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Delaware Court of Chancery deems equitable in the circumstances. However, costs do not include attorneys' fees and expert witness fees. Each dissenting stockholder is responsible for his, her or its attorneys' and expert witness expenses, although, upon the application of a dissenting stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective time of the merger, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective time of the merger; however, if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder delivers a written withdrawal of his, her or its demand for appraisal and an acceptance of the terms of the merger within 60 days after the effective time of the merger, then the right of that stockholder to appraisal will cease and the shares of common stock held by that stockholder will be deemed to have converted at the effective time of the merger into the right to receive the merger consideration for his, her or its shares of common stock pursuant to the merger agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective time of the merger may only be made with the written approval of the surviving corporation. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the prior approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will maintain the right to withdraw its demand for appraisal and to accept the merger consideration that such holder would have received pursuant to the merger agreement within 60 days after the effective date of the merger.

        In view of the complexity of Section 262, Chemtura stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER MERGER-RELATED COMPENSATION
ARRANGEMENTS (PROPOSAL 2)

        As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, Chemtura is required to submit a proposal to Chemtura stockholders for a non-binding, advisory vote to approve the payment by Chemtura of certain compensation that will or may be paid by Chemtura to its named executive officers that is based on or otherwise relates to the merger. This proposal, commonly known as "say-on-golden parachutes," and which we refer to as the named executive officer merger-related compensation proposal, gives Chemtura stockholders the opportunity to vote, on a non-binding, advisory basis, on the named executive officer merger-related compensation. This compensation is summarized in the table under "The Merger—Interests of Chemtura's Directors and Executive Officers in the Merger—Golden Parachute Compensation" beginning on page [      ] of this proxy statement, including the footnotes to the table.

        The Chemtura board encourages you to review carefully the named executive officer merger-related compensation information disclosed in this proxy statement.

        The Chemtura board unanimously recommends that the stockholders of Chemtura approve the following resolution:

        "RESOLVED, that the stockholders of Chemtura hereby approve, on a non-binding, advisory basis, the agreements or understandings with and compensation to be paid or become payable by Chemtura to its named executive officers that are based on or otherwise relate to the merger as disclosed pursuant to Item 402(t) of Regulation S-K in the Golden Parachute Compensation table, the footnotes to that table and the accompanying narrative disclosure."

        The vote on the proposal to approve, on a non-binding, advisory basis, the named executive officer merger-related compensation is a vote separate and apart from the vote on the proposal to approve and adopt the merger agreement. Accordingly, you may vote to approve and adopt the merger agreement and vote not to approve the named executive officer merger-related compensation proposal and vice versa. Because the vote on the named executive officer merger-related compensation proposal is advisory only, it will not be binding on either Chemtura or Lanxess. Accordingly, if the merger agreement is approved and adopted and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of Chemtura stockholders.

        The above resolution approving the named executive officer merger-related compensation on an advisory basis will require the affirmative vote of the holders of a majority of the Chemtura stock having voting power present in person or represented by proxy at the special meeting (provided a quorum is present in person or represented by proxy).

        The Chemtura board unanimously recommends a vote "FOR" the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Chemtura to its named executive officers that is based on or otherwise relates to the merger.

VOTE ON ADJOURNMENT (PROPOSAL 3)

        Chemtura stockholders are being asked to approve a proposal to, as permitted under the terms of the merger agreement, adjourn the special meeting for the purpose of soliciting additional proxies in favor of the proposal to approve and adopt the merger agreement if there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement. If this proposal to adjourn the special meeting is approved, the special meeting could be adjourned by Chemtura as permitted under the terms of the merger agreement to any date. In addition, Chemtura, as permitted under the terms of the merger agreement, could postpone the special meeting before it commences, whether for the purpose of soliciting additional proxies or for other reasons. If the special meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use. If you return a proxy and do not indicate how you wish to vote on any proposal, your shares will be voted in favor of such proposal.

        If a quorum does not exist at the special meeting (or any adjournment or postponement thereof), under our bylaws, the holders of a majority of the shares of Chemtura common stock entitled to vote thereat present at the special meeting, in person or represented by proxy, may adjourn the special meeting to another place, date or time, or the chairman of the meeting, our Chief Executive Officer, or our president may adjourn the special meeting to another date, place or time. If a quorum exists, but there are not enough affirmative votes to approve and adopt the merger agreement, the special meeting may be adjourned by the affirmative vote of the holders of a majority of the Chemtura stock having voting power present in person or represented by proxy at the special meeting.

        The Chemtura board unanimously recommends a vote "FOR" the proposal to adjourn the special meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement, if there are not sufficient votes at the time of such adjournment to approve and adopt the merger agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of December 1, 2016, with respect to the beneficial ownership of Chemtura's common stock by:

  •
  Each person or group of affiliated persons Chemtura believes beneficially holds more than 5% of the outstanding shares of Chemtura's common stock based solely on Chemtura's review of SEC filings;

  •
  Each named executive officer of Chemtura;

  •
  Each director of Chemtura; and

  •
  All directors and executive officers as a group.

        The following table gives effect to the shares of Chemtura's common stock held by such individuals and equity grants that become exercisable as of December 1, 2016 or within 60 days thereafter. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. As of December 1, 2016, 62,990,748 shares of Chemtura's common stock and restricted stock were issued and outstanding. Unless otherwise indicated, all persons named as beneficial owners of Chemtura's common stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned and can be reached at Chemtura Corporation, 199 Benson Road, Middlebury, Connecticut 06749.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Common Stock Outstanding
5% Stockholders
BlackRock, Inc.	3,730,209	(1)	5.74%
55 East 52 Street
New York, New York 10055
GAMCO Investors, Inc., et al.	8,978,384	(2)	13.82%
One Corporate Center
Rye, New York 10580-1435
The Vanguard Group, Inc.	6,252,693	(3)	9.62%
100 Vanguard Blvd.
Malvern, Pennsylvania 19355
Directors and Named Executive Officers
Jeffrey Benjamin(4)	93,899		*
Timothy Bernlohr	49,886		*
Anna Catalano	24,535		*
Chet Cross(5)	81,582		*
James Crownover(6)	48,324		*
Robert Dover	39,047		*
Billie Flaherty(7)	58,275		*
Stephen Forsyth(8)	421,970		*
Jonathan Foster(9)	36,077		*
Simon Medley(10)	25,990		*
Craig Rogerson(11)	602,562		*
John Wulff(12)	41,633		*
All directors and Executive Officers as a Group (15 persons)(13)	1,646,606		2.59%

*
Less than 1%.

(1)
As reported on Schedule 13G/A filed with the SEC on January 28, 2016. According to the Schedule 13G/A, the reporting person has sole voting and dispositive power with respect to all of these shares.

(2)
As reported on Amendment No. 6 to Schedule 13D filed with the SEC on January 1, 2015 by Mario J. Gabelli and various entities which he directly or indirectly controls or for which he acts as chief investment officer. The Schedule 13D reports ownership as follows: GAMCO Asset Management Inc. (5,101,054 shares); Gabelli Funds, LLC (3,657,000 shares); Teton Advisors, Inc. (96,400 shares); Gabelli Securities, Inc. (4,600 shares); MJG Associates, Inc. (no shares); Gabelli Foundation, Inc. (28,000 shares); GGCP, Inc. (25,000 shares); GAMCO Investors, Inc. (330 shares); and Mario J. Gabelli (66,000 shares). According to the Schedule 13D, each reporting person has sole voting and dispositive power, except that GAMCO Asset Management Inc. does not have authority to vote 341,800 shares and the authority of others may be subject to certain qualifications specified in the Schedule 13D.

(3)
As reported on Amendment No. 3 to Schedule 13G/A filed with the SEC on February 11, 2016. According to the Schedule 13G/A, the reporting person has sole voting power with respect to 146,913 shares, shared voting power with respect to 3,700 shares, sole dispositive power with respect to 6,105,685 shares and shared dispositive power with respect to 147,013 shares.

(4)
Includes 55,000 shares held by trusts for the benefit of family members of Mr. Benjamin (beneficial ownership of these shares is disclaimed by Mr. Benjamin).

(5)
Includes 20,152 options that were exercisable on, or that will become exercisable within 60 days after, December 1, 2016.

(6)
Includes 4,753 shares that have been deferred under Chemtura's non-employee directors deferral programs, which have no voting rights, are not subject to forfeiture and may become deliverable within 60 days after December 1, 2016.

(7)
Includes 15,114 options that were exercisable on, or that will become exercisable within 60 days after, December 1, 2016.

(8)
Includes 251,802 options that were exercisable on, or that will become exercisable within 60 days after, December 1, 2016.

(9)
Includes 12,639 shares that have been deferred under Chemtura's non-employee directors deferral programs, which have no voting rights, are not subject to forfeiture and may become deliverable within 60 days after December 1, 2016.

(10)
Includes 10,512 options that were exercisable on, or that will become exercisable within 60 days after, December 1, 2016.

(11)
Includes 326,094 options that were exercisable on, or that will become exercisable within 60 days after, December 1, 2016

(12)
Includes 5,852 shares that have been deferred under Chemtura's non-employee directors deferral programs, which have no voting rights, are not subject to forfeiture and may become deliverable within 60 days after December 1, 2016.

(13)
Includes (i) 55,000 shares held by trusts for the benefit of family members of Mr. Benjamin (beneficial ownership of these shares is disclaimed by Mr. Benjamin), (ii) 23,244 shares that have been deferred under Chemtura's non-employee directors deferral programs, which have no voting rights, are not subject to forfeiture and may become deliverable within 60 days of December 1, 2016, and (iii) 676,863 options that were exercisable on, or that will become exercisable within 60 days after, December 1, 2016.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

        The following are the material U.S. federal income tax consequences of the merger to "U.S. holders" and "non-U.S. holders" (in each case, as defined below) of Chemtura common stock. This discussion applies only to holders that hold their Chemtura common stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder's particular circumstances or to holders subject to special rules, such as:

  •
  Dealers or traders subject to a mark-to-market method of tax accounting with respect to Chemtura common stock;

  •
  Persons holding Chemtura common stock as part of a straddle, hedging transaction, conversion transaction, integrated transaction or constructive sale transaction;

  •
  U.S. holders whose functional currency is not the U.S. dollar;

  •
  Partnerships or other entities classified as partnerships or pass through entities for U.S. federal income tax purposes;

  •
  Persons who acquired Chemtura common stock through the exercise of employee stock options or otherwise as compensation;

  •
  Certain financial institutions and insurance companies;

  •
  Regulated investment companies;

  •
  Real estate investment trusts;

  •
  Certain former citizens or residents of the United States;

  •
  Tax-exempt entities, including an "individual retirement account" or "Roth IRA;" or

  •
  Persons subject to the United States alternative minimum tax.

        If an entity that is classified as a partnership for U.S. federal income tax purposes holds Chemtura common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding Chemtura common stock and partners in such partnerships should consult their tax advisers as to the particular U.S. federal income tax consequences of the merger to them.

        This discussion is based on the Code, administrative pronouncements, judicial decisions and final and temporary Treasury regulations, all as of the date hereof, any of which is subject to change, possibly with retroactive effect. Tax considerations under state, local and foreign laws are not addressed.

U.S. Holders

        For purposes of this discussion, the term "U.S. holder" means a beneficial owner of Chemtura common stock that is:

  •
  A citizen or resident of the United States;

  •
  A corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  An estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  A trust (A) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) that has elected to be treated as a U.S. person under applicable U.S. Treasury regulations.

        The exchange of Chemtura common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of Chemtura common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder's adjusted tax basis in such shares. A U.S. holder's adjusted tax basis generally will equal the price the U.S. holder paid for such shares. Gain or loss will be determined separately for each block of shares of Chemtura common stock (i.e., shares of Chemtura common stock acquired at the same cost in a single transaction). Such gain or loss generally will be treated as long-term capital gain or loss if the U.S. holder's holding period in the shares of

Chemtura common stock exceeds one year at the time of the completion of the merger. Long-term capital gains of non-corporate U.S. holders generally are subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. Capital gains recognized by individuals, trusts and estates also may be subject to a 3.8% federal Medicare contribution tax.

Non-U.S. Holders

        A "non-U.S. holder" is a beneficial owner of Chemtura common stock that is not a U.S. holder or a partnership. Payments made to a non-U.S. holder in exchange for shares of Chemtura common stock pursuant to the merger generally will not be subject to U.S. federal income tax unless:

  •
  The gain, if any, on such shares is effectively connected with a trade or business of the non-U.S. holder in the United States (or, if required by an applicable income tax treaty, is attributable to the non-U.S. holder's permanent establishment or fixed base in the United States);

  •
  The non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the exchange of shares of Chemtura common stock for cash pursuant to the merger and certain other conditions are met; or

  •
  The non-U.S. holder owned, directly or under certain constructive ownership rules of the Code, more than 5% of the Chemtura common stock at any time during the five-year period preceding the merger, and Chemtura is or has been a "United States real property holding corporation" for U.S. federal income tax purposes at any time during the shorter of the five-year period preceding the merger or the period that the non-U.S. holder held Chemtura common stock.

        A non-U.S. holder described in the first bullet point immediately above will be subject to regular U.S. federal income tax on any gain realized as if the non-U.S. holder were a U.S. holder, subject to an applicable income tax treaty providing otherwise. If such non-U.S. holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits (or a lower treaty rate). A non-U.S. holder described in the second bullet point immediately above will be subject to tax at a rate of 30% (or a lower treaty rate) on any gain realized, which may be offset by certain U.S.-source capital losses recognized in the same taxable year, even though the individual is not considered a resident of the United States.

        Chemtura believes it has not been a "United States real property holding corporation" for U.S. federal income tax purposes at any time during the five-year period preceding the merger.

Information Reporting and Backup Withholding

        Payments made in exchange for shares of Chemtura common stock generally will be subject to information reporting unless the holder is an "exempt recipient" and may also be subject to backup withholding at a rate of 28%. To avoid backup withholding, U.S. holders that do not otherwise establish an exemption should complete and return Internal Revenue Service Form W-9, certifying that such U.S. holder is a U.S. person, the taxpayer identification number provided is correct and such U.S. holder is not subject to backup withholding. A non-U.S. holder that provides the applicable withholding agent with an Internal Revenue Service Form W-8BEN, W-8BEN-E or W-8ECI, as appropriate, will generally establish an exemption from backup withholding.

        Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against a holder's U.S. federal income tax liability, provided the relevant information is timely furnished to the Internal Revenue Service.

        You are urged to consult your tax adviser with respect to the application of U.S. federal income tax laws to your particular circumstances as well as any tax consequences arising under the U.S. federal estate or gift tax rules, or under the laws of any state, local or foreign tax laws.

 FUTURE CHEMTURA STOCKHOLDER PROPOSALS

        It is not expected that Chemtura will hold its 2017 annual meeting of stockholders unless the merger is not completed. If the merger is not completed during the first half of 2017, Chemtura stockholders will continue to be entitled to attend and participate in Chemtura's annual meeting of stockholders. If Chemtura holds its 2017 annual meeting of stockholders, stockholder director nominations and proposals intended to be presented for inclusion in Chemtura's proxy statement and accompanying proxy card pursuant to Rule 14a-8 of the Exchange Act for such meeting must have been received at Chemtura's principal executive offices at the address listed below, on or before December 2, 2016, and must have met the requirements of Rule 14a-8 under the Exchange Act. For director nominations the notice must describe various matters regarding the nominee, as set forth in Article II, Section 11 of Chemtura's bylaws, which are posted on our website at www.chemtura.com.

        In addition, if a stockholder intends to nominate a director or raise a matter at the 2017 annual meeting of stockholders, if such meeting is held, and has not sought inclusion of the nomination or matter in Chemtura's proxy statement and accompanying proxy card for such meeting pursuant to Rule 14a-8 under the Exchange Act, the stockholder must comply with the advance notice provisions in Chemtura's bylaws. These advance notice provisions require stockholders to deliver to Chemtura notice of a director nomination or proposal to be considered at an annual meeting not less than 90 days nor more than 120 days in advance of the date which is the anniversary of the date of the preceding year's annual meeting, which, with respect to the 2017 annual meeting of stockholders, means not later than February 4, 2017 and not earlier than January 5, 2017, respectively. However, if the number of directors to be elected to the board at an annual meeting is increased and there is no public announcement by Chemtura naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice will also be considered timely, but only with respect to nominees for the additional directorships, if it is delivered to the secretary at the principal executive offices of Chemtura not later than the close of business on the tenth day following the day on which such public announcement is first made by Chemtura. Any such director nominations or proposals are also subject to informational and other requirements set forth in Chemtura's bylaws. Such director nominations or proposals should have been submitted to the following address:

Chemtura Corporation
Attn: Corporate Secretary
199 Benson Road
Middlebury, Connecticut 06749

        The above deadlines would change if Chemtura holds its 2017 annual meeting of stockholders on a date that is more than 30 days before or more than 70 days after the anniversary of the date of its 2016 annual meeting of stockholders.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

        The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single annual report or proxy statement, as applicable, addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies.

        Chemtura and some brokers may be householding our proxy materials by delivering proxy materials to multiple stockholders who request a copy and share an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker if your shares are held in a brokerage account or Chemtura if you are a stockholder of record. You can notify us by sending a written request to Chemtura Corporation, 199 Benson Road, Middlebury, Connecticut 06749, Attn: Corporate Secretary, or calling (203) 573-2000. Stockholders who share a single address, but receive multiple copies of the proxy statement, may request that in the future they receive a single copy by notifying Chemtura at the telephone and address set forth in the prior sentence. In addition, Chemtura will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered pursuant to a prior request.

WHERE YOU CAN FIND MORE INFORMATION

        Chemtura is subject to the reporting requirements of the Exchange Act. Accordingly, Chemtura files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, Chemtura's SEC filings also are available to the public at the internet website maintained by the SEC at www.sec.gov. Chemtura also makes available free of charge through its website its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, its definitive proxy statements and Section 16 reports on Forms 3, 4 and 5, as soon as reasonably practicable after it electronically files such reports or amendments with, or furnishes them to, the SEC. Chemtura's internet website address is www.chemtura.com. The information located on, or hyperlinked or otherwise connected to, Chemtura's website is not, and will not be deemed to be, a part of this proxy statement or incorporated into any other filings that we make with the SEC.

        The SEC allows Chemtura to "incorporate by reference" the information we file with the SEC into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except that information that we file later with the SEC will automatically update and supersede this information. This proxy statement incorporates by reference the documents listed below that have been previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

  •
  Chemtura's Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed February 22, 2016;

  •
  Chemtura's Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2016, filed April 28, 2016, the fiscal quarter ended June 30, 2016, filed July 28, 2016 and the fiscal quarter ended September 30, 2016, filed October 31, 2016; and

  •
  Chemtura's Proxy Statement or Schedule 14A for its Annual Meeting of Stockholders filed with the SEC on April 1, 2016.

        We also incorporate by reference into this proxy statement additional documents that Chemtura may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this proxy statement until the date of the special meeting; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC.

        You may request a copy of documents incorporated by reference at no cost, by writing or telephoning the office of the Corporate Secretary at Chemtura Corporation, 199 Benson Road, Middlebury, Connecticut 06749, Tel. (203) 573-2000.

        THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [          ]. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

        YOUR VOTE IS EXTREMELY IMPORTANT. Whether or not you plan to attend the special meeting, please complete, sign, date and return your proxy card by mail or submit your proxy over the internet as promptly as possible. If you attend the special meeting and wish to vote your shares personally, you may do so at any time before the proxy is exercised.

By Order of the Board of Directors of Chemtura Corporation,
Billie S. Flaherty Executive Vice President, General Counsel and Secretary

Middlebury, Connecticut
[                    ], 2016

Annex A

        AGREEMENT AND PLAN OF MERGER

dated as of

September 25, 2016

among

CHEMTURA CORPORATION,
LANXESS DEUTSCHLAND GMBH

and

LANXESS ADDITIVES INC.

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of September 25, 2016 among Chemtura Corporation, a Delaware corporation (the "Company"), Lanxess Deutschland GmbH, a limited liability company formed under the laws of Germany ("Parent"), and LANXESS Additives Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent ("Merger Subsidiary").

W I T N E S S E T H:

        WHEREAS, each of (i) the Board of Directors of the Company, (ii) the executive board and supervisory board of each of Parent and Holdco and (iii) the Board of Directors of Merger Subsidiary have approved the execution of this Agreement and the transactions contemplated hereby and, in the case of the Board of Directors of each of the Company and Merger Subsidiary, declared it advisable that the stockholders of the Company and Merger Subsidiary (as applicable) approve and adopt this Agreement pursuant to which, among other things, Parent would acquire the Company by means of a merger of Merger Subsidiary with and into the Company on the terms and subject to the conditions set forth in this Agreement;

        NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

        Section 1.01    Definitions.

          (a)   As used herein, the following terms have the following meanings:

          "Acquisition Proposal" means, other than the transactions contemplated by this Agreement, any bona fide offer, proposal or inquiry relating to, through one transaction or a series of related transactions, (i) any acquisition or purchase, directly or indirectly, of 15% or more of the consolidated assets of the Company and its Subsidiaries or 15% or more of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 15% or more of the consolidated assets of the Company, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such Third Party beneficially owning 15% or more of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 15% or more of the consolidated assets of the Company or (iii) a merger, consolidation, share exchange, business combination, joint venture, partnership, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 15% or more of the consolidated assets of the Company.

          "Action" shall mean any action, cause of action, order, claim, demand, filed complaint, formal investigation, audit, suit, arbitration, hearing or other proceeding, whether civil or criminal, at law or in equity, by or before any Governmental Authority.

          "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person, and for purposes of this definition, "control" (including the correlative terms "controlling," "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of securities, partnership interests or other ownership interests, by Contract or otherwise.

          "Applicable Law" means, with respect to any Person, any federal, state, local, international, provincial, municipal, regional, foreign or supranational law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, protocol, consent agreement with a Governmental Authority, writ, mandatory policy, mandatory guideline, legally enforceable directive, arbitration award, administrative or judicial doctrines, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

          "Business Day" means a day, other than Saturday, Sunday, any other day on which commercial banks in New York, New York, London, England or Frankfurt am Main, Germany are authorized or required by Applicable Law to close or any other day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on 19 November 2007 is not open for the settlement of payments in Euro.

          "CFIUS" means the Committee on Foreign Investment in the United States.

          "Code" means the Internal Revenue Code of 1986.

          "Company Balance Sheet" means the consolidated balance sheet of the Company as of June 30, 2016 and the footnotes thereto set forth in the Company's quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2016.

          "Company Balance Sheet Date" means June 30, 2016.

          "Company Disclosure Schedule" means the disclosure schedule dated the date hereof regarding this Agreement that has been provided by the Company to Parent and Merger Subsidiary.

          "Company Employee" means, at any specified time, an employee of the Company or any of its Subsidiaries at such time.

          "Company Employee Plan" means any (i) "employee benefit plan" as defined in Section 3(3) of ERISA, (ii) employment, severance, change in control, transaction bonus, retention or other similar agreement or plan or (iii) other plan or agreement providing for compensation, bonuses, change-in-control, retention, equity or equity-based compensation or other forms of incentive or deferred compensation, disability or sick leave benefits or post-employment or retirement benefits, in each case, (a) that is sponsored, maintained, contributed to or entered into by the Company or any of its ERISA Affiliates for the current or future benefit of any current or former Company Employee, director, or individual independent contractor or consultant of the Company or any of its Subsidiaries or (b) with respect to which the Company or any of its ERISA Affiliates has any actual or contingent liability.

          "Company Material Adverse Effect" means a material adverse effect on (i) the financial condition, business, assets or Liabilities or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) the Company's ability to consummate the Merger excluding, in the case of clause (i) only any effect resulting from (A) changes in GAAP or changes in regulatory accounting requirements (or authoritative interpretations thereof), (B) changes in the financial, credit or securities markets or general economic conditions (C) changes (including changes of Applicable Law or interpretations thereof) or conditions generally affecting the industry in which the Company and its Subsidiaries operate (including changes to commodity prices), (D) geopolitical conditions, the outbreak or escalation of hostilities, acts of war, sabotage, terrorism, cyber-attacks or natural disasters, (E) execution and delivery of this Agreement or the announcement or consummation of the transactions contemplated by this Agreement or the identity of or any facts or circumstances relating specifically to Parent, including the impact thereof on the relationships, contractual or otherwise, of the Company and any of its Subsidiaries with employees, customers, suppliers or other third parties and any stockholder litigation related thereto (provided, that this clause (E) shall not apply with respect to any representation or warranty that by its terms is specifically intended to address the consequences of the execution or delivery of this Agreement or the consummation of the transactions contemplated by this Agreement), (F) any failure in and of itself by the Company and its Subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (including any analyst projections, predictions or forecasts or any other revenue or earnings guidance) (provided that the underlying cause of any such failure may be considered in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not excluded by another exception herein), (G) any action taken (or omitted to be taken) at the request of Parent or Merger Subsidiary or (H) a change in and of itself in the price and/or trading volume of the Company Stock or other publicly traded securities on NYSE or any other market in which such securities are quoted for purchase and sale (provided that the underlying cause of any such change may be considered in determining whether a Company Material Adverse Effect has occurred or would be reasonably expected to occur to the extent not excluded by another exemption herein); provided, that events, changes, effects, developments, occurrences, circumstances and facts referred to in clauses (A), (B), (C) and (D) above shall be considered for purposes of determining whether there has been or would reasonably be expected to be a Company Material Adverse Effect if and to the extent such event, change, effect, development, occurrence, circumstance or fact has had or would reasonably be expected to have a disproportionate adverse effect on the Company and its Subsidiaries, as compared to other companies operating in the industries in which the Company and its Subsidiaries operate.

          "Company Stock" means the common stock, $0.01 par value, of the Company.

          "Company Stock Plan" means the Company's 2010 Long-Term Incentive Plan, as amended.

          "Company 10-K" means the Company's annual report on Form 10-K for the fiscal year ended December 31, 2015.

          "Company U.S. Plan" means any Company Employee Plan that covers Company Employees located primarily within the United States.

          "Competition Laws" means the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act, the Specified Competition Laws, and all other requirements of antitrust, competition or similar Applicable Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

          "Connecticut Transfer Act" means the Connecticut Property Transfer Law, Conn. Gen. Stat. § 22a-134 et seq.

          "Contract" shall mean any written (or legally binding oral) note, bond, mortgage, indenture, loan, guarantee, contract, legally binding agreement, joint venture, Lease, License, permit or other written instrument or obligation.

          "Delaware Law" means the General Corporation Law of the State of Delaware.

          "DPA" means Section 721 of Title VII of the Defense Production Act of 1950 (50 U.S.C. § 4565), and implementing regulations set forth in 31 C.F.R. Part 800.

          "Environmental Claim" means any claim, action, cause of action, suit, proceeding, demand, order, notice or other written communication, or formal investigation, by any Person alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, Release of or exposure to any Hazardous Materials or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

          "Environmental Laws" means any Applicable Law pertaining to pollution, the protection, restoration or remediation of or prevention of harm to the environment or natural resources, or the protection of human health and safety (but solely as it relates to human exposure to Hazardous Materials), including the Toxic Substances Control Act, the Federal Insecticide, Fungicide & Rodenticide Act and the European Union Registration, Evaluation, Authorisation and Restriction of Chemicals and their respective foreign, state and local counterparts, and Applicable Laws pertaining to: (i) the exposure to, or Releases or threatened Releases of, Hazardous Materials; (ii) the use, treatment, containment, disposal, storage, transport or handling of Hazardous Materials; or (iii) recordkeeping, notification, disclosure and reporting requirements respecting the environmental and human health-related attributes of, exposure to, or Release or threatened Release of, Hazardous Materials.

          "ERISA" means the Employee Retirement Income Security Act of 1974.

          "ERISA Affiliate" of any entity means any other entity that, together with the first entity, would be treated as a single employer under Section 414 of the Code.

          "Existing China Facilities" means (a) the letter agreement from Bank of America N.A., Shanghai Branch, to Chemtura China Holding Co., Ltd., Chemtura Advanced Materials (Nantong) Co., Ltd., Chemtura Shanghai Co., Ltd. and Chemtura Chemicals Nanjing Company Limited establishing a revolving credit facility in an initial principal amount not to exceed $5 million (or its equivalent, in various currencies) and (b) the secured facility provided by Agricultural Bank of China to Chemtura Advanced Materials (Nantong) Co., Ltd in an initial principal amount of ¥200 million RMB (with supplementary working capital loan in an initial principal amount of ¥50 million RMB.

          "Financing" means any issuances of equity or hybrid securities or incurrence of indebtedness for borrowed money by Parent and/or any of its Subsidiaries from time to time after the date hereof and, in each case, for the purpose of financing the transactions contemplated under this Agreement, including the contemplated incurrence of indebtedness under the Credit Agreement.

          "Financing Sources" means the entities that have committed to provide or otherwise entered into agreements with Parent and/or its Affiliates to provide any Financing, including the parties to the definitive documentation relating to any Financing (other than Parent and its Affiliates).

          "Financing Sources Related Party" means the Financing Sources together with their respective Affiliates and their and their respective Affiliates' former, current or future general or limited partners, stockholders, managers, members, agents, Representatives, employees, directors, or officers and their respective successors and assigns.

          "GAAP" means generally accepted accounting principles in the United States.

          "Governmental Authority" means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency, commission, body, tribunal, arbitral body or official, including any political subdivision thereof, or any other legislative, executive or judicial governmental or quasi-governmental entity, including the NYSE.

          "Hazardous Materials" means any pollutants, chemicals, contaminants, wastes, toxic or hazardous substances or wastes, petroleum and petroleum products, asbestos or asbestos-containing materials, polychlorinated biphenyls, lead or lead-based paints, radon or other substances that due to their hazardous, toxic (or words of similar import) nature are either regulated or can form the basis of any liability under any Applicable Law pertaining to pollution, waste or the environment, or human health and safety as relates to human exposure to the foregoing substances.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

          "Intellectual Property" means all intellectual property, industrial property and other proprietary rights in intangibles anywhere throughout the world, including all: (a) trademarks, service marks, trade names, domain names, brand names, product names and slogans, logos, symbols, trade dress, design rights, doing business as names (DBAs), and all other indicia of origin, any and all common law and other non-registered rights thereto, all applications and registrations for the foregoing, including all renewals of same, and all goodwill associated therewith and symbolized thereby, (b) inventions, patents and patent applications, including divisionals, provisionals, continuations, continuations-in-part, renewals, supplementary protection certificates, extensions, reissues and reexaminations thereof, and all patents that may issue on such applications, (c) trade secrets and any other confidential information, including with respect to inventions, research and development, know-how, drawings, prototypes, models, formulae, materials, manufacturing, engineering, production and other processes and techniques, schematics and other designs, proprietary business methods, customer lists and supplier lists and (d) copyrights and copyrightable subject matter, including software and databases, mask works and rights therein, registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof.

          "Intervening Event" shall mean an event, development or change in circumstances material to the Company and its Subsidiaries, taken as a whole, first occurring or arising after the date of this Agreement and prior to the Company Stockholder Approval and that relates to the Company (but does not relate to any Acquisition Proposal or Superior Proposal), which event, development or change in circumstance, was neither known nor reasonably foreseeable by the Company's Board of Directors prior to the date of this Agreement; provided, that in no event shall any change in, or event or condition generally affecting, the industry in which the Company operates as a whole that has not had or would not reasonably be expected to have a disproportionate effect on the Company and/or its Subsidiaries constitute an Intervening Event.

          "Involuntary Termination" with respect to a holder of a Company Equity Award means termination of such holder's employment by the Company, Parent or any of their respective Subsidiaries without "Cause" (as defined under the Company Stock Plan) or by such holder for "Good Reason" (as defined in the Company Stock Plan).

          "ITAR" means the U.S. International Traffic in Arms Regulations set forth in 22 C.F.R. Parts 120 and 130.

          "Key Employee" means a Company Employee who is (i) an executive officer of the Company or (ii) a participant in the Company's Executive and Key Employee Severance Plan.

          "knowledge" means (i) with respect to the Company, the actual knowledge of the individuals listed on Section 1.01(a) of the Company Disclosure Schedule and (ii) with respect to Parent, the actual knowledge of the members of the management board of Parent, in each case after reasonable inquiry.

          "Liability" shall mean any debt, loss, cost, guarantee, commitment, damage, adverse claim, fine, penalty, liability, Taxes or obligation of any kind, whether direct or indirect, known or unknown, determined or determinable, asserted or unasserted, accrued or unaccrued, absolute, contingent, matured or unmatured, liquidated or unliquidated, disputed or undisputed, due or to become due, whenever and however arising (including whether arising in contract, tort, strict liability or otherwise) and whether or not the same would be required by GAAP and accounting policies to be reflected in financial statements or disclosed in the notes thereto.

          "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, title defect, option to purchase, encumbrance or other similar adverse claim of any kind in respect of such property or asset.

          "1933 Act" means the Securities Act of 1933.

          "1934 Act" means the Securities Exchange Act of 1934.

          "NJ ISRA" means the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6, et seq.

          "NYSE" means the New York Stock Exchange.

          "Parent Material Adverse Effect" means a material adverse effect on the ability of Parent or Merger Subsidiary to consummate the Merger.

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "Permitted Liens" shall mean, with respect to the Company and its Subsidiaries, (a) Liens disclosed on the Company Balance Sheet as of the Company Balance Sheet Date, (b) mechanics', carriers', workers', repairers', landlords' and other similar Liens incurred in the ordinary course of business (x) for amounts not yet overdue or (y) for amounts that are overdue and that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (c) Liens for Taxes not yet due and payable or which are being contested in good faith through appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (d) zoning, building codes, entitlement and other land use and environmental regulations by any Governmental Authority, (e) easements, covenants, rights-of-way and other similar real property Liens of public record, (f) Liens encumbering the real property of any third party owner, landlord or developer over which the Company or any of its Subsidiaries have easement rights or tenant's or other occupancy rights and subordination or similar agreements relating thereto, so long as the matters contemplated by this clause (f) do not materially interfere with the conduct of the business by the Company or its Subsidiaries as currently conducted on any such real property, (g) the terms and conditions of any lease or easement agreement which the Company or any of its Subsidiaries are party to, including any statutory landlord's lien, (h) in respect of Intellectual Property, non-exclusive licenses of Intellectual Property rights granted by the Company or any of its Subsidiaries in the ordinary course of business, (i) any Lien specifically consented to in writing by Parent, (j) Liens that will be released or extinguished at the Effective Time or (k) Liens disclosed on Section 1.01(b) of the Company Disclosure Schedule.

          "Person" means an individual, corporation, general or limited partnership, limited liability company, joint venture, association, organization, estate, trust or other entity or organization, including a Governmental Authority.

          "Release" means any release, spill, emission, discharge, leaking, pouring, dumping or emptying, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including soil, ambient air, surface water, groundwater and surface or subsurface strata) or into, through or out of the air, soil, surface water, groundwater or any property.

          "Sanctioned Person" means any Person that is the target of Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, by the United Nations Security Council, the European Union or Her Majesty's Treasury of the United Kingdom or any European Union member state, (b) any Person located, organized or resident in a Sanctioned Territory, or (c) any Person owned 50% or more by any Person or Persons described in the foregoing clause (a).

          "Sanctioned Territory" means, at any time, a country or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

          "Sanctions" means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by relevant Governmental Authorities, including those administered by the U.S. government through the Office of Foreign Assets Control of the U.S. Department of the Treasury ("OFAC") or the U.S. Department of State, the United Nations Security Council, the European Union, or Her Majesty's Treasury of the United Kingdom.

          "Sarbanes-Oxley Act" means the Sarbanes-Oxley Act of 2002.

          "SEC" means the Securities and Exchange Commission.

          "Subsidiary" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

          "Third Party" means any Person, including as defined in Section 13(d) of the 1934 Act, other than Parent or any of its Affiliates.

          "Transaction-Triggered Environmental Requirements" means any requirement arising under Environmental Law as a result of the execution of this Agreement to (a) perform any environmental site assessment or investigation for the presence or Release of Hazardous Materials, (b) remove or remediate any presence or Release of Hazardous Materials; or (c) submit any filing or give notice to, or receive approval from, any Governmental Authority or to record or deliver to any Person any disclosure document or statement pertaining to the presence or Release of Hazardous Materials, including, for the avoidance of doubt, any requirements under the Connecticut Transfer Act or NJ ISRA.

          "Treasury Regulations" means the regulations promulgated under the Code.

          (b)   Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
1933 Act	1.01(a)
1934 Act	1.01(a)
Acceptable Confidentiality Agreement	6.04(f)(i)
Acquisition Proposal	1.01(a)
Action	1.01(a)
Adverse Recommendation Change	6.04(a)
Affiliate	1.01(a)
Agreement	Preamble
Alternative Financing	7.06(c)
Anti-Bribery Acts	4.12(a)
Applicable Law	1.01(a)
Audited Financial Statements	6.05(a)(i)(1)
Business Day	1.01(a)
C.F.R.	4.12(g)
Cash Award	2.05(d)
Certificates	2.03(a)
CFIUS	1.01(a)
CFIUS Filing	8.01(e)
Clean Team	8.01(b)

Term	Section
Closing	2.01(b)
Closing Date	2.01(b)
Code	1.01(a)
Collective Bargaining Agreement	4.18(c)
Company	Preamble
Company 10-K	1.01(a)
Company 401(k) Plan	7.05(g)
Company Balance Sheet	1.01(a)
Company Balance Sheet Date	1.01(a)
Company Board Recommendation	4.02(b)
Company Disclosure Schedule	1.01(a)
Company Employee	1.01(a)
Company Employee Plan	1.01(a)
Company Equity Awards	2.05(e)
Company IP	4.15(b)(ii)
Company Material Adverse Effect	1.01(a)
Company Performance Share	2.05(c)
Company RSU	2.05(b)
Company SEC Documents	4.07(a)
Company Securities	4.05(b)
Company Stock	1.01(a)
Company Stock Option	2.05(a)
Company Stock Plan	1.01(a)
Company Stockholder Approval	4.02(a)
Company Stockholder Meeting	6.02
Company Subsidiary Securities	4.06(b)
Company U.S. Plan	1.01(a)
Competition Laws	1.01(a)
Confidentiality Agreement	6.03
Connecticut Transfer Act	1.01(a)
Continuing Employee	7.05(a)
Contract	1.01(a)
Credit Agreement	5.07(a)
D&O Insurance	7.04(d)
DDTC	8.01(f)
Debt Tender Offer	6.05(d)
Debt Tender Offers	6.05(d)
Delaware Law	1.01(a)
DPA	1.01(a)
DTC	2.03(f)
EAA	4.12(g)
Effective Time	2.01(c)
e-mail	11.01
End Date	10.01(b)(i)
Enforceability Exceptions	4.02(a)
Environmental Claim	1.01(a)
Environmental Laws	1.01(a)
ERISA	1.01(a)
ERISA Affiliate	1.01(a)
ESPP	7.05(e)

Term	Section
Exchange Agent	2.03(a)
Existing China Facilities	1.01(a)
Existing Indenture	6.05(b)
Existing Notes	6.01(h)
Existing Revolving Credit Facility	6.05(a)(ix)(1)
Existing Term Credit Facility	6.05(a)(ix)(1)
FCA	4.12(a)
FCPA	4.12(a)
Financing	1.01(a)
Financing Document	6.05(a)(vi)
Financing Sources	1.01(a)
Financing Sources Related Party	1.01(a)
GAAP	1.01(a)
Governmental Authority	1.01(a)
Guarantors	6.05(b)
Hazardous Materials	1.01(a)
Holdco	5.07(a)
HP Note	6.05(a)(ix)(3)
HSR Act	1.01(a)
IFRS	6.05(a)(i)(3)
Indemnified Person	7.04(a)
Insurance Policies	4.24
Intellectual Property	1.01(a)
Internal Controls	4.07(e)
Intervening Event	1.01(a)
Involuntary Termination	1.01(a)
IP Contracts	4.20(f)
ITAR	1.01(a)
ITAR Filing	8.01(f)
Key Employee	1.01(a)
knowledge	1.01(a)
Lease	4.14(c)
Leases	4.14(c)
Lenders	5.07(a)
Liability	1.01(a)
Licenses	4.12(c)
Lien	1.01(a)
Material Contract	4.20(l)
Maximum Amount	7.04(d)
Merger	2.01(a)
Merger Consideration	2.02 (a)
Merger Subsidiary	Preamble
NJ ISRA	1.01(a)
NYSE	1.01(a)
OFAC	1.01(a)
Owned Real Property	4.14(b)
Parent	Preamble
Parent Material Adverse Effect	1.01(a)
Parent Plans	7.05(c)
PBGC	1.01(a)

Term	Section
Permitted Liens	1.01(a)
Person	1.01(a)
Preferred Shares	4.05(a)
Proceeding	7.04(a)
PROCESS AGENT	11.08(b)
Products	4.12(c)
Proxy Statement	4.09
PS Consideration	2.05(c)
Redemption	6.05(b)
Registered Company IP	4.15(a)
Release	1.01(a)
Representatives	6.04(a)
Revolver Amendment	6.05(e)
RSU Consideration	2.05(b)
Sanctioned Person	1.01(a)
Sanctioned Territory	1.01(a)
Sanctions	1.01(a)
Sarbanes-Oxley Act	1.01(a)
Satisfaction and Discharge	6.05(c)
Savings Plan	7.05(g)
SEC	1.01(a)
Specified Competition Laws	8.01(b)
Subsidiary	1.01(a)
Superior Proposal	6.04(f)(ii)
Surviving Corporation	2.01(a)
Takeover Laws	4.23
Tax	4.16(o)
Tax Return	4.16(o)
Tax Sharing Agreements	4.16(o)
Taxing Authority	4.16(o)
Termination Fee	11.04(b)(i)
Third Party	1.01(a)
Transaction-Triggered Environmental Requirements	1.01(a)
Treasury Regulations	1.01(a)
Trustee	6.05(b)
U.S.C.	4.12(g)
Unaudited Financial Statements	6.05(a)(i)(2)
Uncertificated Shares	2.03(a)

        Section 1.02    Other Definitional and Interpretative Provisions.     The words "hereof", "herein" and "hereunder" and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits, Annexes and Schedules are to Articles, Sections, Exhibits, Annexes and Schedules of this Agreement unless otherwise specified. All Exhibits, Annexes and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit, Annex or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation", whether or not they are in fact followed by those words or words of like import. "Writing", "written" and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to "law", "laws" or to a particular statute or law shall be deemed also to include any Applicable Law. Whenever the words "United States of America," "U.S." or "U.S.A." are used in this Agreement, they shall be deemed to refer to the United States of America, its territories and possessions. The parties intend that each representation, warranty and covenant contained herein will have independent significance. If any party has breached or violated, or if there is an inaccuracy in, any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant related to the same subject matter (regardless of the relative levels of specificity), which the party has not breached or violated, or with respect to which there is not an inaccuracy, will not detract from or mitigate the fact that the party has breached or violated, or there is an inaccuracy in, the first representation, warranty or covenant.

ARTICLE II

THE MERGER

        Section 2.01    The Merger.

          (a)   At the Effective Time, Merger Subsidiary shall be merged (the "Merger") with and into the Company in accordance with Delaware Law, whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation (the "Surviving Corporation").

          (b)   Subject to the provisions of Article 9, the closing of the Merger (the "Closing") shall take place in New York City at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York, 10017 as soon as possible, but in any event no later than five Business Days after the date the conditions set forth in Article 9 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions at the Closing) have been satisfied or, to the extent permissible, waived by the party or parties entitled to the benefit of such conditions, or at such other place, at such other time or on such other date as Parent and the Company may mutually agree. The date on which the Closing occurs is referred to herein as the "Closing Date".

          (c)   At the Closing, the Company and Merger Subsidiary shall file a certificate of merger with the Delaware Secretary of State and make all other filings or recordings required by Delaware Law in connection with the Merger. The Merger shall become effective at such time (the "Effective Time") as the certificate of merger is duly filed with the Delaware Secretary of State (or at such later time as may be specified in the certificate of merger).

          (d)   From and after the Effective Time, the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Subsidiary, all as provided under Delaware Law.

        Section 2.02    Conversion of Shares.     At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Subsidiary, the Company or the holders of any shares of Company Stock or any shares of capital stock of Parent or Merger Subsidiary:

          (a)   Except as otherwise provided in Section 2.02(b), Section 2.02(c), Section 2.04 or Section 2.05, each share of Company Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive $33.50 in cash, without interest (such per share amount, the "Merger Consideration"). As of the Effective Time, all such shares of Company Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and shall thereafter represent only the right to receive the Merger Consideration to be paid in accordance with Section 2.03, without interest.

          (b)   Each share of Company Stock held by the Company as treasury stock or owned by Parent immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto.

          (c)   Each share of Company Stock held by any Subsidiary of either the Company or Parent immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto.

          (d)   Each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and, except as provided in Section 2.02(c), shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

        Section 2.03    Surrender and Payment.

          (a)   Prior to the Effective Time, Parent shall appoint an agent reasonably acceptable to the Company (the "Exchange Agent") for the purpose of exchanging for the Merger Consideration (i) certificates representing shares of Company Stock (the "Certificates") if any or (ii) uncertificated shares of Company Stock (the "Uncertificated Shares"). Prior to the Effective Time, Parent shall make available to the Exchange Agent the Merger Consideration to be paid in respect of the Certificates and the Uncertificated Shares. Such funds may be invested by the Exchange Agent as directed by Parent; provided that (i) no such investment or losses thereon shall affect the Merger Consideration payable hereunder and following any losses Parent shall promptly provide additional funds to the Exchange Agent for the benefit of the stockholders of the Company in the amount of any such losses and (ii) such investments shall only be in short-term obligations of the United States of America with maturities of no more than 30 days or guaranteed by the United States of America and backed by the full faith and credit of the United States of America or in commercial paper obligations rated A-1 or P-1 or better by Standard & Poor's Corporation or Moody's Investors Service, Inc., respectively. Any interest or income produced by such investments will be payable to the Surviving Corporation or Parent, as Parent directs. Promptly after the Effective Time (but not later than two Business Days thereafter), Parent shall send, or shall cause the Exchange Agent to send, to each holder of shares of Company Stock at the Effective Time a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of the Uncertificated Shares to the Exchange Agent) for use in such exchange, as applicable.

          (b)   Each holder of shares of Company Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive, upon (i) surrender to the Exchange Agent of a Certificate, together with a properly completed letter of transmittal, or (ii) receipt of an "agent's message" by the Exchange Agent (or such other evidence, if any, of transfer as the

  Exchange Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, the Merger Consideration in respect of the Company Stock represented by a Certificate or Uncertificated Share. Until so surrendered or transferred, as the case may be, each such Certificate or Uncertificated Share shall represent after the Effective Time for all purposes only the right to receive such Merger Consideration.

          (c)   If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Uncertificated Share is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Uncertificated Share shall be properly transferred and (ii) the Person requesting such payment shall pay to the Exchange Agent any transfer or other Taxes required as a result of such payment to a Person other than the registered holder of such Certificate or Uncertificated Share or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

          (d)   After the Effective Time, there shall be no further registration of transfers of shares of Company Stock. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation or the Exchange Agent, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article 2.

          (e)   Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.03(a) (and any interest or other income earned thereon) that remains unclaimed by the holders of shares of Company Stock twelve months after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged shares of Company Stock for the Merger Consideration in accordance with this Section 2.03 prior to that time shall thereafter look only to Parent for payment of the Merger Consideration in respect of such shares without any interest thereon. Notwithstanding the foregoing, Parent shall not be liable to any holder of shares of Company Stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar Applicable Laws. Any amounts remaining unclaimed by holders of shares of Company Stock two years after the Effective Time (or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Authority) shall become, to the extent permitted by Applicable Law, the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

          (f)    Prior to the Effective Time, Parent and the Company shall cooperate in good faith to establish customary procedures with the Exchange Agent with respect to the prompt transmission to the Depository Trust Company ("DTC") or its nominee of immediately available funds of an aggregate amount of Merger Consideration with respect to the number of shares of Company Stock held of record by DTC or such nominee immediately prior to the Effective Time.

        Section 2.04    Dissenting Shares.     Notwithstanding Section 2.02, shares of Company Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such shares in accordance with Delaware Law shall not be converted into the right to receive the Merger Consideration, unless and until such holder fails to perfect or effectively withdraws or otherwise loses the right to appraisal. If, after the Effective Time, such holder fails to perfect or effectively withdraws or otherwise loses the right to appraisal, such shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration, without interest thereon. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of shares, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent or as required by Applicable Law, the Company shall not make any payment with respect to, or offer to settle or settle, any such demands.

        Section 2.05    Company Stock Awards.

          (a)   At or immediately prior to the Effective Time, each option to purchase shares of Company Stock (each, a "Company Stock Option") that is then-outstanding under the Company Stock Plan, whether or not vested or exercisable, shall, automatically and without any action on behalf of the holder thereof, be canceled, and the Company shall pay each holder of such Company Stock Option for each such Company Stock Option an amount in cash determined by multiplying (i) the excess, if any, of the Merger Consideration over the applicable exercise price of such Company Stock Option by (ii) the number of shares of Company Stock underlying such Company Stock Option (assuming full vesting of the Company Stock Option) had such holder exercised the Company Stock Option in full immediately prior to the Effective Time.

          (b)   At or immediately prior to the Effective Time, each restricted stock unit award relating to shares of Company Stock (other than a Company Performance Share), whether settled in cash or in stock (each, a "Company RSU"), that is then-outstanding under the Company Stock Plan and unvested, automatically and without any action on behalf of the holder or beneficiary thereof, shall be converted to a deferred cash award in an amount equal to the product of the Merger Consideration and the number of shares of Company Stock represented by such Company RSU (the "RSU Consideration"). The RSU Consideration shall continue to be subject to the same terms and conditions of the Company RSU award as in effect immediately prior to the Effective Time and shall be paid solely in cash in accordance with the vesting and payment schedule applicable to the Company RSU immediately prior to the Effective Time; provided, however, the RSU Consideration shall vest and become payable upon the Company RSU holder's Involuntary Termination. For the avoidance of doubt, a Director Stock Deferral (as defined in the Chemtura Corporation Amended and Restated Non-Employee Directors Plan) is a Company RSU for all purposes under this Agreement.

          (c)   At or immediately prior to the Effective Time, each Company RSU that is then-outstanding under the Company Stock Plan and vested (but for which the underlying shares of Company Stock have not yet been delivered), automatically and without any action on behalf of the holder or beneficiary thereof, shall be canceled, and the Company shall pay the holder of any such Company RSU an amount in cash equal to the product of the Merger Consideration and the number of shares of Company Stock represented by such Company RSU.

          (d)   At or immediately prior to the Effective Time, each performance share award relating to shares of Company Stock, whether settled in cash or in stock (each, a "Company Performance Share"), that is then-outstanding under the Company Stock Plan, and for which the applicable performance period has not ended, automatically and without any action on behalf of the holder or beneficiary thereof, shall be converted to a deferred cash award in an amount equal to the product of the Merger Consideration and the number of shares of Company Stock represented by such Company Performance Share, which number shall be determined based on the target performance level (the "PS Consideration"). The PS Consideration shall continue to be subject to the same terms and conditions of the Company Performance Share award as in effect immediately prior to the Effective Time and shall be paid solely in cash in accordance with the vesting and payment schedule applicable to the Company Performance Share immediately prior to the Effective Time; provided, the PS Consideration shall vest and become payable upon the Company Performance Share holder's Involuntary Termination.

          (e)   At or immediately prior to the Effective Time, each Company Performance Share that is then-outstanding under the Company Stock Plan and for which the applicable performance period has ended (but for which the underlying shares of Company Stock have not yet been delivered), automatically and without any action on behalf of the holder or beneficiary thereof, shall be canceled, and the Company shall pay the holder of any such Company Performance Share an amount in cash equal to the product of the Merger Consideration and the number of shares of Company Stock represented by such Company Performance Share, which number shall be determined based on actual performance as of the end of the applicable performance period.

  At the Effective Time, each long-term cash award set forth on Section 2.05(d) of the Company Disclosure Schedule (each, a "Cash Award") that is then-outstanding and unvested, shall continue as in effect immediately prior to the Effective Time; provided, the Cash Award shall vest and become payable upon the Cash Award holder's Involuntary Termination. At or immediately prior to the Effective Time, each Cash Award that is then-outstanding and vested (but for which the cash has not yet been paid) shall be canceled, and the Company shall pay the holder of any such Cash Award an amount in cash equal to the face amount of such Cash Award.

          (f)    Prior to the Effective Time, the Company shall take all actions necessary to make any amendments to the terms of (and use reasonable best efforts to obtain any necessary consents under) any outstanding Company Stock Option, Company RSU, Company Performance Share or Cash Award (collectively, the "Company Equity Awards") to give effect to the transactions contemplated by this Section 2.05 and to ensure that from and after the Effective Time neither Parent nor the Surviving Corporation will be required to deliver Company Stock or other capital stock of the Company to any person pursuant to or in settlement of Company Equity Awards. All payments under this Section 2.05 shall be made at or as soon as practicable following the contemplated payment date (and in all events not later than 60 days after the contemplated payment date), pursuant to the Company's ordinary payroll practices, and shall be subject to any applicable withholding; provided that any payments that constitute nonqualified deferred compensation subject to Section 409A of the Code and that cannot be paid on the contemplated payment date without triggering a Tax or penalty under Section 409A of the Code shall be made on the earliest date thereafter that will not trigger such Tax or penalty.

        Section 2.06    Adjustments.     If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur by reason of any reclassification, recapitalization, stock split or combination, or any stock dividend thereon with a record date during such period, but excluding any change that results from any exercise of Company Stock Options or the settlement of Company RSUs or Company Performance Shares, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted. Nothing in this Section 2.06 shall be construed to permit any party to take any action that is otherwise prohibited or restricted by any other provision of this Agreement.

        Section 2.07    Withholding Rights.     Notwithstanding any provision contained herein to the contrary, each of the Exchange Agent, the Company, the Company's Subsidiaries, the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of Tax law. If the Exchange Agent, the Company, the Company's Subsidiaries, the Surviving Corporation or Parent, as the case may be, so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which the Exchange Agent, the Company, the Company's Subsidiaries, the Surviving Corporation or Parent, as the case may be, made such deduction and withholding.

        Section 2.08    Lost Certificates.     If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall pay, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Stock represented by such Certificate, as contemplated by this Article 2.

 ARTICLE III

THE SURVIVING CORPORATION

        Section 3.01    Certificate of Incorporation.     At the Effective Time and by virtue of the Merger, the certificate of incorporation of the Company shall be amended and restated in its entirety to be identical to the certificate of incorporation of Merger Subsidiary in effect immediately prior to the Effective Time, except (A) that the provisions of the certificate of incorporation of Merger Subsidiary relating to the incorporator of Merger Subsidiary shall be omitted and (B) as otherwise required by Section 7.04(b), and as so amended shall be the amended and restated certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with Delaware Law. Nothing in this Section 3.01 shall affect in any way the indemnification obligations provided for in Section 7.04(b).

        Section 3.02    Bylaws.     The bylaws of Merger Subsidiary in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with Applicable Law. Nothing in this Section 3.02 shall affect in any way the indemnification obligations provided for in Section 7.04(b).

        Section 3.03    Directors and Officers.     From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with Applicable Law, (i) the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Subject to Section 11.05, except as (x) disclosed in any Company SEC Document filed between January 1, 2014 (provided, that with respect to Sections 4.12 and 4.19 items disclosed in documents that would be SEC Documents but for the fact that they were filed before January 1, 2014 but after January 1, 2013) and the date of this Agreement or (y) as set forth in the Company Disclosure Schedule, the Company represents and warrants to Parent and Merger Subsidiary that:

        Section 4.01    Corporate Existence and Power.     The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and assets and to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 4.02    Corporate Authorization.

          (a)   The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company's corporate powers and, except for the required approval of the Company's stockholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action on the part of the Company. The affirmative vote of the holders of a majority of the outstanding shares of Company Stock is the only vote of the holders of any of the Company's capital stock necessary in connection with the consummation of the Merger (the "Company Stockholder Approval"). This Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors' rights generally and general principles of equity (the "Enforceability Exceptions")).

          (b)   At a meeting duly called and held, the Company's Board of Directors has (i) unanimously determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the Company's stockholders, (ii) unanimously approved, adopted and declared advisable this Agreement and the transactions contemplated hereby and (iii) unanimously resolved, subject to Section 6.04, to recommend approval and adoption of this Agreement by its stockholders (such recommendation, the "Company Board Recommendation"), and directed that this Agreement be submitted to the holders of Company Stock for their approval and adoption.

        Section 4.03    Governmental Authorization.     The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, or filing by the Company with, any Governmental Authority other than (i) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (ii) compliance with any applicable requirements of the HSR Act and of any other applicable Competition Laws, (iii) compliance with any applicable requirements of the 1933 Act, the 1934 Act, any other applicable state or federal securities laws and the rules and regulations of NYSE, (iv) compliance with any applicable requirements of ITAR, including sections 122.4 and 129.8, (v) compliance with the applicable requirements of the DPA in connection with the satisfaction of the condition set forth in Section 9.01(d), and (vi) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 4.04    Non-contravention.     The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company, (ii) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws or similar governing documents of any of the Company's Subsidiaries, (iii) assuming compliance with the matters referred to in Section 4.03, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law, (iv) assuming compliance with the matters referred to in Section 4.03, contravene, conflict with, result in any violation or breach of any provision of, require any consent or other action by any Person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled or give rise to any right of repayment or offer to be repaid (whether dependent on a change in rating or otherwise) under any provision of any Contract or other instrument binding upon the Company or any of its Subsidiaries or (v) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, with only such exceptions, in the case of each of clauses (ii) through (v), as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 4.05    Capitalization.

          (a)   The authorized capital stock of the Company consists of (i) 500,000,000 shares of Company Stock and (ii) 250,000 shares of preferred stock, par value $0.01 per share ("Preferred Shares"). As of September 21, 2016, there were outstanding: (i) 62,974,764 shares of Company Stock, (ii) no Preferred Shares, (iii) Company Stock Options to purchase an aggregate of 868,861 shares of Company Stock, (iv) Company RSUs relating to an aggregate of 531,718 shares of Company Stock and (v) Company Performance Shares relating to an aggregate of 528,649 and 1,057,298 shares of Company Stock (assuming target and maximum achievement of the applicable performance goals, respectively). All outstanding shares of capital stock of the Company have been, and all shares that may be issued pursuant to any Company Stock Option, Company RSU or Company Performance Share will be duly authorized, validly issued, fully paid, non-assessable and issued free of preemptive or similar rights.

          (b)   There are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth in Section 4.05(a) and for changes since September 21, 2016, resulting from the exercise or settlement of Company Stock Options, Company RSUs or Company Performance Shares outstanding on such date, there are no issued, reserved for issuance or outstanding: (i) shares of capital stock or other voting securities of or other ownership interests in the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or other voting securities of or other ownership interests in the Company, (iii) warrants, calls, options, subscriptions, conversion rights or other rights to acquire from the Company, or other agreements, arrangements, undertakings, commitments, rights or obligations of any kind of the Company to issue or sell, any capital stock, other voting securities of or other ownership interests in, securities convertible into or exchangeable for capital stock or voting securities of the Company or (iv) restricted shares, restricted stock units, stock appreciation rights, performance units, profits interests, contingent value rights, "phantom" stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of or other voting securities of, or other ownership interests in, the Company (the items in clauses (i) through (iv) being referred to collectively as the "Company Securities"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities. Neither the Company nor any of its Subsidiaries is a party to any Contract with respect to the voting of, restricting the transfer of, or providing for the registration rights with respect to any Company Securities.

          (c)   None of (i) the shares of capital stock of the Company or (ii) Company Securities are owned by any Subsidiary of the Company.

        Section 4.06    Subsidiaries.

          (a)   Each Subsidiary of the Company has been duly organized, is validly existing and (where applicable) in good standing under the laws of its jurisdiction of organization, has all organizational powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for any failure to be so organized, existing and in good standing as and those licenses, authorizations, permits, consents and approvals the absence of which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each such Subsidiary is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All Subsidiaries of the Company and their respective jurisdictions of organization are identified in an exhibit to the Company 10-K or set forth on Section 4.06(a) of the Company Disclosure Schedule.

          (b)   All of the outstanding capital stock or other voting securities of, or ownership interests in, each Subsidiary of the Company is owned by the Company, directly or indirectly, free and clear of any Lien, except for such transfer restrictions of general applicability as provided under the 1933 Act and Permitted Liens. As of September 21, 2016, there were no issued, reserved for issuance or outstanding (i) securities of the Company or any of its Subsidiaries convertible into, or exchangeable for, shares of capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company, (ii) warrants, calls, options, subscriptions, conversion rights or other rights to acquire from the Company or any of its Subsidiaries, or other agreements, arrangements, undertakings, commitments, rights or obligations of any kind of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities of, or other ownership interests in, or any securities convertible into, or exchangeable for, any capital stock or other voting securities of, or other ownership interests in, any Subsidiary of the Company or (iii) restricted shares, restricted stock units, stock appreciation rights, performance units, profits interests, contingent value rights, "phantom" stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of, or other ownership interests in, any Subsidiary of the Company (the items in clauses (i) through (iii) being referred to collectively as the "Company Subsidiary Securities"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities.

          (c)   Except for the ownership of (i) all capital stock, equity interests or other ownership interests in the Subsidiaries of the Company identified in an exhibit to the Company 10-K and (ii) the capital stock, equity interests or other ownership interests in the Persons identified in Section 4.06(c) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries owns any material capital stock, equity interest or other direct or indirect ownership interest in any other Person. Except as would be required by Applicable Law, neither the Company nor any of its Subsidiaries is obligated to provide material funds to, or make any material investment in (in the form of a loan, capital contribution or otherwise), any Subsidiary of the Company or any of the Persons identified in Section 4.06(c) of the Company Disclosure Schedule.

        Section 4.07    SEC Filings and the Sarbanes-Oxley Act.

          (a)   The Company has filed with or furnished to the SEC all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed or furnished by the Company since January 1, 2014, (collectively, together with any exhibits and schedules thereto and other information incorporated therein, the "Company SEC Documents").

          (b)   As of its filing date (and as of the date of any amendment), each Company SEC Document complied, and each Company SEC Document filed subsequent to the date hereof will comply, as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be.

          (c)   As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Company SEC Document filed pursuant to the 1934 Act did not, and each Company SEC Document filed subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          (d)   Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (e)   The Company and each of its officers are, and have been since January 1, 2014, in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act. The management of the Company has, in material compliance with Rule 13a-15 under the 1934 Act, (i) designed disclosure controls and procedures to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the management of the Company by others within those entities, and (ii) disclosed, based on its most recent evaluation prior to the date hereof, to the Company's auditors and the audit committee of the Company's Board of Directors (1) any significant deficiencies in the design or operation of internal control over financial reporting ("Internal Controls") which would adversely affect the Company's ability to record, process, summarize and report financial data and have identified for the Company's auditors any material weaknesses in Internal Controls and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's Internal Controls.

          (f)    Since January 1, 2014, the Company has complied in all material respects with the applicable listing and corporate governance rules and regulations of NYSE.

          (g)   As of the date hereof, none of the Subsidiaries of the Company is subject to the reporting requirements of Section 13(a) or 15(d) under the 1934 Act. As of the date hereof, there are no material outstanding or unresolved comments received from the SEC or the staff of the SEC with respect to any of the Company SEC Documents.

          (h)   Since January 1, 2014, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of the Company, any of its Subsidiaries or any director, officer, or, to the knowledge of the Company or any of its Subsidiaries, any auditor of the Company has received any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices.

        Section 4.08    Financial Statements.     The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the Company SEC Documents fairly present (or, in the case of Company SEC Documents filed on or after the date hereof, will fairly present) in all material respects, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end audit adjustments and the absence of footnotes in the case of any unaudited interim financial statements).

        Section 4.09    Disclosure Documents.     The proxy statement of the Company to be filed with the SEC in connection with the Merger (the "Proxy Statement") will, when definitively filed, comply as to form in all material respects with the applicable requirements of the 1934 Act. At the time the Proxy Statement and any amendments or supplements thereto are first mailed to the stockholders of the Company and at the time of the Company Stockholder Approval, the Proxy Statement, as supplemented or amended if applicable, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.09 will not apply to statements or omissions included or incorporated by reference in the Proxy Statement based upon information supplied by Parent, representatives or advisors for use or incorporation by reference therein.

        Section 4.10    Absence of Certain Changes.     Since the Company Balance Sheet Date until the date hereof, (i) the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent with past practice in all material respects, (ii) the Company and its Subsidiaries have not taken any actions, or agreed to take any actions that would have been prohibited by clauses (a), (b), (d), (e), (f), (g), (h), (k), (l), (m), (n), (o), (p), (r) or (s) of Section 6.01 if such actions were taken during the period from the date of this Agreement through the Effective Time without Parent's consent and (iii) there has not been any event, change, effect, occurrence, development or state of circumstances or facts that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 4.11    No Undisclosed Material Liabilities.     There are no Liabilities of the Company or any of its Subsidiaries of any kind, other than: (i) Liabilities disclosed and provided for in the Company

Balance Sheet or in the notes thereto; (ii) Liabilities incurred in the ordinary course of business since the Company Balance Sheet Date; or (iii) Liabilities that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 4.12    Compliance with Laws and Court Orders.

          (a)   Since January 1, 2013, the Company and each of its Subsidiaries have been in compliance with any Applicable Law (including the False Claims Act of 1863 ("FCA") and, as applicable, the Foreign Corrupt Practices Act of 1977 ("FCPA"), and any other anti-bribery or anti-corruption legislation enacted by a Governmental Authority (collectively, "Anti-Bribery Acts")), except for failures to comply or violations that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (b)   The Company and each of its Subsidiaries are not, and since January 1, 2013 have not been, in each case, to the knowledge of the Company, under investigation with respect to and have not been, to the knowledge of the Company, threatened to be charged with, charged with, convicted of or otherwise given notice of any violation of, any Applicable Law, except in the case of each of the foregoing, as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company is not investigating, as of the date hereof, any whistleblower allegations or other concerns regarding the Company's or any of its Subsidiaries' compliance with the FCPA, FCA, other applicable Anti-Bribery Acts or other Applicable Law, other than any such allegations or concerns that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (c)   The Company and its Subsidiaries each has obtained and is in compliance with all permits, licenses, grants, certifications, approvals, registrations, consents, authorizations, franchises, easements, variances, exemptions and orders issued or granted by a Governmental Authority ("Licenses") necessary to conduct its business as presently conducted, including for the development, manufacturing, testing, storage, distribution, marketing, sale, import or export of any products currently in the commercial portfolio of the Company ("Products"), except those the absence of which or the non-compliance with which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All Licenses are in full force and effect, no default (with or without notice, lapse of time, or both) has occurred under any such License, and none of the Company or its Subsidiaries has received any written notice from any Governmental Authority threatening to suspend, revoke, withdraw or modify any such License, in each case, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (d)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (A) since January 1, 2013, none of the Company, its Subsidiaries or any of its and their respective directors or officers or, to the knowledge of the Company, any of its and their other employees, agents or any other Person acting on their behalf has (1) used any corporate funds of the Company or any of its Subsidiaries for any unlawful contributions, payments, gifts, entertainment or other unlawful expenses relating to political activity; (2) made any direct or indirect unlawful payments from corporate funds to any foreign or domestic government employee or official for the purpose of influencing any act or decision of such individual or of any Governmental Authority or department, agency or instrumentality thereof; or (3) violated any provision of the FCPA, FCA or any other applicable Anti-Bribery Acts, in each case, in connection with his or her affiliation with, or the performance of his or her duties to, the Company or its Subsidiaries; (B) to the extent required by FCPA and any Anti-Bribery Acts, the Company and its Subsidiaries make and keep books, records, and accounts that accurately reflect, in all material respects, transactions and the distribution of the Company's and the Company's Subsidiaries' assets and maintain a system of internal accounting controls reasonably designed to provide reasonable assurances that transactions are taken in accordance with management's directives and properly recorded, in each case, in accordance with applicable provisions of the FCPA and any other applicable Anti-Bribery Acts; and (C) to the extent required by the FCPA and any other applicable Anti-Bribery Acts, the Company and its Subsidiaries have effective disclosure controls and procedures and internal accounting controls systems that are reasonably designed to provide reasonable assurances that violations of applicable provisions of the FCPA and/or any other applicable Anti-Bribery Acts will be detected.

          (e)   Other than as disclosed on Section 4.12(e) of the Company Disclosure Schedule, no Product is subject to the Federal Food, Drug and Cosmetic Act of 1938 or any similar Applicable Law.

          (f)    Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2013, the Company has not voluntarily or involuntarily initiated, conducted or issued any recall, field correction, market withdrawal or replacement, safety alert, or other action relating to an alleged lack of safety, efficacy or regulatory compliance of any Product, nor has the Company received any written notice that any Governmental Authority has commenced, or threatened to initiate, any Action to request the recall or enjoin the manufacture or distribution of any Product. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, to the knowledge of the Company, there are no facts which are reasonably expected to cause (i) the recall, market withdrawal or line-wide replacement of any class of Product, (ii) a change in the marketing classification or a material change in the labeling of any class of Product or (iii) a termination or suspension of the marketing of any class of Product due to clauses (i) or (ii) of the foregoing.

          (g)   None of the Company or any of its Subsidiaries or any of their directors or officers or, to the knowledge of the Company, their other employees is a Sanctioned Person. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) the Company's and its Subsidiaries' directors or officers or, to the knowledge of the Company, their other employees are in compliance with, and have not since January 1, 2014 violated, any applicable Sanctions; (ii) there are no pending claims or, to the knowledge of the Company, claims threatened against the Company or any of its Subsidiaries with respect to any applicable Sanctions; (iii) the Company and all of its Subsidiaries have in place controls and systems reasonably designed to promote compliance with applicable Sanctions; (iv) the Company and its Subsidiaries conduct their respective businesses in compliance with applicable provisions of U.S. export control laws and regulations, including the Arms Export Control Act (22 U.S.C. 2778 et seq.), ITAR, the Export Administration Act of 1979 (50 U.S.C. app. 2401 - 2420) ("EAA") the Export Administration Regulations (15 C.F.R. 730 et seq.), the Foreign Trade Regulations (15 C.F.R. Part 30), the U.S. anti-boycott laws and regulations (as set forth in the EAA amended in 1977 and 26 U.S.C. § 999) and associated executive orders related to any such Applicable Laws relating to exports to the countries where the Company and its Subsidiaries conduct business; (v) the Company and its Subsidiaries are in compliance with all Applicable Laws relating to imports, including Title 19 of the U.S. Code ("U.S.C.") and Title 19 of the Code of Federal Regulations ("C.F.R."); (vi) the Company is registered with the DDTC, United States Department of State, as an entity that engages in the United States in the business of manufacturing or exporting "defense articles" or furnishing "defense services" as those terms are defined in ITAR, in connection with the operation of its business; and (vii) neither the Company nor any of its Subsidiaries manufactures "defense articles," exported "defense articles" or furnished "defense services" or "technical data" to foreign nationals in the United States or elsewhere, as those terms are defined in 22 C.F.R. part 120, except pursuant to a valid License or other valid legal authorization and otherwise in accordance with Applicable Law.

        Section 4.13    Litigation.

          (a)   As of the date hereof, there is no Action, including any products liability Action, pending against, or, to the knowledge of the Company, threatened against, the Company or any of its Subsidiaries (or any of the Company's or its Subsidiaries' respective properties or assets) before (or, in the case of threatened Actions, would be before) or by any Governmental Authority, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (b)   Except as would not reasonably be expected to have a Company Material Adverse Effect, none of the Company, any of its Subsidiaries or any present Company officers or directors or to the knowledge of the Company, its other employees is a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any Governmental Authority specifically imposed upon the Company, any of its Subsidiaries or any such present Company officers, directors or employees relating to any debarment, suspension or exclusion from any government program or Contract.

        Section 4.14    Properties.

          (a)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have good and valid fee simple title, free and clear of all Liens (other than Permitted Liens), to, or valid leasehold interests in, all property and assets reflected on the Company Balance Sheet or acquired after the Company Balance Sheet Date, except as have been disposed of since the Company Balance Sheet Date in the ordinary course of business.

          (b)   Section 4.14(b) of the Company Disclosure Schedule sets forth a complete and correct list, as of the date hereof, of the location of each parcel of material real property owned by the Company and its Subsidiaries (the "Owned Real Property"). Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) none of the Company or any of its Subsidiaries has leased or otherwise granted to any Person any right to occupy or possess or otherwise encumber any material portion of the Owned Real Property, (ii) there are no pending or, to the knowledge of the Company, threatened condemnation or eminent domain proceedings or their local equivalent affecting or relating to any of the Owned Real Property, (iii) the present use of the land, buildings, structures and improvements on the Owned Real Property, including the conduct of the business thereon, as currently conducted, are in conformity with applicable building codes, zoning, subdivision or other land use or similar laws, regulations or ordinances, and any deed restrictions, in all material respects and (iv) no condemnation, zoning or other similar proceeding is pending or threatened against any Owned Real Property.

          (c)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each lease, sublease or license (the "Leases", each, a "Lease") under which the Company or any of its Subsidiaries leases, subleases or licenses any real property is valid and in full force and effect and (ii) neither the Company nor any of its Subsidiaries, nor to the Company's knowledge any other party to a Lease, is in violation of any provision of any Lease.

        Section 4.15    Intellectual Property.

          (a)   Section 4.15(a) of the Company Disclosure Schedule sets forth a true and complete listing of Intellectual Property owned or purported to be owned by, and material individually or in the aggregate to, the Company or any of its Subsidiaries as of the date hereof that is the subject of a registration or pending application for registration with applicable Intellectual Property registration authorities in any jurisdiction in the world (collectively, "Registered Company IP").

          (b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

              (i)  the Registered Company IP that (A) has issued has not been cancelled, expired or abandoned, is in full force and effect, and, to the knowledge of the Company, is valid and enforceable and (B) represents pending applications has not lapsed, been abandoned or forfeited;

             (ii)  the Registered Company IP and all other Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries (collectively, the "Company IP") is exclusively owned by the Company or one of its Subsidiaries, free and clear of all Liens, other than any of the Liens described in clauses (c) and (h) - (k) of the definition of Permitted Liens;

            (iii)  each of the Company and its Subsidiaries owns or has sufficient rights to use all Intellectual Property necessary for the conduct of its business as currently conducted and as currently contemplated to be conducted, and the consummation of the transactions contemplated by this Agreement will not alter any rights of the Company and its Subsidiaries in such Intellectual Property;

            (iv)  since January 1, 2014, the conduct of the business of the Company and its Subsidiaries as currently conducted, and as has been conducted, does not and has not infringed, diluted, misappropriated or otherwise violated the Intellectual Property rights of any Person, and no actions, suits or proceedings have been brought or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries by any Person alleging any such infringement, dilution, misappropriation or violation or seeking indemnification for any such action, suit or proceeding brought against a customer or other Third Party;

             (v)  to the knowledge of the Company, no Person is infringing, diluting, misappropriating or otherwise violating, or has infringed, diluted, misappropriated or otherwise violated since January 1, 2014, any Company IP;

            (vi)  since January 1, 2014 no actions, suits or proceedings have been brought or, to the knowledge of the Company, threatened against any Person by the Company or any of its Subsidiaries alleging any such infringement, dilution, misappropriation or violation of any Company IP, and none of the Company IP is subject to any outstanding judgment, settlement, injunction, order, consent or decree restricting the use thereof by the Company or its Subsidiaries or otherwise affecting adversely the rights of the Company or any of its Subsidiaries with respect thereto;

           (vii)  except for any patent offices' examination or prosecution actions, there is no pending or, to the knowledge of the Company, threatened, action, suit or proceeding by any other Person against the Company or its Subsidiaries (including any opposition, invalidation proceeding, nullity suit or similar procedure, or any appeal therefrom, in any jurisdiction in the world) that challenges the ownership, registrability, enforceability or validity of any Registered Company IP or any material trade secrets owned by the Company or its Subsidiaries;

          (viii)  the Company and its Subsidiaries have taken all reasonable measures in accordance with normal industry practice and Applicable Law, as well as its and their respective applicable internal policies and procedures, to maintain the confidentiality of all Company IP the value of which to the Company and its Subsidiaries is contingent upon maintaining the confidentiality thereof, including by requiring all Persons having access thereto to execute written non-disclosure agreements, and, to the knowledge of the Company, there has not been any unauthorized disclosure or use of, or access to, any such Company IP;

            (ix)  each of the Company and its Subsidiaries has established and maintains a commercially reasonable privacy policy and has been in compliance with such policy and all Applicable Law relating to privacy, export and the collection and use of personally identifiable information gathered, used, held for use or accessed in the course of the operations of its business and, since January 1, 2014, no claims have been asserted or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries alleging a violation of any Person's privacy or personally identifiable information or data rights;

             (x)  the Company and its Subsidiaries have taken all reasonable measures in accordance with normal industry practice and Applicable Law, as well as its respective applicable internal policies and procedures, to protect the security and integrity of: (A) information technology systems owned or controlled by the Company or its Subsidiaries and used in the course of the operations of its business and (B) personally identifiable information gathered, used, held for use or accessed in the course of the operations of its business;

            (xi)  to the knowledge of the Company, there has not been any unauthorized disclosure or use of, or access to, any such personally identifiable information or information technology systems since January 1, 2014;

           (xii)  since January 1, 2014, there have been no unresolved disruptions in the Company's or any of its Subsidiaries' information technology systems that materially adversely affected the Company's or such Subsidiary's business or operations; and

          (xiii)  except as set forth in Section 4.15(b)(xiii) of the Company Disclosure Schedule, (A) no funding, facilities or personnel of any Governmental Authority were used, directly or indirectly, to develop or create, in whole or in part, any Company IP and (B) no Governmental Authority has any right, title or interest therein or thereto, in each case on terms that would restrict the manufacture of products of the Company or any of its Subsidiaries outside of the United States.

        Section 4.16    Taxes.     Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

          (a)   (i) All Tax Returns required by Applicable Law to be filed with any Taxing Authority by, or on behalf of, the Company or any of its Subsidiaries have been timely filed (taking into account extensions) in accordance with all Applicable Law, and all such Tax Returns are, or shall be at the time of filing, true and complete in all respects, (ii) the Company and each of its Subsidiaries have timely paid (or have had paid on their behalf) or have withheld and timely remitted to the appropriate Taxing Authority all Taxes required to have been paid or withheld and paid over to the appropriate Taxing Authority and (iii) the Company and each of its Subsidiaries have complied with all applicable information reporting requirements relating to Taxes, except in each case of clauses (i) and (ii), with respect to matters (x) contested in good faith or (y) for which adequate reserves have been established under GAAP.

          (b)   There are no outstanding waivers of any statute of limitations with respect to any Taxes of the Company or any of its Subsidiaries, nor has the Company or any of its Subsidiaries agreed to extend the applicable period for assessment under Applicable Law with respect to any Tax Returns of the Company or its Subsidiaries.

          (c)   There is no claim, audit, action, suit or other similar proceeding now pending or, to the Company's knowledge, threatened against the Company or its Subsidiaries in respect of any Tax imposed on the Company or any of its Subsidiaries (or any affiliated, consolidated, combined, unitary or aggregate group for Tax purposes of which the Company or any such Subsidiary is or has been a member, but, in the case of such a group of which the Company or any of its

  Subsidiaries has been a member, only with respect to any period in which the Company or such Subsidiary was a member of such group).

          (d)   During the two-year period ending on the date hereof, neither the Company nor any of its Subsidiaries was a "distributing corporation" or a "controlled corporation" in a transaction intended to be governed by Section 355 of the Code or in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

          (e)   No claim has been made by any Taxing Authority in a jurisdiction where the Company and/or the Company's Subsidiaries do not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by, or required to file any Tax Return in, that jurisdiction. No deficiency with respect to Taxes has been proposed, asserted or assessed against the Company or any of its Subsidiaries which has not been fully paid or adequately reserved in accordance with GAAP in the Company SEC Documents. The Company has made available to Parent copies of the U.S. federal income Tax Returns filed by the Company and each of its Subsidiaries for each of the fiscal years ended December 31, 2012, December 31, 2013 and December 31, 2014.

          (f)    Neither the Company nor any of its Subsidiaries is a party to, is bound by or has any obligation under, any Tax Sharing Agreement.

          (g)   There are no Liens for Taxes on any property of the Company or any of its Subsidiaries other than Permitted Liens.

          (h)   Neither the Company nor any of its Subsidiaries has participated (within the meaning of Treasury Regulations Section 1.6011-4(c)(3)(i)(A)) in, or is currently participating in, any "listed transaction" within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

          (i)    Neither the Company nor any of its Subsidiaries (i) has ever been a member of an affiliated, consolidated, combined, unitary or aggregate group for Tax purposes including within the meaning of Section 1504 of the Code (other than a group the common parent of which was the Company), or (ii) has any actual or potential Liability under Treasury Regulations Section 1.1502-6 (or any similar provision of any federal, state, local or non-U.S. law) or as a transferee, successor, or by contract, for any Taxes of any Person other than the Company or its Subsidiaries.

          (j)    There are no adjustments under Section 481 of the Code (or any similar adjustments under any provision of the Code or similar state, local or non-U.S. laws) that are required to be taken into account by the Company or its Subsidiaries in any period ending after the Closing Date by reason of a change in method of accounting in any taxable period ending on or before the Closing Date.

          (k)   Neither the Company nor any of its Subsidiaries has any requests for rulings in respect of Taxes pending between the Company or any Subsidiary and any Taxing Authority.

          (l)    The Company is not, and has not been at any time in the preceding five years, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

          (m)  None of the net operating loss carryovers, built-in losses, or credit carryovers of any of the Company and its Subsidiaries is currently subject to any limitation (other than any such limitation arising as a result of the consummation of the transactions contemplated hereby) under Section 382, 383 or 384 of the Code, Treasury Regulation Section 1.1502-21(c) (or any similar provision of state, local or non-U.S. law).

          (n)   Section 4.16(n) of the Company Disclosure Schedule sets forth the federal, state and non-U.S. net operating loss carryforwards and any other Tax assets of the Company and its Subsidiaries as of January 1, 2016.

          (o)   "Tax" means any tax or other like assessment or charge of any kind whatsoever (including all U.S. federal, state, local and non-U.S. income, capital gains, alternative or add-on minimum tax, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, ad valorem, property, withholding, excise, production, value added, transfer, license, estimated, occupancy, windfall profit tax, escheat tax and other taxes, duties, charges or other similar assessments), together with any interest, penalty, addition to tax or additional amount imposed by any Governmental Authority (a "Taxing Authority") responsible for the imposition of any such tax (domestic or foreign) or the administration of any tax law, and any liability for any of the foregoing as transferee. "Tax Return" means any report, return, document, declaration or other information or filing required to be supplied to any Taxing Authority with respect to Taxes, including information returns, elections, disclosures, schedules, claims for refund and any other documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information, including any attachments thereto and any amendments thereof. "Tax Sharing Agreements" means all existing agreements or arrangements (whether or not written) binding the Company or any of its Subsidiaries that provide for the allocation, apportionment, sharing, indemnity or assignment of any Tax liability or benefit, or the transfer or assignment of income, revenues, receipts, or gains for the purpose of determining any Person's Tax liability (other than pursuant to the customary provisions of an agreement entered into in the ordinary course of business the primary subject matter of which is not Taxes).

        Section 4.17    Employee Benefit Plans.

          (a)   Section 4.17(a) of the Company Disclosure Schedule contains a correct and complete list identifying each material Company Employee Plan, which Section separately identifies such Company Employee Plans on a country-by-country basis. Copies of such plans and all material amendments thereto and written interpretations thereof have been furnished to Parent together with the most recent annual report on Form 5500, if any or most recent audited financial statements, if any.

          (b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries sponsors, maintains or contributes to, or has in the past six years sponsored, maintained or contributed to, or has any liability under Title IV of ERISA with respect to, any Company U.S. Plan subject to Title IV of ERISA.

          (c)   Each Company U.S. Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter or opinion letter, or has pending or has time remaining in which to file, an application for such determination or opinion from the Internal Revenue Service. The Company has made available to Parent a copy of the most recent Internal Revenue Service determination and opinion letter with respect to each such Company U.S. Plan.

          (d)   Except for failures to comply that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by all statutes and regulations, including ERISA and the Code, which are applicable to such Company Employee Plan. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) no claim (other than routine claims for benefits), action, suit or proceeding (including an audit) is pending against or involves or, to the Company's knowledge, is threatened against or reasonably expected to involve, any Company Employee Plan before any court or arbitrator or any Governmental Authority, including the Internal Revenue Service, the U.S. Department of Labor or the PBGC and (ii) with respect to each Company Employee Plan, all statutory contributions due from the Company or any of its Subsidiaries have been made and all amounts and liabilities have been properly accrued.

          (e)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Employee Plan that is not a Company U.S. Plan, (i) is funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions, to the extent such plan is intended or mandated by Applicable Law to be funded and/or book-reserved, (ii) has been registered to the extent required, and has been maintained in good standing with applicable regulatory authorities and (iii) if intended to qualify for special Tax treatment, meets all requirements for such treatment.

          (f)    Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the consummation of the transactions contemplated by this Agreement will not cause any amounts payable under the Company Employee Plans to fail to be deductible for U.S. federal income tax purposes by virtue of Section 280G of the Code. Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will, either alone or together with any other event: (i) entitle any Key Employee to any payment or benefit, including any bonus, retention, severance, retirement or job security payment or benefit, or (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable or trigger any other obligation under, any Company Employee Plan, in each case, with respect to any Key Employee.

        Section 4.18    Labor And Employment.

          (a)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no complaints, charges, lawsuits, grievances, arbitrations, investigations relating to labor and employment matters pending or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries by or before the U.S. National Labor Relations Board, the Equal Employment Opportunity Commission, or any other Governmental Authority, or any current union representation questions involving any Company Employee. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there is no labor strike, slowdown, stoppage, picketing, hand billing, interruption of work, lockout, or, any other labor-related dispute, pending or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no union, works council, labor organization or group of Company Employees has made a demand for recognition or certification, sought to bargain collectively with the Company or any of its Subsidiaries, or filed a petition for recognition with any Governmental Authority or to the Company's knowledge, represents any Company Employee or has sought to organize any Company Employee for purposes of collective bargaining, in each case with respect to the Company Employees' employment with the Company and its Subsidiaries.

          (b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries are in compliance with all Applicable Laws relating to labor and employment, including those relating to labor management relations, wages, hours, overtime, worker classification, discrimination, sexual harassment, work authorization, immigration, safety and health, workers compensation, continuation coverage under group health plans, wage payment and the payment and withholding of taxes.

          (c)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries are not required to provide notice to or consult with, or (ii) the Company and its Subsidiaries have provided any required notice to, or engaged in any required consultation with, any labor union, works council, or other labor organization, as required by any collective bargaining agreements, works council agreements, labor union contracts, or any other labor-related agreements (each, a "Collective Bargaining Agreement"), to which any of the Company or any of its Subsidiaries are a party to or bound by, or as required by Applicable Law.

          (d)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries are not and have not been: (i) a "contractor" or "subcontractor" (as defined by Executive Order 11246), (ii) required to comply with Executive Order 11246 or (iii) required to maintain an affirmative action plan.

        Section 4.19    Environmental Matters.

          (a)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

              (i)  no Environmental Claim is pending or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries, or to the Company's knowledge, against any Person whose liability for any Environmental Claim the Company or its Subsidiaries has retained or assumed contractually or by operation of law;

             (ii)  the Company and each of its Subsidiaries are, and since January 1, 2013 have been, in compliance with all Environmental Laws (which compliance includes the possession by the Company and each of its Subsidiaries of all permits and other governmental authorizations required under Environmental Laws for their respective operations, and compliance with the terms and conditions thereof);

            (iii)  to the Company's knowledge, there are no past or present conditions, including the Release or threatened Release of any Hazardous Material, that would reasonably be expected to form the basis of any Environmental Claim against the Company or its Subsidiaries or, to the Company's knowledge, against any Person whose liability for any Environmental Claim the Company or its Subsidiaries has retained or assumed contractually or by operation of law; and

            (iv)  neither the Company nor any of its Subsidiaries has any unresolved obligations under the Connecticut Transfer Act or NJ ISRA in connection with any prior transaction.

        Section 4.20    Material Contracts.     As of the date hereof, except as filed as an exhibit with any Company SEC Document or as set forth on Section 4.20 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by any:

          (a)   Contract, arrangement, commitment or understanding (other than a Company Employee Plan) that is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC)

          (b)   Contract with a Third Party with respect to any partnership, joint venture, limited liability company or similar arrangement or agreement relating to the formation, creation, operation, management or control of any partnership or joint venture material to the Company and its Subsidiaries, taken as a whole;

          (c)   Contract that grants any rights of first refusal, rights of first negotiation or other similar rights to any Person with respect to the sale of any material business of the Company and its Subsidiaries, taken as a whole;

          (d)   Contract (i) containing covenants of the Company or any of its Subsidiaries purporting to limit, in any material respect, any line of business, any type of product or service, and channel of distribution, or field of commercial endeavor or geographical area in which or with regard to which the Company, its Subsidiaries or, immediately after the Effective Time, Parent or any Affiliate of Parent (including the Surviving Corporation and its Subsidiaries) or (ii) which may operate or grant material exclusive rights to the counterparty thereto (including any agreement to which the Company or any of its Subsidiaries is subject that grants to any party most-favored-nation or similar rights), other than, in the case of clause (ii) Product distribution arrangements exclusive to particular Products in particular regions;

          (e)   Contract (i) pursuant to which the Company or any of its Subsidiaries has, or has guaranteed, any indebtedness for borrowed money in an amount in excess of $5,000,000 outstanding (other than intercompany indebtedness) or (ii) where the performance or compliance of or with such Contract is secured by a Lien (other than Permitted Liens) on assets of the Company or any of its Subsidiaries, having a value in excess of $5,000,000 outstanding (other than intercompany indebtedness);

          (f)    Contract to which the Company or any of its Subsidiaries is a party, under which (i) the Company or any of its Subsidiaries is granted by any Person, or any Person is granted by the Company or any of its Subsidiaries, any material license or other material right, title or interest in or to, or imposes any material restriction with respect to, Intellectual Property (excluding (A) licenses to the Company or any of its Subsidiaries for commercial off-the-shelf computer software that is generally available on nondiscriminatory pricing terms and not modified, and having a total replacement cost for use by the Company and its Subsidiaries of less than $5,000,000 in the aggregate from any given vendor and its Affiliates and (B) Contracts entered into in the ordinary course of business which include the grant of a non-exclusive license to Intellectual Property rights by the Company or any of its Subsidiaries that is incidental to the applicable Contract, taken as a whole) or (ii) to the knowledge of the Company, following the Closing and solely as a result of the consummation of the transactions contemplated by this Agreement, Parent or any of its Affiliates would be required to grant or transfer a license or other right, title or interest to Intellectual Property owned or controlled by Parent or any of its Affiliates (other than the Company or any of its Subsidiaries) to any other Person ((i) and (ii) collectively, "IP Contracts");

          (g)   Contract that represents the Company's and its Subsidiaries' business relationship with (i) one of the largest 10 customers of the Company or its Subsidiaries when measured by aggregate revenue received by, or (ii) one of the largest 10 suppliers of the Company or its Subsidiaries when measured by aggregate payments made by, the Company or any of its Subsidiaries during the Company's fiscal year ended December 31, 2015 (other than, in each case, any contract with Holdco or any of its Subsidiaries);

          (h)   Contract to which the Company or any of its Subsidiaries is a party that was entered into after November 10, 2010 for the direct or indirect acquisition or disposition by the Company or any of its Subsidiaries of properties, assets, capital stock or businesses (including by way of a put, call, right of first refusal or similar right pursuant to which the Company could be required to purchase or sell) for, in each case, aggregate consideration of more than $10,000,000, which has not yet been consummated or pursuant to which the Company or any of its Subsidiaries has continuing material contingent consideration, indemnity or "earn-out" obligations that would reasonably be expected to result in payments of more than $10,000,000, except, in each case, for acquisitions and dispositions and contingent and indemnity obligations entered into in the ordinary course of business (including acquisitions of raw materials and supplies and acquisitions and dispositions of inventory);

          (i)    Contract containing any standstill pursuant to which the Company or any of its Subsidiaries has agreed not to acquire assets or securities of another Person;

          (j)    Contract that prohibits the payment of dividends or other distributions in respect of the capital stock or other ownership interests of the Company or any of its wholly owned Subsidiaries, prohibits the pledging of the capital stock or other ownership interests of the Company or any wholly owned Subsidiary of the Company or prohibits the issuance of guarantees by any wholly owned Subsidiary of the Company;

          (k)   Contract that creates or grants a Lien (including Liens upon properties acquired under conditional sales, capital leases or other title, retention or security devices) (but other than Permitted Liens) on any property or asset of the Company or its Subsidiaries with value of $5,000,000 or more;

          (l)    Contract pursuant to which the Company or any of its Subsidiaries has, directly or indirectly, made any loan or capital contribution to, or other investment in, any Person of more than $2,500,000 (other than the Company or any of its Subsidiaries and other than in the ordinary course of business) (each of the contracts described in the foregoing clauses (a) through (l), a "Material Contract").

        Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each of the Material Contracts is valid and in full force and effect, (ii) neither the Company nor any of its Subsidiaries, nor to the Company's knowledge as of the date hereof any other party to a Material Contract, is in violation or breach of any provision of any Material Contract and (iii) no event has occurred that with notice or lapse of time or both would constitute a default or breach under any Material Contract by the Company or any of its Subsidiaries party thereto or, to the knowledge of the Company as of the date hereof, any other party thereto. As of the date hereof, neither the Company nor any of its Subsidiaries has received any written notice or claim of any breach of or default under any Material Contract. Complete and correct (subject to apparent redactions) copies of each Material Contract have been delivered or made available to Parent prior to the date hereof.

        Section 4.21    Finders' Fees.     Except for Morgan Stanley & Co. LLC, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission from the Company or any of its Affiliates in connection with the transactions contemplated by this Agreement.

        Section 4.22    Opinion of Financial Advisor.     The Board of Directors of the Company has received the opinion of Morgan Stanley & Co. LLC, financial advisor to the Company, to the effect that, as of the date of such opinion, based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth in the opinion, the Merger Consideration to be received by the holders of shares of Company Stock pursuant to this Agreement is fair to such holders of shares of Company Stock from a financial point of view, a signed copy of which opinion shall be delivered to Parent solely for informational purposes promptly after the date hereof.

        Section 4.23    Antitakeover Laws.     The Company has taken all action necessary to exempt the Merger, this Agreement and the transactions contemplated hereby from Section 203 of Delaware Law and accordingly, neither such Section 203 nor any other anti-takeover or similar statute or regulation apply or purport to apply to any such transactions. No other "control share acquisition", "fair price", "moratorium", "ban on combination" or other anti-takeover laws enacted under U.S. state or federal laws apply to this Agreement, the Merger or any of the other transactions contemplated hereby (collectively, the "Takeover Laws").

        Section 4.24    Insurance.     The Company and its Subsidiaries maintain the insurance coverage set forth on Section 4.24 of the Company Disclosure Schedule. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) all insurance policies maintained by the Company or any of its Subsidiaries ("Insurance Policies") are in full force and effect and all premiums due with respect to such Insurance Policies have been paid in accordance with the terms of such policies, (ii) neither the Company nor any of its Subsidiaries is in breach of or default under any of its Insurance Policies, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with or without notice, lapse of time or both, would constitute such a breach or default or permit termination or material modification of any of such policies and (iii) other than in connection with ordinary course renewals, neither the Company nor any of its Subsidiaries has received any written notice of termination, cancellation, or non-renewal with respect to any Insurance Policy.

        Section 4.25    No Other Representations and Warranties.     Except for the representations and warranties set forth in this Article 4 (as modified by the Company SEC Documents and the Company Disclosure Schedule), (a) each of Parent and Merger Subsidiary acknowledges and agrees that no representation or warranty of any kind whatsoever, express or implied, at law or in equity, is made or shall be deemed to have been made by or on behalf of the Company or any of its Subsidiaries to Parent or Merger Subsidiary, and (b) the Company hereby disclaims, on behalf of itself and its Subsidiaries, any such representation or warranty, whether by or on behalf of the Company, and notwithstanding the delivery or disclosure to Parent or Merger Subsidiary, or any of their Representatives or Affiliates of any documentation or other information by the Company or any of its Representatives or Affiliates with respect to any one or more of the foregoing.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT

        Parent represents and warrants to the Company that:

        Section 5.01    Corporate Existence and Power.     Each of Parent and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of Parent and Merger Subsidiary has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and assets and to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Since the date of its incorporation, Merger Subsidiary has not engaged in any activities other than in connection with or as contemplated by this Agreement. Merger Subsidiary was incorporated solely for the purpose of consummating the Merger and the transactions contemplated by this Agreement. All of the outstanding shares of capital stock of Merger Subsidiary have been validly issued, are fully paid and nonassessable and are owned by, and at the Effective Time will be owned by, Parent, free and clear of all Liens.

        Section 5.02    Corporate Authorization.     The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby are within the corporate powers of Parent and Merger Subsidiary and, except for the adoption of this Agreement by Parent as the sole stockholder of Merger Subsidiary, have been duly authorized by all necessary corporate action of Parent and Merger Subsidiary. This Agreement constitutes a valid and binding agreement of each of Parent and Merger Subsidiary enforceable against each of Parent and Merger Subsidiary in accordance with the Enforceability Exceptions.

        Section 5.03    Governmental Authorization.     The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby require no action by or in respect of, or filing by Parent or Merger Subsidiary with, any Governmental Authority, other than (i) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business, (ii) compliance with any applicable requirements of the HSR Act and any applicable Competition Laws, (iii) compliance with any applicable requirements of the 1933 Act, the 1934 Act, any other applicable state or federal securities laws and the rules and regulations of any United States national securities exchange which are applicable to Parent, (iv) compliance with any applicable requirements of ITAR, including Sections 122.4 and 129.8, (v) compliance with the applicable requirements of the DPA in connection with the satisfaction of the condition set forth in Section 9.01(d), (vi) the issuance of an ad-hoc notice of the type described in Section 8.03, and (vii) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 5.04    Non-contravention.     The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Parent or Merger Subsidiary, (ii) assuming compliance with the matters referred to in Section 5.03, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law, (iii) assuming compliance with the matters referred to in Section 5.03, contravene, conflict with, result in any violation or breach of any provision of, require any consent or other action by any Person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or any of its Subsidiaries is entitled or give rise to any right of repayment or offer to be repaid (whether dependent on a change in rating or otherwise) under any provision of any Contract or other instrument binding upon Parent or any of its Subsidiaries or (iv) result in the creation or imposition of any Lien on any asset of Parent or any of its Subsidiaries, with only such exceptions, in the case of each of clauses (ii) through (iv), as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 5.05    Disclosure Documents.     The information supplied by Parent for inclusion in the Proxy Statement will not, at the time the Proxy Statement and any amendments or supplements thereto are first mailed to the stockholders of the Company and at the time of the Company Stockholder Approval, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 5.05 will not apply to statements or omissions included or incorporated by reference in the Proxy Statement based upon information supplied by the Company or any of its representatives or advisors specifically for use or incorporation by reference therein.

        Section 5.06    Finders' Fees.     Except for Rothschild GmbH, whose fees will be paid by Parent, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent who might be entitled to any fee or commission from the Company or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

        Section 5.07    Financing.

          (a)   Assuming satisfaction of the conditions set forth in Sections 9.01 and 9.02, and the performance by the Company of its obligations under this Agreement, Parent has or will have at the Effective Time, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to consummate the Merger pursuant to the terms of this Agreement, including (i) to pay the Merger Consideration for all of the shares of Company Stock on a fully-diluted basis, (ii) to make all payments in respect of the Company Stock Options, Company RSUs and Company Performance Shares and (iii) to pay all related fees and expenses of Parent, Merger Subsidiary and their respective Representatives pursuant to this Agreement. Parent has provided the Company with a true and complete copy (subject to redactions only with respect to fees, pricing and "market-flex" information that is customarily redacted and not, for the avoidance of doubt, information relating to the amounts, availability or conditionality of, or conditions precedent to, the funding) of that certain Bridge Loan Facility Agreement, dated as of September 25, 2016, by and among Lanxess AG ("Holdco"), J.P. Morgan Europe Limited, as the administrative agent, the lenders from time to time party thereto (collectively, the "Lenders") and the other agents and arrangers party thereto (as amended, restated, supplemented or otherwise modified from time to time to the extent permitted under Section 7.06, the "Credit Agreement").

          (b)   As of the date hereof, there are no side letters or other material agreements or Contracts related to the credit facility governed by the Credit Agreement which contain terms that would reasonably be expected to adversely affect the amount, availability or conditionality of, or conditions precedent to the Financing under the Credit Agreement, other than as disclosed to the Company on or prior to the date of this Agreement.

          (c)   As of the date hereof, the Credit Agreement is in full force and effect and is a valid and binding obligation (subject to the Enforceability Exceptions) of Holdco and, to the knowledge of Parent (after reasonable inquiry of Holdco), the Financing Sources party thereto. As of the date hereof, the Credit Agreement has not been withdrawn in writing, rescinded in writing or otherwise amended or modified in any material respect (other than customary assignments and participations of commitments). There are no conditions precedent to the drawdown by Holdco of funds under the Credit Agreement, other than the conditions precedent set forth in the Credit Agreement, and as of the date hereof, assuming satisfaction of the conditions set forth in Sections 9.01 and 9.02 and the performance by the Company of its obligations under this Agreement, Parent (after reasonable inquiry of Holdco) has no reason to believe that Parent or Holdco will not be able to satisfy any such condition.

        Section 5.08    Litigation.     As of the date hereof, there is no Action pending against, or, to the knowledge of Parent, threatened against, Parent or any of its Subsidiaries (or any of Parent's or its Subsidiaries respective properties or assets) before (or, in the case of threatened actions, suits or proceedings, would be before) or by any Governmental Authority, that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 5.09    Ownership of Shares.     Except as previously disclosed to the Company, neither Parent nor Merger Subsidiary or any of their Subsidiaries beneficially owns any shares of Company Stock as of the date hereof.

        Section 5.10    Ownership of Merger Subsidiary.     Parent owns, directly or indirectly, all of the outstanding ownership interests and securities convertible into ownership interests of Merger Subsidiary.

        Section 5.11    No Other Representations and Warranties.     Except for the representations and warranties set forth in this Article 5, (a) the Company acknowledges and agrees that no representation or warranty of any kind whatsoever, express or implied, at law or in equity, is made or shall be deemed to have been made by or on behalf of Parent or Merger Subsidiary or any of their respective Subsidiaries to the Company, and (b) each of Parent and Merger Subsidiary hereby disclaims, on behalf of itself and its Subsidiaries, any such representation or warranty, whether by or on behalf of the Company, and notwithstanding the delivery or disclosure to the Company, or any of its Representatives or Affiliates of any documentation or other information by Parent or Merger Subsidiary or any of their respective Representatives or Affiliates with respect to any one or more of the foregoing.

 ARTICLE VI

COVENANTS OF THE COMPANY

        The Company agrees that:

        Section 6.01    Conduct of the Company.     The Company shall not, and shall cause its Subsidiaries not to, from the date hereof until the Effective Time, take any action that is intended to, individually or in the aggregate, prevent, materially delay or materially impede the ability of the Company to consummate the Merger or the other transactions contemplated by this Agreement; provided that this sentence shall not limit or restrict the Company from exercising any of its rights under this Agreement. Except with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), as expressly contemplated by this Agreement, as set forth in Section 6.01 of the Company Disclosure Schedule or as required by Applicable Law, from the date hereof until the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course consistent with past practice and use its commercially reasonable efforts to preserve intact its business organizations and relationships with Third Parties and to keep available the services of its present officers and key employees. Without limiting the generality of the foregoing, except with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed) or as expressly contemplated by this Agreement or set forth in Section 6.01 of the Company Disclosure Schedule or as required by Applicable Law, the Company shall not, and shall cause its Subsidiaries not to:

          (a)   amend its articles of incorporation, bylaws or other similar organizational documents except, in the case of Subsidiaries of the Company for amendments that are not material;

          (b)   (i) split, subdivide, combine or reclassify any shares of its capital stock, (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except for dividends by any of the Company's wholly owned Subsidiaries which would not result in any Liability (Tax or otherwise) to any Third Party arising therefrom or related thereto being imposed on the Company or its Subsidiaries or (iii) redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any Company Securities or any Company Subsidiary Securities except pursuant to the Company Stock Plan;

          (c)   (i) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of any Company Securities or Company Subsidiary Securities, other than the issuance of (1) any shares of Company Stock upon the exercise of Company Stock Options or the settlement of Company RSUs or Company Performance Shares that are outstanding on the date of this Agreement, or that are granted after the date of this Agreement in accordance with Section 6.01(i) of the Company Disclosure Schedule, in accordance with the terms of such Company Stock Options, Company RSUs or Company Performance Shares, or (2) any Company Subsidiary Securities to the Company or any other Subsidiary of the Company which would not result in any Liability (Tax or otherwise) to any Third Party arising therefrom or related thereto being imposed on the Company or its Subsidiaries, or (ii) amend any term of any Company Security or any Company Subsidiary Security;

          (d)   acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any amount of assets, securities, properties, interests or businesses, other than (i) pursuant to existing contracts or commitments or pursuant to capital expenditures permitted under Section 6.01(m), (ii) acquisitions of raw materials, inventory and supplies in the ordinary course of business or (iii) with value or purchase price of less than $1,000,000, individually, or $5,000,000, in the aggregate;

          (e)   sell, lease or otherwise transfer any of its assets, securities, properties, interests or businesses (excluding any Intellectual Property), other than (i) pursuant to existing contracts or commitments, (ii) sales of (x) Product inventory, (y) excess raw materials or (z) obsolete or surplus equipment in the ordinary course of business or (iii) with value or purchase price of less than $1,000,000, individually, or $5,000,000, in the aggregate;

          (f)    (i) abandon, voluntarily permit to lapse before expiration or otherwise dispose of any Registered Company IP or any trade secret owned by the Company and its Subsidiaries, other than with respect to any immaterial Registered Company IP or immaterial trade secrets abandoned, allowed to lapse or otherwise disposed of in the ordinary course of business, or (ii) sell, transfer or license to any Third Party any Company IP that is material to the Company and its Subsidiaries, individually or in the aggregate, other than pursuant to any (A) existing IP Contracts or (B) non-exclusive licenses of Intellectual Property rights granted by the Company or any of its Subsidiaries in the ordinary course of business;

          (g)   other than in connection with actions permitted by Section 6.01(d), make any material loans, advances or capital contributions to, or investments in, any other Person (other than (i) loans or advances between and among the Company and/or any of its wholly owned Subsidiaries and (ii) capital contributions to or investments in wholly owned Subsidiaries which, in the case of clauses (i) and (ii), would not result in any Liability (Tax or otherwise) to any Third Party arising therefrom or related thereto being imposed on the Company or its Subsidiaries);

          (h)   (x) incur, assume, issue or otherwise agree to become liable for or repay any indebtedness for borrowed money or guarantees thereof, other than (i) up to $75,000,000 of short-term indebtedness incurred in the ordinary course of business under lines of credit existing on the date of this Agreement, (ii) any guarantee incurred in the ordinary course of business by the Company or its wholly owned Subsidiaries with respect to indebtedness for borrowed money of the Company or its wholly owned Subsidiaries that is otherwise permitted hereunder, (iii) indebtedness for borrowed money incurred between or among the Company and/or any of its wholly owned Subsidiaries or between any of such wholly owned Subsidiaries, in each case which would not result in any Liability (Tax or otherwise) to any Third Party arising therefrom or related thereto being imposed on the Company or its Subsidiaries or (iv) repayments in accordance with the terms of indebtedness or in the ordinary course of business consistent with past practice, (y) unless requested by Parent pursuant to Section 6.05(b), (c) or (d), acquire or redeem, offer to acquire or redeem, or exercise any right to make an offer to acquire or redeem the Company's 5.75% Notes due July 15, 2021 (the "Existing Notes") or (z) unless requested by Parent pursuant to Section 6.05(e), enter into any material amendment or modification to the Existing Revolving Credit Facility, Existing Term Credit Facility, Existing Notes or Existing Indenture, including any such amendment or modification that modifies or adds any premiums or penalties payable on repayment or prepayment of the indebtedness thereunder;

          (i)    other than as required by Applicable Law or the terms of a Company Employee Plan or Collective Bargaining Agreement, (i) grant or increase any severance or termination pay to (or amend any existing severance pay or termination arrangement with) any Company Employee, (ii) establish, adopt, amend, limit, waive, release or terminate, as applicable, any Collective Bargaining Agreement, Company Employee Plan or restrictive covenant obligation (including any non-compete, non-solicit, non-interference, non-disparagement or confidentiality obligation), provided, that the Company may implement the Management Incentive Plan and the Sales Incentive Plan for 2017 consistent with such plans for 2016, provided, further, that such plans apply only to the period ending at the Effective Time and provide for all payments thereunder to be made only in cash, (iii) increase the compensation, bonus or other benefits payable to any Company Employee, other than increases to base salaries or wage rates in the ordinary course of business consistent with past practice not to exceed 3% in the aggregate, or (iv) grant any equity or equity-based award to any Company Employee;

          (j)    other than (A) in the ordinary course of business with respect to any Company Employee who is not a Key Employee or (B) any contractor or non-employee service provider in the ordinary course of business consistent with past practice, (i) hire any new employee of the Company or any Subsidiary of the Company or engage any other individual to provide services to the Company of any Subsidiary of the Company or (ii) terminate without cause the employment of any current Company Employee or any engagement of any current contractor or service provider of the Company or any of its Subsidiaries;

          (k)   change the Company's methods of accounting, except as required by concurrent changes in GAAP or in Regulation S-X of the 1934 Act, as agreed to by its independent public accountants;

          (l)    make, revoke or change any material Tax election, change any annual tax accounting period, adopt or change any method of tax accounting, materially amend any Tax Returns or file claims for material Tax refunds, enter into any closing agreement with respect to a material Tax liability or assessment, settle any Tax claim, audit or assessment with respect to any material Tax liability or assessment, surrender any right to claim a material Tax refund, offset or other reduction in Tax liability or enter into any Tax Sharing Agreement, consent to an extension or waiver of the statute of limitations period applicable to any material Tax or Tax Return;

          (m)  make any capital expenditures, except (A) as set forth in the capital schedule set forth in Section 6.01(m) of the Company Disclosure Schedule to the extent of the amounts set forth in such Section for each respective project (or, in the case of any project with a capital budget exceeding $2,000,000, to the extent of 110% of the amount set forth in such Section for each respective project), (B) for any sustaining capital project, provided that the aggregate total for sustaining capital projects for each business shall not exceed the amount set forth in the schedule set forth in Section 6.01(m), or (C) for any other capital expenditure projects planned after the date hereof, in the case of this clause (C) only to the extent that (i) any such project individually results in capital expenditures of less than $5,000,000 and (ii) the aggregate amount of all such capital expenditure projects do not exceed $10,000,000;

          (n)   other than with respect to the Actions contemplated by Section 2.04 and Section 8.07, settle or propose to settle any Action by or before a Governmental Authority if such settlement (i) involves the payment of monetary damage (net of insurance proceeds) for an amount in excess of $1,000,000 individually or $2,500,000 in the aggregate or (ii) imposes equitable relief on, or requires the admission of wrongdoing by, the Company or any of its Subsidiaries;

          (o)   enter into or assume any financial derivative Contract for the purpose of hedging risk, except foreign exchange hedging on customary commercial terms in amounts not to exceed $20,000,000 individually, or $50,000,000, in the aggregate, at any time;

          (p)   adopt or enter into a plan or agreement of complete or partial liquidation, dissolution, merger, amalgamation, consolidation, restructuring, recapitalization or other reorganization of the Company or its operating Subsidiary;

          (q)   grant any Lien (other than Permitted Liens and other than in connection with the incurrence of indebtedness permitted under (h) of this Section 6.01) on assets or properties with value of $5,000,000 or more;

          (r)   enter into any new line of business outside the businesses being conducted by the Company and its Subsidiaries on the date hereof and any reasonable extensions thereof;

          (s)   fail to maintain existing Insurance Policies or comparable replacement policies, in each case, to the extent available for a similar cost; provided, that such cost shall be reasonable;

          (t)    other than in the ordinary course of business or if requested by Parent pursuant to Section 6.05, (i) materially amend or modify, extend, terminate, sublease or grant any waiver under, any Material Contract or any Lease (other than the expiration or renewal of any Material Contract or any Lease in accordance with its terms) or (ii) enter into any Contract that would constitute a Material Contract or a Lease if entered into prior to the date hereof;

          (u)   directly or indirectly amend, modify, extend, terminate or grant any waiver under any of the Contracts identified on Section 6.01(u) of the Company Disclosure Schedule;

          (v)   enter into any transactions, agreements, arrangements or understandings with any significant holder of shares of Company Stock or their respective affiliated entities (other than the Company and its Subsidiaries) that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the 1933 Act; or

          (w)  agree, resolve or commit to do any of the foregoing.

        Section 6.02    Company Stockholder Meeting.     The Company shall cause, in accordance with Applicable Law and its certificate of incorporation and bylaws, a meeting of its stockholders (the "Company Stockholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of this Agreement and adoption of the Merger, with the record date of the Company Stockholder Meeting to be selected after reasonable consultation with Parent. Subject to Section 6.04, the Board of Directors of the Company shall (a) recommend approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby by the Company's stockholders, (b) use its reasonable best efforts to solicit and obtain the Company Stockholder Approval and (c) otherwise comply in all material respects with all legal requirements applicable to such meeting. The Company shall have the right to make one or more successive postponements or adjournments of the Company Stockholder Meeting solely (i) with the consent of Parent, (ii) for the absence of a quorum (in which case the Company shall, and shall instruct its proxy solicitor to use reasonable best efforts to, solicit as promptly as practicable the presence, in person or by proxy of a quorate number of shares of Company Stock), (iii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Board of Directors of the Company has determined in good faith after consultation with outside counsel is necessary under Applicable Law or fiduciary duty and for such supplemental or amended disclosure to be disseminated and reviewed by the Company's stockholders prior to the Company Stockholder Meeting or (iv) in the event that the Company initially receives an unsolicited Acquisition Proposal no earlier than ten Business Days prior to the scheduled date of the Company Stockholder Meeting, the Company's Board of Directors determines in good faith that such Acquisition Proposal would reasonably be expected to lead to a Superior Proposal, and as a result is required by Applicable Law or fiduciary duty, provided, that with respect to items (i) through (iv) above, the Company shall use its reasonable best efforts to reconvene and hold a Company Stockholder Meeting as promptly as reasonably practicable.

        Section 6.03    Access to Information.     From the date hereof until the Effective Time and subject to Applicable Law and the confidentiality agreement dated April 8, 2016, between the Company and Parent (the "Confidentiality Agreement"), the Company shall (i) give Parent, its Subsidiaries, the Lenders and any arrangers, initial purchasers and underwriters with respect to any Financing and its and their Representatives, upon reasonable notice, reasonable access during normal business hours to the officers and Representatives, offices, properties, Contracts, books and records (including Tax Returns and other Tax records) of the Company and its Subsidiaries, (ii) furnish to Parent, its Subsidiaries and its and their Representatives such financial and operating data and other information as such Persons may reasonably request and (iii) instruct its Representatives to cooperate reasonably with Parent in its investigation of the Company and its Subsidiaries. Any investigation pursuant to this Section 6.03 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries. Nothing in this Section 6.03 shall require the Company to provide any access, or to disclose any information (i) if providing such access or disclosing such information would violate Applicable Law (including antitrust and privacy laws) or binding agreement entered into prior to the date of this Agreement or (ii) protected by attorney-client privilege to the extent such privilege cannot be protected by the Company through exercise of its reasonable efforts (it being understood that nothing in this Section 6.03 is intended to expand any party's rights to access the types of information to be shared or provided pursuant to Section 8.01 beyond as provided in Section 8.01).

        Section 6.04    No Solicitation; Other Offers.

          (a)   Subject to Section 6.04(b) and Section 6.04(c), from the date hereof until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article 10, the Company shall not, shall cause its Subsidiaries not to, shall use its reasonable best efforts to cause, and shall instruct, its and their respective directors, officers, employees, Affiliates, investment bankers, attorneys, accountants and other advisors or representatives (collectively, "Representatives") not to, and shall not authorize its or their Representatives to, directly or indirectly, (i) solicit, initiate or take any action to knowingly facilitate or encourage the submission of any Acquisition Proposal, (ii) enter into or participate in any discussions or negotiations with, furnish any information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, otherwise knowingly cooperate in any way with any Third Party that may reasonably be expected to make, or has made, an Acquisition Proposal, (iii) withhold, qualify, change, fail to make (including any failure to reaffirm within five Business Days of a request from Parent following the making of a public acquisition proposal or any publicly disclosed change to the material terms thereof), withdraw or modify in a manner adverse to Parent the Company Board Recommendation (or recommend an Acquisition Proposal) (any of the foregoing in this clause (iii), an "Adverse Recommendation Change"), (iv) enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other similar instrument relating to an Acquisition Proposal (other than, to facilitate the sharing of information permitted by Section 6.04(b), an Acceptable Confidentiality Agreement) or (v) publicly propose to do any of the foregoing. The Company shall not release or waive any "standstill" provision or agreement to which it is a party; provided, that, if the Company is in compliance with this Section 6.04, the Company may release or waive any "standstill" provision or agreement to which it is a party for a Third Party who has indicated to the Company its desire to make an unsolicited non-public bona fide Acquisition Proposal to the Company that the Board of Directors of the Company reasonably believes may lead to a Superior Proposal but which Third Party is unable to do so because of such "standstill" provision or agreement, solely to the extent necessary to permit the counterparty to such "standstill" provision or agreement to make an unsolicited non-public Acquisition Proposal to the Company, if, prior to such release or waiver, the Company's Board of Directors determines in good faith after consultation with its outside legal counsel that failure to take such action would reasonably be expected to violate the directors' fiduciary duties under Applicable Law; provided, further, that the Company shall advise Parent orally and in writing no later than 24 hours after any such release or waiver and the Company shall promptly provide such release or waiver. Subject to Section 6.04(b) and Section 6.04(c), on the date hereof, the Company shall, and shall cause any of its Subsidiaries and its and their Representatives to cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Third Party and its Representatives and financing sources conducted prior to the date hereof with respect to any Acquisition Proposal. Promptly (but in any event within two Business Days) after the date hereof, the Company shall, and shall cause its Subsidiaries and its and their respective Representatives to request the prompt return or destruction of all confidential information previously furnished in connection therewith and immediately terminate all physical and electronic "data room" access previously granted to any such Person or its Representatives.

          (b)   Notwithstanding anything contained in Section 6.04(a) to the contrary, if at any time after the date hereof and prior to obtaining the Company Stockholder Approval, (i) the Company or any of its Subsidiaries or any of their Representatives has received a bona fide written, unsolicited Acquisition Proposal that the Board of Directors of the Company reasonably believes may lead to a Superior Proposal; (ii) the Board of Directors of the Company determines in good faith, after consultation with outside legal counsel, that the failure to take such action would reasonably be expected to violate the directors' fiduciary duties under Applicable Law, then the Company, directly or indirectly through its Representatives, may (1) engage in negotiations or discussions with such Third Party and its Representatives or financing sources or (2) furnish to such Third Party or its Representatives or financing sources non-public information relating to the Company or any of its Subsidiaries pursuant to an Acceptable Confidentiality Agreement; provided that the Company shall promptly (but in any event, within 24 hours) provide or make available to Parent any such information that is provided to any such Person which was not previously provided to or made available to Parent (including, when executed, a copy of such Acceptable Confidentiality Agreement); or (iii) take any nonappealable, final action that any court of competent jurisdiction orders the Company to take.

          (c)   In addition, nothing contained herein shall prevent the Company or the Board of Directors of the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the 1934 Act (or any similar communication to stockholders in connection with the making or amendment of a tender offer or exchange offer), (ii) making any legally required disclosure to stockholders with regard to the transactions contemplated by this Agreement or an Acquisition Proposal (provided that in the case of clauses (i) and (ii) neither the Company nor its Board of Directors may recommend any Acquisition Proposal unless permitted by Section 6.04(e)), (iii) issuing a "stop, look and listen" disclosure or similar communication of the type contemplated by Rule 14d-9(f) under the 1934 Act or (iv) contacting and engaging in discussions with any person or group and their respective Representatives who has made an Acquisition Proposal that was not solicited in breach of this Section 6.04 solely for the purpose of clarifying such Acquisition Proposal and the terms thereof.

          (d)   The Board of Directors of the Company shall not take any of the actions referred to in Section 6.04(b) unless the Company shall have delivered to Parent a prior written notice advising Parent that it intends to take such action. In addition, after the date hereof and prior to obtaining the Company Stockholder Approval, the Company shall notify Parent promptly (and, in any event, within 24 hours) after (i) receipt by the Company (or any of its Representatives) of any Acquisition Proposal or any request for information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books or records of the Company or any of its Subsidiaries by any Third Party that is considering making, or has made, an Acquisition Proposal, which notice shall include the material terms and conditions of any such Acquisition Proposal, indication or request (including if the Acquisition Proposal is in writing by providing copies of any material amendments or other material documents thereto) and (ii) any material change (including any change as to price) in a previously notified Acquisition Proposal. The Company hereby agrees that after the date hereof it shall not, and shall not permit its Subsidiaries to, enter into any agreement that prohibits or restricts it from providing to Parent the information contemplated by this Section 6.04(d) or complying with Section 6.04(e).

          (e)   Notwithstanding anything to the contrary set forth in this Agreement, but subject to compliance with clause (a) of this Section 6.04, prior to, but not after, the time the Company Stockholder Approval is obtained, the Company's Board of Directors may make an Adverse Recommendation Change that is the result of a Superior Proposal or an Intervening Event, if the Company's Board of Directors determines in good faith, after consultation with its outside legal counsel, that failure to do so would reasonably be expected to violate the directors' fiduciary duties under Applicable Law and, in the event of such an Adverse Recommendation Change that is a result of a Superior Proposal, the Company's Board of Directors may also take action pursuant to Section 10.01(d)(i) of this Agreement in connection with accepting a Superior Proposal as contemplated herein; provided, that prior to any Adverse Recommendation Change or action pursuant to Section 10.01(d)(i) of this Agreement:

              (i)  the Company shall have provided prior written notice to Parent and Merger Subsidiary, at least four Business Days in advance of its intention to effect a Adverse Recommendation Change or to take action pursuant to Section 10.01(d)(i), which notice, if the intended Adverse Recommendation Change is not the result of a Superior Proposal, shall specify in reasonable detail the reasons for such Adverse Recommendation Change (including a reasonably detailed description of the Intervening Event) and, if concerning an intended Adverse Recommendation Change that is the result of a Superior Proposal, shall specify the identity of the party making such Superior Proposal and the material terms thereof;

             (ii)  after providing such notice and prior to effecting such Adverse Recommendation Change or taking such action pursuant to Section 10.01(d)(i), the Company shall, and shall cause its Representatives to, negotiate with Parent and Merger Subsidiary in good faith (if and to the extent Parent and Merger Subsidiary indicate to the Company their desire to negotiate) to make such adjustments in the terms and conditions of this Agreement as would permit the Company not to effect a Adverse Recommendation Change or take such action pursuant to Section 10.01(d)(i) in response to such a Superior Proposal; and

            (iii)  the Company's Board of Directors shall have considered in good faith any changes to this Agreement offered in writing by Parent (and not revoked) during or prior to such four Business Day period and (x) if the intended Adverse Recommendation Change or the action pursuant to Section 10.01(d)(i) is the result of a Superior Proposal, shall have determined in good faith after consultation with its outside financial advisors and outside legal counsel that the Superior Proposal would continue to constitute a Superior Proposal if such changes were to be given effect and that failure to effect a Adverse Recommendation Change or take the action pursuant to Section 10.01(d)(i) would reasonably be expected to violate the directors' fiduciary duties under Applicable Law, as the case may be, and (y) if the intended Adverse Recommendation Change is the result of an Intervening Event and not the result of a Superior Proposal, shall have determined in good faith after consultation with its outside financial advisor and outside legal counsel that failure to effect a Adverse Recommendation Change would reasonably be expected to violate the directors' fiduciary duties under Applicable Law if such changes were to be given effect;

  provided, that, if the intended Adverse Recommendation Change is the result of a Superior Proposal or in the case of an action pursuant to Section 10.01(d)(i), in the event of any material revision to such Superior Proposal, including any revision to price, the Company shall be required to deliver a new written notice to Parent and Merger Subsidiary and to comply with the requirements of this Section 6.04(e) with respect to such new written notice; provided that in connection with each new notice contemplated by this section, each reference to the four Business Day period in this Section 6.04(e) shall be deemed to be a three Business Day period. For the avoidance of doubt, all information provided to Parent pursuant to this Section 6.04 shall be subject to the Confidentiality Agreement. Notwithstanding anything to the contrary herein, at any time prior to the time the Company Stockholder Approval is obtained, the Company's Board of Directors may make an Adverse Recommendation Change, otherwise in compliance with this Section 6.04(e), only in response to (A) the Company receiving an unsolicited, bona fide written Acquisition Proposal that constitutes a Superior Proposal and not involving a material and willful breach of this Section 6.04(e) of this Agreement or (B) an Intervening Event.

          (f)    As used in this Agreement:

              (i)  "Acceptable Confidentiality Agreement" means a confidentiality agreement (i) in effect on the date hereof or (ii) that contains provisions that are no less favorable in the aggregate (including non-disclosure provisions that are no less favorable in the aggregate) to the Company than those contained in the Confidentiality Agreement; provided that such confidentiality agreement may contain a less restrictive or no standstill restriction.

             (ii)  "Superior Proposal" means a bona fide, written Acquisition Proposal for at least a majority of the outstanding shares of Company Stock or all or substantially all of the consolidated assets of the Company and its Subsidiaries on terms that the Board of Directors of the Company determines in good faith by a majority vote, after considering the advice of a financial advisor of nationally recognized reputation and outside legal counsel, (A) are more favorable to the Company's stockholders than as provided hereunder, taking into account all relevant factors (including the timing, likelihood of consummation, ability to finance, regulatory and other similarly relevant aspects of such proposal), and any adjustment or revisions made by Parent in writing (and not revoked) in response to such Acquisition Proposal, and (B) would result in the owners of the capital stock of the Company as of immediately prior to the consummation of the transaction contemplated by such Acquisition Proposal, collectively, owning less than a majority of the capital stock of the acquirer or resulting entity in such transaction immediately after such consummation.

        Section 6.05    Financing Cooperation.

          (a)   The Company shall, shall cause its Subsidiaries to, shall use its reasonable best efforts to cause, and shall instruct, its and their respective Representatives to, and shall authorize and permit its or their Representatives to, cooperate with Parent and its Subsidiaries and its and their Representatives in connection with the arrangement, marketing or consummation of any Financing (and, with respect to clauses (i), (ii), (iii) and (iv) below, in connection with the preparation of financial and other information necessary or customary for Holdco to comply with its reporting and disclosure obligations), as and when reasonably requested by Parent (so long as such cooperation does not unreasonably interfere with the ongoing operations of the Company and its Subsidiaries), including:

              (i)  furnishing Parent and its Financing Sources and their respective Representatives with the following information regarding the Company and its Subsidiaries (it being understood and agreed that such material shall be deemed furnished if it is filed by the Company with the SEC and available on the SEC's EDGAR website):

              (1)   audited consolidated financial statements (including balance sheets, statements of income and cash flows, a statement of shareholders equity and related notes) for each fiscal year of the Company ended after the date hereof and prior to the Closing Date no later than the filing deadline under the 1934 Act for the Company to file with the SEC its Annual Report on Form 10-K with respect to such fiscal year (collectively with such information from the fiscal years ended December 31, 2013, 2014 and 2015, the "Audited Financial Statements");

              (2)   unaudited consolidated financial statements for any interim quarterly period ending after the date hereof following the most recent fiscal year for which Audited Financial Statements have been provided pursuant to clause (1) above or otherwise filed with the SEC (including a comparison to the corresponding interim quarterly period in the prior year), prepared in accordance with GAAP and reviewed (as per "SAS 100") no later than the filing deadline under the 1934 Act for the Company to file with the SEC its

      Quarterly Report on Form 10-Q with respect to such interim period (the "Unaudited Financial Statements");

              (3)   to the extent reasonably requested by Parent sufficiently in advance to allow reasonable time for the preparation of such information, using reasonable best efforts to provide an unaudited reconciliation to International Financial Reporting Standards as adopted by the European Union ("IFRS") of certain material financial information reasonably requested by Parent and contained in the Audited Financial Statements and the Unaudited Financial Statements reasonably promptly after the date by which such financial statements are required to be delivered hereunder (or, in the case of the Audited Financial Statements for the fiscal years ending on December 31, 2013, 2014 and 2015, reasonably promptly following the date hereof), in each case, to the extent required in the pro forma financial statements covered by clause (iii) below (provided, however, there shall be no obligation for the Audited Financial Statements to be audited under any standard other than "U.S. GAAS");

              (4)   using reasonable best efforts to prepare and provide such information (including estimates of revenue, earnings and other financial measures) as would be reasonably required for Parent to prepare any financial projections or forecasts or estimates of revenues, earnings or other financial metrics regarding the Company and its Subsidiaries for any period, to the extent reasonably requested by Parent sufficiently in advance to allow reasonable time for the preparation of such information;

              (5)   items delivered pursuant to clause (1) above shall be delivered together with a report (which report shall be unqualified except for qualifications that are customary) of an independent registered public accounting firm stating that such firm has audited, such financial statements in accordance with, applicable requirements of the SEC;

             (ii)  to the extent reasonably requested by Parent sufficiently in advance to allow reasonable time to prepare, discussing with Parent and its Representatives during normal business hours the preparation of the financial statements and other materials described in clause (i) above and the scope and conduct of the audit or review, as applicable, and consulting with Parent and its Representatives;

            (iii)  to the extent reasonably requested by Parent sufficiently in advance to allow reasonable time for preparation of such information, using reasonable best efforts to provide such financial information regarding the Company and its Subsidiaries to allow Holdco to prepare pro forma financial statements of Holdco (solely with respect to information regarding the Company and its Subsidiaries) for the most recently completed full fiscal year of Holdco and the most recently completed interim periods, in each case, for which financial statements have been delivered pursuant to clauses (i)(1) and (i)(2) above, reasonably required by the Financing Sources or Applicable Law to be included in any offering or marketing documents related to the Financing or customarily included in such offering or marketing documents, prepared in accordance with IFRS;

            (iv)  using reasonable best efforts to furnish Parent with such other financial and other customary information regarding the Company and its Subsidiaries as may be reasonably requested by Parent sufficiently in advance as to allow a reasonable time for preparation of such information (provided, however, there shall be no obligation for the Audited Financial Statements to be audited under any standard other than "U.S. GAAS" or for the Company to prepare any reconciliation of the Audited Financial Statements to IFRS other than as contemplated by Section 6.05(a)(i)(3));

             (v)  making the Company's senior officers available and requesting the Company's independent accountants and other advisors to participate in a reasonable number (which with respect to senior officers of the Company shall consist of no more than ten meetings presentations, road shows or other sessions) of meetings (including investor and lender meetings), presentations, road shows, due diligence sessions, drafting sessions and sessions with rating agencies in connection with the Financing, in each case, during normal business hours and to the extent requested by Parent reasonably in advance;

            (vi)  to the extent reasonably requested by Parent sufficiently in advance so as to allow reasonable time for preparation of such information, using reasonable best efforts to provide any other reasonably required information to Parent for the preparation by Holdco of customary offering documents, prospectuses, private placement memoranda, bank information memoranda, confirmations and undertakings, rating agency presentations and lender and investor presentations and similar documents customarily used in connection with the Financing, in each case, to the extent relating to information (financial or otherwise) regarding the Company and its Subsidiaries of the type customarily included in such materials (any such document, a "Financing Document") and executing customary authorization letters to the extent relating to information (financial or otherwise) regarding the Company and its Subsidiaries of the type customarily included in such Financing Documents; provided, however, that nothing herein shall require the Company or its Subsidiaries to (1) register or qualify (including registering or qualifying the sale of any securities) in a jurisdiction where such entities are not already so registered or qualified or (2) disclose information publicly prior to any time that the Company and its Subsidiaries would otherwise be required to do so pursuant to the rules and regulations of the SEC unless Parent reasonably believes it is required by Applicable Law to publicly disclose such information in connection with its Financing and the Company shall so make such public disclosure promptly following reasonable advance notice to the Company by and in consultation with Parent; provided, further, there shall be no obligation for the Audited Financial Statements to be audited under any standard other than "U.S. GAAS" or for the Company to prepare any reconciliation of the Audited Financial Statements to IFRS other than as contemplated by Section 6.05(a)(i)(3);

           (vii)  at least five Business Days prior to the Closing Date, furnishing Parent with documents or other information reasonably requested in writing sufficiently in advance as to allow reasonable time for the preparation of such information (and in all events at least fifteen Business Days before the Closing Date) by the parties acting as lead arrangers or agents for, or lenders under, or underwriters or initial purchasers with respect to, any Financing under applicable "know your customer" and anti-money laundering rules and regulations;

          (viii)  to the extent reasonably requested by Parent sufficiently in advance so as to allow reasonable time for preparation, using reasonable best efforts to obtain the Company's independent accountants' customary comfort letters and consents (including "negative assurance comfort") for Holdco's use of the financial statements of the Company and its Subsidiaries in any Financing Document (including providing any necessary management representation letters); and

            (ix)  using reasonable best efforts to deliver, no later than the Closing Date, customary payoff letters and, if not covered by the payoff letter, instruments of discharge to be delivered at the Closing to allow for the payoff, discharge and termination in full (and, to the extent there are any letters of credit issued for the account of the Company or any of its Subsidiaries, cash collateralization or issuance of a "back to back" letter of credit in respect thereof, with such cash collateralization or "back to back" letter of credit to be provided by or on behalf of Parent) on the Closing Date of all amounts payable under and any and all Liens securing and/or guarantees in respect of:

              (1)   (x) unless the Revolver Amendment has been executed and delivered prior to such date, and Parent notifies the Company that it has elected not to terminate the Existing Revolving Credit Facility, that certain Senior Secured Revolving Facilities Credit Agreement, as amended and restated as of December 4, 2013 (as amended, the "Existing Revolving Credit Facility"), and (y) that certain Senior Secured Term Facility Credit Agreement, dated as of August 27, 2010, as amended by Amendment No. 1 to the Senior Secured Term Facility Credit Agreement, dated as of September 27, 2010, by Amendment No. 2 to the Senior Secured Term Facility Credit Agreement, dated as of October 30, 2013, and by Amendment No. 3 to the Senior Secured Term Facility Credit Agreement, dated as of July 25, 2016 (as amended, the "Existing Term Credit Facility")

              (2)   to the extent requested by Parent sufficiently prior to the Closing Date so as to allow reasonable time to prepare, each of the Existing China Facilities;

              (3)   to the extent requested by Parent sufficiently prior to the Closing Date so as to allow reasonable time to prepare, that certain Promissory Note, dated March 28, 2013, made by the Company in favor of Hewlett-Packard Financial Services Company, for the original principal sum of $7,490,467.00 ("HP Note"); and

              (4)   to the extent requested by Parent sufficiently prior to the Closing Date so as to allow reasonable time to prepare, any other funded indebtedness of the Company and its Subsidiaries for borrowed money that is repayable by its terms upon consummation of the Merger or immediately following the Effective Time or otherwise as a result of the Merger.

  The Company shall effect the payoff, discharge and termination of all obligations of the Company and its Subsidiaries in connection with the Existing Revolving Credit Facility (unless the Revolver Amendment has been executed and delivered prior to the Closing Date), the Existing Term Credit Facility and, to the extent requested by Parent, the HP Note and any other indebtedness referred to in clause (ix)(4) above (it being understood that the Company shall have no obligation to pay or discharge any such indebtedness prior to the Effective Time, and the funding required for such payoff, discharge and termination shall be the responsibility of Parent).

  To the extent requested by Parent, the Company shall use reasonable best efforts to take such actions prior to the Closing to facilitate Parent's or the Company's payoff, discharge and termination of the Existing China Facilities at or after the Closing (it being understood that the Company shall have no obligation to pay or discharge any such indebtedness prior to the Effective Time, and the funding required for such payoff, discharge and termination shall be the responsibility of Parent).

          (b)   If requested in writing by Parent, the Company shall, and shall cause its Subsidiaries to, (1) issue one or more notices of optional redemption for any or all of the outstanding aggregate principal amount of any of the Existing Notes (together with all accrued and unpaid interest and applicable premiums or consent payments related to the Existing Notes) pursuant to the Indenture, dated as of June 10, 2013, among the Company, the Subsidiaries of the Company party thereto as guarantors (the "Guarantors") and Wells Fargo Bank, National Association, as the trustee (in such capacity, the "Trustee"), as amended and restated by the First Supplemental Indenture, dated as of July 23, 2013, among the Company, the Guarantors and the Trustee (as amended and restated, the "Existing Indenture") in order to effect a redemption no earlier than the Closing Date of the Existing Notes, pursuant to the terms of the Existing Indenture (the "Redemption") and (2) provide any other cooperation reasonably requested by Parent (which shall not require any payment by the Company or its Subsidiaries) to facilitate the redemption of the Existing Notes no earlier than the Closing Date (but in all events no earlier than the Effective Time). The Company shall provide Parent with a reasonable opportunity to review and comment on each of the notices and other documents contemplated by this Section 6.05(b) reasonably in advance of their delivery and, after consultation with Parent with respect to any such comments, shall accept such comments that are not unreasonable. Any such Redemption pursuant to this Section 6.05(b) shall be conditioned on the Closing having occurred (or occurring concurrently) and shall be conducted in accordance with the Existing Indenture and Applicable Law.

          (c)   If requested in writing by Parent, (i) the Company shall use its reasonable best efforts to take such further actions as necessary in order to satisfy and discharge the Existing Notes no earlier than the Closing Date (but in all events no earlier than the Effective Time) (the "Satisfaction and Discharge"), (ii) the Company shall deliver an officer's certificate of the Company and use its reasonable best efforts to deliver an opinion of the Company's counsel, in each case, in accordance with the Existing Indenture, to effect the Satisfaction and Discharge and (iii) the Company shall use its reasonable best efforts to provide any other cooperation reasonably requested by Parent (which shall not require any payment by the Company or its Subsidiaries but may include sending notices related to such Satisfaction and Discharge to the Trustee and holders of Notes) to facilitate the Satisfaction and Discharge. Upon completion of the Satisfaction and Discharge (which for the avoidance of doubt, will take place no earlier than the Closing Date), the Company shall use its reasonable best efforts to cause the Trustee to promptly deliver to the Company and Parent an acknowledgement that the Satisfaction and Discharge has been completed. The Company shall provide Parent with a reasonable opportunity to review and comment on each of the notices and other documents contemplated by this Section 6.05(c) reasonably in advance of delivery and, after consultation with Parent with respect to any such comments, shall accept such comments that are not unreasonable. Any such Satisfaction and Discharge pursuant to this Section 6.05(c) shall be conditioned on the Closing having occurred (or occurring concurrently) and shall be conducted in accordance with the Existing Indenture and Applicable Law.

          (d)   As soon as reasonably practicable after the receipt of any written request by Parent to do so, the Company shall use its reasonable best efforts to commence offers to purchase (including any Change of Control Offer (as defined in the Existing Indenture)), redeem or exchange, and to conduct consent solicitations related to any or all of the Existing Notes, on such terms and conditions, including pricing terms and amendments to the terms and provisions of the Existing Indenture, that are specified and requested, from time to time, by Parent and each of which shall be conditioned on, and effective only at or after, the Closing Date (but in all events no earlier than the Effective Time) (each, a "Debt Tender Offer" and collectively, the "Debt Tender Offers"); provided, however, that the Company may be required to enter into a supplemental indenture prior to the Closing that is only operative at or after the Closing. The Company shall, and shall cause its Subsidiaries to, and shall instruct its and its Subsidiaries respective Representatives to, use reasonable best efforts to provide all cooperation reasonably requested by Parent in connection with the Debt Tender Offers, including using reasonable best efforts to provide customary information to Parent to allow Parent to prepare the required offers to purchase, consent solicitation statements, letters of transmittal, supplemental indentures and/or forms of consent and other related documentation. The dealer manager, solicitation agent, information agent, depositary or other agent retained in connection with the Debt Tender Offers shall be selected by Parent. The Company shall (i) waive any of the conditions to the Debt Tender Offers and make any change to the Debt Tender Offers, as may be reasonably requested by Parent (other than any condition related to the occurrence of the Closing or to require effectiveness prior to Closing) and (ii) if reasonably requested in writing by Parent, extend the offer period and consent period applicable to a Debt Tender Offer to a date selected by Parent. Parent shall provide the Company with a reasonable opportunity to review and comment on the notices and other documents delivered in connection with any Debt Tender Offer reasonably in advance of their delivery and, after consultation with the Company with respect to any such comments, accept any such comments that are not unreasonable. Without the written consent of Parent, the Company shall not waive any condition to any Debt Tender Offers or make any changes to any Debt Tender Offer (provided that the Company shall take such actions as it reasonably determines are necessary or advisable to comply with the Existing Revolving Credit Facility, the Existing Term Credit Facility, the Existing Notes and Applicable Law).

          (e)   If requested in writing by Parent, as soon as reasonably practicable after such request, the Company shall, and shall cause its Subsidiaries to, use reasonable best efforts to assist, support and cooperate with Parent, including by making introductions, providing advice and information and, if requested by Parent, attending meetings, to allow Parent to seek an amendment to the Existing Revolving Credit Facility, on behalf of the Company (the "Revolver Amendment"), in order to obtain consent to the Merger and the other transactions hereunder and to effect amendments to the Existing Revolving Credit Facility immediately prior to, and conditional on, the Closing such that the Merger and the other transactions contemplated hereby will not constitute or result in a breach, default, event of default or other similar event or circumstance thereunder (whether as a result of a change of control or otherwise); provided, however, that the Company and its Subsidiaries that are guarantors of the Existing Revolving Credit Facility may be required to enter into such amendment prior to the Closing, it being understood that the Closing shall be a condition to the effectiveness of such amendment. The Company shall, and shall cause each of its Subsidiaries and shall instruct its and their respective Representatives to, use reasonable best efforts to provide all cooperation reasonably requested by Parent in connection with the Revolver Amendment. Parent shall draft documentation associated with the Revolver Amendment and shall provide the Company with a reasonable opportunity to review and comment on the Revolver Amendment and any documentation related thereto reasonably in advance of delivery and, after consultation with the Company with respect to any such comments, to accept any such comments that are not unreasonable.

          (f)    The Company hereby consents to the reasonable and customary use of its and its Subsidiaries' trademarks, service marks and logos in connection with the Financing; provided that such trademarks, service marks and logos are used in a manner that (1) is consistent with the manner in which the Company has used its trademarks, service marks and logos in connection with past financings and (2) is not intended to nor reasonably likely to harm or disparage the Company or its Subsidiaries (it being understood that any such use of such trademarks, service marks and logos shall fall within fair use principles under Applicable Law and nothing herein shall be construed as a trademark license in respect of such use).

          (g)   Notwithstanding anything to the contrary in this Section 6.05, until the Effective Time, neither the Company nor any of its Subsidiaries, nor any of their respective Representatives shall:

              (i)  unless funded in advance by Parent, be required to pay any commitment or other similar fees under the Financing, the Revolver Amendment, the Redemption or Satisfaction and Discharge or any Debt Tender Offers;

             (ii)  be required to enter into any definitive agreement (other than the supplemental indentures, amendments, and redemption documents described above as to be entered into prior to the Closing) or have any liability or any obligation under any certificate, document, instrument, credit agreement or any related document or any other agreement or document related to the Financing (other than the authorization letters described in clause (a)(vi) above); or

            (iii)  unless promptly reimbursed by Parent, be required to incur any other fees or expenses in connection with the Financing, the Revolver Amendment, the Redemption or Satisfaction and Discharge or any Debt Tender Offers.

          (h)   Parent shall (i) promptly, upon written request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs (including reasonable attorneys', accountants, consultants, agents, investment banks and other representative's costs and fees) incurred by the Company or any of its Subsidiaries in connection with their respective obligations pursuant to, and in accordance with, this Section 6.05, and (ii) indemnify and hold harmless the Company and its Subsidiaries and their respective Representatives from and against all damages, losses, liabilities or reasonable costs and reasonable expenses suffered or reasonably incurred by any of them in connection with the arrangement of the Financing, the Revolver Amendment, the Satisfaction and Discharge, any Debt Tender Offers, any information used in connection therewith (other than information provided by or on behalf of the Company or any of its Subsidiaries) and all other actions taken by the Company, its Subsidiaries and their respective Representatives pursuant to this Section 6.05, except to the extent such damages, losses, costs, Liabilities or expenses are determined by a final, non-appealable judgment of a court of competent jurisdiction to have arisen out of or resulted from the material breach of this Section 6.05 by the Company or any of its Subsidiaries or willful misconduct of the Company or any of its Subsidiaries; provided that, notwithstanding the foregoing, it is understood and agreed that the Company shall promptly repay to Parent any amounts reimbursed or indemnified by Parent in favor of the Company, its Subsidiaries or their respective Representatives if it is finally determined as aforesaid that the Company would not be entitled to indemnification for such amounts pursuant to this sentence.

          (i)    Parent and Merger Subsidiary acknowledge and agree that neither the obtaining nor the consummation of any of the Financing, the Revolver Amendment or any Debt Tender Offer is a condition to the Closing. For the avoidance of doubt, if any of the Financing, the Revolver Amendment, the Redemption or Satisfaction and Discharge or any Debt Tender Offer has not been obtained or consummated prior to the Closing, Parent and Merger Subsidiary shall continue to be obligated, subject to the fulfillment or waiver of the conditions set forth in Article 9 (including Section 9.02(b) with respect to the Company not having breached or failed to perform in all material respects any of its obligations under clauses (a)-(h) of this Section 6.05), to consummate the Merger and the other transactions to occur at the Closing in accordance with this Agreement (it being understood that nothing in this Section 6.05(i) shall be construed to operate as a waiver of any breach by the Company of any of the covenants in this Section 6.05 or the conditions set forth in Section 9.02(b)).

        Section 6.06    Director Resignations.     Prior to the Closing, the Company shall use its reasonable best efforts to deliver to Parent written resignations executed by each director of the Company in office immediately prior to the Effective Time, which resignations shall be effective at the Effective Time and which resignations shall not have been revoked.

        Section 6.07    Takeover Laws.     If any Takeover Law is or may become applicable to the Merger or the other transactions contemplated by this Agreement, the Company and the Company's Board of Directors shall use its reasonable best efforts to grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

        Section 6.08    Stock Exchange De-listing; 1934 Act Deregistration.     Prior to the Effective Time, the Company shall cooperate with Parent and use its commercially reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under Applicable Law and rules and policies of the NYSE, Euronext and SEC to enable the de-listing by the Surviving Corporation of the Company Stock from the NYSE and Euronext and the deregistration of the Company Stock under the 1934 Act as promptly as practicable after the Effective Time.

        Section 6.09    Certain Integration Matters.     From the date hereof until the Effective Time and subject to Applicable Law, the Company shall cooperate in all reasonable respects with Parent in its planning to integrate the activities, business, operations, personnel, policies and programs of the Company and its Subsidiaries with those of Parent and its Affiliates.

ARTICLE VII

COVENANTS OF PARENT

        Parent agrees that:

        Section 7.01    Conduct of Parent.     Parent shall not, and shall cause its Subsidiaries not to, from the date of this Agreement to the Effective Time, take any action that is intended to, individually or in the aggregate, prevent, materially delay or materially impede the ability of Parent and Merger Subsidiary to consummate the Merger or the other transactions contemplated by this Agreement, including the Financing; provided, that this Section 7.01 shall not limit or restrict Parent from exercising any of its rights under this Agreement.

        Section 7.02    Obligations of Merger Subsidiary.

          (a)   Parent shall take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

          (b)   In the event that this Agreement has not been adopted by the sole stockholder of Merger Subsidiary at the execution and delivery of this Agreement, as promptly as practicable after such execution and delivery, Parent, as sole stockholder of Merger Subsidiary, shall take action by written consent to adopt this Agreement.

        Section 7.03    Voting of Shares.     Parent shall vote all shares of Company Stock beneficially owned by it or any of its Subsidiaries in favor of adoption of this Agreement at the Company Stockholder Meeting.

        Section 7.04    Director and Officer Liability.     Parent shall, and shall cause the Surviving Corporation to, and the Surviving Corporation hereby agrees to, do the following:

          (a)   For six years after the Effective Time, Parent and the Surviving Corporation shall indemnify and hold harmless the present and former officers and directors of the Company and its Subsidiaries (each, an "Indemnified Person") in respect of acts or omissions occurring at or prior to the Effective Time to the fullest extent permitted by Delaware Law or any other Applicable Law and provided under the Company's certificate of incorporation or bylaws in effect on the date hereof. In the event of any threatened or pending claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative and whether formal or informal (each, a "Proceeding") to which an Indemnified Person is a party or with respect to which an Indemnified Person is otherwise involved (including as a witness), arising in whole or in part out of or pertaining in whole or in part to the fact that the Indemnified Person is or was an officer, director, employee, fiduciary or agent of the Company or any of its Subsidiaries or is or was serving at the request of the Company as such for another enterprise (including any Proceeding arising out of or pertaining to matters occurring or existing or alleged to have occurred or existed, or acts or omissions occurring or alleged to have occurred, at or prior to the Effective Time, or arising out of or pertaining to this Agreement and the transactions and actions contemplated hereby), (x) Parent shall, or shall cause the Surviving Corporation to, advance fees, costs and expenses (including such reasonable attorney's fees and disbursements whether or not Parent elects to control the defense of any relevant Proceeding) incurred by each Indemnified Person in connection with and prior to the final disposition of such Proceedings, such fees, costs and expenses (including such reasonable attorney's fees and disbursements) to be advanced within ten Business Days of receipt by Parent from the Indemnified Person of a request therefor; provided that any person to whom expenses are advanced provides a written undertaking to repay such advances if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to indemnification and (y) Parent and the Surviving Corporation shall cooperate in the defense of any such matter. In the event any claim for indemnification is asserted or made by any Indemnified Person pursuant to this Section 7.04, any determination required to be made with respect to whether such Indemnified Person's conduct complies with the standards under Delaware Law and other Applicable Law, the Surviving Corporation's certificate of incorporation or bylaws shall be made by an appropriate court or tribunal (it being understood and agreed that the burden of proof shall be on Parent and the Surviving Corporation to establish that such Indemnified Person did not so comply). In the event any Proceeding is brought against any Indemnified Person and in which indemnification could be sought by such Indemnified Person under this Section 7.04, (i) the Surviving Corporation shall have the right to control the defense thereof after the Effective Time, (ii) each Indemnified Person shall be entitled to retain his or her own counsel, whether or not the Surviving Corporation shall elect to control the defense of any such Proceeding, and (iii) no Indemnified Person shall be liable for any settlement effected without his or her prior express written consent.

          (b)   For six years after the Effective Time, Parent shall cause to be maintained in effect provisions in the Surviving Corporation's certificate of incorporation and bylaws (or in such documents of any successor to the business of the Surviving Corporation) regarding elimination of liability of directors, indemnification of officers and directors and advancement of expenses that are no less advantageous to the intended beneficiaries than the corresponding provisions in existence on the date of this Agreement.

          (c)   From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation and its Subsidiaries to honor and comply with their respective obligations under any indemnification agreement with any Indemnified Person, and not amend, repeal or otherwise modify any such agreement in any manner that would adversely affect any right of any Indemnified Person thereunder.

          (d)   Prior to the Effective Time, the Company shall or, if the Company is unable to, Parent shall, and shall cause the Surviving Corporation as of the Effective Time to, obtain and fully pay the premium for the non-cancellable extended reporting or discovery period for the Company's existing directors' and officers' insurance policies and the Company's existing fiduciary liability insurance policies (collectively, "D&O Insurance"), in each case for a claims reporting or discovery period of at least six years from and after the Effective Time with respect to claims arising from facts or events that occurred on or before the Effective Time (whether asserted or claimed prior to, at or after the Effective Time) from an insurance carrier with the same or better credit rating as the Company's current insurance carrier with respect to D&O Insurance with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company's existing policies with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against a director or officer of the Company or any of its Subsidiaries by reason of him or her serving in such capacity that existed or occurred at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby); provided that in no event shall Parent or the Surviving Corporation be required to pay with respect to such "tail" insurance of more than 300% of the aggregate annual premium most recently paid by the Company prior to the date of this Agreement, which amount is set forth in Section 7.04(d) of the Company Disclosure Schedule, (the

  "Maximum Amount"). If the Company or the Surviving Corporation for any reason fail to obtain such "tail" insurance policies as of the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, continue to maintain in effect, for a period of at least six years from and after the Effective Time, the D&O Insurance in place as of the date hereof with the Company's current insurance carrier or with an insurance carrier with the same or better credit rating as the Company's current insurance carrier with respect to D&O Insurance with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company's existing policies as of the date hereof; provided that in no event shall Parent or the Surviving Corporation be required to expend for such policies pursuant to this sentence an annual premium amount in excess of the Maximum Amount; and provided, further, that if the premium of such insurance coverage exceeds such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available, with respect to matters occurring prior to the Effective Time, for a cost not exceeding such amount.

          (e)   Notwithstanding anything herein to the contrary, if an Indemnified Person is a party to or is otherwise involved (including as a witness) in any Proceeding (whether arising before, at or after the Effective Time) on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 7.04 shall continue in effect until the final disposition of such Proceeding.

          (f)    If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 7.04.

          (g)   The rights of each Indemnified Person under this Section 7.04 shall be in addition to any rights such Person may have under the certificate of incorporation or bylaws of the Company or any of its Subsidiaries, under Delaware Law or any other Applicable Law or under any agreement of any Indemnified Person with the Company or any of its Subsidiaries. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person.

        Section 7.05    Employee Matters.

          (a)   Parent shall, and shall cause its Affiliates (including the Company and its Subsidiaries) to, provide to each Company Employee who is employed immediately prior to the Closing and who remains in the employ of Parent, the Company or any of its Subsidiaries after the Closing (each such individual, a "Continuing Employee") (i) for a period of 24 months following the Closing Date, a base salary or wage rate and annual target bonus opportunity that are no less favorable than the base salary or wage rate and annual target bonus opportunity pursuant to the Management Incentive Plan or Sales Incentive Plan, as applicable to which such Continuing Employee was entitled immediately prior to the Closing and (ii) for a period of 12 months following the Closing Date, with employee benefits (excluding other short term and long term cash or equity incentives) that are substantially comparable, in the aggregate, to those provided to such Continuing Employee immediately prior to the Closing.

          (b)   For a period of 24 months following the Closing, Parent shall maintain the employee severance protections set forth in Section 7.05(b) of the Company Disclosure Schedule.

          (c)   Parent shall, and shall cause its Affiliates (including the Company and its Subsidiaries) to, use reasonable best efforts to cause any employee benefit plans established, maintained or contributed to by Parent or any of its Affiliates that cover any of the Continuing Employees following the Closing (collectively, the "Parent Plans") to (i) recognize the pre-Closing service of participating Continuing Employees with the Company for all purposes of vesting, eligibility and benefit entitlement (other than for benefit accrual purposes under defined benefit pension plans and retiree medical plans), except to the extent such service credit would result in a duplication of benefits for the same period, (ii) waive any pre-existing condition limitations for participating Continuing Employees to the same extent waived under analogous Company Employee Plans and (iii) provide credit to each participating Continuing Employee under the applicable Parent Plan for amounts paid by the Continuing Employee prior to the Closing during the year in which the Closing occurs under any analogous Company Employee Plan during the same period for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms of such Parent Plan.

          (d)   Parent shall cause the Company and its Subsidiaries to continue to credit under any applicable Parent Plans each Continuing Employee for all vacation and personal holiday pay that such Continuing Employee is entitled to use but has not used as of the Closing to the extent reflected in the books and records of the Company or its Subsidiaries or otherwise disclosed to Parent.

          (e)   Promptly after the date of this Agreement, the Company shall take all actions necessary or required under the Company's 2012 Employee Stock Purchase Plan (the "ESPP") to, (i) ensure that no offering period, except for the offering period in effect under the ESPP on the date of this Agreement and any offering period that commences prior to January 1, 2017 under the terms of the ESPP as in effect as of the date hereof, shall be authorized or commenced on or after the date of this Agreement and (ii) contingent on the Effective Time, with respect to the offering period, if any, in effect under the ESPP that is scheduled to end on or after the Closing Date, establish a date (which date shall be not later than five Business Days prior to the Closing Date) as the final purchase date under the ESPP. The Company shall cause the amount credited to each participant's account under the ESPP on such final purchase date to be applied to purchase the number of shares of Company Stock that could be purchased with such amount on such date pursuant to the ESPP. The Company shall terminate the ESPP in its entirety effective as of the Effective Time, contingent upon the occurrence of the Effective Time. Prior to the Effective Time, the Company shall take all actions (including, in appropriate, amending the terms of the ESPP) that are necessary to give effect to the transactions contemplated by this Section 7.05(e).

          (f)    With respect to the performance period in effect under the Company's Management Incentive Plan and Sales Incentive Plan as of the Closing Date, the Company shall pay to each participant in each such plan (on or as soon as practicable after the Closing Date) the pro-rata portion of the amount that would have been earned by such participant for such performance period, based on performance achieved through the Closing Date, as determined by the Company in the ordinary course of business consistent with past practice. In addition, if the Closing Date occurs after the end of a performance period under the Company's Management Incentive Plan or Sales Incentive Plan and prior to the date on which the payments for such performance period are made under such plan, Parent shall make a payment for such performance period to each participant in such plan in an amount determined in accordance with the terms of such plan in the ordinary course of business consistent with past practice as soon as practicable following the completion of the Company's audited consolidated financial statements for the year of such performance period based on the achievement of the applicable performance goals; provided that Parent shall not exercise any discretionary authority under such plan to reduce the amount of such payment.

          (g)   With respect to the calendar year in which the Closing Date occurs, the Company shall make a profit sharing contribution to the account of each participant in the Company's Employee Savings Plan and Supplemental Savings Plan (each, a "Savings Plan") , as applicable, in an amount equal to the pro-rata portion of the amount of the profit sharing contribution that would have been made for such participant under such Savings Plan for such year, based on performance achieved through the Closing Date, as determined by the Company. In addition, if the Closing Date occurs after the end of a calendar year and prior to the date on which profit sharing contributions for such calendar year are made to a Savings Plan, Parent shall make a profit sharing contribution to the account of each participant in such Savings Plan as soon as practicable following the completion of the Company's audited consolidated financial statements for such calendar year in an amount determined based on the achievement of the applicable performance goals. Effective as of immediately prior to the Effective Time and contingent on the occurrence of the Closing, the Company shall terminate (or cause to be terminated) all Company Employee Plans that are intended to be qualified under Section 401(a) of the Code and include a cash or deferred arrangement (a "Company 401(k) Plan") (unless Parent provides written notice to the Company no later than 15 Business Days prior to the Effective Time that any such Company 401(k) Plan shall not be terminated). Unless Parent provides such written notice to the Company, and in no event later than three Business Days prior to the Effective Time, the Company shall provide Parent with evidence that such Company 401(k) Plan(s) have been terminated (effective no later than immediately prior to the Effective Time and contingent on the Closing) pursuant to resolutions of the Company's Board of Directors. The form and substance of such resolutions shall be subject to reasonable review by Parent. In the event of such termination, Parent agrees to cause a 401(k) plan sponsored by Parent or one of its Subsidiaries to accept a "direct rollover" from such Company 401(k) Plan of the account balances (including promissory notes evidencing all outstanding loans) of all Continuing Employees if such rollover is elected in accordance with Applicable Law by a Continuing Employee. The parties shall cooperate to take whatever actions are necessary to permit each participant in the Company 401(k) Plan who has an outstanding loan balance under the Company 401(k) Plan on the date the Company 401(k) Plan is terminated to continue to make loan payments to the Company 401(k) Plan pending the distribution and rollover of his or her account, as described in the previous sentence.

          (h)   The Company and Parent shall, and shall cause their respective Subsidiaries to, comply with any required notice to, or engage in any required consultation with, any labor union, works council or other labor organization, pursuant to any Collective Bargaining Agreement to which any of the Company or its Subsidiaries is a party to or bound, or pursuant to Applicable Law. The parties agree to work together in good faith to consult with or obtain the consent of any labor or trade union, works council or other employee representative body as may be required to consummate the transactions contemplated hereby.

          (i)    Notwithstanding anything to the contrary, following the Effective Time, the terms and conditions of employment for any Continuing Employee whose employment is subject to a Collective Bargaining Agreement shall be governed by such Collective Bargaining Agreement until its expiration, modification or termination in accordance with its terms and Applicable Law.

          (j)    Without limiting the generality of Section 11.06(a), nothing in this Section 7.05, express or implied, (i) is intended to or shall confer upon any Person, other than the parties hereto, including any Continuing Employee, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, (ii) shall establish, or constitute an amendment, termination or modification of, or an undertaking to amend, establish, terminate or modify, any benefit plan, program, agreement or arrangement, (iii) shall alter or limit the ability of Parent, the Company or any of their respective Subsidiaries to amend, modify or terminate any benefit plan, program, agreement or arrangement at any time assumed, established, sponsored or maintained by any of them or (iv) shall create any obligation on the part of Parent or its subsidiaries (or, following Effective Time, the Company or any of its Subsidiaries) to employ or engage any individual, including any Continuing Employee, for any period following the Closing Date.]

        Section 7.06    Parent Financing.

          (a)   Parent shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to obtain the Financing at or prior to the Effective Time, in an amount sufficient, taking into account available cash and currency swap agreements (including proceeds of Financings to be received on or prior to the Closing Date) to consummate the transactions contemplated by this Agreement and for Parent to pay all fees and expenses payable by Parent and Merger Subsidiary in connection with the transactions contemplated by this Agreement.

          (b)   Parent and Merger Subsidiary shall give the Company prompt notice if Holdco receives written notice or other written communication from the lenders party to the Credit Agreement of any termination of the commitments under the Credit Agreement (other than with respect to any Financing or asset sales which reduce commitments under the Credit Agreement in accordance with its terms).

          (c)   In the event that all or any portion of the Credit Agreement becomes unavailable to consummate the Financing, other than as a result of receipt of proceeds from other Financings or asset sales (to the extent such proceeds, cash equivalents or other short term liquid investments remain on Parent's balance sheet), (i) Parent shall promptly notify the Company, and (ii) if Parent will not otherwise have access to funds in an amount sufficient to consummate the transactions contemplated by this Agreement and for Parent to pay all fees and expenses payable by Parent and Merger Subsidiary in connection with the transactions contemplated by this Agreement, Parent and/or its Affiliates, shall use its reasonable best efforts to, as promptly as practicable but no later than prior to the End Date, take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, or customary to arrange and obtain, and to negotiate and obtain definitive commitments with respect to, alternative financing from the same or alternative sources (the "Alternative Financing") (i) in an amount sufficient to consummate the transactions contemplated by this Agreement and for Parent to pay all fees and expenses payable by Parent and Merger Subsidiary in connection with the transactions contemplated by this Agreement, including the Alternative Financing and (ii) that would not impose new or additional conditions precedent to funding such Alternative Financing that are more restrictive in any material respects than those contained in the Credit Agreement.

ARTICLE VIII

COVENANTS OF PARENT AND THE COMPANY

        The parties hereto agree that:

        Section 8.01    Regulatory and Other Undertakings.

          (a)    Reasonable Best Efforts.    Subject to the terms and conditions of this Agreement (including Section 8.01(g)), the Company and Parent shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law to consummate, as soon as reasonably practicable, the transactions contemplated by this Agreement, including (i) preparing and filing as promptly as practicable with any Governmental Authority or other Third Party all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any Governmental Authority or other Third Party that are necessary, proper or advisable to consummate the transactions contemplated by this Agreement; provided that the obligations set forth in this sentence shall not be deemed to have been breached as a result of actions by the Company or its Subsidiaries permitted by Section 6.04.

          (b)    Competition Filings and General Cooperation.    In furtherance and not in limitation of the foregoing (but subject to Section 8.01(g)), each of Parent and the Company shall make required filings pursuant to applicable Competition Laws (which filings, including the exhibits thereto, need not be shared or otherwise disclosed to the other party, except to outside legal counsel of the other party and to the persons identified on Section 8.01(b) of the Company Disclosure Schedule (such persons, the "Clean Team"), to the extent reasonably necessary or advisable to help facilitate completion of filing requirements), including (i) within 15 Business Days of the date hereof, unless otherwise agreed in writing by the Company and Parent, the filing of a Notification and Report Form pursuant to the HSR Act and any required filing pursuant to the Competition Laws of the United States and (ii) as promptly as reasonably practicable after the date hereof, any required filings pursuant to the Competition Laws of Brazil, the People's Republic of China, the European Union, India, Japan and South Korea (collectively, the "Specified Competition Laws"), in each case, with respect to the transactions contemplated by this Agreement. Subject to the terms and conditions of this Agreement (including Section 8.01(g)), each of Parent and the Company shall (x) supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act and any other applicable Competition Laws and shall take all other reasonable actions necessary or desirable to cause the expiration or termination of the applicable waiting periods under the HSR Act and any Specified Competition Laws as soon as reasonably practicable, (y) comply at the earliest reasonably practicable date with any request for additional information, documents or other materials received by such party from the U.S. Federal Trade Commission or the Antitrust Division of the U.S. Department of Justice under the HSR Act or from any other Governmental Authority under any Competition Laws in respect of any such filings or such transactions and (z) reasonably cooperate with the other party in connection with any such filings (including, if requested by the other party, to accept such reasonable additions, deletions or changes suggested by the other party in connection therewith) and in connection with resolving any investigation or other inquiry of any such agency or other Governmental Authority under any Competition Laws. Subject to Applicable Law relating to the exchange of information, Parent and the Company shall provide outside legal counsel for the other party and the Clean Team with a reasonable opportunity to review in advance, and consider in good faith the views of the other party in connection with, any proposed notifications or filings and any written communications or submissions, and with respect to any such notification, filing, written communication or submission, any documents submitted therewith to any Governmental Authority; provided, that materials may be redacted or withheld (A) as necessary to comply with contractual agreements and Applicable Law, (B) as necessary to address reasonable privilege or confidentiality concerns (it being understood that trade secrets or other confidential intellectual property shall be shared between the parties on an outside counsel only basis) and (C) to remove references concerning the valuation of the Company and its Subsidiaries (it being understood that the terms of this proviso shall in no way limit the information that would be required by this Agreement to be shared with any Governmental Authority).

          (c)    Information.    Subject to Applicable Law and Section 8.01(a) and Section 8.01(b) , the Company and Parent each shall, upon reasonable written request by the other, use reasonable best efforts to furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any analysis, statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any Third Party and/or any Governmental Authority in connection with the Merger and the transactions contemplated by this Agreement, including under the HSR Act, the Specified Competition Laws, and any applicable filings with CFIUS or any other Governmental Authority; provided, that materials may be redacted or withheld

  (i) as necessary to comply with contractual agreements and Applicable Law, (ii) as necessary to address reasonable privilege or confidentiality concerns (it being understood that trade secrets or other confidential intellectual property shall be shared between the parties on an outside counsel only basis) and (iii) to remove references concerning the valuation of the Company and its Subsidiaries (it being understood that the terms of this proviso shall in no way limit the information that would be required by this Agreement to be shared with any Governmental Authority).

          (d)    Status.    Subject to Applicable Law, to the extent reasonably practicable, the Company and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices and other written communications and summaries of material oral communications (for the avoidance of doubt, excluding those pertaining to scheduling or ministerial matters) received by Parent or the Company, as the case may be, or any of their respective Subsidiaries, from any Governmental Authority with respect to the Merger and the other transactions contemplated by this Agreement. Except as required by Applicable Law or by a Governmental Authority, each of the Company and Parent shall not permit, to the extent reasonably practicable, any of its officers or any other Representatives to participate in any meeting with any Governmental Authority in respect of any filings, investigation or other inquiry with respect to the Merger and the other transactions contemplated by this Agreement unless it consults with the other party in advance and, to the extent permitted by such Governmental Authority, gives the other party the opportunity to attend and participate thereat; provided that, with respect to any meeting the subject matter of which is any agreement, arrangement or undertaking or understanding with any Governmental Authority with respect to the matters described in clause (g) of this Section 8.01 that relate to clearances under the HSR Act and Specified Competition Laws, Parent and its officers and Representatives may attend such meetings alone after which Parent or its counsel shall promptly report thereon to the Company and its counsel.

          (e)    CFIUS Filing.    In furtherance and not in limitation of Section 8.01(a) and Section 8.01(b) and subject to Section 8.01(g), Parent and the Company shall use their reasonable best efforts to cooperate to (i) promptly pre-file and subsequently file with CFIUS a joint voluntary notice regarding the Merger pursuant to the DPA (the "CFIUS Filing") and (ii) timely respond to any questions posed by CFIUS during the pre-filing period or CFIUS's review or investigation of the Merger. Parent and the Company shall each use reasonable best efforts to promptly provide all necessary information for the CFIUS Filing, to complete the CFIUS Filing in a timely manner and to timely respond to any requests by CFIUS for additional information, and shall each use reasonable best efforts to keep the other generally apprised of communications with, and requests for additional information from CFIUS. Subject to Applicable Law or requests of CFIUS, Parent and the Company shall provide outside legal counsel for the other party and the Clean Team with a reasonable opportunity to review in advance, and consider in good faith the views of the other party in connection with, the CFIUS Filing and any written communications or submissions, and with respect to any such notification, filing, written communication or submission, any documents submitted therewith to CFIUS; provided, that materials may be redacted or withheld (i) as necessary to comply with contractual agreements and Applicable Law, (ii) as necessary to address reasonable privilege or confidentiality concerns (it being understood that trade secrets or other confidential intellectual property shall be shared between the parties on an outside counsel only basis) and (iii) to remove references concerning the valuation of the Company and its Subsidiaries (it being understood that the terms of this proviso shall in no way limit the information that would be required by this Agreement to be shared with CFIUS or any other Governmental Authority). Subject to Applicable Law, the reasonable requests of CFIUS and timing considerations, the Company and Parent will consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of the Company or Parent relating to CFIUS proceedings.

          (f)    ITAR Filing.    In furtherance and not in limitation of Section 8.01(a) and Section 8.01(b) and subject to Section 8.01(g), at the direction of Parent, the Company shall timely submit an appropriate filing with or notice (the "ITAR Filing") to the Directorate of Defense Trade Controls ("DDTC") of ITAR. The Company shall draft and submit the ITAR Filing, but shall permit Parent to review, prior to submission, the ITAR Filing and the Company shall consider in good faith the written comments of Parent on the ITAR Filing and all documents and submission materials relating thereto. Parent and the Company hereby agree promptly to provide and cause their respective Affiliates to provide to the other party or to the DDTC, as appropriate, all information and other assistance necessary to prepare and timely submit the ITAR Filing in accordance with this Section 8.01(f) and to respond to any questions posed by DDTC.

          (g)    Certain Obligations and Limitations.    Subject to the terms of this Section 8.01(g), if any objections are asserted with respect to the Merger or the other transactions contemplated by this Agreement under the HSR Act or any other Specified Competition Law or any other Applicable Law, or if any Proceeding is instituted or threatened by any Governmental Authority or any private party challenging any of the transactions contemplated by this Agreement as violative of any Competition Law or other Applicable Law, each of Parent and the Company shall, and shall cause its Affiliates to, use their respective reasonable best efforts to resolve such objections as promptly as reasonably practicable. In furtherance of the foregoing and to procure as promptly as reasonably practicable clearance from Governmental Authorities reviewing the Merger and the other transactions contemplated by this Agreement, Parent and the Company shall, and shall cause their Subsidiaries and Affiliates to, use their respective reasonable best efforts to take all actions in connection therewith, including (i) agreeing to hold separate or to divest any of the businesses or properties or assets of Parent, the Company or any of their Affiliates, (ii) terminating any existing relationships and contractual rights and obligations; (iii) terminating any venture or other arrangement; (iv) creating any relationship, contractual rights or obligations of Parent or the Company of any of their Affiliates; (v) effectuating any other change or restructuring of Parent, the Company or any of their Affiliates, (vi) opposing, including through litigation and reasonable available avenues of appeal, (1) any administrative or judicial action or proceeding that is initiated or threatened to be initiated challenging this Agreement or the consummation of the Merger or the other transactions contemplated hereby and (2) any request for, the entry of, and seek to have vacated or terminated, any order that would restrain, prevent or materially delay the consummation of the transactions contemplated hereby, in the case of (1) and (2) as may be required in order to resolve any objections as a Governmental Authority may have to such transactions under any Competition Law or any other Applicable Law and/or to avoid the entry of, or to effect the dissolution, vacating, lifting, altering or reversal of, any order that has the effect of restricting, preventing or prohibiting the consummation of the transactions contemplated by this Agreement; and (vii) commencing any Action before any court or other applicable Governmental Authority, and pursuing all reasonable available avenues of appeal thereto, as may be required in order to (1) resolve any objections as a Governmental Authority may have to such transactions under any Competition Law or any other Applicable Law and (2) avoid the entry of, or to effect the dissolution, vacating, lifting, altering or reversal of, any order that has the effect of restricting, preventing or prohibiting the consummation of the transactions contemplated by this Agreement; provided, that nothing in this Agreement shall require or be construed to require Parent or its Subsidiaries to commit to any undertaking, divestiture, license or hold separate or similar arrangement or conduct of business arrangement or to terminate or modify any relationships, rights or obligations or to do any other act or refrain from any act, to the extent such commitment, divestiture, license, hold separate, arrangement, termination, modification or action or refraining from action would, individually or in the aggregate, reasonably be expected to have a material adverse effect on Parent, the Company and their respective Subsidiaries, taken as a whole (it being understood that for such purpose Parent, the Company and their respective Subsidiaries, taken as a whole, shall be deemed to be the size of the Company and its Subsidiaries, taken as a whole prior to the Merger).

          (h)    Strategy.    Parent shall have the principal but not sole responsibility for devising and implementing the strategy for obtaining any necessary antitrust, competition or CFIUS clearances; provided, however, each party shall consult with the other party and consider in good faith the views of the other party in devising and implementing the strategy for obtaining and necessary antitrust, competition or CFIUS clearances and prior to entering into any agreement, arrangement, undertaking or understanding with any Governmental Authority relating to any Competition Law or the DPA; provided, further, that subject to its other undertakings in this Section 8.01, the final determination as to the appropriate course of conduct with respect to any agreement, arrangement, undertaking or understanding with any Governmental Authority with respect to the matters described in clause (g) of this Section 8.01 shall be made by Parent.

          (i)    Pre-Closing Actions.    Nothing in this Section 8.01 shall require the Company, Parent or their respective Subsidiaries to (i) license, hold separate or divest any business or asset, (ii) terminate or modify any relationships, rights or obligations, (iii) make any joint venture (iv) create any business relationship, (v) effectuate any restructuring conduct of business agreement or other undertaking or (vi) agree to do any of the foregoing, unless in each case the effectiveness of such agreement or action is conditioned upon Closing.

          (j)    State Environmental Filings.    To the extent that any Transaction-Triggered Environmental Requirements are triggered by the transactions contemplated hereby, the Company shall as promptly as reasonably practicable after the execution of this Agreement provide written notification to Parent of each real property or facility subject to such requirements. The Company or the relevant Subsidiary, as the case may be, shall use commercially reasonable efforts to take all necessary actions to comply with any Transaction-Triggered Environmental Requirements within the timeframes required by the applicable Environmental Law giving rise to such requirements, in each case, in all material respects.

          (k)    Material Contract Consents.    The Company shall, if and to the extent requested by Parent, use commercially reasonable efforts to seek all necessary or appropriate consents, waivers and approvals under any Material Contracts and other Contracts to which the Company or any of its Subsidiaries is a party in connection with this Agreement and the consummation of the transactions contemplated hereby so as to maintain and preserve the benefits under such Material Contracts and other Contracts following the consummation of the transactions contemplated by this Agreement. Notwithstanding anything to the contrary herein, the Company shall not, unless requested by Parent, and in no event prior to the Effective Time, be required to pay any consent or other similar fee, or other similar payment or other consideration (including increased rent or other similar payments) to obtain the consent, waiver or approval of any Person under any such Material Contract or other Contract. Parent and Merger Subsidiary acknowledge and agree that obtaining any consent under any Material Contract or other Contract is not a condition to the Closing.

        Section 8.02    Certain Filings.

          (a)   The Company and Parent shall cooperate with one another (i) in connection with the preparation of the Proxy Statement, (ii) except with respect to Taxes, in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (iii) in taking such actions or making any such filings, furnishing information required in connection therewith or with the Proxy Statement and seeking timely to obtain any such actions, consents, approvals or waivers.

          (b)   Parent and its counsel shall be given a reasonable opportunity to review and comment on the Proxy Statement each time before it is filed with the SEC, and the Company shall give reasonable and good faith consideration to any comments made by Parent and its counsel. The Company shall provide Parent and its counsel with (i) any comments or other communications, whether written or oral, that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Proxy Statement promptly after receipt of those comments or other communications and (ii) a reasonable opportunity to participate in the Company's response to those comments and to provide comments on that response (to which reasonable and good faith consideration shall be given), including by participating with the Company or its counsel in any discussions or meetings with the SEC to the extent permitted by the SEC. The Company shall (i) use its reasonable best efforts (with the reasonable assistance of Parent) to promptly provide responses to the SEC with respect to all comments received on the Proxy Statement from the SEC or the staff of the SEC, (ii) use its reasonable best efforts to have the Proxy Statement cleared by the staff of the SEC as soon as reasonably practicable after the date hereof (subject to the reasonable cooperation of Parent in connection therewith) and (iii) cause the definitive Proxy Statement to be mailed promptly after the date the SEC staff advises that it has no further comments thereon or that the Company may commence mailing the Proxy Statement.

        Section 8.03    Public Announcements.     Except in connection with actions taken pursuant to and in accordance with Section 6.04(c) or at any time following an Adverse Recommendation Change, Parent and the Company shall consult with each other before issuing any press release, having any communication with the press (whether or not for attribution), making any other public statement or scheduling any press conference or conference call with investors or analysts with respect to this Agreement or the transactions contemplated hereby (other than any press release, communication, public statement, press conference or conference call which has a bona fide purpose that does not relate to this Agreement or the transactions contemplated hereby and in which this Agreement and the transactions contemplated hereby are mentioned only incidentally) and, except in respect of any public statement or press release as may be required by Applicable Law or any listing agreement with or rule of any national securities exchange or association, shall not issue any such press release or make any such other public statement or schedule any such press conference or conference call without the prior written consent of the other (which consent shall not be unreasonable withheld, conditioned or delayed). Notwithstanding the foregoing, after the issuance of any press release or the making of any public statement with respect to which the foregoing procedures have been followed, either party may issue such additional publications or press releases and make such other customary announcements without consulting with any other party hereto so long as such additional publications, press releases and announcements do not disclose any non-public information regarding the transactions contemplated by this Agreement beyond the scope of the disclosure included in the press release or public statement with respect to which the other party had been consulted and consented. Notwithstanding the foregoing, Holdco may issue an ad-hoc notice pursuant to Article 17 Para. 1 of the German MAR (Market Abuse Regulation), as amended, without consulting with, or obtaining the prior consent of, the Company; provided, however, Parent shall not, and shall cause Holdco and its other Affiliates not to, issue an ad-hoc notice if and as long as, in the judgment of Holdco, a self-exception pursuant to Art. 17 Para. 4 of the German MAR remains legally available. To the extent permitted by Applicable Law, Parent shall provide the Company written notice prior to any such issuance, which notice shall include the text of the ad-hoc notice.

        Section 8.04    Further Assurances.     At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

        Section 8.05    Notices of Certain Events.     Each of the Company and Parent shall promptly notify the other of:

          (a)   any written notice or other written communication from any Person alleging that the consent of such Person is required in connection with the transactions contemplated by this Agreement;

          (b)   any material written notice or other material written communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

          (c)   any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened in writing against the Company or any of its Subsidiaries or Parent and any of its Subsidiaries, as the case may be, that relate to the consummation of the transactions contemplated by this Agreement.

        Section 8.06    Section 16 Matters.     Prior to the Effective Time, the Company shall take such steps as may be reasonably required to cause any dispositions of Company Stock (including derivative securities with respect to Company Stock) by each individual who is subject to the reporting requirements of Section 16(a) of the 1934 Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the 1934 Act.

        Section 8.07    Stockholder Litigation.     The Company shall give Parent the reasonable opportunity to participate in the defense or settlement of any stockholder litigation against the Company and/or its directors arising after the date hereof as a result of the transactions contemplated by this Agreement, and unless such settlement is solely for monetary damages entirely paid for with proceeds of insurance (other than the deductible under insurance policy(ies) in effect as of the date hereof), no such settlement shall be agreed to without Parent's prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

ARTICLE IX

CONDITIONS TO THE MERGER

        Section 9.01    Conditions to the Obligations of Each Party.     The obligations of the Company, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction or written waiver of the following conditions:

          (a)   the Company Stockholder Approval shall have been obtained in accordance with Delaware Law;

          (b)   no restraining order, preliminary or permanent injunction or other order issued by any court or other Governmental Authority of competent jurisdiction (i) in the United States, (ii) in any country having Competition Laws that are Specified Competition Laws or (iii) in any jurisdiction where Parent, the Company or their respective Subsidiaries conduct operations (other than de minimis operations) or make sales (other than de minimis sales), in each case preventing the consummation of the Merger shall have taken effect after the date hereof and shall still be in effect;

          (c)   any applicable waiting period under the HSR Act and any other applicable Specified Competition Law shall have expired or been terminated and all required approvals under any applicable Specified Competition Law shall have been obtained;

          (d)   the parties shall have (i) filed the CFIUS Filing, which notice shall have been accepted by CFIUS and (ii) (A) the parties shall have received written notice from CFIUS that review under the DPA of the transactions contemplated by this Agreement has been concluded, and CFIUS shall have determined that there are no unresolved national security concerns with respect to the transactions contemplated by this Agreement, and advised that action under the DPA and any investigation related thereto has been concluded with respect to the transactions contemplated by this Agreement; (B) CFIUS shall have concluded that the transactions contemplated by this Agreement are not covered transactions and not subject to review under the DPA; or (C) CFIUS shall have sent a report to the President of the United States requesting the President's decision on the CFIUS Filing submitted by the parties hereto and either (1) the period under the DPA during which the President may announce his decision to take action to suspend, prohibit or place any limitations on the transactions contemplated hereby shall have expired without any such action being threatened, announced or taken, or (2) the President shall have announced a decision not to take any action to suspend, prohibit or place any limitations on the transactions contemplated hereby; and

          (e)   following the submission of the ITAR Filing in accordance with Section 8.01(f), (i) 60 days shall have passed and DDTC shall have not taken or threatened to take enforcement action against Parent in connection with the consummation of the Merger or (ii) the DDTC shall have notified the Company or Parent that it does not intend to take enforcement action against Parent in connection with the consummation of the Merger.

        Section 9.02    Conditions to the Obligations of Parent and Merger Subsidiary.     The obligation of Parent and Merger Subsidiary to consummate the Merger is further subject to the satisfaction at or prior to the Effective Time of each of the following conditions:

          (a)   (i) The representations and warranties of the Company set forth in each of Sections 4.01 (Corporate Existence and Power), 4.02 (Corporate Authorization), 4.05(c) (Capitalization—No Hook Stock), 4.10(iii) (Absence of Certain Changes—No Material Adverse Effect), 4.21 (Finders' Fees) and 4.23 (Antitakeover Laws) shall be true and correct in all respects as of the Closing Date with the same force and effect as if made on and as of such date, (ii) the representations and warranties of the Company set forth in the first and second sentences of Section 4.05(a) and the second and third sentences of Section 4.05(b) (Capitalization) shall be true and correct (disregarding all materiality and Company Material Adverse Effect qualifications and exceptions contained therein) in all respects (except for such inaccuracies that do not result in additional consideration to be payable by Parent or the Surviving Corporation pursuant to Section 2.02 or Section 2.05 in excess of a de minimis amount) as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are made as of a specific date or time, which representations and warranties shall have been so true and correct as of such date and time) and (iii) the representations and warranties of the Company set forth in this Agreement, other than those specified in the foregoing clauses (i) and (ii), shall be true and correct (disregarding all materiality and Company Material Adverse Effect qualifications and exceptions contained therein) on and as of the Closing Date with the same force and effect as if made on and as of such date (except for representations and warranties that are made as of a specific date or time, which representations and warranties shall have been true and correct as of such date and time) except for any failure to be so true and correct which has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

          (b)   the Company shall not have breached or failed to perform in all material respects all of its obligations under this Agreement contemplated to be performed prior to the Effective Time;

          (c)   Since the date hereof and prior to the Closing there shall not have occurred any change, effect, event, development, occurrence, circumstance or state of facts that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and

          (d)   the Company shall have delivered to Parent a certificate signed by an executive officer of the Company dated as of the date of the Effective Time certifying that the conditions specified in Section 9.02(a) and Section 9.02(b) have been satisfied.

        Section 9.03    Conditions to the Obligations of the Company.     The obligation of the Company to consummate the Merger is further subject to the satisfaction at or prior to the Effective Time of each of the following conditions:

          (a)   The representations and warranties of Parent and Merger Subsidiary set forth in this Agreement shall be true and correct (disregarding all materiality and Parent Material Adverse Effect qualifications and exceptions contained therein) as of the date hereof and on and as of the Closing Date with the same force and effect as if made on and as of such date (except for representations and warranties that are made as of a specific date or time, which representations and warranties shall have been true and correct as of such date and time) except for any failure to be so true and correct that has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect;

          (b)   Parent shall not have breached or failed to perform in all material respects all of its obligations under this Agreement contemplated to be performed prior to the Effective Time; and

          (c)   Parent shall have delivered to the Company a certificate signed by an executive officer of Parent dated as of the date of the Effective Time certifying that the conditions specified in Section 9.03(a) and Section 9.03(b) have been satisfied.

        Section 9.04    Frustration of Closing Conditions.     Neither the Company nor Parent may rely, either as a basis for not consummating the Merger or terminating this Agreement and abandoning the Merger, on the failure of any conditions set forth in Section 9.01, Section 9.02 or Section 9.03, as the case may be, to be satisfied if such failure was caused by such party's breach in any material respect of any provision of this Agreement or failure in any material respect to use the standard of efforts required from such party to consummate the Merger and the other transactions contemplated hereby.

ARTICLE X

TERMINATION

        Section 10.01    Termination.     This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

          (a)   by mutual written agreement of the Company and Parent;

          (b)   by either the Company or Parent, if:

              (i)  the Merger has not been consummated on or before September 25, 2017, (provided, that, if on such date the conditions to Closing set forth in Section 9.01(b), 9.01(c), 9.01(d), or 9.01(e) shall not have been satisfied but all other conditions to Closing shall have been satisfied (or in the case of conditions that by their terms are to be satisfied at the Closing, shall be capable of being satisfied on such date) or waived by all parties entitled to the benefit of such conditions, then, at the written election of the Company or Parent, each in its sole discretion, such date may be extended to December 22, 2017) (such date, as it may be extended in accordance with the proviso above and subject to Section 11.03, the "End Date"); provided, that the right to terminate this Agreement pursuant to this Section 10.01(b)(i) shall not be available to any party if the failure of the Merger to have been consummated on or before the applicable End Date was primarily due to the material breach of the party seeking to terminate this Agreement;

             (ii)  there shall be any permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger and such injunction or other order shall have become final and nonappealable; or

            (iii)  at the Company Stockholder Meeting (including any adjournment or postponement thereof), the Company Stockholder Approval shall not have been obtained; or

          (c)   by Parent, if:

              (i)  prior to the Company Stockholder Approval, an Adverse Recommendation Change shall have occurred;

             (ii)  a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Company set forth in this Agreement shall have occurred that (x) is incapable of being cured prior to the End Date or (y) otherwise, shall not have been cured (if curable) by the earlier of 30 calendar days after delivery of notice of such breach in writing and the End Date and, in each case, that would cause the conditions set forth in Section 9.02(a) or Section 9.02(b) not to be satisfied; or

            (iii)  prior to the Company Stockholder Approval, a willful and material breach by the Company of a covenant or agreement set forth in Section 6.04(a) shall have occurred, or

          (d)   by the Company, if:

              (i)  (1) prior to the Company Stockholder Meeting, the Board of Directors of the Company authorizes the Company to enter into a binding, definitive written acquisition agreement providing for a Superior Proposal, (2) immediately prior to or concurrently with the termination of this Agreement (and prior to the Company Stockholder Meeting), the Company enters into such binding definitive acquisition agreement with respect to a Superior Proposal and (3) the Company immediately prior to such termination pays to Parent in immediately available funds the fee required to be paid pursuant to Section 11.04(b)(i); provided, that the Company shall not be entitled to terminate this Agreement pursuant to this Section 10.01(d)(i) with respect to any Superior Proposal unless the Company has complied with each of the requirements of Section 6.04 (including Section 6.04(e)) that the Company is required to satisfy before taking action pursuant to this Section 10.01(d)(i) and has not otherwise materially and willfully breached any covenant or agreement set forth in Section 6.04; or

             (ii)  a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Parent or Merger Subsidiary set forth in this Agreement shall have occurred that (x) is incapable of being cured prior to the End Date or (y) otherwise, shall not have been cured (if curable) by the earlier of 30 calendar days after delivery of notice of such breach in writing and the End Date and, in each case, that would cause the conditions set forth in Section 9.03(a) or Section 9.03(b) not to be satisfied.

        The party desiring to terminate this Agreement pursuant to this Section 10.01 (other than pursuant to Section 10.01(a)) shall give notice of such termination to the other party.

        Section 10.02    Effect of Termination.     If this Agreement is terminated pursuant to Section 10.01, this Agreement shall become void and of no effect without Liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party hereto or to any Financing Source Related Party in their capacity as such; provided that in the event of termination of this Agreement in accordance with its terms (i) no such termination shall relieve the

Company from any Liability to pay the Company Termination Fee pursuant to Section 11.04(b) if and when due in accordance with the provisions hereof to the extent such Termination Fee is not paid in full prior to termination, (ii) neither the Company nor Parent (or Merger Subsidiary) shall be relieved or released from Liability for (1) willful and material breach of this Agreement, including any willful and material breach by Parent of Section 7.06 which has the effect of causing the Financing not to be consummated, or (2) fraud, and in the case of each of (1) and (2), the party agrees that the party that so breaches or acts with fraud shall be fully liable for any and all Liabilities and damages (which the parties acknowledge and agree shall not be limited to reimbursement of expenses or out-of-pocket costs, and may include, to the extent proven, the benefit of the bargain lost by a party or its stockholders (taking into consideration relevant matters, including other combination opportunities and the time value of money), which losses, to the extent proven, shall be deemed in such event to be damages of such party) incurred or suffered by the other party as a result of such breach or act of fraud) and (iii) no such termination shall release the Financing Source Related Parties from any Liability to Parent and its Subsidiaries, in each case, under or arising out of the Credit Agreement or any related or replacement agreement (excluding this Agreement) or any other agreement entered into with Parent or its Subsidiaries, on the one hand, and the Financing Source Related Parties, on the other hand. The provisions of this Section 10.02 and Section 6.05 (h), 11.04, 11.07, 11.08 and 11.09 and the Confidentiality Agreement shall survive any termination hereof pursuant to Section 10.01.

ARTICLE XI

MISCELLANEOUS

        Section 11.01    Notices.     All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail ("e-mail") transmission, so long as a receipt of such e-mail is requested and received) and shall be given, if to Parent or Merger Subsidiary, to:

LANXESS Deutschland GmbH Kennedyplatz 1 50569 Köln Germany
Attention:	Dr. Stephanie Cossmann
Facsimile No.:	+49 221 8885 4806
E-mail:	stephanie.cossmann@lanxess.com

        with a copy to:

Skadden, Arps, Slate, Meagher & Flom, LLP Four Times Square New York, New York 10036
Attention:	Peter Allan Atkins Neil P. Stronski
Facsimile No.:	(212) 735-2000|
E-mail:	peter.atkins@skadden.com neil.stronski@skadden.com

        if to the Company, to:

Chemtura Corporation 199 Benson Road Middlebury, CT 06762
Attention:	Billie Flaherty, Executive Vice President, General Counsel and Secretary
Facsimile No.:	(203) 573-2208
E-mail:	billie.flaherty@chemtura.com

        with a copy to:

Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017
Attention:	John A. Bick William H. Aaronson
Facsimile No.:	(212) 701-5350 (212) 701-5397
E-mail:	john.bick@davispolk.com william.aaronson@davispolk.com

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding business day in the place of receipt.

        Section 11.02    Non-Survival of Representations, Warranties and Agreements.     The representations, warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time, except for the agreements set forth in Section 7.04.

        Section 11.03    Amendments and Waivers.

          (a)   Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that after the Company Stockholder Approval has been obtained there shall be no amendment or waiver that would require the further approval of the stockholders of the Company under Delaware Law without such approval having first been obtained.

          (b)   No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

          (c)   Notwithstanding anything in this Agreement to the contrary, this Section 11.03 and Section 10.02, 11.06(a)(v), 11.08(c), 11.09, 11.13(e) may not be amended, modified, waived or terminated in a manner that is adverse in any respect to a Financing Source Related Party without the prior written consent of the applicable Financing Source.

        Section 11.04    Expenses.

          (a)    General.    Except as otherwise provided herein, all costs, expenses and Taxes incurred in connection with this Agreement shall be paid by the party incurring such cost, expense or Tax.

          (b)    Termination Fee.

              (i)  If this Agreement is terminated by Parent pursuant to Section 10.01(c)(i) or Section 10.01(c)(iii) or by the Company pursuant to Section 10.01(d)(i), then the Company shall pay to Parent in immediately available funds $75,000,000 (the "Termination Fee"). The Termination Fee shall be payable (A) in the case of a termination by Parent, within three Business Days after such termination and (B), in the case of a termination by the Company, immediately before and as a condition to such termination.

             (ii)  If (A) this Agreement is terminated by Parent or the Company pursuant to Section 10.01(b)(i) before the Company Stockholder Approval is obtained or Section 10.01(b)(iii), (B) an Acquisition Proposal shall have been publicly disclosed or announced after the date of this Agreement and not publicly withdrawn (x) with respect to a termination pursuant to Section 10.01(b)(i), prior to such termination and (y) with respect to a termination pursuant to Section 10.01(b)(iii), at least five Business Days prior to the Company Stockholder Meeting and (C) within twelve (12) months following the date of such termination, the Company or its Subsidiaries shall have entered into a definitive agreement with respect to an Acquisition Proposal or an Acquisition Proposal shall have been consummated (provided that for purposes of this clause (C), each reference to "15%" in the definition of Acquisition Proposal shall be deemed to be a reference to "50%"), then the Company shall pay to Parent in immediately available funds, concurrently with the occurrence of the applicable event described in this clause (C), the Termination Fee.

          (c)   Parent and Merger Subsidiary agree that, subject to Section 10.02, upon any termination of this Agreement under circumstances where the Termination Fee is payable by the Company pursuant to this Section 11.04 and such Termination Fee is paid in full, Parent and Merger Subsidiary shall be precluded from any other remedy against the Company, at law or in equity or otherwise, and neither Parent nor Merger Subsidiary shall seek to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against the Company or any of the Company's Subsidiaries or any of their respective directors, officers, employees, partners, managers, members, shareholders or Affiliates or their respective Representatives in connection with this Agreement or the transactions contemplated hereby.

          (d)   The parties acknowledge that the agreements contained in this Section 11.04 are an integral part of the transactions contemplated by this Agreement, and that without these agreements, the parties would not enter into this Agreement and that any amounts payable pursuant to this Section 11.04 do not constitute a penalty; accordingly, if the Company fails to promptly pay the amount due pursuant to this Section 11.04 and, in order to obtain such payment, Parent or Merger Subsidiary, as applicable, commences an Action that results in a judgment against the Company for the amount due pursuant to this Section 11.04, the Company shall pay to Parent and Merger Subsidiary its costs and expenses (including reasonable attorneys' fees) in connection with such Action, together with interest on the amount of such amount or portion thereof at the latest U.S. prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made.

        Section 11.05    Disclosure Schedule and SEC Document References.     The parties hereto agree that any reference in a particular Section of the Company Disclosure Schedule shall only be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the relevant party that are contained in the corresponding Section of this Agreement and (b) any other representations and warranties of such party that are contained in this Agreement, but only if the relevance of that reference as an exception to (or a disclosure for purposes of) such representations and warranties is reasonably apparent. The mere inclusion of an item in either the Company Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would reasonably be expected to have a Company Material Adverse Effect, as applicable.

        Section 11.06    Binding Effect; Benefit; Assignment.

          (a)   The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, and no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns, other than: (i) with respect to the provisions of Section 7.04 which shall inure to the benefit of the persons or entities benefiting therefrom who are intended to be third-party beneficiaries thereof, (ii) at and after the Effective Time, the rights of the holders of shares of Company Stock to receive the Merger Consideration in accordance with the terms and conditions of this Agreement, (iii) at and after the Effective Time, the rights of the holders of Company Equity Awards to receive the payments contemplated by the applicable provisions of Section 2.04, in each case, at the Effective Time in accordance with the terms and conditions of this Agreement, (iv) prior to the Effective Time, the rights of the holders of Common Stock to pursue claims for damages and other relief, including equitable relief, for Parent's or Merger Subsidiary's breach of this Agreement; provided, however, that the rights granted to the holders of Common Stock pursuant to the foregoing clause (iv) of this Section 11.06(a) shall only be enforceable on behalf of such holders by the Company in its sole and absolute discretion and (v) the Financing Source Related Parties (who shall be third party beneficiaries of, and entitled to enforce, this Section 11.06(a)(v) and Section 10.02, 11.03(c), 11.08(c), 11.09 and 11.13(e)). The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto.

          (b)   No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that each of Parent and Merger Subsidiary may assign, in its sole discretion, any of or all of its rights, interest and obligations under this Agreement to Parent (in the case of Merger Subsidiary) or to any direct or indirect wholly owned subsidiary of Parent (in the case of Parent or Merger Subsidiary); provided, that no such assignment shall relieve Parent or Merger Subsidiary of any liability; provided, further, that, without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), no such assignment shall be made to the extent the assignment would be reasonably likely to give rise to additional withholding Tax obligations with respect to any payments made under this Agreement.

        Section 11.07    Governing Law.     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules, whether of the state of Delaware or any other jurisdiction.

        Section 11.08    Jurisdiction.

          (a)   The parties hereto agree that they shall bring any Action, proceeding or claim based upon, arising out of or otherwise relating to this Agreement or the transactions contemplated hereby, or for recognition or enforcement of any judgment in any Action, proceeding or claim based upon, arising out of or otherwise relating to this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) exclusively in the Delaware Chancery Court or, if such court shall not have subject matter jurisdiction, the United States District Court for the District of Delaware (and any of the appropriate respective appellate courts therefrom), and each of the parties hereby irrevocably and unconditionally consents to the jurisdiction of such courts (and the appropriate respective appellate courts therefrom) in any such suit, Action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to (i) the laying of the venue of any such suit, Action or proceeding in any such court; (ii) any claim that this Agreement, or the subject matter hereof, may not be enforced in or by any such court; and (iii) any claim that any such suit, Action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, Action, proceeding or claim may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.01 shall be deemed effective service of process on such party.

          (b)   EACH OF PARENT, MERGER SUBSIDIARY AND THE COMPANY HEREBY IRREVOCABLY DESIGNATES CORPORATION SERVICE COMPANY (IN SUCH CAPACITY, THE "PROCESS AGENT"), WITH AN OFFICE AT 2711 CENTERVILLE ROAD, SUITE 400, CITY OF WILMINGTON, COUNTY OF NEW CASTLE, DELAWARE 19808 AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, FOR AND ON ITS BEHALF SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION, PROCEEDING OR CLAIM BASED UPON, ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT OR ANY OTHER AGREEMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT, AND SUCH SERVICE SHALL BE DEEMED COMPLETE UPON DELIVERY THEREOF TO THE PROCESS AGENT; PROVIDED THAT IN THE CASE OF ANY SUCH SERVICE UPON THE PROCESS AGENT, THE PARTY EFFECTING SUCH SERVICE SHALL ALSO DELIVER A COPY THEREOF TO EACH OTHER SUCH PARTY IN THE MANNER PROVIDED IN SECTION 11.01 OF THIS AGREEMENT. EACH PARTY SHALL TAKE ALL SUCH ACTION AS MAY BE NECESSARY TO CONTINUE SAID APPOINTMENT IN FULL FORCE AND EFFECT OR TO APPOINT ANOTHER AGENT SO THAT SUCH PARTY WILL AT ALL TIMES HAVE AN AGENT FOR SERVICE OF PROCESS FOR THE ABOVE PURPOSES IN WILMINGTON, DELAWARE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY MANNER PERMITTED BY APPLICABLE LAW OR SECTION 11.08(a). EACH PARTY EXPRESSLY ACKNOWLEDGES THAT THE FOREGOING WAIVER IS INTENDED TO BE IRREVOCABLE UNDER THE LAWS OF THE STATE OF DELAWARE AND OF THE UNITED STATES OF AMERICA.

          (c)   THE COMPANY AGREES THAT IT WILL NOT (AND WILL CAUSE ITS AFFILIATES NOT TO) BRING OR SUPPORT ANY ACTION, CAUSE OF ACTION, CLAIM, CROSS-CLAIM OR THIRD PARTY CLAIM OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR IN EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE FINANCING SOURCE RELATED PARTIES IN ANY WAY BASED UPON, ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IN ANY FORUM OTHER THAN THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE

  CITY OF NEW YORK, BOROUGH OF MANHATTAN (AND APPELLATE COURTS THEREOF).

        Section 11.09    WAIVER OF JURY TRIAL.     EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY BASED UPON, ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, INCLUDING ANY LITIGATION AGAINST ANY FINANCING SOURCE RELATED PARTIES BASED UPON, ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.09.

        Section 11.10    Counterparts; Effectiveness.     This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by all of the other parties hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

        Section 11.11    Entire Agreement.     This Agreement, the Confidentiality Agreement and the joint defense agreement, dated as of June 27, 2016, among Parent, the Company, Skadden, Arps, Slate, Meagher & Flom LLP and Davis Polk & Wardwell LLP constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement; provided, that the parties agree that Section 11 of the Confidentiality Agreement is hereby terminated effective immediately, and for so long as this Agreement is in effect.

        Section 11.12    Severability.     If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

        Section 11.13    Specific Performance.

          (a)   Except as otherwise provided in this Agreement, the parties agree that any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

          (b)   The parties hereto further agree that (i) by seeking the remedies provided for in Section 11.13(c), a party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement (including monetary damages) in the event that the remedies provided for in Section 11.13(c) are not available or otherwise are not granted, and (ii) nothing set forth in this Section 11.13 shall require any party hereto to institute any proceeding for (or limit any party's right to institute any proceeding for) specific performance under Section 11.13(c) prior or as a condition to exercising any termination right under Article 10 (and/or receipt of any amounts due pursuant to Section 11.04, nor shall the commencement of any legal action or legal proceeding pursuant to Section 11.13(c) or anything set forth in this Section 11.13 restrict or limit any party's right to terminate this Agreement in accordance with the terms of Article 10.

          (c)   The parties hereto agree that (i) irreparable damage, for which monetary damages (even if available) would not be an adequate remedy, would occur if any provision of this Agreement were not performed in accordance with the terms hereof or was otherwise breached, including if the Merger were not consummated and the Company's stockholders and holders of Company Stock Options, Company RSUs and Company Performance Shares did not receive the aggregate Merger Consideration in accordance with the terms but subject to the conditions of this Agreement and (ii) the parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches or threatened breaches by any party hereto of this Agreement and to enforce specifically the performance of the terms and provisions hereof, including the parties' obligation to consummate the Merger and Parent's obligation to pay, and the rights of Company's stockholders and the holders of Company Stock Options, Company RSUs and Company Performance Shares to receive, the aggregate Merger Consideration pursuant to the Merger, subject in each case to the terms and conditions of this Agreement, in the United States District Court for the District of Delaware or any Delaware state court. Each party hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by any other party hereto, including with respect to the parties' obligation to consummate the Merger and Parent's obligation to pay, and the rights of Company's stockholders and the holders of Company Stock Options, Company RSUs and Company Performance Shares to receive, the aggregate Merger Consideration pursuant to the Merger, subject in each case to the terms and conditions of this Agreement, and to further waive any requirement for the securing or posting of any bond or proof of actual damages in connection with any such remedy.

          (d)   If, prior to the End Date, there is a pending Action that has been brought by a party hereto seeking the remedies provided for in this Section 11.13, then, without further action, the End Date shall automatically be extended until (a) the date that is five Business Days after the dismissal, settlement or entry of a final order with respect to such Action or (b) such other time period established by the court presiding over any such Action.

          (e)   Notwithstanding anything to the contrary in this Agreement, the Financing Source Related Parties (in their capacity as such) shall not have any Liability to the Company or any of its equity holders, Representatives or Affiliates (in each case, with respect to such equity holders, Representatives or Affiliates, prior to the Closing of the Merger) relating to or arising out of this Agreement, the Financing or the transactions contemplated hereby or thereby, whether at law or equity, in contract or in tort or otherwise, and the Company and its equity holders, Representatives and Affiliates (in each case, with respect to such equity holders, Representatives or Affiliates, prior to the Closing of the Merger) shall not have any rights or claims, and shall not seek any loss or damage or any other recovery or judgment of any kind, including direct, indirect, consequential, special, exemplary or punitive damages, against any Financing Source Related Party (in its capacity as such) under this Agreement or the Financing, whether at law or equity, in contract or in tort or otherwise.

[The remainder of this page has been intentionally left blank; the next page is the signature page.]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth on the cover page of this Agreement.

CHEMTURA CORPORATION
By:	/s/ CRAIG ROGERSON
	Name:	Craig Rogerson
	Title:	President & CEO

LANXESS DEUTSCHLAND GMBH
By:	/s/ MATTHIAS ZACHERT
	Name:	Matthias Zachert
	Title:	CEO

By:	/s/ MICHAEL PONTZEN
	Name:	Michael Pontzen
	Title:	CFO

LANXESS ADDITIVES INC.
By:	/s/ LEE SJOBERG
	Name:	Lee Sjoberg
	Title:	Secretary

Annex B

September 25, 2016

Board of Directors
Chemtura Corporation
199 Benson Road
Middlebury, CT 06762

Members of the Board:

        We understand that Chemtura Corporation (the "Company"), Lanxess Deutschland GmbH ("Parent") and Lanxess Additives Inc., a wholly owned subsidiary of Parent ("Merger Sub"), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated September 25, 2016 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Merger Sub with and into the Company. We understand that Parent is a wholly owned subsidiary of Lanxess AG (the "Buyer"). Pursuant to the Merger, the Company will become a wholly owned subsidiary of the Buyer, and each outstanding share of common stock, par value $0.01 per share, of the Company (the "Company Common Stock"), other than shares held in treasury or owned by Parent or any subsidiary of Parent or the Company immediately prior to the effective time of the Merger, or shares as to which dissenters' rights have been perfected, will be converted into the right to receive $33.50 per share in cash (the "Consideration"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

        You have asked for our opinion as to whether the Consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders of shares of the Company Common Stock.

        For purposes of the opinion set forth herein, we have:

  1)
  Reviewed certain publicly available financial statements and other business and financial information of the Company and the Buyer, respectively;

  2)
  Reviewed certain internal financial statements and other financial and operating data concerning the Company;

  3)
  Reviewed certain financial projections prepared by the management of the Company;

  4)
  Discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

  5)
  Reviewed the pro forma impact of the Merger on the Buyer's earnings per share, cash flow, consolidated capitalization and certain financial ratios;

  6)
  Reviewed the reported prices and trading activity for the Company Common Stock and the common stock of the Buyer;

  7)
  Compared the prices and trading activity of the Company Common Stock with that of certain other publicly-traded companies comparable with the Company and their securities;

  8)
  Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

  9)
  Participated in discussions and negotiations among representatives of the Company and the Buyer and their financial and legal advisors;

  10)
  Reviewed the Merger Agreement, the draft bridge loan facility agreement (the "Bridge Loan Facility Agreement") from certain lenders substantially in the form of the draft dated September 24, 2016 and certain related documents; and

  11)
  Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

        We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company, and formed a substantial basis for this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgment of the management of the Company of the future financial performance of the Company. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that the Buyer will obtain financing in accordance with the terms set forth in the Bridge Loan Facility Agreement and that the definitive Merger Agreement will not differ in any material respect from the draft thereof furnished to us. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We are not legal, tax, or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Buyer and the Company and their legal, tax, or regulatory advisors with respect to legal, tax or regulatory matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company's officers, directors or employees, or any class of such persons, relative to the Consideration to be received by the holders of shares of the Company Common Stock in the transaction. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

        We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services, a substantial portion of which is contingent upon the closing of the Merger. In the two years prior to the date hereof, we have provided financial advisory and financing services for the Company and have received fees in connection with such services. Morgan Stanley may also seek to provide financial advisory and financing services to the Buyer and its affiliates, including the Company, in the future and would expect to receive fees for the rendering of these services.

        Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Buyer, the Company, or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument.

        This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose or disclosed without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the company is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law. In addition, Morgan Stanly expresses no opinion or recommendation as to how the shareholders of the Company should vote at the stockholders' meeting to be held in connection with the Merger.

        Based on and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders of shares of the Company Common Stock.

Very truly yours,
MORGAN STANLEY & CO. LLC
By:	/s/ KRISTIN ZIMMERMAN
Kristin Zimmerman
Executive Director

Annex C: SECTION 262 OF THE DGCL

§ 262 Appraisal Rights

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

          (4)   In the event of an amendment to a corporation's certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word "amendment" substituted for the words "merger or consolidation," and the word "corporation" substituted for the words "constituent corporation" and/or "surviving or resulting corporation."

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

CHEMTURA CORPORATION 199 BENSON ROAD MIDDLEBURY, CT 06749

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The Board of Directors recommends you vote FOR each of Proposal 1, Proposal 2, and Proposal 3:			For	Against	Abstain

1

To approve and adopt the Agreement and Plan of Merger, dated as of September 25, 2016, by and among Chemtura Corporation (“Chemtura”), Lanxess Deutschland GmbH and LANXESS Additives Inc., as may be amended from time to time (the “merger agreement”, and the transactions contemplated thereby, the “merger”).

			☐	☐	☐

2

To approve the following resolution:

“RESOLVED, that the stockholders of Chemtura hereby approve, on a non binding, advisory basis, the agreements or understandings with and compensation to be paid or become payable by Chemtura to its named executive officers that are based on or otherwise relate to the merger as disclosed pursuant to Item 402(t) of Regulation S K in the Golden Parachute Compensation table in the Proxy Statement relating to the special meeting of stockholders of Chemtura, the footnotes to that table and the accompanying narrative disclosure.”

			☐	☐	☐

3

To approve an adjournment of the special meeting of stockholders of Chemtura, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement, if there are not sufficient votes at the time of such adjournment to approve and adopt the merger agreement.

			☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000302299_1 R1.0.1.29

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is available at www.proxyvote.com

CHEMTURA CORPORATION

Special Meeting of Shareholders

[ _______________ ]

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Billie S. Flaherty, Alan Schutzman and Matthew Sokol, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CHEMTURA CORPORATION that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholder(s) to be held on [ _______ ] at [ _______ ] at [ _______ ], local time, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side

0000302299_2 R1.0.1.29